     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 1998
                                                      REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 -----------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 -----------

                               DAVOX CORPORATION
            (Exact name of Registrant as Specified in its Charter)

         DELAWARE                    7373                    02-0364368
     (State or Other     (Primary Standard Industrial     (I.R.S. Employer
     Jurisdiction of      Classification Code Number)  Identification Number)
     Incorporation or
      Organization)

                            6 TECHNOLOGY PARK DRIVE
                         WESTFORD, MASSACHUSETTS 01886
                                (978) 952-0200
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                             ALPHONSE M. LUCCHESE
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            6 TECHNOLOGY PARK DRIVE
                         WESTFORD, MASSACHUSETTS 01886
                                (978) 952-0200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                 -----------

                                  COPIES TO:

       TIMOTHY C. MAGUIRE, ESQ.                 BRIAN K. BEARD, ESQ.
    TESTA, HURWITZ & THIBEAULT, LLP      GUNDERSON DETTMER STOUGH VILLENEUVE
           HIGH STREET TOWER                  FRANKLIN & HACHIGIAN, LLP
            125 HIGH STREET             8911 CAPITAL OF TEXAS HIGHWAY, SUITE
      BOSTON, MASSACHUSETTS 02110                       4240

                                                 AUSTIN, TEXAS 78759
  Approximate date of commencement of the proposed sale to the public: Upon consummation of the Merger described herein.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                          AMOUNT      PROPOSED MAXIMUM PROPOSED MAXIMUM  AMOUNT OF
       TITLE OF EACH CLASS OF             TO BE        OFFERING PRICE     AGGREGATE     REGISTRATION
    SECURITIES TO BE REGISTERED       REGISTERED(1)      PER SHARE      OFFERING PRICE   FEE(2)(3)
----------------------------------------------------------------------------------------------------
Common Stock, $.10 par value per
 share.............................. 2,384,452 shares       N/A              N/A          $49,610

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(1) Based upon the maximum number of shares that may be issued in the Merger, assuming the exercise of all AnswerSoft stock options prior to effectiveness of the Merger.
(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, based on the aggregate book value as of December 31, 1997 of the shares of capital stock of AnswerSoft, Inc. to be cancelled in the Merger.
(3) The amount of the registration fee includes $15,703.55 previously paid pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, in connection with the filing by the Registrant and AnswerSoft, Inc. of a Preliminary Prospectus/Joint Proxy Statement related to the proposed Merger. In accordance with Rule 0-11(c)(2) under the Securities Exchange Act of 1934, as amended, and Section 6(b) under the Securities Act of 1933, as amended, the balance of the filing fee is being submitted herewith.

                                 -----------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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


               [DAVOX CORPORATION LETTERHEAD LOGO APPEARS HERE]

                                                                   April 6, 1998

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Davox Corporation ("Davox") to be held at 10:00 a.m., Boston time, on May 6, 1998, at the offices of Davox, 6 Technology Park Drive, Westford,
Massachusetts.

  At this meeting, you will be asked to approve the issuance of 2,384,452 shares of Davox Common Stock in connection with the merger with AnswerSoft, Inc. This merger will significantly expand the size, geographic scope and expansion opportunities available to Davox. The Board of Directors and management of Davox believe this merger is in the best interests of Davox and our stockholders and unanimously recommend that you vote to approve the stock issuance. You should consider carefully the considerations associated with the merger set forth under "Risk Factors" in the accompanying Joint Proxy Statement/Prospectus, including in particular the difficulty of integrating the two companies, the expansion risks and their potential impact on future operating results, and the increase in the number of shares of Davox Common Stock eligible for sale.

  You will also be asked to elect a Board of Directors for the ensuing year, to approve an increase in the number of shares of Common Stock available for issuance under Davox's 1996 Stock Plan, and to ratify the selection of Arthur Andersen LLP as Davox's auditors for 1998. The Board of Directors unanimously recommends that you vote FOR each of these proposals.

  Details regarding each of the matters to be acted upon at this meeting appear in the accompanying Joint Proxy Statement/Prospectus. Please give this material your careful attention.

  Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage prepaid envelope. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                         Very truly yours,

                                         Alphonse M. Lucchese
                                         Chairman of the Board
                                         and Chief Executive Officer


                 [DAVOX CORPORATION FOOTER LOGO APPEARS HERE]

                     [DAVOX CORPORATION LOGO APPEARS HERE]

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 6, 1998

To The Stockholders of Davox Corporation:

  Notice is Hereby Given that the Annual Meeting of Stockholders of Davox Corporation, a Delaware corporation ("Davox"), will be held at 10:00 a.m., Boston time, on May 6, 1998, at the offices of Davox, 6 Technology Park Drive, Westford, Massachusetts to consider and vote upon the following proposals:

    1. To approve the issuance of 2,384,452 shares of Davox Common Stock, par value $.10 per share (the "Davox Common Stock"), pursuant to the Agreement and Plan of Merger dated as of March 9, 1998, as amended and restated on April 6, 1998 (the "Merger Agreement"), among Davox, Duke Acquisition Corporation ("DAC") and AnswerSoft, Inc. ("AnswerSoft"). The Merger Agreement provides for the merger of DAC with and into AnswerSoft, following which AnswerSoft would become a wholly owned subsidiary of Davox.

    2. To fix the number of directors constituting the Board of Directors at four and to elect a Board of Directors for the ensuing year.

    3. To approve an increase in the number of shares of Davox Common Stock available for issuance under the Davox 1996 Stock Plan (the "1996 Stock Plan") to 1,950,000 shares.

    4. To ratify the selection of the firm of Arthur Andersen LLP, as auditors for the fiscal year ending December 31, 1998.

    5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

  Only stockholders of record at the close of business on March 13, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

  All stockholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          By Order of the Board of Directors,

                                          Alphonse M. Lucchese
                                          Chairman of the Board
                                          and Chief Executive Officer

Westford, Massachusetts
April 6, 1998

                     [ANSWERSOFT HEADER LOGO APPEARS HERE]
                                                                   April 6, 1998

Dear AnswerSoft Stockholder:

  A Special Meeting of Stockholders (the "Special Meeting") of AnswerSoft, Inc., a Delaware corporation ("AnswerSoft"), will be held at the offices of AnswerSoft, 2201 North Central Expressway, Richardson, Texas, on May 6, 1998 at 9:00 a.m. Dallas time.

  At the Special Meeting you will be asked to consider and vote upon a proposal (the "AnswerSoft Merger Proposal") to approve an Amended and Restated Agreement and Plan of Merger dated April 6, 1998 among AnswerSoft, Davox Corporation, a Delaware corporation ("Davox"), and Duke Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Davox ("DAC"), pursuant to which, among other things:

    (a) DAC will be merged with and into AnswerSoft (the "Merger"), following which AnswerSoft will become a wholly owned subsidiary of Davox;

    (b) each share of AnswerSoft common stock, par value $0.01 per share (the "AnswerSoft Common Stock"), outstanding as of the closing of the Merger (other than shares that are owned by Davox or any direct or indirect wholly owned subsidiary of Davox or of AnswerSoft, or shares as to which dissenters' rights have been perfected under Delaware law) will be converted into the right to receive 0.1299665 shares of Davox common stock, $0.10 par value (the "Davox Common Stock") (subject to appropriate adjustment in the event of a stock split or reverse stock split);

    (c) each share of AnswerSoft Series A convertible preferred stock, par value $0.01 per share (the "AnswerSoft Series A Preferred Stock"), outstanding as of the closing of the Merger (other than shares that are owned by Davox or any direct or indirect wholly owned subsidiary of Davox or of AnswerSoft, or shares as to which dissenters' rights have been perfected under Delaware law) will be converted into the right to receive
  0.1621888 shares of Davox Common Stock (subject to appropriate adjustment in the event of a stock split or reverse stock split);

    (d) each share of AnswerSoft Series B convertible preferred stock, par value $0.01 per share (the "AnswerSoft Series B Preferred Stock"), outstanding as of the closing of the Merger (other than shares that are owned by Davox or any direct or indirect wholly owned subsidiary of Davox or of AnswerSoft, or shares as to which dissenters' rights have been perfected under Delaware law) will be converted into the right to receive
  0.2137445 shares of Davox Common Stock (subject to appropriate adjustment in the event of a stock split or reverse stock split); and

    (e) all AnswerSoft stock options and warrants, together with the underlying AnswerSoft stock plans, will be assumed by Davox and converted into options to purchase shares of Davox Common Stock in accordance with the conversion ratios set forth above.

  At the Special Meeting you will also be asked to consider and vote upon proposals (the "Option Vesting Proposals") regarding the acceleration of vesting of options held by certain executive officers of AnswerSoft (the "AnswerSoft Officers") upon the closing of the Merger. The terms of the options granted to the AnswerSoft Officers provide that the vesting of the options will accelerate upon a corporate transaction, such as the Merger. However, under U.S. tax laws, such acceleration could result in the incurrence of significant excise taxes to the AnswerSoft Officers and the loss of certain tax deductions to AnswerSoft unless the AnswerSoft stockholders vote to allow acceleration of vesting of the options.

  YOUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AND THE TRANSACTIONS RELATED THERETO AND HAS DETERMINED THAT THEY ARE FAIR TO AND IN THE BEST INTERESTS OF ANSWERSOFT AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ANSWERSOFT MERGER PROPOSAL AND THE OPTION VESTING PROPOSALS.

                     [ANSWERSOFT FOOTER LOGO APPEARS HERE]

  In the materials accompanying this letter, you will find a Notice of Special Meeting of Stockholders, a Joint Proxy Statement/Prospectus relating to the actions to be taken by AnswerSoft stockholders at the Special Meeting and a proxy card. The Joint Proxy Statement/Prospectus more fully describes the AnswerSoft Merger Proposal and the Option Vesting Proposals and includes information about AnswerSoft and Davox.

  ALL STOCKHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING.

                                          Sincerely,

                                          David W. Brandenburg
                                          President and Chief Executive
                                           Officer

                     [ANSWERSOFT HEADER LOGO APPEARS HERE]

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 6, 1998

                               ----------------

  Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of AnswerSoft, Inc., a Delaware corporation ("AnswerSoft"), will be held at the offices of AnswerSoft, 2201 North Central Expressway, Suite 200, Richardson, Texas 75080, on May 6, 1998, at 9:00 a.m., Dallas time, for the following purposes:

    1. To consider and vote upon a proposal (the "AnswerSoft Merger Proposal") to approve an Amended and Restated Agreement and Plan of Merger dated April 6, 1998, among AnswerSoft, Davox Corporation, a Delaware corporation ("Davox"), and Duke Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Davox ("DAC"), pursuant to which, among other things:

      (a) DAC will be merged with and into AnswerSoft (the "Merger"), following which AnswerSoft will become a wholly owned subsidiary of Davox;

      (b) each share of AnswerSoft common stock, par value $0.01 per share (the "AnswerSoft Common Stock"), outstanding as of the closing of the Merger (other than shares that are owned by Davox or any direct or indirect wholly owned subsidiary of Davox or of AnswerSoft, or shares as to which dissenters' rights have been perfected under Delaware law) will be converted into the right to receive 0.1299665 shares of Davox common stock, $0.10 par value (the "Davox Common Stock") (subject to appropriate adjustment in the event of a stock split or reverse stock split);

      (c) each share of AnswerSoft Series A convertible preferred stock, par value $0.01 per share (the "AnswerSoft Series A Preferred Stock"), outstanding as of the closing of the Merger (other than shares that are owned by Davox or any direct or indirect wholly owned subsidiary of Davox or of AnswerSoft, or shares as to which dissenters' rights have been perfected under Delaware law) will be converted into the right to receive 0.1621888 shares of Davox Common Stock (subject to appropriate adjustment in the event of a stock split or reverse stock split);

      (d) each share of AnswerSoft Series B convertible preferred stock, par value $0.01 per share (the "AnswerSoft Series B Preferred Stock" and together with the AnswerSoft Series A Preferred Stock, the "AnswerSoft Preferred Stock," and together with the AnswerSoft Series A Preferred Stock and the AnswerSoft Common Stock, the "AnswerSoft Capital Stock"), outstanding as of the closing of the Merger (other than shares that are owned by Davox or any direct or indirect wholly owned subsidiary of Davox or of AnswerSoft, or shares as to which dissenters' rights have been perfected under Delaware law) will be converted into the right to receive 0.2137445 shares of Davox Common Stock (subject to appropriate adjustment in the event of a stock split or reverse stock split); and

      (e) all AnswerSoft stock options and warrants, together with the underlying AnswerSoft stock plans, will be assumed by Davox and converted into options or warrants, as applicable, to purchase shares of Davox Common Stock in accordance with the conversion ratios set forth above. The Merger is more fully described in the accompanying Joint Proxy Statement/Prospectus; and

    2. To consider and vote upon proposals (the "Option Vesting Proposals") regarding the acceleration of vesting of options held by certain executive officers of AnswerSoft (the "AnswerSoft Officers") upon the closing of the Merger. The terms of the options granted to the AnswerSoft Officers provide that the vesting of the options will accelerate upon a corporate transaction, such as the Merger. However, under U.S. tax laws, such acceleration could result in the incurrence of significant excise taxes to the AnswerSoft

                     [ANSWERSOFT FOOTER LOGO APPEARS HERE]

  Officers and the loss of certain tax deductions to AnswerSoft unless the AnswerSoft stockholders vote to allow acceleration of vesting of the options.

    3. To transact such other business that may properly come before the Special Meeting or any postponements or adjournments thereof.

  Only stockholders of record at the close of business on March 13, 1998 are entitled to notice of and to vote at the Special Meeting, or at any postponements or adjournments thereof. The affirmative vote of a majority of the outstanding shares of AnswerSoft Capital Stock, including a majority of the AnswerSoft Preferred Stock, is required to approve the AnswerSoft Merger Proposal. The affirmative vote of more than seventy-five percent (75%) of the outstanding shares of AnswerSoft Capital Stock is required to approve each of the Option Vesting Proposals.

                                   IMPORTANT

  ALL STOCKHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          David W. Brandenburg
                                          President and Chief Executive
                                           Officer

Richardson, Texas
April 6, 1998

                           PLEASE DO NOT SEND IN ANY
                       STOCK CERTIFICATES AT THIS TIME.

DAVOX                                                                 ANSWERSOFT
LOGO                                                                        LOGO
APPEARS HERE                                                        APPEARS HERE

                               ----------------

                             JOINT PROXY STATEMENT

                               ----------------

                         DAVOX CORPORATION PROSPECTUS

                               ----------------

  This Joint Proxy Statement/Prospectus is being furnished to holders of common stock, par value $.10 per share ("Davox Common Stock"), of Davox Corporation, a Delaware corporation ("Davox"), in connection with the solicitation of proxies by the Board of Directors of Davox (the "Davox Board") for use at the annual meeting of the stockholders of Davox (the "Davox Meeting") to be held at 10:00 a.m., Boston time, on May 6, 1998, or at any adjournments or postponements thereof. The Davox Meeting will be held at the offices of Davox, 6 Technology Park Drive, Westford, Massachusetts.

  This Joint Proxy Statement/Prospectus is also being furnished to holders of shares of common stock, par value $.01 per share (the "AnswerSoft Common Stock"), Series A convertible preferred stock, par value $.01 per share (the "AnswerSoft Series A Preferred Stock") and Series B convertible preferred stock, par value $.01 per share (the "AnswerSoft Series B Preferred Stock" and together with the AnswerSoft Series A Preferred Stock, the "AnswerSoft Preferred Stock," and together with the AnswerSoft Series A Preferred Stock and the AnswerSoft Common Stock, the "AnswerSoft Capital Stock"), of AnswerSoft, Inc., a Delaware corporation ("AnswerSoft"), in connection with the solicitation of proxies by the Board of Directors of AnswerSoft (the "AnswerSoft Board") for use at the special meeting (the "AnswerSoft Meeting") of the stockholders of AnswerSoft to be held at 9:00 a.m., Dallas time, on May 6, 1998, or at any adjournments or postponements thereof. The AnswerSoft Meeting will be held at the offices of AnswerSoft, 2201 North Central Expressway, Suite 200, Richardson, Texas.

  This Joint Proxy Statement/Prospectus constitutes a prospectus of Davox with respect to 2,384,452 shares of Davox Common Stock to be issued in the merger (the "Merger") of Duke Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Davox ("DAC"), with and into AnswerSoft pursuant to the Agreement and Plan of Merger dated as of March 9, 1998, as amended and restated on April 6, 1998 (the "Merger Agreement"), among Davox, DAC and AnswerSoft. All information contained herein relating to Davox and DAC has been supplied by Davox and all information contained herein relating to AnswerSoft has been supplied by AnswerSoft.

                               ----------------

  SEE "RISK FACTORS" COMMENCING ON PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED CAREFULLY BY BOTH DAVOX AND ANSWERSOFT STOCKHOLDERS IN EVALUATING THE PROPOSALS TO BE VOTED ON AT THE DAVOX MEETING AND THE ANSWERSOFT MEETING AND THE ACQUISITION BY ANSWERSOFT STOCKHOLDERS OF THE SECURITIES OFFERED HEREBY.

                               ----------------

 NEITHER THIS  TRANSACTION NOR  THE SECURITIES OF  DAVOX OFFERED  HEREBY HAVE
  BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND EXCHANGE COMMISSION OR
   ANY  STATE SECURITIES  COMMISSION NOR  HAS THE  SECURITIES  AND EXCHANGE
    COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  PASSED  UPON  THE
     ACCURACY OR  ADEQUACY OF THIS JOINT PROXY  STATEMENT/PROSPECTUS. ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  An Annual Report to Stockholders of Davox containing financial statements for the fiscal year ended December 31, 1997 is being mailed together with this Joint Proxy Statement/Prospectus to all Davox stockholders entitled to vote at the Davox Meeting. This Joint Proxy Statement/Prospectus and the accompanying notice and form of proxy are first being mailed to stockholders of Davox and AnswerSoft on or about April 6, 1998.

      THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS APRIL 6, 1998.

                             AVAILABLE INFORMATION

  Davox is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference room of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and North-West Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates by writing to the Commission, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a website (the "Commission Website") that contains reports, proxy and information statements and other information regarding Davox. The address of the Commission Website is http://www.sec.gov. In addition, material filed by Davox may be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

  Davox has filed with the Commission a Registration Statement on Form S-4 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the shares of Davox Common Stock to be issued in the Merger. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549 or on the Commission Website. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, in each instance, reference is made to the copy of such contract or other documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE MATTERS REFERRED TO HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY DAVOX OR ANSWERSOFT. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following Davox documents filed with the Commission are incorporated by reference in this Joint Proxy Statement/Prospectus:

  1. Davox's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

  2. Davox's Current Report on Form 8-K dated March 9, 1998.

  All documents and reports subsequently filed by Davox pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and prior to the consummation of the Merger shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

  This Joint Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner of Davox Common Stock or AnswerSoft Capital Stock, to whom this Joint Proxy Statement/Prospectus is delivered, upon written or oral request, without charge, in the case of documents relating to Davox or DAC, directed to Davox Corporation, 6 Technology Park Drive, Westford, Massachusetts 01886 (telephone number 978-952-0200), attention: Investor Relations, or, in the case of documents relating to AnswerSoft, directed to AnswerSoft, Inc., 2201 North Central Expressway, Suite 200, Richardson, Texas 75080 (telephone number 972-997-8300), attention: Investor Relations. In order to assure timely delivery of the requested material before the Davox Meeting and the AnswerSoft Meeting, any request should be made prior to April 24, 1998.

                                  TRADEMARKS

  Davox, Unison, SMC and Continuum are registered trademarks of Davox, and In/Unison, Unison Strategist, Unison Tactician, Unison Precision Dial, Rules-Based, OneStation, Smart Access, SmartACD, LYRICall, ComposeIt and Selectview are trademarks of Davox. AnswerSoft, SoftPhone, Memplus and Sixth Sense are registered trademarks of AnswerSoft, and Intuition, A&Design, Concerto, Shadow, Technology Access Modules, TAMs, AnswerPartners and SmartRoute are trademarks of AnswerSoft. This Joint Proxy Statement/Prospectus also may include other trademarks and trade names which are the property of their respective owners.

            CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

  This Joint Proxy Statement/Prospectus contains and incorporates by reference certain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act with respect to Davox and AnswerSoft. All statements other than statements of historical facts included or incorporated by reference into this Joint Proxy Statement/Prospectus, including those regarding expected benefits and synergies of the proposed Merger, market trends, financial position, business strategy, projected costs and plans and objectives of management for future operations, are forward-looking statements. In general, such statements are identified by the use of forward-looking words or phrases including, but not limited to, "intended," "will," "should," "could," "may," "expects," and "anticipates," or the negative thereof or variations thereon or similar terminology. These forward-looking statements are based on current expectations. Although Davox and AnswerSoft believe that the expectations reflected in their respective forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Important factors that could cause actual results to differ materially from Davox's or AnswerSoft's expectations ("Cautionary Statements") are disclosed under "Risk Factors," and elsewhere in this Joint Proxy Statement/Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Joint Proxy Statement/Prospectus, and from time to time in Davox's Commission reports and other filings. These forward-looking statements represent the judgment of Davox and AnswerSoft as of the date of this Joint Proxy Statement/Prospectus. All subsequent written and oral forward-looking statements attributable to Davox or AnswerSoft or persons acting on behalf of Davox or AnswerSoft are expressly qualified in their entirety by the Cautionary Statements. Davox and AnswerSoft disclaim, however, any intent or obligation to update their respective forward-looking statements.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION......................................................   2
INCORPORATION OF DOCUMENTS BY REFERENCE....................................   2
TRADEMARKS.................................................................   3
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS.....................   3
SUMMARY....................................................................   6
  The Companies............................................................   6
  Risk Factors.............................................................   7
  The Merger...............................................................   7
  The Stockholder Meetings.................................................  13
SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA..................  15
DAVOX SELECTED HISTORICAL FINANCIAL DATA...................................  15
ANSWERSOFT SELECTED HISTORICAL FINANCIAL DATA..............................  16
SELECTED HISTORICAL AND PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA.....  16
COMPARATIVE PER SHARE DATA.................................................  17
RISK FACTORS...............................................................  18
  Risks Relating to the Merger.............................................  18
  Risks Relating to Davox, AnswerSoft and the Combined Company.............  19
THE STOCKHOLDER MEETINGS...................................................  25
  General..................................................................  25
  Matters to be Considered at the Meetings.................................  25
  Record Dates; Voting at the Meetings.....................................  25
  Votes Required...........................................................  26
  Proxies..................................................................  26
THE MERGER.................................................................  28
  Background of the Transaction............................................  28
  Reasons for the Merger; Recommendations of the Board of Directors........  30
  Opinion of Davox's Financial Advisor.....................................  34
  Conduct of the Business of the Combined Company Following the Merger.....  38
  Interests of Certain Persons in the Transaction..........................  38
  Participation Agreement..................................................  39
  Affiliate Agreements.....................................................  40
  Accounting Treatment.....................................................  40
  Certain Federal Income Tax Considerations................................  40
  Dissenters' Rights of AnswerSoft Stockholders............................  42
  No Dissenters' Rights for Davox Stockholders.............................  44
THE MERGER AGREEMENT.......................................................  44
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS..........................  48
INFORMATION CONCERNING DAVOX...............................................  53
  Davox Business...........................................................  53
  Davox Selected Consolidated Financial Data...............................  61
  Davox Management's Discussion and Analysis of Financial Condition and Re-
   sults of Operations.....................................................  62
  Davox Management.........................................................  66
  Compensation Committee Report on Executive Compensation..................  70
  Principal Stockholders of Davox..........................................  72
  Performance Graph of Davox...............................................  74
  Certain Relationships and Related Transactions of Davox..................  75
  Price Range of Davox Common Stock........................................  75
INFORMATION CONCERNING ANSWERSOFT..........................................  76
  AnswerSoft Business......................................................  76
  AnswerSoft Selected Consolidated Financial Data..........................  84

  AnswerSoft Management's Discussion and Analysis of Financial Condition
   and Results of Operations..............................................  85
  AnswerSoft Management...................................................  90
  Principal Stockholders of AnswerSoft....................................  96
COMPARISON OF RIGHTS OF HOLDERS OF ANSWERSOFT CAPITAL STOCK AND DAVOX
 COMMON STOCK.............................................................  98
  Directors...............................................................  98
  Stockholders............................................................  98
  Amendment of Certificate of Incorporation...............................  99
  Preference and Other Rights of Certain Holders of AnswerSoft Stock......  99
  Dividends and other Distributions.......................................  99
  Indemnification.........................................................  99
DESCRIPTION OF DAVOX CAPITAL STOCK........................................ 100
  Davox Common Stock...................................................... 100
  Delaware Law and Certain Davox Charter and By-Law Provisions............ 100
  Transfer Agent and Registrar............................................ 101
LEGAL MATTERS............................................................. 101
EXPERTS................................................................... 101
OTHER MATTERS TO BE CONSIDERED AT THE DAVOX MEETING....................... 102
  Election of Directors to the Davox Board................................ 102
  Board of Directors Meetings and Committees.............................. 102
  Director Compensation................................................... 103
  Approval of Increase of Number of Shares under the Davox 1996 Stock
   Plan................................................................... 103
  Description of the 1996 Stock Plan...................................... 103
  Certain Federal Tax Information......................................... 105
  Ratification of Selection of Auditors................................... 107
  Other Matters........................................................... 107
OTHER MATTERS TO BE CONSIDERED AT THE ANSWERSOFT MEETING.................. 107
  Approval of Option Vesting Proposals.................................... 107
EXPENSES AND SOLICITATION................................................. 109
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE................... 109
STOCKHOLDER PROPOSALS..................................................... 109
INDEX TO FINANCIAL STATEMENTS............................................. F-1
ANNEX A--Amended and Restated Agreement and Plan of Merger, dated as of
 April 6, 1998 among Davox Corporation, Duke Acquisition Corporation and
 AnswerSoft, Inc.......................................................... A-1
ANNEX B--Participation Agreement, dated as of March 9, 1998 among Davox
 Corporation, Duke Acquisition Corporation and the Major Stockholders (as
 defined therein)......................................................... B-1
ANNEX C--Opinion of Piper Jaffray Inc. ................................... C-1
ANNEX D--Delaware General Corporation Law, Section 262.................... D-1

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus and is qualified in its entirety by reference to the full text of this Joint Proxy Statement/Prospectus and the exhibits hereto. Stockholders are urged to read this Joint Proxy Statement/Prospectus and the accompanying exhibits in their entirety. Capitalized terms not defined in this Summary have the meanings assigned to them elsewhere in this Joint Proxy Statement/Prospectus. All share and per share amounts for Davox contained in this Joint Proxy Statement/Prospectus have been adjusted for all periods to give effect to Davox's three-for-two stock split effected in the form of a 50% stock dividend on May 28, 1997.

THE COMPANIES

 Davox

  Davox is principally a software and systems integration company that develops, markets, implements, supports and services management systems for call center operations. These call center operations are responsible for business applications including credit/collections, customer service, telephone sales, and fund raising. Davox's Unison brand call management systems assist calling operations, integrate existing voice and data systems, manage outbound and inbound calling applications and focus on improving the quality of each customer contact, as well as the quantity of calls handled. This increased productivity and efficiency, documented by Davox users, has resulted in lower labor costs, increased revenue and/or increased transaction capacity for the user organization, and improved service levels. Davox systems include intelligent outbound calling, inbound call handling, inbound/outbound call blending and call center network management.

  Davox, through its direct sales force and through its third party distribution channel, has provided unified call center solutions to banks, consumer finance organizations, retailers, entertainment companies, telemarketing organizations, telecommunications companies, and utilities. Among Davox's current customers are: British Telecom, Chemical Bank, General Electric Capital Corporation ("GECC"), Household Finance, NationsBank, May Companies, AT&T, NYNEX, Precision Response Corporation, Superstar Satellite Entertainment, Gottschalks Department Stores, USAA Federal Savings Bank, TeleTech Holding, Unitel Corporation, and WGBH television.

  Davox was incorporated in Massachusetts in 1981 and reorganized in Delaware in 1982. Davox's executive offices are located at 6 Technology Park Drive, Westford, Massachusetts 01886, and its telephone number is (978) 952-0200.

 AnswerSoft

  AnswerSoft delivers second generation CTI solutions incorporating standards-based IAA software that is designed to be rapidly deployed in the business call center. AnswerSoft's products enable organizations to make each interaction with its customers more effective, whether by telephone, fax, e-mail or the Internet, by connecting diverse applications to data residing across the enterprise. AnswerSoft's products are designed to allow companies to rapidly design and deploy systems that automate a range of business processes for the purpose of understanding, monitoring and enhancing each customer relationship that enable CSRs to be more effective.

  AnswerSoft sells its products primarily through an indirect sales channel consisting of telecommunications equipment vendors, systems integrators and distributors, and has formed strategic partnerships with major providers of telephony systems, including Lucent Technologies, Northern Telecom, Siemens and Ericcson Networks AB. AnswerSoft's customers include companies in various industries, including computer and electronics manufacturing, financial services, healthcare, insurance, telecommunications and transportation.

  AnswerSoft was incorporated in Delaware in 1993. AnswerSoft's executive offices are located at 2201 North Central Expressway, Suite 200, Richardson, Texas 75080, and its telephone number is (972) 997-8300.

 DAC

  DAC is a wholly owned subsidiary of Davox organized for the purpose of effecting the acquisition of AnswerSoft. Other than in connection with the Merger, it has not engaged in any activities and it has no material assets or liabilities. DAC's executive offices are located at 6 Technology Park Drive, Westford, Massachusetts 01886, and its telephone number is (978) 952-0200.

RISK FACTORS

  Davox and AnswerSoft stockholders should carefully consider the investment considerations set forth under "Risk Factors" in connection with their evaluation of the proposed Merger and issuance of Davox Common Stock in connection therewith, including in particular the difficulty of integrating the two companies, the potential failure to achieve the beneficial synergies expected to result from the Merger, the expansion risks and their potential impact on future operating results and the increase in the number of shares of Davox Common Stock eligible for sale.

THE MERGER

 Effect of Merger

  Upon the consummation of the Merger, DAC, a wholly owned subsidiary of Davox, will merge with and into AnswerSoft, and AnswerSoft will continue as the surviving corporation and a wholly owned subsidiary of Davox. The Merger will become effective (the "Effective Time") upon the filing of the certificate of merger with the Secretary of State of Delaware. Assuming all conditions to the Merger are satisfied or waived prior thereto, it is anticipated that the Effective Time will occur promptly after receipt of stockholder approvals, expected to be on or about May 6, 1998. In the event that the Merger is not consummated on or before July 31, 1998, the Merger Agreement may be terminated by either party. See "The Merger Agreement--Termination; Amendment."

 Exchange Ratios

  As a result of the Merger, each outstanding share of AnswerSoft Capital Stock (other than shares as to which dissenters' rights have been perfected) will be converted into the right to receive a fraction of a share of Davox Common Stock in accordance with the exchange ratios set forth below (the "Exchange Ratios"), and each outstanding option or warrant to purchase AnswerSoft Capital Stock will be assumed by Davox and will become an option to purchase Davox Common Stock, with appropriate adjustments to be made to the number of shares issuable thereunder and the exercise price thereof based on the Exchange Ratios. The Merger Agreement provides for the issuance of an aggregate of 2,384,452 shares of Davox Common Stock, including shares which will be subject to outstanding AnswerSoft options and warrants. The Exchange Ratios have been fixed based on the greater of $30.75 and the average of the last reported sales prices of shares of Davox Common Stock on the Nasdaq National Market for the 20 consecutive trading days ending on and including the fifth trading day preceding March 9, 1998 (the "Average Price"). As calculated, the Average Price is $31.03438. The following table sets forth the Exchange Ratios for the shares of AnswerSoft Capital Stock:

  Exchange Ratios for:

       AnswerSoft Common Stock........................................ 0.1299665
       AnswerSoft Series A Preferred Stock............................ 0.1621888
       AnswerSoft Series B Preferred Stock............................ 0.2137445

  Because each share of AnswerSoft Preferred Stock is exchangeable in the Merger for a larger fraction of a share of Davox Common Stock than would be receivable by the holder thereof if he converted it into AnswerSoft Common Stock prior to the Merger, AnswerSoft does not expect any AnswerSoft Preferred Stock to be converted into AnswerSoft Common Stock prior to the Merger.

  As of February 28, 1998, there were outstanding 1,366,314 shares of AnswerSoft Common Stock (4,207,785 shares assuming the exercise or conversion of all options and securities exercisable for or convertible into AnswerSoft Common Stock), 8,555,000 shares of AnswerSoft Series A Preferred Stock (8,615,000 shares assuming the exercise of outstanding warrants) and 2,060,047 shares of AnswerSoft Series B Preferred Stock.

  No fractional shares of Davox Common Stock will be issued in the Merger. Each AnswerSoft stockholder who would otherwise be entitled to a fraction of a share of Davox Common Stock will instead receive an amount in cash equal to such fraction multiplied by the Average Price.

  Upon the consummation of the Merger, Davox will have approximately 14,293,504 shares of Common Stock outstanding (assuming the exercise of all options and warrants to purchase AnswerSoft Capital Stock), 2,384,452 (or approximately 16.7%) of which will be held by former holders of shares of AnswerSoft Capital Stock and options and warrants to acquire AnswerSoft Capital Stock. See "The Merger Agreement--Treatment of AnswerSoft Stock Options and Warrants."

 Reasons for the Merger

  Joint. The Boards of Directors of Davox and AnswerSoft have determined that the combined company would have the potential to realize long-term improved operating and financial results and a stronger competitive position than either company might achieve independently. Davox and AnswerSoft believe that there is a tight strategic fit between Davox's and AnswerSoft's businesses, and that the differences between the companies' historical approaches--in market focus, product features and service design, and industry emphasis--make the business combination complementary. Davox and AnswerSoft believe that the Merger will provide greater opportunities to develop business relationships, license technology, and engage in other strategic combinations or transactions involving their respective products, services, and technologies than would be the case if the companies otherwise independently engaged in these activities. In this way, the Merger could provide Davox with the range of products and services required to play a defining role in the market for call center management solutions. See "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors."

  Davox. In addition to the anticipated joint benefits described above, the Davox Board believes that the Merger will be beneficial to Davox because of the addition of AnswerSoft's inbound-focused products to Davox's products and Davox's expectation that the combined company will have a more complete portfolio of integrated best-of-breed call center management products, greater resources, increased research and development capabilities and the ability to compete more effectively with competitors having greater resources and broader product offerings than Davox on a stand-alone basis. See "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors."

  AnswerSoft. In addition to the anticipated joint benefits described above, AnswerSoft's Board believes that the Merger will offer AnswerSoft a number of advantages, including decreasing AnswerSoft's dependence on its indirect sales channel by leveraging Davox's existing direct sales force, providing AnswerSoft with access to Davox's installed base of customers, allowing the combined companies to offer a more complete call center solution, enabling AnswerSoft to enhance its ability to capitalize on additional opportunities, providing increased investment liquidity to AnswerSoft's stockholders at a higher valuation than its other alternatives, and providing such liquidity through a tax-free reorganization. See "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors."

  The Davox and AnswerSoft Boards recognize that the potential benefits of the Merger may not be realized. Risks associated with the Merger include the diversion of the attention of the management of both companies resulting from the need to integrate the two companies and the increase in the number of shares of Davox common stock eligible for sale. See "Risk Factors." For a discussion of certain benefits to AnswerSoft affiliates resulting from the Merger, see "The Merger--Interests of Certain Persons in the Transaction" and "--Conduct of the Business of the Combined Company Following the Merger."

RECOMMENDATIONS OF THE DAVOX AND ANSWERSOFT BOARDS OF DIRECTORS

  Davox. The Davox Board has unanimously approved the issuance of Davox Common Stock in the Merger and believes that such issuance is in the best interests of Davox and its stockholders. The Davox Board unanimously recommends that its stockholders vote FOR approval of the issuance of Davox Common Stock in the Merger. See "The Merger--Davox's Reasons for the Merger." For a brief description of the other matters to be considered at the Davox Meeting and the recommendations of the Davox Board with respect thereto, see "Other Matters to Be Considered At the Davox Meeting."

  AnswerSoft. The AnswerSoft Board has approved the Merger Agreement and the Merger and believes that the Merger Agreement and the Merger are fair and in the best interests of AnswerSoft and its stockholders. The AnswerSoft Board recommends that its stockholders vote FOR approval of the Merger Agreement and the Merger. See "The Merger--Background of the Transaction," and "-- AnswerSoft's Reasons for the Merger." For a brief description of other matters to be considered at the AnswerSoft Meeting and the recommendations of the AnswerSoft Board with respect thereto, see "Other Matters to Be Considered At the AnswerSoft Meeting."

VOTES REQUIRED

  Davox. The affirmative vote of a majority of the votes cast by holders of Davox Common Stock entitled to vote thereon at the Davox Meeting (at which there must be a quorum) is required to approve the issuance of the shares of Davox Common Stock pursuant to the Merger Agreement. If the holders of Davox Common Stock do not approve the issuance of Davox Common Stock in the Merger, the Merger will not occur and Davox intends to continue to conduct its business as currently conducted. See "The Stockholder Meetings--Matters to be Considered at the Meetings--Davox," "--Votes Required" and "Davox Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  AnswerSoft. The affirmative vote of (a) AnswerSoft stockholders owning of record a majority of the issued and outstanding shares of AnswerSoft Capital Stock, voting together as a single class and (b) AnswerSoft stockholders owning of record a majority of the issued and outstanding shares of AnswerSoft Preferred Stock, voting together as a single class is required to approve and adopt the Merger Agreement and approve the Merger on behalf of AnswerSoft. In addition, the affirmative vote of AnswerSoft stockholders owning of record more than seventy-five percent (75%) of the issued and outstanding shares of AnswerSoft Capital Stock (including any shares actually owned or constructively owned by or for the individuals whose Option Vesting Proposals are being voted on, such as shares owned by the individuals' spouses, children or parents), voting together as a single class, is required to approve the acceleration of vesting of options held by certain executive officers of AnswerSoft (the "Option Vesting Proposals"). As of February 28, 1998, there were 1,366,314 shares of AnswerSoft Common Stock and 10,615,047 shares of AnswerSoft Preferred Stock outstanding, each of which will be entitled to one vote on each matter acted upon at the AnswerSoft Meeting. As of such date, directors, executive officers and certain major stockholders of AnswerSoft and their affiliates, all of whom are contractually committed to vote in favor of the Merger, were the beneficial owners of 85.9% of all outstanding shares of AnswerSoft Capital Stock, voting together as a single class and 92.3% of all outstanding shares of AnswerSoft Preferred Stock, voting together as a single class. As of February 28, 1998, directors, executive officers and major stockholders of AnswerSoft and their affiliates holding more than 75% of the outstanding shares of AnswerSoft Capital Stock are contractually committed to vote in favor of the Option Vesting Proposals; provided that the outstanding shares used to determine the votes for the Option Vesting Proposals exclude any AnswerSoft Capital Stock actually or constructively owned by or for the AnswerSoft Officers (such as shares owned by any

AnswerSoft Officer or any AnswerSoft Officer's spouse, children or parents). See "The Stockholder Meetings--Votes Required" and "The Merger--Participation Agreement" and "Other Matters To Be Considered at the AnswerSoft Meeting."

  The Merger will not occur if the requisite percentage of shares of AnswerSoft are not voted in favor of the Merger. In that event, AnswerSoft will continue to operate as a separate company. If AnswerSoft's stockholders do not vote to approve the Merger and AnswerSoft is involved in a "change in control" (as defined in the Merger Agreement) within six months after the Merger Agreement is terminated, then AnswerSoft is required to pay Davox $3 million. See "The Merger Agreement."

OPINION OF DAVOX'S FINANCIAL ADVISOR

  Piper Jaffray Inc. ("Piper Jaffray") has acted as financial advisor to Davox in connection with the Merger and has delivered to the Davox Board its written opinion dated March 9, 1998 to the effect that, as of such date, the aggregate consideration to be paid in the Merger pursuant to the Merger Agreement dated as of March 9, 1998 for the AnswerSoft Common Stock and the AnswerSoft Preferred Stock, taken as a whole, is fair to Davox from a financial point of view. In reaching its conclusion, among other things, Piper Jaffray analyzed comparable public company valuations, selected acquisitions, the relative contributions of Davox and AnswerSoft to the combined company and the trading history of Davox Common Stock. Davox has paid Piper Jaffray a fee of $100,000 in connection with the delivery of the opinion referred to above. The full text of the opinion of Piper Jaffray, setting forth assumptions made, matters considered and limits of the review undertaken, is attached as Annex C to this Joint Proxy Statement/Prospectus and should be read in its entirety. See "The Merger--Opinion of Davox's Financial Advisor."

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

  As of February 28, 1998, AnswerSoft's officers and directors and their affiliates beneficially owned (as defined in the rules promulgated under the Exchange Act) an aggregate of 6,974,969 shares of AnswerSoft Capital Stock. Based upon the closing price of Davox Common Stock on March 30, 1998 of $29.625, the aggregate dollar value of the Davox Common Stock to be received by AnswerSoft officers and directors and their affiliates is approximately $34.9 million.

  Davox proposes to enter into employment agreements with certain of the AnswerSoft officers and certain other key employees following the Merger. Pursuant to the proposed employment agreement, each of such persons would be offered an option to purchase shares of Davox Common Stock after the Merger is consummated. Davox proposes to grant an option to purchase a number of shares of Davox Common Stock not to exceed 50,000 shares with respect to any one such AnswerSoft employee. Pursuant to the proposed employment agreement, each of such AnswerSoft employees would receive severance pay and benefit continuation for a period not to exceed six months should his or her employment be terminated following the Merger. The proposed employment agreement also imposes certain obligations on such AnswerSoft employees, including an agreement not to compete with the business of Davox, AnswerSoft or the combined company following cessation of employment for a period of 12 months. See "The Merger-- Interests of Certain Persons in the Transaction" and "--Conduct of the Business of the Combined Company Following the Merger."

CONDUCT OF THE BUSINESS OF THE COMBINED COMPANY FOLLOWING THE MERGER

  It is currently anticipated that after the Merger, the businesses currently operated by AnswerSoft will continue to be headquartered in AnswerSoft's current offices in Richardson, Texas. Management intends to take advantage of sales and expense related synergies incident to the Merger. Davox does not currently anticipate any material reduction in administrative resources. Davox is unable to estimate the value of any such synergies. There can be no assurance that any such synergies will be realized.

MARKET VALUE OF SECURITIES

  Davox Common Stock is traded on the over-the-counter market and is quoted on the Nasdaq National Market under the symbol DAVX. On March 9, 1998, the last full trading day immediately preceding the public announcement of the execution of the Merger Agreement, the closing price of Davox Common Stock was $34.875 per share. On March 30, 1998, the closing price of Davox Common Stock was $29.625 per share. For additional information concerning the historical market value of Davox Common Stock, see "Information Concerning Davox--Price Range of Davox Common Stock."

  No established trading market exists for AnswerSoft Capital Stock.

ASSUMPTION OF OPTIONS AND WARRANTS

  Upon the consummation of the Merger, Davox will assume all options and warrants to purchase AnswerSoft Capital Stock outstanding immediately prior to such time. As of the Effective Time, each option and warrant so assumed will be exercisable for a number of shares of Davox Common Stock equal to the number of shares of AnswerSoft Capital Stock such holder had a right to acquire pursuant to the exercise of such option or warrant immediately prior to such time multiplied by the applicable Exchange Ratio. The exercise price per share of Davox Common Stock of the assumed options and warrants will also be adjusted by dividing the exercise price per share of AnswerSoft Capital Stock immediately prior to the Effective Time by the applicable Exchange Ratio. See "The Merger Agreement."

CONDITIONS TO THE MERGER

  The respective obligations of Davox and AnswerSoft to consummate the Merger are subject to certain conditions, including approval of the Merger and the Merger Agreement by AnswerSoft's stockholders, approval by Davox's stockholders of the issuance of the shares of Davox Common Stock in the Merger, Davox being able to account for the transaction using the pooling-of-interests method of accounting, the holders of not more than 5% of the outstanding shares of AnswerSoft Capital Stock exercising dissenters' rights and certain other conditions customary in transactions of this nature. See "The Merger Agreement--Conditions to the Merger."

TERMINATION

  The Merger Agreement may be terminated, including by mutual consent of Davox and AnswerSoft or by either party (so long as it is not the cause of the delay), if the Merger is not consummated on or before July 31, 1998. If (a) the Merger Agreement is terminated because of a material breach by AnswerSoft of the Merger Agreement, because of the failure of the stockholders of AnswerSoft to approve the Merger and the Merger Agreement, because of a material breach of certain agreements by AnswerSoft stockholders, or because AnswerSoft has received a proposal from another potential acquiror and the AnswerSoft Board of Directors withdraws its approval of the Merger and (b) AnswerSoft is involved in a change in control (as defined in the Merger Agreement) within six months after such termination, then AnswerSoft is required to pay Davox $3 million. See "The Merger Agreement."

MERGER EXPENSES

  All fees and expenses incurred by Davox in connection with the Merger Agreement and the transactions contemplated thereby will be paid by Davox, and all fees and expenses incurred by AnswerSoft in connection with the Merger Agreement and the transactions contemplated thereby will be paid by AnswerSoft. Davox currently expects that its fees and expenses will be approximately $1 million, and AnswerSoft currently expects that its fees and expenses will be approximately $500,000. Notwithstanding the foregoing, if the Merger Agreement is terminated by Davox or AnswerSoft because of a material breach by the other of the Merger Agreement, or because of the failure of the other's stockholders to approve the Merger Agreement and the transactions contemplated thereby, or by Davox because of a material breach by AnswerSoft's stockholders of certain agreements, then Davox (in the case of such a breach or failure by AnswerSoft or its stockholders) or AnswerSoft (in the case of such a breach or failure by Davox or its stockholders) shall be entitled to reimbursement from the other for all fees and expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby. See "The Merger Agreement."

PARTICIPATION AGREEMENT

  Simultaneously with the execution of the Merger Agreement, the executive officers, directors and major stockholders of AnswerSoft and certain of their affiliates entered into an agreement (the "Participation Agreement") with Davox pursuant to which such stockholders have agreed, among other things, to vote in favor of the Merger and the Merger Agreement and not to sell or dispose of (i) their shares of AnswerSoft Capital Stock prior to the Merger or (ii) their shares of Davox Common Stock following the Merger, except in compliance with restrictions imposed by the securities laws and the pooling-of-interests method of accounting. As of February 28, 1998, such executive officers, directors and major stockholders and their affiliates beneficially own 493,846 shares of AnswerSoft Common Stock, 6,925,000 shares of AnswerSoft Series A Preferred Stock and 1,733,990 shares of AnswerSoft Series B Preferred Stock, representing 36.1%, 91.8% and 94.4% of the outstanding shares of such stock, respectively, and 85.9% of the outstanding shares of AnswerSoft Capital Stock. See "The Merger--Participation Agreement."

ACCOUNTING TREATMENT

  The Merger is intended to qualify as a pooling-of-interests for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon receipt by Davox and AnswerSoft of opinions of their independent public accountants that such accounting method is appropriate. See "The Merger-- Accounting Treatment."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Merger constitutes a reorganization within the meaning of the Code, no gain or loss will be recognized by AnswerSoft stockholders, except to the extent of cash received. See "The Merger--Certain Federal Income Tax Consequences."

DISSENTERS' RIGHTS

  Holders of shares of AnswerSoft Capital Stock who do not vote in favor of the Merger may, under certain circumstances and by following procedures prescribed by the Delaware General Corporation Law, exercise appraisal rights and receive "fair value" for their shares of AnswerSoft Capital Stock, as determined by the Delaware Court of Chancery. These procedures include, among others, the requirements that a dissenting AnswerSoft stockholder (i) make written demand to AnswerSoft for appraisal rights before the AnswerSoft stockholders' meeting and (ii) not vote in favor of the Merger at such meeting. The failure of dissenting AnswerSoft stockholders to follow the required procedures may result in the termination or waiver of such rights. Consummation of the Merger is conditioned upon holders of not more than 5% of the outstanding shares of AnswerSoft Capital Stock exercising their dissenters, rights. See "The Merger-- Dissenter's Rights of AnswerSoft Stockholders."

  Holders of Davox Common Stock do not have appraisal rights in connection with the Merger.

EXCHANGE OF ANSWERSOFT STOCK CERTIFICATES

  At or promptly after the Effective Time, American Stock Transfer and Trust Company (the "Exchange Agent") will deliver a letter of transmittal with instructions to all holders of record of shares of AnswerSoft Capital Stock for use in exchanging their certificates representing shares of such AnswerSoft Capital Stock for certificates representing shares of Davox Common Stock and cash for fractional shares if applicable. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF ANSWERSOFT CAPITAL STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER FROM THE EXCHANGE AGENT.

THE STOCKHOLDER MEETINGS

 Date, Time and Places of the Meetings

  The Annual Meeting of the stockholders of Davox (the "Davox Meeting") will be held on May 6, 1998, at 10:00 a.m., Boston Time, at the offices of Davox, 6 Technology Park Drive, Westford, Massachusetts.

  The Special Meeting of the stockholders of AnswerSoft (the "AnswerSoft Meeting") will be held on May 6, 1998 at 9:00 a.m., Dallas Time, at the offices of AnswerSoft, 2201 North Central Expressway, Suite 200, Richardson, Texas.

 Matters to be Considered at the Meetings

  The Davox Meeting. At the Davox Meeting, the stockholders of Davox will be asked to consider and vote upon proposals: (i) to approve the issuance of 2,384,452 shares of Davox Common Stock to stockholders of AnswerSoft pursuant to the Merger Agreement; (ii) to elect a Board of Directors for the ensuing year; (iii) to approve an increase in the number of shares of Davox Common Stock available for issuance under the Davox 1996 Stock Plan; (iv) to ratify the selection of Arthur Andersen LLP, independent public accountants, as auditors for the fiscal year ending December 31, 1998; and (v) to transact such other business as may properly come before the meeting or any postponements or adjournments thereof. See "The Stockholder Meetings--Matters to be Considered at the Meetings."

  The AnswerSoft Meeting. At the AnswerSoft Meeting, the holders of shares of AnswerSoft Capital Stock will be asked to consider and vote upon proposals (i) to approve and adopt the Merger Agreement (included as Annex A to this Joint Proxy Statement/Prospectus and incorporated herein by reference) and to approve the Merger, (ii) to approve the Option Vesting Proposals and (iii) to transact such other business as may be incidental to such transaction. See "The Stockholder Meetings--Matters to be Considered at the Meetings."

 Record Date

  Davox. Only holders of record of Davox Common Stock at the close of business on March 13, 1998 are entitled to notice of and to vote at the Davox Meeting.

  AnswerSoft. Only holders of record of AnswerSoft Capital Stock at the close of business on March 13, 1998 are entitled to notice of and to vote at the AnswerSoft Meeting.

 Votes Required

  Davox. The affirmative vote of a majority of the votes cast by holders of Davox Common Stock entitled to vote thereon at the Davox Meeting (at which there must be a quorum) is required in connection with the issuance of the shares of Davox Common Stock pursuant to the Merger Agreement, the approval of the increase of shares under the 1996 Stock Plan and to ratify the selection of the auditors. The election of directors will be determined by a plurality of the votes cast by holders of Davox Common Stock entitled to vote thereon at the Davox Meeting (at which there must be a quorum). As of March 2, 1998, there were 11,909,052 shares of Davox Common Stock outstanding, each of which will be entitled to one vote on each matter acted upon at the Davox Meeting. As of March 1, 1998, directors and executive officers of Davox and their affiliates were the beneficial owners of Davox Common Stock representing approximately 12.5% of the outstanding shares of Davox Common Stock. See "The Stockholder Meetings--Votes Required."

  AnswerSoft. The affirmative vote of (a) AnswerSoft stockholders owning of record a majority of the issued and outstanding shares of AnswerSoft Capital Stock, voting together as a single class and (b) AnswerSoft stockholders owning of record a majority of the issued and outstanding shares of AnswerSoft Preferred Stock, voting together as a single class is required to approve and adopt the Merger Agreement and approve the Merger on behalf of AnswerSoft. In addition, the affirmative vote of AnswerSoft stockholders owning of record more than seventy-five percent (75%) of the issued and outstanding shares of AnswerSoft Capital Stock (excluding any shares actually owned or constructively owned by or for the individuals whose Option Vesting Proposals are being voted on, such as shares owned by the individuals, the individuals' spouses, children or parents), voting together as a single class, is required to approve each Option Vesting Proposal. As of February 28, 1998, there were 1,366,314 shares of AnswerSoft Common Stock and 10,615,047 shares of AnswerSoft Preferred Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon at the AnswerSoft Meeting. As of such date, directors, executive officers and major stockholders of AnswerSoft and their affiliates, all of whom are contractually committed to vote in favor of the approval and adoption of the Merger Agreement and approval of the Merger, were the beneficial owners of 85.9% of all outstanding shares of AnswerSoft Capital Stock, voting together as a single class and 92.3% of all outstanding shares of AnswerSoft Preferred Stock, voting together as a single class. As of February 28, 1998, directors, executive officers and major stockholders of AnswerSoft and their affiliates holding more than 75% of the outstanding shares of AnswerSoft Capital Stock are contractually committed to vote in favor of the Option Vesting Proposals; provided that the outstanding shares used to determine the votes for the Option Vesting Proposals exclude any AnswerSoft Capital Stock actually owned or constructively owned by or for the AnswerSoft Officers (such as shares owned by any AnswerSoft Officer or any AnswerSoft Officer's spouse, children or parents). See "The Merger--Participation Agreement." and "The Stockholder Meetings--Votes Required."

     SELECTED HISTORICAL AND PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

  The following selected historical financial data of Davox and AnswerSoft have been derived from their respective historical financial statements, and should be read in conjunction with such consolidated financial statements and the notes thereto, included elsewhere in this Joint Proxy Statement/Prospectus. The selected pro forma financial information is derived from the unaudited pro forma combined condensed financial statements, which give effect to the Merger as a pooling of interests and should be read in conjunction with such unaudited pro forma statements and the notes thereto included in this Joint Proxy Statement/Prospectus. For purposes of the pro forma operating data, Davox's consolidated financial statements for the three fiscal years ended December 31, 1995, 1996 and 1997 have been combined with the AnswerSoft consolidated financial statements for the three fiscal years ended December 31, 1995, 1996 and 1997. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods indicated, nor is it necessarily indicative of future operating results or financial position.

                    DAVOX SELECTED HISTORICAL FINANCIAL DATA

                                        YEAR ENDED DECEMBER 31,
                          -----------------------------------------------------
                            1993      1994        1995       1996       1997
                          --------- ---------  ---------- ---------- ----------
HISTORICAL CONDENSED
 CONSOLIDATED STATEMENT
 OF OPERATIONS DATA:
Revenues................    $33,756   $30,047     $37,556    $53,642    $76,815
Income (loss) from oper-
 ations.................        405    (5,787)      4,919      8,991     18,934
Income (loss) before
 provision for income
 taxes..................        425    (5,750)      5,340     10,128     20,886
Net income (loss).......        385    (5,750)      4,806      9,115     18,380
Earnings per share(1):
  Basic.................       0.05     (0.67)       0.48       0.85       1.60
  Diluted...............       0.04     (0.67)       0.42       0.74       1.45
Weighted average shares
 outstanding(1):
  Basic.................  7,898,361 8,533,095  10,077,380 10,730,760 11,522,057
  Diluted...............  8,663,963 8,533,095  11,565,830 12,285,244 12,663,245
                                           AS OF DECEMBER 31,
                          -----------------------------------------------------
                            1993      1994        1995       1996       1997
                          --------- ---------  ---------- ---------- ----------
HISTORICAL CONDENSED
 CONSOLIDATED BALANCE
 SHEET DATA:
Working capital.........    $ 3,627   $ 1,807     $ 8,589    $18,710    $48,804
Total assets............     17,681    14,777      20,825     39,729     75,168
Total stockholders' eq-
 uity...................      8,881     5,492      10,912     22,835     54,157

--------
(1) See Note 1 of Notes to "Consolidated Financial Statements of Davox" included elsewhere in this Joint Proxy Statement/Prospectus.

                 ANSWERSOFT SELECTED HISTORICAL FINANCIAL DATA

                                               YEAR ENDED DECEMBER 31,
                                          ------------------------------------
                                           1994     1995     1996      1997
                                          -------  -------  -------  ---------
HISTORICAL CONDENSED CONSOLIDATED
 STATEMENT OF OPERATIONS DATA(1):
Total revenue...........................  $    36  $ 1,041  $ 3,457  $   6,738
Net loss................................   (3,305)  (2,171)    (482)    (3,459)
Basic and diluted loss per common
 share(2)...............................    (7.61)   (4.33)   (0.79)     (3.37)
Weighted average shares outstanding(2)..  434,020  501,058  607,141  1,026,561
                                                 AS OF DECEMBER 31,
                                          ------------------------------------
                                           1994     1995     1996      1997
                                          -------  -------  -------  ---------
HISTORICAL CONDENSED CONSOLIDATED BAL-
 ANCE SHEET DATA(1):
Working capital ........................  $ 5,007  $ 2,709  $ 2,419  $   4,043
Total assets............................    5,499    3,291    4,749      6,392
Redeemable preferred stock..............    8,480    8,480    8,480     13,911
Total stockholders' deficit.............   (3,300)  (5,468)  (5,946)    (9,693)

            SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA(3)

                                                  YEAR ENDED DECEMBER 31,
                                              --------------------------------
                                                 1995       1996       1997
                                              ---------- ---------- ----------
UNAUDITED PRO FORMA COMBINED CONDENSED
 STATEMENT OF OPERATIONS DATA:
Revenues.....................................    $38,597    $57,099    $83,553
Income from operations.......................      2,565      8,429     15,396
Income before provision for income taxes.....      3,194      9,646     17,427
Net income...................................      2,850      8,681     15,336
Earnings per share(4):
  Basic......................................       0.25       0.73       1.19
  Diluted....................................       0.22       0.64       1.07
Weighted average shares outstanding(4):
  Basic...................................... 11,280,129 11,947,297 12,940,211
  Diluted.................................... 12,845,770 13,593,082 14,269,865

                                                              DECEMBER 31, 1997
                                                              -----------------
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET DATA:
Working capital..............................................      $52,847
Total assets.................................................       81,560
Total stockholders' equity...................................       58,375

--------
(1) AnswerSoft was incorporated on July 20, 1993; however, operations did not commence until 1994.
(2) See Note 1 of Notes to "Consolidated Financial Statements of AnswerSoft" included elsewhere in this Joint Proxy Statement/Prospectus.
(3) Davox and AnswerSoft estimate they will, together, incur aggregate direct transaction costs of approximately $1.5 million associated with the Merger, which will be charged to operations of the combined company upon, consummation of the Merger. In addition, it is expected that after the Merger, the combined company will incur an additional significant charge to operations, which is not currently reasonably estimable, to reflect costs associated with integrating the two companies. The Unaudited Pro Forma Combined Condensed Statement of Operations and Balance Sheet Data do not include the aggregate direct transaction costs or the additional significant charge relating to integrating the two companies. See "Unaudited Pro Forma Combined Condensed Financial Information" and accompanying notes thereto.
(4) See Note 1 of Notes to "Consolidated Financial Statements of Davox" and
    Note 1 of Notes to "Consolidated Financial Statements of AnswerSoft" included elsewhere in this Joint Proxy Statement/Prospectus.

                           COMPARATIVE PER SHARE DATA

  The following table sets forth certain historical per share data of Davox and AnswerSoft and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a pooling of interest basis of accounting assuming that one share of Davox Common Stock will be issued in exchange for 0.1299665, 0.1621888 and 0.2137445 shares of AnswerSoft Common Stock and options to purchase Common Stock, Series A Preferred Stock and warrants to purchase Series A Preferred Stock, and Series B Preferred Stock, respectively, in the Merger. This data should be read in conjunction with the selected historical consolidated financial data, the unaudited pro forma combined condensed financial information and the separate historical consolidated financial statements of Davox and AnswerSoft and notes thereto, included elsewhere in this Joint Proxy Statement/Prospectus. The pro forma combined consolidated financial data are not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of the beginning of the periods presented and should not be construed as representative of future operations.

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                            -------------------
                                                            1995   1996   1997
                                                            -----  -----  -----
HISTORICAL--DAVOX:
Earnings per share
  Basic.................................................... $0.48  $0.85  $1.60
  Diluted..................................................  0.42   0.74   1.45
Book value per share(3)....................................  1.06   2.06   4.56
HISTORICAL--ANSWERSOFT:
Basic and diluted loss per common share.................... (4.33) (0.79) (3.37)
Book value per share(3).................................... (9.45) (9.44) (7.16)
PRO FORMA COMBINED EARNINGS PER SHARE(1):
Per Davox share
  Basic....................................................  0.25   0.73   1.19
  Diluted..................................................  0.22   0.64   1.07
Equivalent per AnswerSoft share(2)
  Basic....................................................  0.04   0.11   0.19
  Diluted..................................................  0.03   0.10   0.17

                                                                     AS OF
                                                               DECEMBER 31, 1997
                                                               -----------------
PRO FORMA COMBINED BOOK VALUE PER SHARE(4):
Per Davox share...............................................       $4.21
Equivalent per AnswerSoft share(2)............................        0.68

--------
(1) Davox and AnswerSoft estimate they will, together, incur aggregate direct transaction costs of approximately $1.5 million associated with the Merger, which will be charged to operations of the combined company upon consummation of the Merger. In addition, it is expected that after the Merger, the combined company will incur an additional significant charge to operations, which is not currently reasonably estimable, to reflect costs associated with integrating the two companies. The pro forma combined net income and book value per share information does not include the aggregate direct transaction costs or the additional significant charge relating to integrating the two companies. See "Unaudited Pro Forma Combined Condensed Financial Information" and accompanying notes thereto.
(2) The AnswerSoft equivalent pro forma combined per share shown amounts are calculated by multiplying the Davox combined pro forma per share amounts by a blended Exchange Ratio.
(3) Davox and AnswerSoft historical book value per share is computed by dividing stockholders' equity (deficit) by the number of shares of common stock outstanding at the end of each period.
(4) The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at the end of the period.

                                 RISK FACTORS

  The following risk factors should be considered by holders of AnswerSoft Capital Stock in evaluating whether to approve and adopt the Merger Agreement and thereby acquire shares of Davox Common Stock and by holders of Davox Common Stock in evaluating whether to approve the issuance of shares of Davox Common Stock pursuant to the Merger Agreement. These factors should be considered in conjunction with the other information included and incorporated by reference in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these forward-looking statements as a result of a variety of factors, including those set forth below and elsewhere in this Joint Proxy Statement/Prospectus.

RISKS RELATING TO THE MERGER

  INTEGRATION OF OPERATIONS AND TECHNOLOGIES. Achieving the anticipated benefits of the Merger will depend in part upon whether the integration of the two companies' businesses is accomplished in an efficient and effective manner, and there can be no assurance as to the extent that this will occur, if at all. The combination of the two companies will require, among other things, integration of the companies' respective products, technologies, management information systems, distribution channels and key personnel and the coordination of their sales, marketing and research and development efforts. There can be no assurance that such integration will be accomplished smoothly or successfully, if at all. If significant difficulties are encountered in the integration of the existing products or technologies or the development of new products and technologies, resources could be diverted from new product development, and delays in new product introductions could occur. Successful integration of the two companies' sales and marketing organizations will require the sales and marketing personnel of each company to learn about the often technically-complex products, services and technologies of the other company. There can be no assurance that the combined company will be able to take full advantage of the combined sales forces' efforts. The difficulties of integrating Davox and AnswerSoft may be increased by the necessity of coordinating organizations with distinct cultures and widely dispersed operations. Davox and a majority of its employees are located in Massachusetts, while AnswerSoft and a majority of its employees are located in Texas. The integration of operations and technologies following the Merger will require the dedication of management and other personnel which may distract their attention from the day-to-day business of the combined company, the development or acquisition of new technologies, and the pursuit of other business acquisition opportunities. Failure to successfully accomplish the integration and development of the two companies' operations and technologies would likely have a material adverse effect on the combined company's business, financial condition and results of operations. In addition, as commonly occurs with mergers of technology companies, during the pre-merger and integration phases, aggressive competitors may undertake initiatives to attract customers through various incentives which could have a material adverse effect on the business, results of operations and financial conditions of Davox, AnswerSoft and/or the combined company.

  FAILURE TO ACHIEVE BENEFICIAL SYNERGIES. The managements of Davox and AnswerSoft have entered into the Merger Agreement with the expectation that the Merger will result in beneficial synergies. See "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors." Achieving these anticipated synergies will depend on a number of factors including, without limitation, the successful integration of Davox's and AnswerSoft's operations and general and industry-specific economic factors. Even if Davox and AnswerSoft are able to integrate their operations and economic conditions remain stable, there can be no assurance that the anticipated synergies will be achieved. The failure to achieve such synergies could have a material adverse effect on the business, results of operations and financial condition of the combined company.

  CUSTOMERS. There can be no assurance that customers of Davox and AnswerSoft will continue their current and historical buying patterns without regard to the Merger. Certain customers may defer purchasing decisions as they evaluate the proposed Merger, the combined company's future product strategy and current and anticipated product offerings of competitors. Customers may ultimately decide to purchase competitors' products in lieu of the combined company's products. AnswerSoft and, to a lesser extent, Davox have each historically depended upon a limited number of customers for a significant portion of its business. Consequently, decisions by a relatively small number of customers to defer their purchasing decisions or to purchase products elsewhere could have a material adverse effect on the business, results of operations and financial condition of the combined company.

  DEPENDENCE ON RETENTION AND INTEGRATION OF KEY EMPLOYEES. The success of the combined company is dependent on the retention and integration of the key management, sales, marketing, engineering and other technical employees of Davox and AnswerSoft. Competition for qualified personnel in the call center industry is very intense, and competitors may use aggressive tactics to recruit key employees during the period leading up to the Merger and during the integration phase following the Merger. Stock options, which generally become exercisable only over a period of several years of employment, serve as an important incentive for retaining key employees. In accordance with their original terms, stock options held by AnswerSoft optionees will be fully exercisable upon the consummation of the Merger, thus potentially reducing the retention incentive provided by such options. While it is anticipated that the combined company will implement retention arrangements for its key employees, there can be no assurance that key employees will remain with the combined company. The loss of services of any of the key employees of the combined company could materially and adversely affect the combined company's business, financial condition and results of operation. See "The Merger--Interests of Certain Persons in the Transaction."

  RISKS ASSOCIATED WITH FIXED EXCHANGE RATIOS. As a result of the Merger, each outstanding share of AnswerSoft Common Stock, AnswerSoft Series A Preferred Stock and AnswerSoft Series B Preferred Stock will be converted into the right to receive 0.1299665, 0.1621888 and 0.2137445 of a share of Davox Common Stock, respectively. Because the Exchange Ratios are fixed, they will not increase or decrease due to fluctuations in the market price of Davox Common Stock. The specific dollar value of the consideration to be received by AnswerSoft stockholders in the Merger will depend on the market price of Davox Common Stock at the Effective Time. In the event that the market price of Davox Common Stock decreases or increases prior to the Effective Time, the market value at the Effective Time of the Davox Common Stock to be received by AnswerSoft stockholders in the Merger would correspondingly decrease or increase. In addition, if the Closing Average Price, as defined in the Merger Agreement, is less than .75 times the Average Price or more than 1.25 times the Average Price, AnswerSoft and Davox, respectively, may terminate the Merger Agreement. See "The Merger Agreement--Conditions to the Merger." The market price of Davox Common Stock as of a recent date is set forth herein under "Market Price Information." Davox and AnswerSoft stockholders are advised to obtain recent market quotations for Davox Common Stock. Davox Common Stock historically has been subject to substantial price volatility. No assurance can be given as to the market price of Davox Common Stock at any time before the Effective Time or at any time thereafter. See "Price Range of Davox Common Stock."

  SUBSTANTIAL EXPENSES RESULTING FROM THE MERGER. Davox and AnswerSoft estimate they will incur direct transaction costs relating primarily to regulatory filing costs, and the fees of financial advisors, attorneys, accountants and financial printers of approximately $1.5 million in the aggregate associated with the Merger, which will be charged to operations upon consummation of the Merger. Davox and AnswerSoft expect the combined company to incur an additional significant charge to operations, which is not currently reasonably estimable, in the quarter in which the Merger is consummated, to reflect costs associated with integrating the two companies. There can be no assurance that the combined company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the Merger.

RISKS RELATING TO DAVOX, ANSWERSOFT AND THE COMBINED COMPANY

  GENERAL RISKS. The future operating results of Davox, AnswerSoft and the combined company may be affected by various trends and factors, some of which are beyond the control of Davox, AnswerSoft or the combined company, which affect their current and combined operations. Such trends and factors include, but are not limited to, adverse changes in conditions in the specific markets for Davox's and AnswerSoft's products, conditions in the broader market for call center products and services, and conditions in the domestic or global economy generally; fluctuations in foreign exchange rates; and other factors, including those listed below. Davox and AnswerSoft participate in a highly volatile and rapidly growing industry which is characterized by vigorous competition for market share and rapid technological development carried out amidst uncertainty over adoption of industry standards, customer requirements and demand and protection of intellectual property rights. This could result in aggressive pricing practices and growing competition from both start-up and well-capitalized companies. The ability of Davox, AnswerSoft and the combined company to compete in this environment depends upon a number of competitive and market factors and is subject to the risks set forth in this Joint Proxy Statement/Prospectus and other factors beyond the control of the management teams of the respective companies.

  FLUCTUATIONS IN QUARTERLY OPERATING RESULTS. Davox and, to a lesser extent, AnswerSoft have experienced quarterly growth in net sales principally due to increased market acceptance of their products and the expansion of their product lines and distribution channels. Due to the rapidly changing nature of the markets for Davox's and AnswerSoft's products, as well as the likelihood of increased competition, there can be no assurance that Davox's and/or AnswerSoft's rates of growth in net sales will continue. Davox's, AnswerSoft's and the combined company's quarterly operating results may be affected by a wide variety of factors, including competition, the mix of products sold, the mix of distribution channels employed, success in developing, introducing and shipping new products, price reductions for products, changes in the levels of inventory held by third party resellers, the timing of orders from and shipments to customers, seasonality and general economic conditions. A significant portion of AnswerSoft's revenues and, to a lesser extent, Davox's revenues, in prior periods has been derived from relatively large sales to a limited number of customers, and therefore the failure of the combined company to secure expected large sales may have a material adverse impact on the results of operations of the combined company. Davox and AnswerSoft each expects that its gross margins and the gross margins of the combined company could be adversely affected in future periods by competitive pricing pressures. In addition, Davox's, AnswerSoft's and the combined company's use of third parties to distribute their products to certain end-user customers may adversely affect their gross margins. Quarterly sales and operating results of Davox, AnswerSoft and the combined company will generally depend on the volume and timing of and ability to fulfill orders received within the quarter, which are difficult to forecast. Historically, a substantial portion of AnswerSoft's revenue resulted from orders received and shipments made during the latter part of the quarter. Significant portions of Davox's and AnswerSoft's expense levels are relatively fixed in advance based in large part on their respective forecasts of future sales. If sales are below expectations in any given quarter, the adverse impact of the shortfall on the operating results of Davox, AnswerSoft or the combined company may be magnified to the extent the respective company is unable to adjust spending to compensate for the shortfall. Davox, AnswerSoft or the combined company may also increase spending in response to competition or to pursue new market opportunities. Accordingly, there can be no assurance that any of them will be able to achieve and/or sustain profitability in the future, particularly on a quarter-to-quarter basis.

  NEW PRODUCT DEVELOPMENT AND TIMELY INTRODUCTION OF NEW AND ENHANCED PRODUCTS. The markets for Davox's and AnswerSoft's products are, and the markets for the combined company's products will be, characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles. Inherent in the product development process are a number of risks. The development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation, as well as the accurate anticipation of technological and market trends. The introduction of new or enhanced products also may require Davox, AnswerSoft and/or the combined company to manage the transition from older products in order to minimize disruption in customer ordering patterns, to avoid excessive levels of older product inventories and to ensure that adequate supplies of new products can be delivered to meet customer demand. There can be no assurance that Davox, AnswerSoft and/or the combined company will successfully develop, introduce or manage the transition of new products. Products may contain undetected or unresolved software or hardware errors when they are first introduced or as new versions are released. There can be no assurance that, despite extensive testing, software or hardware errors will not be found in new products or upgrades after commencement of commercial shipments of new or enhanced products. The inability of such products to gain market acceptance or problems associated with new product transitions could have a material adverse effect on the business, results of operations and financial condition of Davox, AnswerSoft and/or the combined company.

  COMPETITION. The market for call center management solutions is highly competitive and subject to rapid technological change. Many of Davox's and AnswerSoft's current and potential competitors have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and a larger installed customer base than Davox and AnswerSoft have, or the combined company will have. In addition, many of these competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, and to devote greater resources to the development, promotion and sale of their products than Davox, AnswerSoft or the combined company. Furthermore, Davox and AnswerSoft may face additional competition from other established and emerging companies, which may choose to enter the market by developing products that compete with those offered by the combined company or by acquiring companies, businesses, products or product lines that compete with the combined company. It is also possible that alliances among competitors may emerge and rapidly acquire significant market share. Davox and AnswerSoft also believe that competition will increase as a result of consolidation in the call center technology industry. There can be no assurance that the combined company's current or potential competitors will not develop or acquire products comparable or superior to those developed by the combined company, combine or merge to form significant competitors, or adapt more quickly than the combined company to new technologies, evolving industry trends and changing customer requirements. Increased competition could result in price reductions, reduced margins or loss of market share, any of which could materially and adversely affect the combined company's business, operating results and financial condition. There can be no assurance that the combined company will be able to compete successfully against current and future competitors or that competitive pressures faced by the combined company will not have a material adverse effect on its business, operating results and financial condition. If the combined company is unable to compete successfully against current and future competitors, the combined company's business, operating results and financial condition will be materially and adversely affected.

  MANAGEMENT OF GROWTH. Davox and AnswerSoft are currently experiencing rapid growth and expansion, which has placed, and will continue to place, a significant strain on their respective administrative, operational and financial resources and increased demands on their respective systems and controls. This growth has resulted in a continuing increase in the level of responsibility for existing and new management personnel of both companies. Continued growth of Davox, AnswerSoft and/or the combined company would require each of them to recruit and hire a substantial number of new engineering, technical support, sales, marketing and managerial personnel. Competition for such highly-qualified personnel is intense. There can be no assurance that Davox, AnswerSoft and the combined company will be successful at hiring or retaining these personnel. The ability of Davox, AnswerSoft and the combined company to manage their growth successfully will also require each of them to continue to expand and improve their respective operational, management and financial systems and controls and to expand their respective manufacturing capacities. If management is unable to manage growth effectively, the business, results of operations and financial condition of Davox, AnswerSoft and/or the combined company could be materially and adversely affected.

  RELIANCE ON THIRD PARTY RESELLERS, DISTRIBUTORS AND JOINT MARKETERS. Both Davox and AnswerSoft utilize resellers ("Resellers"), distributors and joint marketers to assist in the marketing, reselling, sublicensing and distribution of their respective products. Davox derives a portion of its revenues from such third party distribution channels and AnswerSoft derives substantially all of its revenues from such third party distribution channels. Davox and AnswerSoft anticipate that the combined company will derive a significant portion of its revenues from such third party distribution channels. The Resellers, distributors and joint marketers generally offer products of several different companies, including products that are competitive with Davox's and AnswerSoft's products. Accordingly, there is a risk that these Resellers, distributors and joint marketers may give higher priority to products of other suppliers, thus reducing their efforts to sell Davox's, AnswerSoft's and/or the combined company's products. Any special distribution arrangements and product pricing arrangements that Davox, AnswerSoft or the combined company may implement in one or more distribution channels for strategic purposes could adversely affect gross profit margins for each of their products. There can be no assurance that any of such Resellers, distributors or joint marketers will continue to market Davox's, AnswerSoft's or the combined company's products. Further, the inability to recruit or contract with new third party distribution channel partners, or the loss of, or a significant reduction in revenues from, the current Resellers, distributors and joint marketers could have a material adverse effect on the combined company's business, results of operations and financial condition.

  DEPENDENCE ON KEY PERSONNEL. Davox's, AnswerSoft's and the combined company's success depends to a significant degree upon the continuing contributions of their respective key management, sales, marketing and product development personnel. Davox and AnswerSoft do not have employment contracts with their key personnel. The loss of key management, sales, marketing or technical personnel could adversely affect Davox, AnswerSoft and/or the combined company. The future success of Davox, AnswerSoft and the combined company will depend in large part upon their ability to attract and retain highly-skilled engineering, managerial, sales and marketing personnel. Competition for such highly-qualified personnel is intense, and there can be no assurance that Davox, AnswerSoft or the combined company will be successful in attracting and retaining such personnel. Failure to attract and retain key personnel could have a material adverse effect on the business, results of operations and financial condition of Davox, AnswerSoft and/or the combined company.

  DEPENDENCE ON PROPRIETARY TECHNOLOGY. The success and ability to compete of Davox, AnswerSoft and the combined company will depend in part upon each of their proprietary technologies and continued development and acquisition of additional proprietary technologies. Davox and AnswerSoft rely, and the combined company will rely, on a combination of contractual rights, trade secrets, patents, trademarks, copyrights and non-disclosure agreements to protect their respective property and/or proprietary rights. Davox currently holds several United States patents and has several patent applications pending. AnswerSoft has a number of patent applications that are currently pending for certain of its existing products. There can be no assurance that patents will be issued with respect to pending or future patent applications of Davox, AnswerSoft and/or the combined company or that Davox's, AnswerSoft's or the combined company's patents will be upheld as valid or will prevent the development of competitive products. In addition, Davox and AnswerSoft have generally entered into confidentiality or license agreements with their employees, Resellers, distributors, customers and potential customers and have limited access to the distribution of their software, documentation and other proprietary information. There can be no assurance that the steps taken by Davox, AnswerSoft and the combined company to protect their proprietary rights will be adequate to prevent misappropriation of their technologies or that competitors or strategic partners will not independently develop technologies that are substantially equivalent or superior to their technology. In addition, the laws of some countries do not protect proprietary rights to the same extent as do the laws of the United States. Davox, AnswerSoft and the combined company are also subject to the risk of adverse claims and litigation alleging infringement of the intellectual property rights of others. From time to time, Davox and AnswerSoft have received claims of infringement of other parties' proprietary rights. Although Davox and AnswerSoft believe that all such claims received to date are immaterial, there can be no assurance that third parties will not assert infringement claims in the future with respect to current or future products of Davox, AnswerSoft and/or the combined company or that any such claims will not require Davox, AnswerSoft and/or the combined company to enter into license arrangements or result in protracted and costly litigation, regardless of the merits of such claims. No assurance can be given that any necessary licenses will be available or that, if available, such licenses can be obtained on commercially reasonable terms.

  LIMITED OPERATING HISTORY; HISTORY OF LOSSES. AnswerSoft has a limited operating history and has experienced significant quarterly fluctuations in revenues, making operating results difficult to predict. AnswerSoft has realized a net loss in each year since its inception and expects lower first quarter of 1998 revenues, and therefore expects to realize a net loss in the first quarter of 1998 in excess of the net losses realized in the prior quarter and in the same quarter for the prior year. In addition, AnswerSoft experienced lower revenues in the third quarter of 1997 compared to the second quarter of 1997. There can be no assurance that AnswerSoft's revenues will increase in the future. AnswerSoft does not expect to achieve profitability in the near future and there can be no assurance that it will ever become profitable, or that AnswerSoft will sustain any profitability, if achieved. The limited operating history of AnswerSoft makes the prediction of results of future operations difficult if not impossible, and AnswerSoft's prospects must be considered in light of the risks, cost and difficulties frequently encountered by emerging companies, particularly companies in the competitive call center technology industry. See "Information Concerning AnswerSoft--AnswerSoft Management's Discussion and Analysis of Financial Condition and Results of Operations."

  INTERNATIONAL SALES. Davox's international sales accounted for approximately 18%, 14% and 12% of net sales in 1997, 1996 and 1995, respectively. AnswerSoft's international sales accounted for approximately 11%, 2% and 0% of net sales in 1997, 1996 and 1995, respectively. International sales are expected to continue to account for a significant portion of Davox's, AnswerSoft's and the combined company's net sales in future periods. International sales are subject to certain inherent risks, including unexpected changes in regulatory requirements and tariffs, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable and potentially adverse tax consequences. Davox and AnswerSoft both depend on third party resellers for a substantial portion of their international sales. Certain of these third party resellers also act as resellers for competitors of Davox and AnswerSoft and could devote greater effort and resources to marketing competitive products. The loss of certain of these third party resellers could have a material adverse effect on the business and results of operations of Davox, AnswerSoft and/or the combined company. Although Davox's and AnswerSoft's sales are, and the combined company's sales will likely be, denominated in U.S. dollars, fluctuations in currency exchange rates could cause Davox's products to become relatively more expensive to customers in a particular country, leading to a reduction in sales or profitability in that country. Furthermore, future international activity may result in foreign currency denominated sales, and, in such event, gains and losses on the conversion to U.S. dollars of accounts receivable and accounts payable arising from international operations may contribute to fluctuations in results of operations of Davox, AnswerSoft and/or the combined company. In addition, sales in Europe and certain other parts of the world typically are adversely affected in the third quarter of each calendar year as many customers and end-users reduce their business activities during the summer months. These seasonal factors may have a material adverse effect on the business, results of operations and financial condition of Davox, AnswerSoft and/or the combined company.

  VOLATILITY OF STOCK PRICE. Davox's Common Stock has experienced significant price volatility, and such volatility may occur in the future, particularly as a result of quarter-to-quarter variations in the actual or anticipated financial results of Davox, AnswerSoft and/or the combined company or of other companies in the call center industry, announcements by Davox, AnswerSoft and/or the combined company or their competitors regarding new product introductions or other developments affecting Davox, AnswerSoft and/or the combined company, or changes in financial estimates by public market analysts. In addition, the market has experienced extreme price and volume fluctuations that have affected the market price of many technology companies' stocks and that have been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of Davox's Common Stock. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Although Davox has not been a party to such litigation in the past, such litigation could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on the operating results and financial condition of Davox, AnswerSoft or the combined company, as applicable.

  EFFECT OF ANTITAKEOVER PROVISIONS OF DELAWARE LAW AND DAVOX'S CHARTER DOCUMENTS. Upon consummation of the Merger, the stockholders of AnswerSoft will become stockholders of Davox, a corporation governed by the laws of Delaware. Davox is subject to the provisions of Section 203 of the Delaware General Corporation Law ("DGCL"), which has the effect of restricting changes in control of a company. These and other provisions of Delaware law applicable to Davox along with Davox's charter documents may have the effect of delaying, deterring or preventing changes in control or management of Davox. These provisions could also limit the price that certain investors might be willing to pay in the future for shares of Davox Common Stock. In addition, holders of AnswerSoft Preferred Stock will lose the preferences of AnswerSoft Preferred Stock under the AnswerSoft charter documents as to class voting, distributions and liquidations. Following the Merger, the contractual rights of certain AnswerSoft stockholders, including anti-dilution and registration rights, will be terminated or rendered ineffective. See "The Merger--Dissenters' Rights of AnswerSoft Stockholders" and "Comparison of Rights of Holders of AnswerSoft Capital Stock and Davox Common Stock."

  SHARES ELIGIBLE FOR FUTURE SALE. If the Merger is consummated, Davox will issue to stockholders of AnswerSoft an aggregate of 2,384,452 shares of Davox Common Stock (including shares of Davox Common Stock issuable upon exercise of options to purchase AnswerSoft Common Stock and warrants to purchase AnswerSoft Preferred Stock assumed by Davox in the Merger). Such stockholders have not previously had the opportunity to sell their shares in the public markets. Immediately upon consummation of the Merger, approximately 14% of such shares will be freely tradeable. As a result, substantial sales of Davox Common Stock could occur immediately after the Merger. Following the publication of financial results covering at least 30 days of post-Merger combined operations, the remaining shares issued in the Merger to persons who may be deemed affiliates of AnswerSoft could be publicly sold pursuant to Rule 145, subject to the volume and other limitations thereof, and substantially all of the outstanding shares of Davox Common Stock may be publicly sold. Future sales of a substantial number of such shares of Davox Common Stock could adversely affect the market price for Davox Common Stock and the ability of stockholders to sell their stock.

  IMPACT OF YEAR 2000 ISSUE. The Year 2000 issue results from computer programs written using two digits rather than four to define the applicable year. Any of Davox's computer programs or AnswerSoft's internal systems that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. The current version of AnswerSoft's software products are written to use four digits to recognize dates and as such the occurrence of the date January 1, 2000 will not, by itself, cause the current version of AnswerSoft's software products licensed to its customers to materially fail to operate in accordance with published specifications for such products, provided that all other software, scripts, hardware and products used in combination with the Company's software properly exchange date data with the Company's software.

  Davox and AnswerSoft are in the process of conducting assessments of their respective computer information systems and are beginning to take the necessary steps to determine the nature and extent of the work required to make their systems Year 2000 compliant, where necessary. These steps will require Davox and may require AnswerSoft to modify, upgrade or replace some of their respective internal financial and operational systems. Davox and AnswerSoft continue to evaluate the estimated cost of bringing all internal systems, equipment and operations into Year 2000 compliance, but neither company has finished determining the total cost of these compliance efforts. While these efforts may involve additional costs, Davox and AnswerSoft believe, based upon currently available information, that these costs will not have a material adverse effect on the business, financial condition or results of operations of Davox, AnswerSoft or the combined company. However, if these efforts are not completed on time, or if the cost of updating or replacing Davox's or AnswerSoft's information systems, if necessary, exceeds their current estimates, the Year 2000 issue could have a material adverse impact on the business, financial condition or results of operations of Davox, AnswerSoft or the combined company.

  Davox and AnswerSoft also intend to determine the extent to which Davox and AnswerSoft may be vulnerable to any failures by their major suppliers, distributors and service providers to remedy their own Year 2000 issues, and are in the process of initiating formal communications with these parties. In addition, AnswerSoft is in the process of obtaining Year 2000 compliance certificates from its suppliers of internally used software for mission critical applications. At this time Davox and AnswerSoft are unable to estimate the nature or extent of any potential adverse impact resulting from the failure of third party suppliers, distributors and service providers to achieve Year 2000 compliance, although they do not currently anticipate that they will experience any material shipment delays from their major product suppliers or any material sales delays from their major distributors due to Year 2000 issues. However, there can be no assurance that these third parties will not experience Year 2000 problems or that any problems would not have a material effect on Davox's, AnswerSoft's or the combined company's product supply and distribution channels. Because the cost and timing of Year 2000 compliance by third parties such as suppliers, distributors and service providers is not within Davox's, AnswerSoft's or the combined company's control, no assurance can be given with respect to the cost or timing of such efforts or any potential adverse effects on Davox, AnswerSoft or the combined company of any failure by these third parties to achieve Year 2000 compliance.

                           THE STOCKHOLDER MEETINGS

GENERAL

  This Joint Proxy Statement/Prospectus is being furnished to holders of Davox Common Stock in connection with the solicitation of proxies by the Davox Board for use at the Davox Meeting to be held at the offices of Davox, 6 Technology Park Drive, Westford, Massachusetts, at 10:00 a.m., Boston Time, on May 6, 1998, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

  This Joint Proxy Statement/Prospectus is also being furnished to holders of AnswerSoft Capital Stock in connection with the solicitation of proxies by the AnswerSoft Board for use at the AnswerSoft Meeting to be held at the offices of AnswerSoft, 2201 North Central Expressway, Suite 200, Richardson, Texas, at 9:00 a.m., Dallas Time, on May 6, 1998, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders.

MATTERS TO BE CONSIDERED AT THE MEETINGS

  Davox. At the Davox Meeting, holders of record of Davox Common Stock as of the close of business on March 13, 1998, will be asked to consider and vote upon proposals: (i) to approve the issuance of 2,384,452 shares of Davox Common Stock pursuant to the Merger Agreement; (ii) to elect four directors to the Davox Board; (iii) to approve an increase in the number of shares of Davox Common available for issuance under 1996 Stock Plan to 1,950,000 shares; (iv) to ratify the selection of Arthur Andersen LLP, independent public accountants, as auditors for the fiscal year ending December 31, 1998; and (v) to transact such other business as may properly come before the Davox Meeting or any adjournments or postponements thereof.

  AnswerSoft. At the AnswerSoft Meeting, holders of record of AnswerSoft Capital Stock as of the close of business on March 13, 1998, will be asked to consider and vote upon proposals (i) to approve and adopt the Merger Agreement and approve the Merger, (ii) to approve the Option Vesting Proposals and (iii) to transact such other business as may be incidental to such transaction.

RECORD DATES; VOTING AT THE MEETINGS

  Davox. The Davox Board has fixed March 13, 1998 as the record date (the "Davox Record Date") for the determination of Davox stockholders entitled to notice of and to vote at the Davox Meeting. Accordingly, only holders of record of Davox Common Stock as of the close of business on the Davox Record Date will be entitled to notice of, and to vote at, the Davox Meeting. As of March 13, 1998, there were 11,918,940 shares of Davox Common Stock outstanding, held by approximately 296 holders of record. Each record holder of Davox Common Stock on the Davox Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for a vote of the stockholders of Davox at the Davox Meeting. The presence, in person or by properly executed proxy, of holders of a majority of the outstanding shares of Davox Common Stock entitled to vote at the Davox Meeting is necessary to constitute a quorum at the Davox Meeting.

  AnswerSoft. The AnswerSoft Board has fixed March 13, 1998 as the record date (the "AnswerSoft Record Date") for the determination of holders of AnswerSoft Capital Stock entitled to notice of and to vote at the AnswerSoft Meeting. Accordingly, only holders of record of shares of AnswerSoft Capital Stock as of the close of business on the AnswerSoft Record Date will be entitled to notice of, and to vote at, the AnswerSoft Meeting. As of March 13, 1998, there were 1,379,064 shares of AnswerSoft Common Stock and 10,615,047 shares of AnswerSoft Preferred Stock outstanding, held by approximately 82 holders of record. Each record holder of shares of AnswerSoft Capital Stock on the AnswerSoft Record Date is entitled to cast one vote per share as specified below under "Votes Required," exercisable in person or by properly executed proxy, on each matter properly submitted for a vote of the stockholders of AnswerSoft at the AnswerSoft Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of AnswerSoft

Capital Stock entitled to vote at the AnswerSoft Meeting is necessary to constitute a quorum at the AnswerSoft Meeting.

VOTES REQUIRED

  Davox. The affirmative vote of a majority of the votes cast by holders of Davox Common Stock entitled to vote thereon at the Davox Meeting (at which there must be a quorum) is required in connection with the issuance of the shares of Davox Common Stock pursuant to the Merger Agreement, the increase in the number of shares of Davox Common Stock available for issuance under Davox's 1996 Stock Plan to 1,950,000 shares, and to ratify the selection of the auditors. The election of directors will be determined by a plurality of the votes cast by holders of Davox Common Stock entitled to vote thereon at the Davox Meeting (at which there must be a quorum). An automated system administered by Davox's transfer agent will tabulate the votes. The vote on each matter submitted to Davox's stockholders will be tabulated separately. Votes withheld from any nominee for election as director, as well as abstentions and broker "non-votes" with respect to all other matters being submitted to stockholders, are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. With respect to the effect on the outcome of the vote on such proposals, abstentions will have the effect of negative votes and broker non-votes will have no impact on the outcome of the vote as they are not considered shares entitled to vote.

  As of March 2, 1998, directors and executive officers of Davox and their affiliates were the owners of Davox Common Stock representing approximately 12.5% of the outstanding shares of Davox Common Stock.

  AnswerSoft. The affirmative vote of (a) AnswerSoft stockholders owning of record a majority of the issued and outstanding shares of AnswerSoft Capital Stock, voting together as a single class and (b) AnswerSoft stockholders owning of record a majority of the issued and outstanding shares of AnswerSoft Preferred Stock, voting together as a single class, is required to approve and adopt the Merger Agreement and approve the Merger on behalf of AnswerSoft. In addition, the affirmative vote of AnswerSoft stockholders owning of record more than seventy-five percent (75%) of the issued and outstanding shares of AnswerSoft Capital Stock, voting together as a single class, is required to approve each Option Vesting Proposal; provided that the shares of AnswerSoft Capital Stock actually owned or constructively owned by or for the AnswerSoft Officers (including any shares owned by any AnswerSoft Officer's spouse, children or parents) shall not be counted as outstanding stock for purposes of determining the vote for the Option Vesting Proposals. AnswerSoft will tabulate the votes of the AnswerSoft stockholders. Abstentions will be counted for purposes of determining whether a quorum is present at the AnswerSoft Meeting. With respect to the effect on the outcome of the vote on such proposals, abstentions will have the effect of negative votes.

  As of February 28, 1998, directors, executive officers and major stockholders of AnswerSoft and their affiliates, all of whom are contractually committed to vote in favor of the Merger, were the owners of 85.9% of all outstanding shares of AnswerSoft Capital Stock, voting together as a single class, and 92.3% of all outstanding shares of AnswerSoft Preferred Stock, voting together as a single class. As of February 28, 1998, directors, executive officers and major stockholders of AnswerSoft and their affiliates holding more than 75% of the outstanding shares of AnswerSoft Capital Stock are contractually committed to vote in favor of the Option Vesting Proposals; provided that the outstanding shares used to determine the votes for the Option Vesting Proposals exclude any AnswerSoft Capital Stock actually owned or constructively owned by or for the AnswerSoft Officers (such as shares owned by any AnswerSoft Officer or any AnswerSoft Officer's spouse, children or parents). See "The Merger--Participation Agreement."

PROXIES

  All shares of Davox Common Stock and all shares of AnswerSoft Capital Stock that are entitled to vote and are represented at their respective Meetings by properly executed proxies received prior to or at their respective Meetings and not duly and timely revoked, will be voted at such Meetings in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted:

  (a) In the case of the Davox Meeting, (i) FOR the approval of the issuance of 2,384,452 shares of Davox Common Stock pursuant to the Merger Agreement;
(ii) FOR the election of Alphonse M. Lucchese, Michael D. Kaufman, Walter J. Levison and R. Scott Asen as directors to the Davox Board; (iii) FOR the approval of the increase in the number of shares of Davox Common available for issuance under Davox's 1996 Stock Plan to 1,950,000 shares; and (iv) FOR the ratification of the selection of Arthur Andersen LLP as Davox's auditors for the fiscal year ending December 31, 1998; and

  (b) In the case of the AnswerSoft Meeting, FOR the approval and adoption of the Merger Agreement, FOR the approval of the Merger and FOR the approval of the Option Vesting Proposals.

  If any other matters are properly presented for consideration at either Meeting (or any adjournments or postponements thereof) including, among other things, consideration of a motion to adjourn or postpone either Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed forms of proxy and voting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Davox or AnswerSoft, as the case may be, or before the taking of the vote at the relevant Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Davox or AnswerSoft, as the case may be, before the taking of the vote at the relevant Meeting or (iii) attending the relevant Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered, in the case of the holders of Davox Common Stock, to Davox, 6 Technology Park Drive, Westford, Massachusetts 01886, Attention:
Secretary, and in the case of holders of AnswerSoft Capital Stock to AnswerSoft, 2201 North Central Expressway, Suite 200, Richardson, Texas 75080,
Attention: Secretary, or hand-delivered to the Secretary of Davox or AnswerSoft, as the case may be, at or before the taking of the vote at the relevant Meeting.

  Davox and AnswerSoft will each bear their respective costs of solicitation of proxies from their stockholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers, employees or agents of Davox and AnswerSoft in person or by telephone, telegram or other means of communication. Such directors, officers, employees and agents will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Davox and AnswerSoft will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                               ----------------

   ANSWERSOFT STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR
                                 PROXY CARDS.

                               ----------------

                                  THE MERGER

  The following discussion summarizes the proposed Merger and related transactions. The following is not, however, a complete statement of all provisions of the Agreement and related agreements. Detailed terms of and conditions to the Merger and certain related transactions are contained in the Agreement, a conformed copy of which is attached to this Joint Proxy Statement/Prospectus as Annex A. Reference is also made to the other Annexes hereto. Statements made in this Joint Proxy Statement/Prospectus with respect to the terms of the Merger and such related transactions are qualified in their respective entireties by reference to the more detailed information set forth in the Agreement and the other Annexes hereto. This section contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere herein.

BACKGROUND OF THE TRANSACTION

  Late in 1997, Davox determined that because of increasing competition within the call center management market, rapid technological developments and the globalization of the call center market opportunity, successful companies in this market would forge strategic business alliances and explore corporate mergers and acquisitions as a strategy to acquire products, technologies and market share. During this time period, Davox hired Louis Marianacci as President and charged him with responsibility for Davox's international operation, as well as for developing and implementing strategic business alliances and exploring potential acquisition opportunities.

  Mr. Marianacci had become familiar with AnswerSoft's business, technology and products during his tenure as Vice President of Customer Sales and Service at Lucent Technologies' Call Center business unit. On or about January 8, 1998, Mr. Marianacci called Jeanne Bayless, Chairman of AnswerSoft, to discuss potential synergies between Davox and AnswerSoft.

  On January 12, Ms. Bayless called Mr. Marianacci and proposed that she and David Brandenburg, President and Chief Executive Officer of AnswerSoft, visit with Mr. Marianacci and Alphonse M. Lucchese, Chief Executive Officer and Chairman of Davox. On January 14, Mr. Marianacci and Douglas Smith, Vice President, Sales & Marketing of Davox, met with Mr. Brandenburg and Ms. Bayless. The group discussed potential synergies between the organizations and discussed the possibility of a business combination transaction.

  On January 15, Mr. Lucchese, Mr. Marianacci, Mr. Brandenburg and Ms. Bayless met to further discuss a potential business combination. The group ended the discussions as a result of fundamental disagreements with respect to potential terms of such a transaction, including the economic terms.

  Over the ensuing week, officers of Davox and officers of AnswerSoft discussed a potential OEM relationship, although each party independently recognized that a merger continued to be a possibility. On or about January 23, Davox sent John Cambray, Vice President, Development of Davox, to AnswerSoft to evaluate AnswerSoft's technology and to confirm that a business combination was still a possibility.

  On or about January 25, Davox contacted Robert Dunn, Partner of the Catalyst Group, and engaged Catalyst to perform a due diligence investigation of AnswerSoft. The Catalyst Group is an independent third party consulting firm that specializes in performing independent due diligence activities on behalf of potential acquirors.

  On January 29, Davox held a regularly scheduled Board of Directors meeting at which all of its Directors were present along with a representative of Testa, Hurwitz & Thibeault, LLP (TH&T), Davox's outside counsel. The potential combination with AnswerSoft was discussed and the Board of Directors provided its approval for Davox to proceed with discussions and further due diligence concerning a potential business combination.

  On or about February 3, Davox sent to AnswerSoft a financial and legal due diligence checklist. Over the next few weeks, AnswerSoft responded with documents and engaged in discussions relating to the due diligence checklist.

  On February 11, Mr. Dunn traveled to AnswerSoft and performed his independent analysis of AnswerSoft. Mr. Lucchese, Mr. Marianacci, and John J. Connolly, Chief Financial Officer and Vice President of Finance of Davox, met with Mr. Brandenburg, Ms. Bayless, and Richard Connelly, Chief Financial Officer of AnswerSoft, to discuss the potential acquisition.

  On February 12, Mr. Lucchese, Mr. Marianacci, and John Connolly traveled to AnswerSoft in order to evaluate business plans, products, strategies and potential synergies between the companies. Following extensive discussions of AnswerSoft's business plans, strategies and synergies, pricing was discussed and the parties reached a preliminary, conditional understanding on a price range for the business combination, conditioned on continued due diligence and the preparation of documentation which was acceptable to both parties. Each member of Davox's Board of Directors was called to verify that the preliminary, conditional pricing discussions were acceptable to the Davox Board of Directors and each agreed that Davox should proceed with discussions, due diligence and the preparation of documentation. The AnswerSoft Board directed AnswerSoft management to proceed with discussions and the preparation of documentation.

  On February 17 and 18, Davox sent a diligence team to AnswerSoft headquarters to conduct an extensive due diligence review. The team consisted of representatives of Davox's inside legal and accounting staff, as well as representatives from TH&T and Arthur Andersen LLP, Davox's independent public accountants.

  On February 20, Mr. Dunn formally presented to Davox executive management his assessment of AnswerSoft. Mr. Dunn indicated that there could be substantial synergies between Davox and AnswerSoft. Davox's executive management team asked Mr. Dunn for further information and additional AnswerSoft customer references.

  On February 23, Davox engaged Piper Jaffray Inc. to act as its financial advisor in connection with the possible strategic business combination with AnswerSoft.

  On February 23, Davox provided to AnswerSoft a draft of the Merger Agreement which led to subsequent discussions between counsel to Davox and counsel to AnswerSoft regarding the proposed structure and other principal terms of the Agreement.

  From February 24 through March 9, Davox and AnswerSoft, together with their respective legal and financial advisors, continued to negotiate the terms of definitive agreements relating to the transaction, including the terms of the Participation Agreement, the termination rights relating to the Merger Agreement, the conditions upon which any break-up fees would be payable and the amount of such fees, and the representations, warranties and covenants to be included in the Merger Agreement.

  On February 25, Mr. Lucchese and Mr. Connolly traveled to Dallas to meet with management of AnswerSoft to discuss in greater detail AnswerSoft's 1998 business plan.

  On February 26, the AnswerSoft Board met and discussed the potential merger. The AnswerSoft Board authorized AnswerSoft management to continue to pursue the potential transaction.

  On or about March 1, Mr. Dunn provided additional information to Davox management and favorable customer references.

  On March 3, the AnswerSoft Board held an informal meeting for management to provide an update on the status and business terms of the Merger. Mr. Smith and Mr. Marianacci met with Richard Dural, Vice President of Worldwide Sales of AnswerSoft, to further evaluate AnswerSoft's sales plan.

  On the afternoon of March 4, the Davox Board met at Davox's offices in Westford, Massachusetts, with one Director participating by telephone conference call. Senior management of Davox reported on the status of negotiations with respect to the business terms of the Merger. In addition, there was a discussion regarding the potential market reaction to the proposed combination and the impact of the Exchange Ratios based on the then current trading price for Davox Common Stock. Davox's legal counsel reviewed for the Davox Board the proposed terms of the Agreement and related documents. Piper Jaffray made a presentation to the Davox Board regarding the consideration to be paid in the Merger pursuant to the Merger Agreement to be executed as of March 9, 1998 and reviewed its preliminary financial analyses and other information with respect to the companies. Based on its preliminary analyses, Piper Jaffray indicated it expected to be able to render a favorable opinion concerning the fairness from a financial point of view to Davox of the aggregate consideration proposed to be paid for AnswerSoft Common Stock and AnswerSoft Preferred Stock in the Merger. After careful consideration and conditioned on the receipt of a written favorable opinion from Piper Jaffray, the Davox Board unanimously voted to approve the Merger, Merger Agreement in the form executed on March 9, 1998, and the related transaction documents.

  On March 6, the AnswerSoft Board held a meeting via telephonic conference call. Senior management of AnswerSoft reported on the status of negotiations with respect to the business terms of the Merger. AnswerSoft's legal counsel reviewed for the AnswerSoft Board the proposed terms of the Merger Agreement in the form executed on March 9, 1998, the Participation Agreement and related documents. The Board also discussed potential alternatives to the Merger. After full discussion of these and other factors, the AnswerSoft Board unanimously voted to approve the Merger, the Merger Agreement in the form executed on March 9, 1998, and the related transaction documents.

  In the evening on March 9, following receipt of the Piper Jaffray fairness opinion described above and final approval by the Davox Board and the AnswerSoft Board, the Merger Agreement in the form executed on March 9, 1998, and related agreements were executed by both companies and they issued a joint press release.

  On April 1 through 3, officers of Davox met with officers of AnswerSoft to review AnswerSoft's preliminary financial results for the first quarter of 1998. Based on this review, the officers of Davox and AnswerSoft agreed to present to their respective Boards for approval an amendment and restatement of the Merger Agreement executed on March 9, 1998 to adjust the aggregate consideration from $76 million to $74 million.

  On April 3, the AnswerSoft board held a meeting via telephonic conference call. Senior management of AnswerSoft reviewed AnswerSoft's preliminary financial results for the first quarter of 1998 and the proposed amendment and restatement of the Merger Agreement. After full discussion of these and other factors, the AnswerSoft Board approved the Merger Agreement as amended and restated.

  On April 6, the Davox Board held a meeting via telephonic conference call. Senior management of Davox reviewed AnswerSoft's preliminary financial results for the first quarter of 1998 and the proposed amendment and restatement of the Merger Agreement. After full discussion of these and other factors, the Davox Board approved the Merger Agreement as amended and restated.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  Certain statements made in the following paragraphs regarding the potential benefits that could result from the Merger are forward-looking statements based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Such risks and uncertainties are set forth under "Risk Factors" and elsewhere in this Joint Proxy Statement/Prospectus.

 Joint Reasons for the Merger

  The Boards of Directors of Davox and AnswerSoft have determined that the combined company would have the potential to realize long-term improved operating and financial results and a stronger competitive position than either company might achieve independently. Davox and AnswerSoft believe that there is a tight strategic fit between Davox's and AnswerSoft's businesses, and that the differences between the companies' historical approaches--in market focus, product features and service design, and industry emphasis--make the business combination complementary. Davox and AnswerSoft believe that the Merger will provide greater opportunities to develop business relationships, license technology, and engage in other strategic combinations or transactions involving their respective products, services, and technologies than would be the case if the companies otherwise independently engaged in these activities. In this way, the Merger could provide Davox with the range of products and services required to play a defining role in the market for call center management solutions.

  Each of Davox and AnswerSoft has identified additional potential mutual benefits of the Merger that they believe will contribute to the success of the combined company. These potential benefits include principally the following:

  . Best-of-Breed Call Center Management Solutions. Davox is a leading provider of management systems principally for outbound call center operations, including business applications such as credit/collections, telephone sales and marketing and fundraising. AnswerSoft provides advanced communications systems and solutions principally for in-bound operations within a call center, including telephone sales and customer service and support. The combination of Davox and AnswerSoft is expected to create a company able to provide superior solutions across the breadth of the call center.

  . Shared Strategic Vision. The management teams of Davox and AnswerSoft share a common strategic vision of creating a combined company that is the provider of choice for purchasers of call center management products. Both companies believe that call center infrastructures will continue to require best-of-breed technology such as AnswerSoft's Concerto product line and Davox's Unison product line including recently announced LYRICall and In/Unison products. The combination of the products and technologies of both companies, in addition to the leadership each company has in different market segments, will position the combined company to serve a broad base of customers with industry-leading technology to meet their call center needs.

  . Improved Ability to Compete. Davox and AnswerSoft believe that the growth of call centers, coupled with the need to improve call center productivity by integrating inbound and outbound applications, is driving demand among the largest users for single-vendor solutions. Davox and AnswerSoft further believe that other call center product vendors are attempting to meet these needs by developing and acquiring new products and technologies to enable them to offer integrated product sets designed to provide end-to-end solutions. Davox and AnswerSoft believe that the combined company, with the combined breadth of product offerings, industry experience, sales and marketing capability and financial and other resources, will be able to compete more effectively in the rapidly evolving and highly competitive market for call center solutions and respond more effectively to technological change and evolving customer needs.

  Davox and AnswerSoft have each identified additional reasons for the Merger. Each Board of Directors has recognized that the potential benefits of the Merger may not be realized. See "Risk Factors."

 Davox's Reasons for the Merger

  In addition to the anticipated joint benefits described above, the Davox Board believes that the following are additional reasons the Merger will be beneficial to Davox and additional reasons for the stockholders of Davox to vote FOR the proposals set forth herein:

  . The addition of AnswerSoft's in-bound-focused products to Davox's products will help meet an increasingly important customer requirement in the call center management market that is currently not fully met by the Davox product family.

  . The combined company will have a more complete portfolio of integrated best-of-breed call center management products, greater resources, and increased research and development than Davox on a stand-alone basis. The combined company is expected to be able to compete more effectively with competitors having greater resources and broader product offerings than Davox on a stand-alone basis.

  . Davox will have the opportunity to expand its market presence through AnswerSoft's customer base of telecommunications providers, computer and electronics manufacturers and insurance and financial services companies.

  . Combining Davox's and AnswerSoft's products and technologies will enable the combined company to offer to the existing customer bases of Davox and AnswerSoft a more complete end-to-end call center management solution. The Davox Board believes that the broader portfolio of products offered by the combined company will better position the combined company to maintain Davox's status as a key vendor.

  . In the face of an increasingly competitive industry, Davox must continue to invest in industry-leading technology. The Davox Board believes that the combined company will be in a stronger competitive position than Davox alone to effectively meet the industry's technology challenges and evolving customer demands.

  . The management teams of the combined company will have greater depth of knowledge of the call center industry and technologies than that of either company standing alone.

  In the course of its deliberations during the Davox Board meeting held on March 4, 1998, the Davox Board reviewed with Davox management a number of additional factors relevant to the Merger, including (i) historical information concerning AnswerSoft's and Davox's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position; (ii) Davox management's view as to the financial condition, results of operations and businesses of Davox and AnswerSoft before and after giving effect to the Merger based on management due diligence and earnings estimates; (iii) current market conditions and historical market prices, volatility and trading information with respect to Davox Common Stock; (iv) the relationship between the market value of Davox Common Stock to be issued in exchange for each share of AnswerSoft Common Stock and AnswerSoft Preferred Stock and a comparison of comparable merger transactions; (v) the belief that the terms of the Merger Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable; (vi) preliminary financial analyses and other information with respect to the companies presented by Piper Jaffray in its Board presentation; (vii) the impact of the Merger on Davox's customers, business partners and employees; (viii) the compatibility of the respective business philosophies and corporate cultures of Davox and AnswerSoft; (ix) the management resources available to address the management needs of the combined company and such management's experience at managing operations at different locations and integrating acquisitions; and (x) reports from management, legal and financial advisors as to the results of their due diligence investigation of AnswerSoft. The Davox Board also considered the terms of the proposed Agreement regarding AnswerSoft's rights to consider and negotiate other acquisition proposals in certain circumstances, as well as the possible effect of the provisions regarding the termination fee. In addition, the Davox Board noted that the Merger is expected to be accounted for as a pooling-of-interests and that no goodwill is expected to be created on the books of Davox as a result thereof.

  The Davox Board also identified and considered a variety of potentially negative factors in its deliberations concerning the Merger, including, but not limited to: (i) the risk that the potential benefits sought in the Merger might not be fully realized; (ii) the possible adverse impact that AnswerSoft's near-term operating results could have on Davox; (iii) the difficulty of managing separate operations at different geographic locations;
(iv) the risk that despite the efforts of the combined company, key technical, marketing and management personnel might not choose to remain employed by the combined company; (v) the risk that the operations of the two companies would not be successfully integrated; (vi) the possibility that the Merger might not be consummated and the effect of public announcement of the Merger on (a) Davox's revenues and operating results; (b) Davox's ability to attract and retain key management, marketing, and technical personnel; and (c) progress of certain development projects; (vii) the potential dilutive effect of the issuance of Davox Common Stock in the Merger; (viii) the potential negative impact on Davox's business and financial results in the near term arising from Davox management's focus on completing the Merger; (ix) the substantial charges expected to be incurred, primarily in the quarter ending June 30, 1998, in connection with the Merger, including costs of integrating the businesses and transaction expenses arising from the Merger; and (x) the risks described under "Risk Factors" herein.

  The Davox Board believed that certain of these risks were unlikely to occur, while others could be avoided or mitigated by the combined company, and that, overall, these risks were outweighed by the potential benefits of the Merger.

  The foregoing discussion of the information and factors considered by the Davox Board is not intended to be exhaustive but is believed to include all material factors considered by the Davox Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the Davox Board did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the Davox Board may have given different weight to different factors.

 AnswerSoft's Reasons for the Merger

  In addition to the anticipated joint benefits described above, the AnswerSoft Board believes that the following are additional reasons the Merger will be beneficial to AnswerSoft and additional reasons for the stockholders of AnswerSoft to vote FOR the proposals set forth herein:

  . Liquidity to AnswerSoft Stockholders. The Merger will provide AnswerSoft's stockholders, optionholders and warrantholders liquidity for their equity interests. The Merger was considered in view of a variety of alternatives and the AnswerSoft Board concluded that no other company offered the same strategic fit or would offer benefits comparable to those of Davox. The Merger is also expected to be treated as a tax-free exchange under Section 368 of the Code.

  . Access to Davox's Customer Base. The Merger will enable AnswerSoft's product suite to access the installed base of customers of Davox's existing products. AnswerSoft believes that access to Davox's customer base is increasingly essential in the market for call center solutions.

  . Access to Davox's Direct Sales Force. The Merger will also provide AnswerSoft with access to Davox's direct sales channel. The combined company can thereby leverage Davox's direct sales channel and AnswerSoft's indirect sales channels to bring AnswerSoft's product suite to a greater number of customers than would have been possible prior to the Merger.

  . Integrated Suite of Call Center Solutions. AnswerSoft has a product suite that it believes complements that of Davox. AnswerSoft expects that the combined company will be able to offer customers a more complete suite of call center solutions. AnswerSoft believes that the ability to offer a more comprehensive solution is and will continue to be essential to remain competitive in this market.

  In the course of its deliberations during AnswerSoft Board meetings held on February 26, 1998, March 6, 1998 and April 3, 1998 and during an informal Board meeting on March 3, 1998 the AnswerSoft Board reviewed with AnswerSoft management a number of additional factors relevant to the Merger, including
(i) historical information concerning AnswerSoft's and Davox's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including reports filed by Davox with the Commission concerning results of operations during the most recent fiscal year and fiscal quarter; (ii) AnswerSoft management's view as to the financial condition, results of operations and businesses of AnswerSoft before and after giving effect to the Merger based on management due diligence and earnings estimates; (iii) current market conditions and historical market prices, volatility and trading information with respect to Davox Common Stock;
(iv) the consideration to be received by AnswerSoft stockholders in the Merger and the relationship between the market value of Davox Common Stock to be issued in exchange for AnswerSoft Common Stock and a comparison of comparable merger transactions; (v) the belief that the terms of the Merger Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable; (vi) AnswerSoft management's view as to the prospects of AnswerSoft as an independent company;
(vii) AnswerSoft management's view as to the potential for other third parties to enter into strategic relationships with or to acquire AnswerSoft; (viii) the impact of the Merger on AnswerSoft's customers and employees; and (ix) the potential long-term appreciation in value to AnswerSoft's stockholders and strategic positioning of Davox resulting from the synergies between the two companies. The AnswerSoft Board also considered the terms of the proposed Agreement regarding AnswerSoft's rights to consider and negotiate other acquisition proposals in certain circumstances, as well as the possible effect of the provisions regarding the termination fee. In addition, the AnswerSoft Board noted that the Merger is expected to be accounted for as a pooling-of-interests and that no goodwill is expected to be created on the books of Davox as a result thereof.

  The AnswerSoft Board also identified and considered a variety of potentially negative factors in its deliberations concerning the Merger, including, but not limited to: (i) the risk that the potential benefits sought in the Merger might not be fully realized; (ii) the possibility that the Merger might not be consummated and the effects of public announcement of the Merger on (a) AnswerSoft's sales and operating results; (b) AnswerSoft's ability to attract and retain key management, marketing, and technical personnel; and (c) progress of certain development projects; (iii) the potential dilutive effect of the issuance of Davox Common Stock in the Merger; (iv) the substantial charges expected to be incurred, primarily in the quarter ending June 30, 1998, in connection with the Merger, including costs of integrating the businesses and transaction expenses arising from the Merger; (v) the risk that despite the efforts of Davox, key technical and management personnel might not remain employed by Davox; and (vi) the risks described under "Risk Factors" herein. The AnswerSoft Board believed that these risks were outweighed by the potential benefits of the Merger.

OPINION OF DAVOX'S FINANCIAL ADVISOR

  This section contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere herein.

  Piper Jaffray was retained by Davox on February 23, 1998 to assist Davox in its evaluation of a proposed business combination with AnswerSoft and, at the request of Davox's Board, to render an opinion to Davox's Board concerning the fairness, from a financial point of view, of the consideration to be paid in the proposed transaction.

  Piper Jaffray delivered to Davox's Board on March 9, 1998, its written opinion (the "Opinion"), to the effect that, as of the date of the Opinion, based on and subject to the assumptions, factors and limitations set forth in the Opinion and as described below, the consideration proposed to be paid to the holders of outstanding AnswerSoft Common Stock and AnswerSoft Preferred Stock taken as a whole in the Merger pursuant to the Merger Agreement dated as of March 9, 1998 was fair, from a financial point of view, to Davox. A copy of the Opinion is attached as Annex C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. Davox's stockholders are urged to read the attached Opinion in its entirety.

  Piper Jaffray was not requested and did not make any recommendation to Davox's Board as to the form or amount of the consideration to be paid in the Merger, which was determined through negotiations between the parties to the Merger. The Opinion was rendered to Davox's Board and does not constitute a recommendation to any stockholder of Davox as to how such stockholder should vote at the Davox Meeting. The Opinion does not address Davox's underlying business decision to proceed with or effect the Merger.

  In arriving at the Opinion, Piper Jaffray reviewed (i) the draft of the Merger Agreement dated March 8, 1998, (ii) certain information relative to the business, financial condition and operations of AnswerSoft, (iii) certain internal financial planning information of AnswerSoft on a stand-alone basis furnished by management of AnswerSoft and revised by management of Davox, (iv) certain financial and securities data of AnswerSoft and companies deemed similar to AnswerSoft or representative of the business sector in which AnswerSoft operates, (v) to the extent publicly available, the financial terms of certain acquisition transactions deemed comparable to the Merger, (vi) certain publicly available information relative to the business, financial condition and operations of Davox, (vii) certain publicly available financial and securities data of Davox and companies deemed similar to Davox or representative of the business sector in which Davox operates and (viii) certain internal financial information of Davox on a stand-alone basis and as a combined company with AnswerSoft prepared for financial planning purposes and furnished by the management of AnswerSoft. In addition, Piper

Jaffray engaged in discussions with members of management of Davox and AnswerSoft concerning the respective financial conditions, current operating results and business outlook of Davox and AnswerSoft and the plans and business outlook for the combined company following the Merger.

  On March 4, 1998, Piper Jaffray prepared and delivered to Davox's Board certain written materials containing various preliminary analyses and other information material to the Opinion. These analyses and other information were updated for purposes of rendering the Opinion as of March 9, 1998. The following is a summary of these updated materials.

  Davox Market Overview. Piper Jaffray reviewed selected market data relating to ownership, price and volume for Davox Common Stock. In addition, Piper Jaffray reviewed the relative stock performance of Davox in comparison to a select group of comparable companies more fully described below and the Nasdaq Composite Index for the period March 6, 1995 to March 6, 1998.

  As part of its analysis of Davox, Piper Jaffray compared various operating and valuation data of Davox with that of a select group of seven computer telephony/call center industry companies (Aspect Telecommunications, EIS International, Genesys Telecommunications Laboratories, GeoTel Communications, Melita International, Mosaix and Applied Voice Technology). This comparable company group was comprised of publicly traded companies with a market capitalization greater than $50 million competing in the computer telephony/call center industry. This analysis produced selected valuation data based on the closing price of Davox of $34.78 per share on March 6, 1998 as follows: market price to latest 12 months ("LTM") earnings for the comparable companies ranged from 13.2x to 106.3x, with a mean and median of 40.0x and 30.5x, respectively, and for Davox 34.1x; market price to 1998 calendar estimate for the comparable companies ranged from 11.5x to 68.4x, with a mean and median of 33.2x and 23.8x, respectively, and for Davox 26.6x; market price to 1999 calendar estimate for the comparable companies ranged from 9.7x to 50.5x, with a mean and median, respectively, of 25.5x and 20.9x, respectively, and for Davox 23.2x; company value (market capitalization plus debt less cash) to LTM revenue for the comparable companies ranged from 0.8x to 15.8x, with a mean and median of 5.2x and 3.0x, respectively, and for Davox 4.6x; company value to 1998 calendar year estimate revenue for comparable companies ranged from 0.7x to 9.1x, with a mean and median of 3.5x and 2.3x; respectively, and for Davox 3.5x; company value to 1999 calendar year estimate revenue for comparable companies ranged from 0.6x to 6.0x, with a mean and median of 2.5x and 1.8x, respectively, and for Davox 2.8x; and company value to LTM operating income for the comparable companies ranged from 8.4x to 27.3x, with a mean and median of 18.1x and 18.9x, respectively, and for Davox 18.7x. Earning and revenue estimates for Davox and the comparable companies were derived from publicly available analyst reports.

  Implied Aggregate Consideration. Based on the terms of the Merger Agreement as executed on March 9, 1998, Piper Jaffray calculated the aggregate number of shares of Davox Common Stock to be issued to holders of AnswerSoft Common Stock and AnswerSoft Preferred Stock in the Merger, or 2.44 million shares. Using the Davox Common Stock price at March 6, 1998, Piper Jaffray calculated an aggregate implied value of the consideration to be issued of $84.90 million and an implied company value for AnswerSoft of $82.11 million.

  Comparable Public Company Analysis. Piper Jaffray compared certain financial information and valuation ratios relating to AnswerSoft to corresponding data and ratios from a group of selected publicly traded companies deemed comparable to AnswerSoft. This group was identical to the comparable company group used for purposes of comparable company analysis of Davox, except that Davox was added to the group. For purposes of analysis, Piper Jaffray compared the multiples implied by the aggregate consideration in the Merger to the calculated valuation multiples for the comparable companies. This analysis produced multiples of selected valuation data as follows: equity value to LTM earnings for the comparable companies ranged from 13.2x to 106.3x, with a mean and median of 39.2x and 32.2x, respectively, and for AnswerSoft was not meaningful; equity value to 1998 calendar year estimated earnings for comparable companies ranged from 11.5x to 68.4x, with a mean and median of 32.4x and 25.1x, respectively, and for AnswerSoft was not meaningful; equity value to 1999 calendar year estimated earnings for comparable companies ranged from 9.7x to 51.0x, with a mean and median of 25.0x and 21.0x, respectively, and for AnswerSoft 36.2x; company value to LTM revenue for the comparable companies ranged from 0.8x to 15.8x, with a mean and median of 5.1x and 3.3x, respectively, and for AnswerSoft to 12.1x; company value to calendar 1998 revenue estimate for the comparable companies ranged from 0.7x to 9.1x, with a mean and median of 3.5x and 2.5x, and for AnswerSoft 5.9x; company value to calendar 1999 revenue estimate for the comparable companies ranged from 0.6x to 6.0x, with a mean and median of 2.5x and 2.0x, respectively, and for AnswerSoft 2.8x; and estimated 1999 price to earnings ratio as a percentage of three to five year growth plan for the comparable companies ranged from 51.1% to 99.4%, with a mean and median of 74.9% and 66.6%, respectively, and for AnswerSoft 55.7%.

  AnswerSoft Stand-Alone Discounted Cash Flow Analysis. Piper Jaffray estimated the present value of the projected future cash flows of AnswerSoft on a stand-alone basis using internal financial planning data prepared by AnswerSoft management and revised by Davox management for the years ending December 31, 1998 through 2000. Piper Jaffray applied a range of terminal value multiples of forecasted 2000 earnings before interest and taxes of 10.0x to 14.0x and a range of discount rates of 20% to 30%. This analysis yielded a range of estimated present values of aggregate equity of approximately $64.7 million to $110.2 million.

  Comparable Transaction Analysis. Piper Jaffray reviewed certain merger transactions which it deemed comparable in whole or in part to the Merger. Piper Jaffray analyzed nine completed transactions involving the combination of companies in SIC codes for prepackaged software and telephone and telegraph apparatus, announced between January 1, 1996 and March 6, 1998 with a total deal value in excess of $5.0 million. Piper Jaffray calculated the multiple of company value to LTM revenue (the only valuation multiple for which meaningful data was available) for the comparable transactions ranging from 0.5x to 10.7x, with a mean and median of 3.5x and 2.5x, respectively, and for the Merger 12.1x.

  Accretion/Dilution Analysis. Piper Jaffray examined the hypothetical pro forma effect of the Merger on the combined company's earnings per share for the fiscal years ending December 31, 1998 through 2000, with synergies anticipated by Davox management from incremental revenue and cost savings generated from reductions in cost of services and research and development and other selling, general and administrative savings. Piper Jaffray performed this analysis with and without the benefit of estimated net operating loss carryforwards ("NOL"). The analysis indicated that the Merger is anticipated to be dilutive to projected combined company earnings per share in fiscal 1998 without NOL and with NOL by (8.4%) and (4.7%), respectively, and accretive in fiscal 1999 and 2000 by amounts ranging from 3.8% to 15.2%. The actual operating and financial results achieved by the combined company may vary from projected results and variations may be material as a result of business and market risks, the timing and amount of synergies, the costs associated with achieving such synergies and other factors.

  Contribution Analysis. Piper Jaffray also analyzed the expected contributions of each of Davox and AnswerSoft to revenue, operating income, pre-tax income and net income of the combined company for the years ending December 31, 1998 through 2000 based on Davox's financial planning data with and without anticipated synergies. Incremental contribution arising from anticipated synergies was allocated to AnswerSoft for purposes of this analysis. The analysis indicated that during these periods AnswerSoft would contribute to the combined entity revenues ranging from 15.1% to 24.7% with synergies and 11.9% to 23.4% without synergies, operating income ranging from 10.1% to 27.2% with synergies and 0.1% to 21.5% without synergies, pre-tax income ranging from 7.9% to 26.0% with synergies and 0.1% to 20.5% without synergies, and net income ranging from 7.4% to 26.0% with synergies and 0.1% to 20.5% without synergies. Former AnswerSoft stockholders will account for approximately 15.8% of the ownership of the combined company.

  In reaching its conclusion as to the fairness of the aggregate consideration to be paid to holders of AnswerSoft Common Stock and AnswerSoft Preferred Stock in the Merger pursuant to the Merger Agreement dated as of March 9, 1998 and in its presentation to Davox's Board, Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusions as to how the results of any given analysis, taken alone, supported its Opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analyses or summary description. Piper Jaffray believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, would create a misleading view of the processes underlying the Opinion. The analyses of Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any comparable analysis as a comparison is identical to Davox, AnswerSoft or the Merger. Accordingly, an analysis of the results is not mathematical; rather, it involves complex considerations and judgments concerning differences in the various characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies to which Davox and AnswerSoft were compared.

  For purposes of the Opinion, Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial and other information made available to it and did not assume responsibility independently to verify such information. Piper Jaffray relied upon the assurances of the respective managements of Davox and AnswerSoft that the information provided by Davox and AnswerSoft had a reasonable basis and, with respect to financial planning data, products and technologies under development and other business outlook information, reflected the best available estimates, and that they were not aware of any information or fact that would make the information provided to Piper Jaffray incomplete or misleading. Financial planning data was prepared based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and actual results could vary significantly from those set forth in such financial planning data. Upon the advice of Davox and AnswerSoft and their legal and accounting advisors, Piper Jaffray assumed (i) the Merger would be treated as a "pooling-of-interests" for accounting purposes and (ii) the Merger would qualify as a reorganization within the meaning of Section 368(a) of the Code.

  Piper Jaffray assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no restrictions, including any divestiture requirements will be imposed that will have a material adverse effect on the Combined Company. Piper Jaffray's opinion is limited to the aggregate consideration to be paid to the holders of AnswerSoft Common Stock and AnswerSoft Preferred Stock in the Merger pursuant to the Merger Agreement dated as of March 9, 1998 and Piper Jaffray made no analysis of, or distinction between, any separate class of capital stock of AnswerSoft.

  In arriving at the Opinion, Piper Jaffray did not perform and was not provided any appraisal or valuation of specific assets or liabilities (contingent or otherwise) of Davox or AnswerSoft and expressed no opinion regarding the liquidation value of any entity. Piper Jaffray did not make any physical inspection of the properties or assets of AnswerSoft or Davox. No other limitations were imposed by Davox on the scope of Piper Jaffray's investigation or the procedures to be followed in rendering its Opinion. Piper Jaffray expressed no opinion as to the price at which shares of Davox Common Stock have traded or at which shares of Davox Common Stock may trade at any future time. The Opinion is based upon information available to Piper Jaffray and the facts and circumstances as they existed and were subject to evaluation on the date of the Opinion. Events occurring after such date could materially affect the assumptions used in preparing the Opinion. Piper Jaffray was not requested to opine and did not opine on the fairness of the consideration to be paid pursuant to the Amended and Restated Merger Agreement dated as of April 6, 1998.

  Piper Jaffray, as a customary part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, underwritings and other distributions of securities, private placements and evaluations for estate, corporate and other purposes. Davox's Board selected Piper Jaffray because of its expertise, reputation and familiarity with Davox and the telecommunications software industry. Piper Jaffray makes a market in Davox Common Stock and provides research coverage for Davox. In the ordinary course of its trading activities, Piper Jaffray and its affiliates may, from time to time, have a long or short position in and buy and sell Davox securities, which positions, on occasion, may be material in size relative to the volume of trading activity.

  For rendering its services to Davox's Board in connection with the Merger, Davox paid Piper Jaffray $100,000 for rendering the Opinion upon rendering the Opinion, which fee was not contingent upon consummation of the Merger. Whether or not the Merger is consummated, Davox has agreed to pay the reasonable out-of-pocket expenses of Piper Jaffray and to indemnify Piper Jaffray against certain liabilities incurred (including liabilities under the federal securities laws) in connection with the engagement of Piper Jaffray by Davox.

CONDUCT OF THE BUSINESS OF THE COMBINED COMPANY FOLLOWING THE MERGER

  It is currently anticipated that after the Merger, the businesses currently operated by AnswerSoft will continue to be headquartered in AnswerSoft's current headquarters in Richardson, Texas.

  Davox management intends to take advantage of synergies incident to the Merger, such as increased purchasing power for supplies and insurance. Davox does not currently anticipate any material reduction in administrative resources. Davox is unable to estimate the value of any such synergies. There can be no assurance that any such synergies will be realized.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

  In considering the recommendations of the AnswerSoft Board, AnswerSoft stockholders should be aware that AnswerSoft's officers and members of the AnswerSoft Board will have certain interests in the Merger as a result of their status as stockholders plus certain interests in addition to the interests of stockholders generally.

  Stock Option Plan. Under the AnswerSoft 1994 Stock Plan (the "1994 Plan"), officers of AnswerSoft, including David W. Brandenburg, Jeanne A. Bayless, Richard Connelly, Richard E. Dural and Robert A. Young (collectively, the "AnswerSoft Officers"), hold outstanding options granted under the 1994 Plan. Pursuant to the 1994 Plan and the Merger Agreement, Davox will assume all outstanding options under the 1994 Plan and such new options will become exercisable for a number of shares of Davox Common Stock equal to the number of shares of AnswerSoft Common Stock purchasable under the original option multiplied by the Exchange Ratio and rounded down to the nearest whole number and at an exercise price calculated by dividing the original exercise price by the Exchange Ratio and rounding up to the nearest whole cent. Each officer, employee or consultant who exercises his or her AnswerSoft options prior to the Merger will receive in the Merger shares of Davox Common Stock, which stock will be freely tradable immediately following the consummation of the Merger, subject only to contractual restrictions on the AnswerSoft Officer's ability to resell the Davox Common Stock and the limitations set forth under Rule 145 under the Securities Act of 1933. The Merger will constitute a "corporate transaction" of AnswerSoft with respect to all AnswerSoft Options outstanding under the 1994 Stock Plan. See "Effect of Transactions on AnswerSoft Employees and AnswerSoft Benefit Plans." Pursuant to the terms of the 1994 Plan, all AnswerSoft Options outstanding prior to the Effective Time that had not previously become exercisable and vested will become fully exercisable and vested in connection with the Merger. Accordingly, the authorization and adoption of the Merger Agreement by AnswerSoft stockholders will, if the Merger is consummated, have the following consequences with respect to such AnswerSoft Options:

  (a) all such AnswerSoft Options that had not previously become exercisable and vested will become fully exercisable and vested in connection with the Merger;

  (b) all such AnswerSoft Options outstanding after the Merger will be assumed by Davox; and

  (c) each officer, employee or consultant who exercises his or her AnswerSoft Options will receive in exchange in the Merger shares of Davox Common Stock, and each officer's, employee's or consultant's AnswerSoft Options will be assumed in the Merger and become exercisable for shares of Davox Common Stock, which stock will be freely tradable immediately following the consummation of the Merger, subject to contractual restrictions on an officer's ability to resell the Davox Common Stock and the limitations set forth under Rule 145 under the Securities Act.

  As of February 28, 1998, options to purchase a total of 2,841,471 shares of AnswerSoft Common Stock, at exercise prices ranging from $0.10 to $0.26 per share, were held by approximately 70 AnswerSoft employees, former employees, directors and consultants. Of the options so held, options to purchase a total of 2,461,969 shares at prices ranging from $0.10 to $0.26 per share were unvested at February 28, 1998 and will become vested in connection with the Merger.

  Set forth below is a table showing, for certain of AnswerSoft's officers, the total number of shares subject to options (vested and unvested) held by the officer as of February 28, 1998, the range of exercise prices under such options and the number of option shares that will become vested as a result of the Merger (not including vested shares and shares that will become vested between February 28, 1998 and the closing of the Merger).

                            TOTAL NUMBER                   NO. OF OPTION SHARES
       NAME               OF OPTION SHARES EXERCISE PRICES  TO VEST ON MERGER
       ----               ---------------- --------------- --------------------
David W. Brandenburg.....    1,010,153      $       0.26        1,010,153
Jeanne A. Bayless........      619,055      $0.10--$0.26          311,604
Richard Connelly.........      190,000      $0.10--$0.26          142,980
Richard E. Dural.........      180,000      $0.10--$0.26          149,850
Robert A. Young..........      170,000      $0.10--$0.26          132,500

  Employment Agreements. AnswerSoft has extended offer letters to each of the AnswerSoft Officers, which in each case establish a base salary level and provide for certain other employee benefits, including option grant proposals. In the case of Ms. Bayless, the offer letter extended to her by AnswerSoft provides that, Ms. Bayless will receive a severance payment equal to six months of her salary and twelve months of continuation of certain employee benefits upon the termination of her employment for any reason. Should Ms. Bayless' employment be terminated, including by voluntary termination, either before or after the Merger, Ms. Bayless will receive the severance benefit provided in her offer letter.

  Davox proposes to enter into employment agreements with certain of the AnswerSoft Officers and certain other key employees following the Merger. Pursuant to the proposed employment agreement, each of such persons would be offered an option to purchase shares of Davox Common Stock after the Merger is consummated. Davox proposes to grant an option to purchase a number of shares of Davox Common Stock not to exceed 50,000 shares with respect to any of such persons. Pursuant to the proposed employment agreement, each of such persons would receive severance pay and benefit continuation for a period not to exceed six months should his or her employment be terminated following the Merger. The proposed employment agreement also imposes certain obligations on such persons, including an agreement not to compete with the business of Davox, AnswerSoft or the combined company following cessation of employment for a period of 12 months.

  Employee Benefits. The Merger Agreement provides that following the Effective Time, Davox will provide benefits to AnswerSoft's employees and officers that are substantially identical to the benefits provided to similarly situated employees of Davox and Davox will grant all AnswerSoft employees credit for all service (to the same extent as service with Davox is taken into account with respect to similarly situated employees of Davox) with AnswerSoft prior to the Effective Time for (i) eligibility and vesting purposes and (ii) for purposes of vacation accrual after the Effective Time as if such service with AnswerSoft was service with Davox. Where applicable with respect to any medical or dental benefit plan of Davox and to the extent permitted under such plan, Davox will waive any pre-existing condition exclusion and actively-at-work requirements and provide that any covered expenses incurred on or before the Effective Time by an employee or an employee's covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out of pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Davox. Pursuant to the Merger Agreement, prior to the Effective Time, Davox will consult with appropriate officers of AnswerSoft with respect to the benefits that will be provided to AnswerSoft's employees and officers by Davox.

  Indemnification. The AnswerSoft Certificate of Incorporation also provides for indemnification of directors under certain circumstances.

PARTICIPATION AGREEMENT

  Simultaneously with the execution of the Merger Agreement, officers, directors and major stockholders of AnswerSoft and their affiliates who beneficially owned (as defined in the rules promulgated under the Exchange
Act) 493,846 shares of AnswerSoft Common Stock, 6,925,000 shares of AnswerSoft Series A Preferred Stock and 1,733,990 shares of AnswerSoft Series B Preferred Stock, representing 35.8%, 80.9% and 84.2% of the outstanding shares of such stock, respectively, entered into the Participation Agreement with Davox. Under the Participation Agreement, such stockholders have agreed, among other things, to vote in favor of the Merger and the Merger Agreement, to vote in favor of the Option Vesting Proposals, and not to sell or dispose of their shares of AnswerSoft Capital Stock prior to the Merger or Davox Common Stock following the Merger except in compliance with restrictions imposed by the securities laws and the pooling-of-interests method of accounting. The full text of the Participation Agreement is attached hereto as Annex B.

AFFILIATE AGREEMENTS

  Certain affiliates of Davox shall enter into agreements in which they shall agree not to sell or dispose of shares of Davox Common Stock owned by them except in compliance with restrictions imposed by the pooling-of-interests method of accounting.

ACCOUNTING TREATMENT

  The Merger is intended to qualify as a pooling-of-interests for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon receipt by Davox and AnswerSoft of opinions, of their respective independent public accountants that such accounting method is appropriate.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion summarizes certain material federal income tax considerations relevant to the Merger that are applicable to holders of AnswerSoft Capital Stock. This discussion is based on currently existing provisions of the Code, existing Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Davox, AnswerSoft and AnswerSoft's stockholders as described herein.

  AnswerSoft stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular AnswerSoft stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons or entities, who are financial institutions or insurance companies, who do not hold their AnswerSoft shares as capital assets, who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions, who hold AnswerSoft Capital Stock as part of an integrated investment (including a "straddle") comprised of shares of AnswerSoft Capital Stock and one or more other positions, or who may hold AnswerSoft Capital Stock subject to the constructive sale provisions of Section 1259 of the Code. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Merger (whether or not any such transactions are undertaken in connection with the Merger), including without limitation any transaction in which AnswerSoft shares are acquired or shares of Davox Common Stock are disposed of (including without limitation any return to Davox of some or all of the Escrow Shares pursuant to the terms of the Merger Agreement or Escrow Agreement), or the tax consequences to holders of options, warrants or similar rights to acquire AnswerSoft Capital Stock, including the assumption by Davox of outstanding options and subscriptions to acquire AnswerSoft Capital Stock. ACCORDINGLY, ANSWERSOFT STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

  Consummation of the Merger is conditioned upon receipt by Davox and AnswerSoft of opinions (the "Tax Opinions") from Testa, Hurwitz & Thibeault, LLP and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, respectively, that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code (a "Reorganization"). Assuming the Merger is a Reorganization, then, subject to the assumptions, limitations and qualifications referred to herein and in the Tax Opinions, the Merger should result in the following federal income tax consequences:

    (i) No gain or loss should be recognized by holders of AnswerSoft Capital Stock solely upon their receipt in the Merger of Davox Common Stock in exchange therefor (except to the extent of cash received in lieu of a fractional share of Davox Common Stock).

    (ii) The aggregate tax basis of the Davox Common Stock received by AnswerSoft stockholders in the Merger (including any fractional share of Davox Common Stock not actually received and any Escrow Shares held pursuant to the Escrow Agreement) should be the same as the aggregate tax basis of the AnswerSoft Capital Stock surrendered in exchange therefor.

    (iii) The holding period of the Davox Common Stock received by each AnswerSoft stockholder in the Merger should include the period for which the AnswerSoft Capital Stock surrendered in exchange therefor was considered to be held.

    (iv) Cash payments received by holders of AnswerSoft Capital Stock in lieu of a fractional share should be treated as if such fractional share of Davox Common Stock had been issued in the Merger and then redeemed by Davox. An AnswerSoft stockholder receiving such cash should recognize capital gain or loss, upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share.

    (v) Holders of AnswerSoft Capital Stock who exercise dissenters' rights with respect to their shares of AnswerSoft Capital Stock and who receive payment for the shares in cash should generally recognize gain or loss measured by the difference between the amount of cash received and the stockholder's basis in the shares surrendered, provided that the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of AnswerSoft Capital Stock pursuant to an exercise of dissenters' rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the stockholder exercising dissenters' rights owns no shares of AnswerSoft Capital Stock (either actually or constructively within the meaning of Section 318 of the Code) immediately after the Merger. If, however, a stockholder's sale for cash of AnswerSoft Capital Stock pursuant to an exercise of dissenters' rights is a Dividend Equivalent Transaction, then such stockholder may recognize ordinary income for federal income tax purposes in an amount equal to the entire amount of cash so received.

  Even if the Merger qualifies as a Reorganization, a recipient of shares of Davox Common Stock could recognize gain to the extent that such shares were considered to be received in exchange for services or property (other than solely AnswerSoft Capital Stock). All or a portion of such gain may be taxable as ordinary income. Gain could also have to be recognized to the extent that an AnswerSoft stockholder was treated as receiving (directly or indirectly) consideration other than Davox Common Stock in exchange for such shareholder's AnswerSoft Capital Stock.

  The parties will not request a ruling from the Internal Revenue Service (the "IRS") in connection with the Merger. AnswerSoft stockholders should be aware that the Tax Opinions do not bind the IRS and the IRS is therefore not precluded from successfully asserting a contrary opinion. In addition, the Tax Opinions are subject to certain assumptions, limitations and qualifications, including but not limited to the truth and accuracy of certain representations made by Davox, AnswerSoft and DAC in certain certificates to be delivered to counsel by the respective managements of Davox, AnswerSoft and DAC.

  A successful IRS challenge to the Reorganization status of the Merger as a result of a failure to meet any of the requirements of a Reorganization would result in AnswerSoft stockholders recognizing taxable gain or loss with respect to each share of AnswerSoft Capital Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time, of the Davox Common Stock received in exchange therefor. In such event, a stockholder's aggregate basis in the Davox Common Stock so received would equal its fair market value as of the Effective Time, and the stockholder's capital gains holding period for such stock would begin the day after the Merger.

  Certain of the payments due to AnswerSoft stockholders under the Merger Agreement may be subject to "backup withholding" at the rate of 31% for Federal income tax purposes unless certain requirements are satisfied. In order to avoid backup withholding, an AnswerSoft stockholder must complete Form W-8 (if the stockholder is a nonresident alien individual or foreign entity) or Form W-9 (if the stockholder is a United States resident or domestic entity). Form W-8 and Form W-9 are enclosed with the proxy card.

DISSENTERS' RIGHTS OF ANSWERSOFT STOCKHOLDERS

  If the Merger is consummated, dissenting holders of AnswerSoft Capital Stock who follow the procedures specified in Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") are entitled to have their shares of AnswerSoft Capital Stock appraised by the Delaware Court of Chancery (the "Court") and to receive the "fair value" of such shares ("Dissenting Shares") in cash as determined by the Court in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the Merger Agreement.

  The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the Merger and demanding statutory appraisal rights, if such rights are available. This summary does not purport to be a complete statement of the provisions of the DGCL relating to the rights of AnswerSoft stockholders to an appraisal of the value of their shares and is qualified in its entirety by reference to Section 262, the full text of which is attached as Annex D. Failure to follow these procedures exactly could result in the loss of appraisal rights. This Joint Proxy Statement/Prospectus constitutes notice to holders of AnswerSoft Capital Stock concerning the availability of appraisal rights under Section 262. Under Section 262, a stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the Effective Time of the Merger.

  Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be delivered to AnswerSoft before the taking of the vote on the Merger. This written demand for appraisal of shares must be in addition to and separate from any proxy vote abstaining from or voting against the Merger. Any such abstention or vote against the Merger will not constitute a demand for appraisal within the meaning of Section 262.

  Stockholders electing to exercise their appraisal rights under Section 262 must not vote for approval of the Merger. If a stockholder returns a signed proxy but does not specify a vote against approval of the Merger or a direction to abstain, the proxy will be voted for approval of the Merger, which will have the effect of waiving that stockholder's appraisal rights.

  A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in AnswerSoft Capital Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

  A record owner, such as a broker, who holds AnswerSoft Capital Stock as a nominee for others may exercise his right of appraisal with respect to the shares for all or less than all of the beneficial owners of shares as to which he is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly mentioned, the demand will be presumed to cover all shares outstanding in the name of such record owner.

  An AnswerSoft stockholder who elects to exercise appraisal rights should mail or deliver his written demand to AnswerSoft at its address at 2201 North Central Expressway, Suite 200, Richardson, Texas 75080, Attention: Secretary. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her AnswerSoft Capital Stock. Within ten days after the Effective Time of the Merger, AnswerSoft must provide notice of the Effective Time of the Merger to all of its stockholders who have complied with Section 262 and have not voted for approval of the Merger.

  Within 120 days after the Effective Time of the Merger, any stockholder who has satisfied the requirements of Section 262 may deliver to AnswerSoft a written demand for a statement listing the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

  Within 120 days after the Effective Time of the Merger (but not thereafter), either AnswerSoft or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Court demanding a determination of the value of the Dissenting Shares. AnswerSoft has no present intention to file such a petition if demand for appraisal is made.

  Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy must be made upon AnswerSoft, which must, within 20 days after service, file in the office of the Register of Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by AnswerSoft. If a petition is filed by AnswerSoft, the petition must be accompanied by the verified list. The Register of Chancery, if so ordered by the Court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to AnswerSoft and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the Court deems advisable. The forms of the notices by mail and by publication must be approved by the Court, and the costs thereof shall be borne by AnswerSoft.

  If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the Court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Court is to take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making a determination of fair value, the agency fixing the value must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court held that the "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In addition, the Delaware Supreme Court has determined that the statutory appraisal remedy, depending upon the factual circumstances, may or may not be a stockholder's exclusive remedy in connection with a merger.

  AnswerSoft stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the Court and taxed against the parties as the Court deems equitable under the circumstances. Upon application of a dissenting stockholder, the Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his own expense.

  Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time of the Merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time of the Merger.

  At any time within 60 days after the Effective Time of the Merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the Merger Agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the Merger Agreement only with the consent of AnswerSoft. If no petition for appraisal is filed with the Court within 120 days after the Effective Time of the Merger, stockholders' rights to appraisal (if available) will cease. Inasmuch as AnswerSoft has no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the Court demanding appraisal may be dismissed as to any stockholder without the approval of the Court, which approval may be conditioned upon such terms as the Court deems just.

NO DISSENTERS' RIGHTS FOR DAVOX STOCKHOLDERS

  Holders of Davox Common Stock do not have appraisal rights in connection with the Merger.

                             THE MERGER AGREEMENT

  Davox, DAC and AnswerSoft have entered into the Merger Agreement, which provides that DAC will be merged with and into AnswerSoft, with AnswerSoft as the surviving corporation and a wholly owned subsidiary of Davox. The following description of the Merger Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this Joint Proxy Statement/Prospectus as Annex A and incorporated by reference herein.

  Effective Time of Merger. The Merger Agreement provides that the Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Effective Time"). See "Conditions to the Merger." It is currently anticipated that if all conditions of the Merger have been fulfilled or waived, the Effective Time will occur on or about May 6, 1998.

 Manner and Basis of Converting Shares.

  As a result of the Merger, each outstanding share of AnswerSoft Capital Stock (other than shares as to which appraisal rights have been exercised) will be converted into the right to receive a fraction of a share of Davox Common Stock in accordance with the exchange ratios set forth below (the "Exchange Ratios"), and each outstanding option or warrant to purchase AnswerSoft Capital Stock will be assumed by Davox and will become an option to purchase Davox Common Stock, with appropriate adjustments to be made to the number of shares issuable thereunder and the exercise price thereof based on the Exchange Ratios. The Merger Agreement provides for the issuance of an aggregate of 2,384,452 shares of Davox Common Stock, including shares which will be subject to outstanding AnswerSoft options and warrants. The Exchange Ratios have been fixed based on the greater of $30.75 and the average of the last reported sales prices of shares of Davox Common Stock on the Nasdaq National Market for the 20 consecutive trading days ending on and including the fifth trading day preceding March 9, 1998 (the "Average Price"). As calculated, the Average Price is $31.03438. The following table sets forth the Exchange Ratios for the shares of AnswerSoft Capital Stock:

  Exchange Ratios for:

       AnswerSoft Common Stock........................................ 0.1299665
       AnswerSoft Series A Preferred Stock............................ 0.1621888
       AnswerSoft Series B Preferred Stock............................ 0.2137445

  Because each share of AnswerSoft Preferred Stock is exchangeable in the Merger for a larger fraction of a share of Davox Common Stock than would be receivable by the holder thereof if he converted it into AnswerSoft Common Stock prior to the Merger, AnswerSoft does not expect any AnswerSoft Preferred Stock to be converted into AnswerSoft Common Stock prior to the Merger.

  As of February 28, 1998, there were outstanding 1,366,314 shares of AnswerSoft Common Stock (4,207,785 shares assuming the exercise or conversion of all options and securities exercisable for or convertible into AnswerSoft Common Stock), 8,555,000 shares of AnswerSoft Series A Preferred Stock (8,615,000 shares assuming the exercise of outstanding warrants) and 2,060,047 shares of AnswerSoft Series B Preferred Stock.

  No fractional shares of Davox Common Stock will be issued in the Merger. Each AnswerSoft stockholder who would otherwise be entitled to a fraction of a share of Davox Common Stock will instead receive an amount in cash without interest equal to such fraction multiplied by the Average Price.

  At the Effective Time, each holder of AnswerSoft Capital Stock shall cease to have any rights as a stockholder of AnswerSoft, except such rights as a dissenting stockholder may have, if any. See "The Merger-Dissenters' Rights of AnswerSoft Stockholders." Promptly after the Effective Time, the Exchange Agent will deliver to each AnswerSoft stockholder of record a letter of transmittal with instructions to be used by such stockholder in surrendering certificates which, prior to the Merger, represented shares of AnswerSoft Capital Stock. Pending delivery of certificates formerly representing shares of AnswerSoft Capital Stock, any dividends payable to holders of record of shares of Davox Common Stock as of any time subsequent to the Effective Time will be held by the Exchange Agent. Such dividends will be paid, without interest, to the persons entitled thereto upon delivery of such AnswerSoft Capital Stock certificates to the Exchange Agent.

  CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF ANSWERSOFT CAPITAL STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

  Upon the surrender of a certificate representing shares of AnswerSoft Capital Stock to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such certificate will be entitled to receive in exchange therefor the number of shares of Davox Common Stock to which the holder of AnswerSoft Capital Stock is entitled pursuant to the provisions of the Merger Agreement. In the event of a transfer of ownership of shares of AnswerSoft Capital Stock which is not registered on the stock transfer records of AnswerSoft, the appropriate number of shares of Davox Common Stock may be delivered to a transferee if the certificate representing such shares of AnswerSoft Capital Stock is presented to the Exchange Agent properly endorsed, together with the related letter of transmittal and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

  Until a certificate representing shares of AnswerSoft Capital Stock has been surrendered to the Exchange Agent, each such certificate will be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the number of shares of Davox Common Stock to which the stockholder is entitled under the Merger Agreement.

  Treatment of AnswerSoft Stock Options and Warrants. At the Effective Time, each outstanding option to purchase shares of AnswerSoft Common Stock, and each outstanding warrant to purchase shares of AnswerSoft Preferred Stock, whether vested or unvested, will be assumed by Davox. Each AnswerSoft option and warrant assumed by Davox under the Merger Agreement will continue to have, and be subject to, the same terms and conditions such option or warrant had, or was subject to, immediately prior to the Effective Time. As of the

Effective Time, each option or warrant so assumed will be exercisable for a number of shares of Davox Common Stock equal to the number of shares of AnswerSoft Capital Stock such holder had a right to acquire pursuant to an exercise of such option or warrant immediately prior to such time multiplied by the applicable Exchange Ratio. The per share exercise price for the shares of Davox Common Stock issuable upon exercise of such assumed option or warrant will be the exercise price per share of AnswerSoft Common Stock or AnswerSoft Preferred Stock at which such option or warrant was exercisable immediately prior to the Effective Time divided by the applicable Exchange Ratio, but shall not be less than $.10.

  After the Effective Time, Davox will issue to each holder of an outstanding option or warrant a document evidencing the foregoing assumption of such option or warrant by Davox. It is the intention of Davox and AnswerSoft that the assumption by Davox of options that qualify as incentive stock options under Section 422 of the Code will qualify as a transaction to which Section 424(a) of the Code applies so that their eligibility for favorable tax treatment shall not be impaired.

  Conduct of AnswerSoft's and Davox's Business Prior to the Merger. Pursuant to the terms of the Merger Agreement, each of AnswerSoft and Davox has agreed that until the Effective Time or the earlier termination of the Merger Agreement, it will conduct its operations in the ordinary course of business in a manner consistent with its past practices. In addition, AnswerSoft has agreed that it will not, without the written consent or approval of Davox, (a) amend its certificate of incorporation or by-laws, (b) issue or redeem any capital stock or (c) take certain other actions normally restricted in negotiated merger agreements, such as increasing the compensation of its directors, officers and employees (except in the ordinary course in certain circumstances), incurring significant additional debt or selling or acquiring significant assets, or paying any dividends to its stockholders. Furthermore, AnswerSoft has agreed that prior to the Effective Time it will use reasonable efforts to terminate all agreements to which AnswerSoft is a party giving AnswerSoft security holders any registration or co-sale rights or rights of first refusal, or relating to the voting of AnswerSoft securities or giving such security holders any right to consent to any action taken by AnswerSoft.

  Conditions to the Merger. The respective obligations of Davox and AnswerSoft to consummate the Merger are subject to the satisfaction of a number of conditions, including but not limited to the following: (a) the Merger Agreement and the transactions contemplated thereby shall have been approved and adopted by the requisite vote of the stockholders of each of Davox and AnswerSoft; (b) no litigation, proceeding or investigation shall be pending with respect to the Merger, which litigation or proceeding if resolved substantially in accordance with plaintiff's demand, would be reasonably likely to have a material adverse effect on Davox and no order or decree restraining or enjoining consummation of the Merger or placing any limitation upon such consummation shall be in place; (c) Davox and AnswerSoft shall have obtained all requisite authorizations, consents and approvals of federal, state and local governmental agencies and authorities to consummate the Merger; and (d) Davox and AnswerSoft shall have no basis for believing the Merger will not be accounted for using the pooling-of-interests method of accounting.

  In addition, the obligation of Davox to consummate the Merger is further subject to the satisfaction of a number of conditions, unless waived in writing by Davox, including but not limited to the following: (a) the receipt by Davox of a comfort letter from AnswerSoft's independent public accountants in customary form with respect to certain financial information relating to AnswerSoft; (b) the performance of the Participation Agreement by certain stockholders of AnswerSoft; (c) holders of not more than 5% of AnswerSoft Capital Stock shall have exercised appraisal rights pursuant to Section 262 of the DGCL; (d) the representations and warranties of AnswerSoft set forth in the Merger Agreement shall be true and correct in all material respects; (e) AnswerSoft shall be in compliance in all material respects with the terms, covenants, and conditions to be performed by it pursuant to the Merger Agreement; (f) there shall have been no material adverse change in AnswerSoft's financial condition, results of operations, business, properties, assets or operations taken as a whole; (g) Davox shall have received an opinion from AnswerSoft's counsel in form and substance satisfactory to Davox; and (h) the Closing Average Price, as defined in the Agreement, shall not be more than 1.25 times the Average Price.

  In addition, the obligation of AnswerSoft to consummate the Merger is further subject to the satisfaction of a number of conditions, unless waived in writing by AnswerSoft, including but not limited to (a) the representations and warranties of Davox set forth in the Merger Agreement shall be true and correct in all material respects; (b) Davox shall be in compliance in all material respects with the terms, covenants, and conditions to be performed by it pursuant to the Merger Agreement; (c) there shall have been no material adverse change in Davox's financial condition, results of operations business, properties, assets or operations, taken as a whole; (d) AnswerSoft shall have received an opinion from Davox's counsel in form and substance satisfactory to AnswerSoft; and (e) the Closing Average Price, as defined in the Agreement, shall not be less than .75 times the Average Price.

  At any time prior to the Effective Time, either AnswerSoft or Davox may, to the extent legally allowed, waive compliance with any of the terms or conditions contained in the Merger Agreement.

  Termination; Amendment. The Merger Agreement provides that it may be terminated at any time prior to the Effective Time (a) by mutual written agreement of Davox and AnswerSoft, (b) by either party (provided such party is not responsible for the delay) if the Merger is not consummated in accordance with the terms of the Merger Agreement on or before July 31, 1998, (c) by either party, if such party is not in material breach of its obligations under the Agreement, if the other materially breaches a representation, warranty or agreement in the Merger Agreement, (d) by either party, if such party is not in material breach of its obligations under the Agreement, if the other party's stockholders fail to approve the Merger, or (e) by Davox if there is a material breach of the Participation Agreement by certain parties thereto; (f) by Davox in the event Davox is advised by Arthur Andersen LLP that it believes the Merger will not be treated as a "pooling-of-interests" for accounting purposes, or (g) by either party if AnswerSoft receives a proposal for an Acquisition Transaction (as defined in the Merger Agreement) and the AnswerSoft Board in connection therewith withdraws or modifies its approval and recommendation of the Merger Agreement.

  If (a) the Merger Agreement is terminated because of a material breach by AnswerSoft of the Merger Agreement, because of the failure of the stockholders of AnswerSoft to approve the Merger and the Merger Agreement, or because of a material breach of the Participation Agreement by certain AnswerSoft stockholders and (b) AnswerSoft is involved in a "change in control" (as defined in the Merger Agreement) within six months after such termination, then AnswerSoft is required to pay Davox $3 million.

  The Merger Agreement may be amended, to the extent legally allowed, by the mutual written consent of the Davox Board and the AnswerSoft Board.

  Expenses. All fees and expenses incurred by Davox in connection with the Merger Agreement and the transactions contemplated thereby will be paid by Davox, and all fees and expenses incurred by AnswerSoft in connection with the Merger Agreement and the transactions contemplated thereby will be paid by AnswerSoft. Notwithstanding the foregoing, if the Merger Agreement is terminated by Davox or AnswerSoft because of a material breach by the other of the Merger Agreement, because of the failure of the other stockholders to approve the Merger Agreement and the transactions contemplated thereby, or because of AnswerSoft's having received a proposal for an Acquisition Transaction, or by Davox because of a material breach by AnswerSoft's stockholders of the Participation Agreement, then Davox (in the case of such a breach or failure by AnswerSoft or its stockholders) or AnswerSoft (in the case of such a breach or failure by Davox or its stockholders) shall be entitled to reimbursement for all fees and expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby.

                    UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL INFORMATION

FINANCIAL STATEMENTS

  The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the merger, using the pooling of interests method of accounting.

  The unaudited pro forma combined condensed financial statements reflect certain assumptions deemed probable by Davox regarding the Merger (e.g., that share information used in the unaudited pro forma information approximates actual share information at the effective date). No adjustments to the unaudited pro forma combined condensed financial information have been made to account for different possible results in connection with the foregoing, as Davox believes that the impact on such information of the varying outcomes, individually or in the aggregate would not be materially different.

  The unaudited pro forma combined condensed balance sheet as of December 31, 1997 gives effect to the Merger as if it had occurred on December 31, 1997, and combines the audited consolidated balance sheet of Davox and the audited consolidated balance sheet of AnswerSoft as of December 31, 1997.

  The unaudited pro forma combined condensed statements of operations combine the historical consolidated statements of operations of Davox and AnswerSoft for each of the three years ended December 31, 1997, in each case as if the Merger had occurred at the beginning of the periods presented.

  Davox and AnswerSoft estimate that they will incur direct transaction costs of approximately $1.5 million associated with the Merger, which will be charged to operations upon consummation of the Merger. In addition, it is expected that following the Merger, the combined company will incur an additional significant charge to operations, which is not currently reasonably estimable, to reflect costs associated with integrating the two companies. There can be no assurance that the combined company will not incur additional charges to reflect costs associated with the Merger or that management will be successful in its efforts to integrate the operations of the two companies.

  Such unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the Merger occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Davox and AnswerSoft and should be read in conjunction with the respective historical consolidated financial statements and notes thereto of Davox and AnswerSoft included elsewhere in this Joint Proxy Statement/Prospectus, and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                           PRO FORMA  PRO FORMA
                                       DAVOX   ANSWERSOFT ADJUSTMENTS COMBINED
                                      -------  ---------- ----------- ---------
               ASSETS
Current assets:
  Cash and cash equivalents.........  $25,366    $3,273     $   --     $28,639
  Short-term investments............   23,802       --          --      23,802
  Accounts receivable, net..........   10,359     2,240         --      12,599
  Deferred tax asset................    9,319        --         --       9,319
  Prepaid expenses and other current
   assets...........................      969       154         --       1,123
                                      -------    ------                -------
    Total current assets............   69,815     5,667         --      75,482
                                      -------    ------                -------
Property and equipment, net.........    4,585       663         --       5,248
                                      -------    ------     -------    -------
Other assets, net...................      768        62         --         830
                                      -------    ------     -------    -------
    Total assets....................  $75,168    $6,392     $   --     $81,560
                                      =======    ======     =======    =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................  $ 4,987    $  260     $   --     $ 5,247
  Accrued expenses..................   10,223       614         --      10,837
  Customer deposits.................    2,018       --          --       2,018
  Deferred revenue, current.........    3,783       572         --       4,355
  Current portion of long-term
   obligations......................      --        178         --         178
                                      -------    ------     -------    -------
    Total current liabilities.......   21,011     1,624         --      22,635
                                      -------    ------     -------    -------
Long-term obligations, less current
 portion............................      --        297         --         297
                                      -------    ------                -------
Deferred revenue, noncurrent........      --        253         --         253
                                      -------    ------                -------
Preferred stock, $0.01 par value....      --     13,911     (13,911)       --
Stockholders' equity:
  Common stock, $0.10 par value.....    1,186        13         226      1,425
  Additional paid-in capital........   57,758       117      13,685     71,560
  Cumulative translation
   adjustment.......................      --          7         --           7
  Amounts due from officer..........      --       (414)        --        (414)
  Accumulated deficit...............   (4,763)   (9,416)        --     (14,179)
                                      -------    ------     -------    -------
                                       54,181    (9,693)     13,911     58,399
   Less--treasury stock, at cost....      (24)      --          --         (24)
                                      -------    ------     -------    -------
    Total stockholders' equity......   54,157    (9,693)     13,911     58,375
                                      -------    ------     -------    -------
                                      $75,168    $6,392     $   --     $81,560
                                      =======    ======     =======    =======

   See accompanying notes to unaudited pro forma combined condensed financial statements.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                  YEAR ENDED DECEMBER 31,
                                            -----------------------------------
                                               1995        1996        1997
                                            ----------- ----------- -----------
Revenue...................................  $    38,597 $    57,099 $    83,553
                                            ----------- ----------- -----------
Cost of revenue...........................       17,164      22,232      28,029
                                            ----------- ----------- -----------
  Gross profit............................       21,433      34,867      55,524
Research, development and engineering ex-
 penses...................................        4,901       6,733      10,418
Selling, general and administrative ex-
 penses...................................       13,967      19,705      29,710
                                            ----------- ----------- -----------
  Total operating expenses................       18,868      26,438      40,128
                                            ----------- ----------- -----------
Income from operations....................        2,565       8,429      15,396
Interest income, net......................          629       1,217       2,031
                                            ----------- ----------- -----------
Income before provision for income taxes..        3,194       9,646      17,427
Provision for income taxes................          344         965       2,091
                                            ----------- ----------- -----------
  Net income..............................  $     2,850 $     8,681 $    15,336
                                            =========== =========== ===========
Earnings per share:
  Basic...................................  $      0.25 $      0.73 $      1.19
  Diluted.................................  $      0.22 $      0.64 $      1.07
Weighted average shares outstanding:
  Basic...................................   11,280,129  11,947,297  12,940,211
  Diluted.................................   12,845,770  13,593,082  14,269,865



   See accompanying notes to unaudited pro forma combined condensed financial statements.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(1) MERGER SHARES ISSUED

  These unaudited pro forma combined financial statements reflect the issuance of 2,384,452 shares of Davox Common Stock in exchange for an aggregate of 14,882,832 shares of AnswerSoft Common Stock, on a fully diluted basis, which includes the Preferred Stock on an as converted basis, and the outstanding options and warrants (outstanding as of March 9, 1998) in connection with the Merger, based on the Exchange Ratios set forth in the following table:

   AnswerSoft Series A Preferred Stock and warrants, out-
    standing as of
    March 9, 1998......................................... 8,615,000
   Exchange Ratio......................................... 0.1621888
                                                           ---------
     Number of shares of Davox Common Stock exchanged.....            1,397,257
   AnswerSoft Series B Preferred Stock, outstanding as of
    March 9, 1998......................................... 2,060,047
   Exchange Ratio......................................... 0.2137445
                                                           ---------
     Number of shares of Davox Common Stock exchanged.....              440,324
   AnswerSoft Common Stock and options, outstanding as of
    March 9, 1998......................................... 4,207,785
   Exchange Ratio......................................... 0.1299665
                                                           ---------
     Number of shares of Davox Common Stock exchanged.....              546,871
                                                                     ----------
     Total Number of shares of Davox Common Stock
      Exchanged...........................................            2,384,452
   Number of shares of Davox Common Stock outstanding as
    of December 31, 1997..................................           11,864,216
                                                                     ----------
   Number of shares of Combined Company Common Stock out-
    standing after completion of the Merger...............           14,248,668
                                                                     ==========

(2) MERGER RELATED EXPENSES

  Davox and AnswerSoft estimate they will incur direct transaction costs of approximately $1.5 million associated with the Merger consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. These nonrecurring transaction costs will be charged to operations upon consummation of the Merger. These direct transaction costs have not been reflected in the unaudited pro forma combined condensed financial statements.

  It is expected that following the Merger, the combined company will incur additional significant charges to operations, which are not currently reasonably estimable, to reflect costs associated with integrating the two companies. These charges have not been reflected in the unaudited pro forma combined condensed financial statements. There can be no assurance that the combined company will not incur additional charges to reflect costs associated with the Merger or that management will be successful in its efforts to integrate the operations of the two companies.

(3) MERGER CONFORMITY ADJUSTMENTS

  The unaudited pro forma combined condensed financial statements do not include adjustments to conform the accounting policies of AnswerSoft to those followed by Davox. The nature and extent of such adjustments, if any, will be based upon further analysis and are not expected to be material.

(4) EARNINGS PER SHARE

  The pro forma net earnings per share reflect: (i) the weighted average number of shares of Davox Common Stock that would have been outstanding if the Merger occurred at the beginning of the periods presented based upon the conversion of each share of AnswerSoft Common Stock, AnswerSoft Series A Preferred Stock and AnswerSoft Series B Preferred Stock into shares of Davox Common Stock, assuming Exchange Ratios of 0.1299665, 0.1621888 and 0.2137445, respectively (in each case assuming an Average Share Price equal to $31.03438 and 14,882,832 fully diluted shares of AnswerSoft Common Stock), and
(ii) the dilutive impact of stock options and warrants using the treasury stock method. All AnswerSoft options and warrants to purchase AnswerSoft Common Stock are assumed to be converted into options to purchase Davox Common Stock at an exchange ratio of 0.1299665 shares of Davox Common Stock for each share of AnswerSoft Common Stock before application of the treasury stock method.

(5) RECLASSIFICATIONS

  Certain financial statement balances of AnswerSoft have been reclassified to conform with the Davox financial statement presentation.

                         INFORMATION CONCERNING DAVOX

                                DAVOX BUSINESS

GENERAL

  Davox is principally a software and systems integration company that develops, markets, implements, supports and services management systems for call center operations. These call center operations are responsible for business applications including credit/collections, customer service, telephone sales and fund raising. Davox's Unison brand call management systems assist calling operations, integrate existing voice and data systems, manage outbound and inbound calling applications and focus on improving the quality of each customer contact, as well as the quantity of calls handled. This increased productivity and efficiency, documented by Davox users, has resulted in lower labor costs, increased revenue and/or increased transaction capacity for the user organization, and improved service levels. Davox systems include intelligent outbound calling, inbound call handling, inbound/outbound call blending and call center network management.

  Davox, through its direct sales force and through its third party distribution channel, has provided unified call center solutions to banks, consumer finance organizations, retailers, entertainment companies, telemarketing organizations, telecommunications companies and utilities. Among Davox's current customers are: British Telecom, Chemical Bank, General Electric Capital Corporation ("GECC"), Household Finance, NationsBank, May Companies, AT&T, NYNEX, Precision Response Corporation, Superstar Satellite Entertainment, Gottschalks Department Stores, USAA Federal Savings Bank, TeleTech Holding, Unitel Corporation, and WGBH television.

OVERVIEW

  Today's businesses realize that their most important asset and source for additional business is their customer; therefore, within most corporations, several departments are in almost constant contact with buyers or users of their goods or services. These departments, or call centers, place and/or receive phone calls, e-mail and faxes supplying information to or receiving information from the customer, or processing account information from a database. The mission of call center management is to increase the productivity of telephone agents, improve the efficiency of the calling operation and enhance the quality of customer service.

  To achieve the mission of the call center, businesses have invested in different types of technology to accommodate different types of customer contact, such as incoming and outgoing calls. However, these discrete proprietary systems result in an environment characterized as "islands of technology" which limit the productivity and efficiency of the call center and may degrade customer service. The majority of today's businesses are under economic and competitive pressure to protect their investment in technology and require a method for integrating existing disparate technologies. By integrating these technologies, a business can share its resources and provide its customers a higher quality of service.

  Davox recognized the growing demand for systems that would unify these disparate resources and calling applications. To deliver the level of integration necessary to unite a business' customer contact applications, Davox introduced in late 1993 the Unison call center management system which represented a new generation technology for the outbound call center market.

UNISON FAMILY OF CALL CENTER MANAGEMENT SOLUTIONS

  Unison technology today is incorporated into systems specifically designed for call centers with outbound, inbound and inbound/outbound call blended requirements. This Unison family of call center management systems combines open system, client/server, and relational database technology with sophisticated applications.

  Davox currently markets three distinct Unison products:

  .  Unison call center management system for credit/collections

  .  Unison call center management system for telemarketing

  .  IN/UNISON call center management system for inbound call centers

  Davox also offers optional Unison SCALE (Seamless Call and Agent Load Equalization) software functionality that incorporates computer telephony integration to blend inbound and outbound calls, allowing a single agent to efficiently handle both types of calls.

UNISON APPLICATIONS SOFTWARE

  . UNISON STRATEGIST Applications Software lets supervisors specify and modify comprehensive calling strategies.

  . UNISON TACTICIAN Applications Software makes it easy for supervisors to monitor agent productivity during individual campaigns and shift resources quickly when needed.

  . UNISON PRECISION DIAL Applications Software streamlines call center operations by allowing the supervisor to control the parameters that affect the actual call placement, freeing agents to focus on engaging in productive conversations with customers.

THE UNISON OPEN SYSTEMS ENVIRONMENT

  A single Unison-based agent workstation can handle voice/data tasks associated with calls--incoming or outgoing, regardless of point of origin. The system tracks all calls in real-time, allowing managers to identify quickly both positive and negative trends as they develop. As a result, adjustments can be made instantly to correct unfavorable trends and exploit positive ones.

  One characteristic of the Unison system is its Rules-Based management software which allows a call center manager to design, adjust, refine and implement calling strategies in real-time. With this Rules-Based management capability, the Unison system's user can target outbound calling campaigns based on user-defined criteria such as location, income level, or outstanding balance.

  This capability also allows call centers to match specific customers with telephone agents who have the necessary skills to handle these customer accounts. For example, foreign language speaking agents can be automatically assigned to handle calls to or from households where only that language is spoken; or agents skilled in handling a specific product can be assigned to those accounts.

  Using the Unison system's Rules-Based management capability, a call center manager can set the calling "rules" for each campaign, such as:

  .  The order in which phone numbers will be called;

  .  Acceptable talk time;

  .  The time of day clients will be called;

  .  Acceptable after work call time; and

  .  Which accounts will be called.

  The Unison system monitors each campaign in real-time, notifying the call center's supervisors immediately if performance deviates from the prescribed norm, enabling the supervisor to take immediate corrective action. The Rules-Based management capability provides Unison system users with real-time information to adapt their system "on the fly" to changing priorities within the call center. Unison users have reported that this Rules-Based management capability also helps them to maintain compliance with FTC/FCC regulations.

KEY FUNCTIONALITY FOR MANAGING THE CALL CENTER

  The SMART MANAGEMENT CENTER ("SMC") console is the central management engine which implements the Unison system's Rules-Based management strategies and a broad range of software-driven features that allow the intelligent, strategic integration of call center resources. The SMC (a UNIX) RISC-based management system built on the Sun Microsystems, Inc. ULTRA architecture) manages, monitors, processes, reports, communicates, integrates and controls a broad range of telephony and data-oriented call center tasks--all in real-time and using a friendly, point-and-click graphical user interface. The SMC utilizes limited run time Sybase Incorporated relational database management software which supports the Rules-Based management capability and is integral to call center improvements in the areas of quality contact, productivity, effectiveness and resource management.

  Davox's ONESTATION software product provides universal agent audio connectivity to an existing PBX/ACD. In conjunction with installed data resources, ONEStation functionality allows agents to access available voice and data resources from any single existing workstation located anywhere in Davox's data network.

  Davox's SMART ACCESS software product provides a flexible management network allowing users to:

  .Access, monitor and control multiple calling sites in real-time

  .Distribute information and outbound call campaigns to any center on the network

CALL MANAGEMENT FEATURES AUTOMATE, STREAMLINE OUTBOUND OPERATIONS

  The Unison system's sophisticated dial and pacing technology, campaign flow, dynamic campaign generation and filter capabilities streamline outbound call operations by automating a number of time-consuming processes. Supervisors control the parameters that affect the actual call placement, freeing agents to focus on engaging in productive conversations with customers. Layered upon this powerful dialing engine is Davox's broad array of real-time campaign management/measurement capabilities.

INTELLIGENT INTEGRATION OPTIONS FOR CALL BLENDING

  Because Davox understands that a single call blending solution may not be appropriate for every call center, Davox offers both a Computer Telephony Integration ("CTI") and a non-CTI Unison system option.

  Davox's Unison SCALE software is available for call centers that wish to utilize CTI for their call handling. With Unison SCALE functionality, all designated agents function as both inbound and outbound agents, and the movement of those agents from inbound to outbound calls is automatic; no separate login procedures are required. The standard Unison system campaign management capabilities are available to Unison SCALE users. In addition, Unison agent management and real-time voice and data reporting features are available for inbound as well as outbound agents.

  Davox's SMART ACD software product provides non-CTI inbound/outbound notification. Smart ACD software:

  .Interfaces with a call center's existing ACD and PBX

  .Monitors all designated ACD queues and displays inbound traffic information in real-time

  . Automatically and intelligently instructs agents to handle ACD queues and outbound calling lists as necessary to maximize productivity while maintaining the proper service levels

WEB-BASED BROWSER TECHNOLOGY TO BUILD AND DEPLOY APPLICATIONS

  In 1997, Davox introducted the LYRICall application and script design software that became commercially available in the first quarter of 1998. Davox believes this is the first product of its kind to bring browser-based technology to the call center agent's desktop.

  LYRICall software incorporates Web-based browser technology that gives call center management the ability to easily build and then deploy robust, platform-independent agent applications. LYRICall software can be used in dedicated inbound, outbound, or blended call center environments.

  LYRICall software utilizes open Internet standards such as HTML, browser technology and Java computing. By incorporating these standards, LYRICall software distinguishes itself as a platform-independent product that enables users to create an application once and then run it on most devices and operating systems. LYRICall software can run on any device capable of running a Netscape browser and Java script, including PCs, UNIX workstations and network computers.

  LYRICall software gives non-programmers the ability to build applications. Those designing these applications are guided through application creation using templates, wizards and intuitive point-and-click operations. This highly intuitive browser interface guides agents through each call, allowing them to work more productively and effectively.

  LYRICall software offers telemarketing, collections, support and other customer service oriented call centers a practical tool for meeting a wide range of business requirements.

REPORTING SOLUTIONS FOR CALL CENTER PRODUCTIVITY

  Davox has always understood that running an effective call center requires more than simply developing calling strategies and automating operations. At the heart of a call center's success is its ability to obtain and analyze data in a timely fashion. In 1997, Davox announced two new product options designed to significantly broaden Davox's Unison system's reporting capabilities.

  COMPOSE IT software, which became commercially available in the first quarter of 1998, provides a number of pre-designed, standard call center reports for routine reporting needs. It also features a user-friendly graphical interface that allows custom report generation with point-and-click navigation. Users can create, edit, save, print and export reports--without learning Structured Query Language ("SQL") commands or turning to the IS department.

  SELECTVIEW software is an open database connectivity ("ODBC") product that allows users to create custom reports (based on Unison system activity) from a PC running either Microsoft Windows 95, Windows 3.1, or Windows NT. As an ODBC standards-based tool, the SelectView application offers an easy way to combine Unison system data with information from a wide variety of databases on PC, mini, and mainframe platforms.

RELIABILITY AT THE HEART OF THE SYSTEM

  In 1997, Davox took steps to identify technology that would provide an enhanced level of system reliability. In the fourth quarter, Davox selected for inclusion into its Unison systems a technology that spreads data across multiple disks and provides a mechanism for reconstruction of data in the event of damage to any single disk. Known as Redundant Array of Inexpensive Disks ("RAID"), this technology became commercially available in the first quarter of 1998 as an option to Unison systems. This technology is designed to reconstruct data and ensure the integrity of a customer's file while at the same time providing high availability of the Unison system.

UNISON SYSTEM PRICING

  The Unison system price begins at approximately $90,000. Specific and variable customer requirements, such as the number of agent positions, extent of inbound integration and multi-site connectivity determine actual Unison system prices.

MARKETS AND APPLICATIONS

  Davox markets its unified call center solutions to corporations that rely heavily on the telephone to conduct business with their customers. These corporations have typically made large investments in building inbound and/or outbound calling operations. The function of these operations is to place and receive customer calls. In many cases, these calling operations are responsible for specific business applications such as collections, customer service, fund-raising or telephone sales.

  Davox believes that Unison systems can significantly increase productivity in many applications where repetitive tasks can be automated. Additionally, Davox believes that its products are well suited to meet evolving CTI standards due to their multi-protocol capabilities, integrated voice functions and flexible software design.

SIGNIFICANT CUSTOMER

  In 1997, Davox's largest single customer was Datapoint (a distributor of Davox products to British Telecom), accounting for 11% of total revenue. In 1996, GE Capital Corporation was the largest single customer, accounting for 4% of total revenue, and in 1995 AT&T was Davox's largest single customer, accounting for 12% of Davox's total revenue. Total revenue from Davox's top three customers amounted to 20% of total revenue in 1997, 12% of total revenue in 1996 and 20% of total revenue in 1995. Davox believes that its dependence on any one end user customer is not likely to increase significantly as Davox continues to penetrate the broader call center market and expand its alternate distribution channels.

MARKETING AND SALES

  Davox takes a solutions-oriented approach to marketing its Unison systems. The integration and management capabilities of the systems are presented as tools to help customers meet their business goals and objectives for customer service. This approach has two major benefits:

  . First, as Davox's relationship with a customer grows, Davox is able to increase sales by developing additional call center capabilities for the customer.

  . Second, Davox can identify additional applications in other areas of the customer's business.

  Additionally, by focusing on common applications and identifying industries with similar organizational or functional structures, Davox can address new markets with relatively small incremental development costs and a short training period for its sales force.

  Davox's sales force follows a disciplined selling program that focuses on selling business solutions, rather than stressing the features of individual products. Having identified departments in which Unison systems may provide significant productivity increases, Davox sales representatives and technical consultants (system/application specialists) work with the customer to analyze the business and production objectives for the calling operation. This consultative "team" approach is best suited to establish a long-term relationship with the customer.

  Davox continues to expand market penetration through its Business Partners Program. Davox licenses its products through a third-party distribution channel through referral, joint marketing, distributor and reseller relationships. Examples of third-party partners include telecommunication system manufacturers, software vendors and systems integrators. Davox plans to continue to expand its Business Partners Program, with particular emphasis on customer contact software vendors and telecommunication system providers.

  NORTH AMERICAN OPERATIONS--In North America, Davox markets its products primarily through a direct sales force with contributions from the Business Partners Program. Direct sales personnel are supported by a team of marketing professionals based at Davox's headquarters.

  . In 1997, Davox signed distribution agreements with Lucent Technologies Inc. and Siemens Business Communication Systems to resell the Unison system as the preferred call center management system each will offer their customers in the United States and Canada.

  INTERNATIONAL OPERATIONS--Davox manages international activities for several global regions. Davox's products are offered in Europe, Latin America, South Africa, and the Pacific Rim primarily through a series of mostly nonexclusive distribution agreements.

  . In 1997, Davox significantly expanded the human and technical resources located at its European subsidiary headquarters in the United Kingdom that provides direct marketing, technical support, and service to its United Kingdom and European customers.

  . Also in 1997, Davox established a subsidiary in Mexico to bring direct marketing and technical support to Davox's customers in that country.

  In connection with sales outside the United States, Davox products are subject to regulation by foreign governments, which requires Davox to follow certification procedures for some countries. Failure to obtain necessary local country approvals or certifications will restrict Davox's ability to sell into some countries. International product revenue was $13.9 million, $7.6 million and $4.5 million or 18%, 14% and 12% of total revenue in 1997, 1996, and 1995, respectively.

CONTINUUM CUSTOMER SUPPORT AND SERVICE

  Davox provides maintenance and systems integration services that include not only call center system installation and training, but also:

  .  Call center network planning, design and implementation services

  . Professional services that include call center consulting, custom application design, and development services

  Davox customer support is comprised of:

  . Support teams responsible for ongoing account management and customer satisfaction of the installed base

  . On-site hardware support and either on-site or remote software support as required

  . A Worldwide Support Center located in the corporate offices in Westford, Massachusetts, that provides centralized access to hardware and software support as required on a worldwide basis to end-users and distributors

  .  Software services that enhance or modify current systems

  . Professional services that deliver consulting and customized project services as required

  . Training for customers' and distributors' personnel, delivered both in Davox's Acton, Massachusetts, training facility and at customer sites

  WORLD CLASS TRAINING CENTER--Responding to increased demand for educational services, Davox in 1997 opened a state-of-the-art training facility in Acton, only minutes from Davox's Westford corporate headquarters. The opening of the new facility caps a year that saw significant investments in sophisticated technology and people aimed at expanding the instructional services Davox offers its customers.

  PROFESSIONAL SERVICES ADDS TO ITS OFFERINGS--As call center technologies continue to evolve, many customers are finding that they lack the internal resources needed to implement these technologies effectively. In early 1997, Davox introduced a new Professional Services program staffed by specialists with the integration, networking, hardware and software skills required to support Davox's customers' in-house resources. During the year, Davox expanded those offerings and resources to include consulting in system implementation, script and graphical interface development, call center operations and call center management.

  HARDWARE SUPPORT--Under the terms of an agreement with Grumman Systems Support Corporation ("GSSC"), a wholly-owned subsidiary of Northrop Grumman Corp., GSSC delivers hardware support services for the Unison system and older CAS and SMC product lines within the continental United States and Canada while Davox continues to deliver software support services. In addition, GSSC provides network design and systems integration services allowing Davox to focus its expertise on customizing advanced calling centers for its clients.

  CUSTOMER SERVICE REVENUE--Customer service revenue accounted for $23.8 million or 31.0% of Davox's total revenue in 1997, an increase of $7.4 million from $16.5 million or 30.7% of Davox's total revenue in 1996, and an increase of $9.6 million from $14.2 million or 37.7% of Davox's total revenue in 1995. Customer service revenue as a percentage of total revenue decreased in 1996 as compared to 1995 due largely to a 59% increase in product revenue in 1996.

RESEARCH, DEVELOPMENT AND ENGINEERING

  Davox employs an open system, client/server, relational database approach in developing its unified call center solutions. The platform selected for this approach is the Sun ULTRA family of workstations from Sun Microsystems Inc. Davox's development efforts are focused on enhancing and expanding the functionality of the Unison system. Davox currently anticipates that areas of potential product development may include integration links to additional call center telephony components and the development of additional telephone management and reporting capabilities.

  Davox's continued success depends on, among other factors, maintaining close working relationships with its customers and resellers and anticipating and responding to their evolving applications needs. Davox is committed to the development of new products, the improvement of existing products and the continuing evaluation of new technologies.

  During 1997, 1996 and 1995, Davox's research, development and engineering costs were approximately $8.5 million, $5.9 million and $4.0 million, respectively, representing approximately 11.0%, 10.9% and 10.7%, respectively, of total revenue during these periods. In the future, Davox expects to incur approximately the same level of research, development and engineering expenditures as a percentage of total revenue as it did during 1997. In addition, Davox did not capitalize any of its software development costs in 1997 or 1996.

OPERATIONS

  While the majority of Davox's hardware needs are met by readily available off-the-shelf technology, a small portion remains proprietary. These proprietary hardware components are manufactured by third-party contractors, and Davox believes there are many qualified vendors for these services. Davox's production process consists primarily of final test, quality assurance and systems integration that occurs at its Westford facility.

  Davox attempts to maintain multiple sources of supply for key items and believes it has adequate sources of supply for its expected needs. While any of these sources could be replaced if necessary, Davox might face significant delays in establishing replacement sources or in modifying its products to incorporate replacement components or software code. There can be no assurance that Davox will not suffer delays resulting from non-performance by its vendors or cost increases due to a variety of factors, including component shortages or changes in laws or tariffs applicable to items imported by Davox.

COMPETITION

  Davox systems compete against various outbound, inbound and blend calling systems. Traditional outbound-centric call center management companies, such as Mosaix (formerly Digital Systems International), Melita International Corporation, EIS International, as well as inbound call center management solution providers, such as Aspect Telecommunications, GeoTel and Genesys Telecommunications Laboratories, Inc. Each company offers products with varying levels of functionality in terms of system management, integration and workstation support.

  Certain of Davox's current and potential competitors are larger companies that have greater financial, technical and marketing resources. It is possible that competitors could produce products that perform the same or similar functions as those performed by Davox's products.

  Davox believes that the principal factors affecting competition are ease of use and range of functionality, speed and ease of implementation, reliability, performance, price and customer service, and that Davox competes favorably as to these factors.

RELIANCE ON INTELLECTUAL PROPERTY

  Davox relies on a combination of patent, copyright, trademark, contract and trade secret laws to establish and protect its proprietary rights in its technology. Davox owns and licenses a number of patents relating to predictive dialing, real-time telecommunication management and user interfaces. Software products are furnished under software license agreements that grant customers licenses to use, rather than to own, the products. The license agreements contain provisions protecting Davox's ownership of the underlying technology. Upon commencement of employment, employees execute an agreement under which inventions developed during the course of employment will, at the election of Davox, be assigned to Davox, and which further prohibits disclosure of confidential Company information. In addition, effective protection of intellectual property rights may be limited or unavailable in certain foreign countries. There can be no assurances that the steps taken by Davox in this regard will be adequate to prevent misappropriation of its technology or that Davox's competitors will not independently develop technologies that are substantially equivalent of superior to Davox's technology.

EMPLOYEES

  As of December 31, 1997, Davox had 315 full-time employees, of whom 27 were engaged in operations, 203 in sales, marketing and customer support, 56 in research, development and engineering and 29 in general and administrative functions. Davox's ability to attract and retain qualified personnel is essential to its continued success. None of Davox's employees is represented by a collective bargaining agreement, nor has Davox ever experienced any work stoppage. Davox believes that its employee relations are good.

                  DAVOX SELECTED CONSOLIDATED FINANCIAL DATA

  The following table sets forth certain condensed consolidated financial data with respect to Davox for each of the five years in the period ended December 31, 1997:

                                        YEARS ENDED DECEMBER 31,
                          -----------------------------------------------------
                             1997       1996       1995      1994       1993
                          ---------- ---------- ---------- ---------  ---------
                           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
CONDENSED CONSOLIDATED
 STATEMENT OF OPERATIONS
 DATA:
 Total revenue..........  $   76,815 $   53,642 $   37,556 $  30,047  $  33,756
 Cost of revenue........      26,550     21,577     16,451    16,234     17,488
                          ---------- ---------- ---------- ---------  ---------
  Gross profit..........      50,265     32,065     21,105    13,813     16,268
 Research, development
  and engineering
  expenses..............       8,479      5,861      4,020     3,540      3,391
 Selling, general and
  administrative
  expenses..............      22,852     17,213     12,166    12,681     12,472
 Restructuring costs....         --         --         --      3,379        --
                          ---------- ---------- ---------- ---------  ---------
 Income (loss) from
  operations............      18,934      8,991      4,919    (5,787)       405
 Interest income, net...       1,952      1,137        421       --          20
                          ---------- ---------- ---------- ---------  ---------
 Income (loss) before
  provision for income
  taxes.................      20,886     10,128      5,340    (5,750)       425
 Provision for income
  taxes.................       2,506      1,013        534       --          40
                          ---------- ---------- ---------- ---------  ---------
  Net income (loss).....  $   18,380 $    9,115 $    4,806 $  (5,750) $     385
                          ========== ========== ========== =========  =========
Earnings per share
 Basic..................  $     1.60 $      .85 $      .48 $    (.67) $     .05
                          ========== ========== ========== =========  =========
 Diluted................  $     1.45 $      .75 $      .42 $    (.67) $     .04
                          ========== ========== ========== =========  =========
Weighted average shares
 outstanding
 Basic..................  11,522,057 10,730,760 10,077,380 8,533,095  7,898,361
                          ========== ========== ========== =========  =========
 Diluted................  12,663,245 12,285,244 11,565,830 8,533,095  8,663,963
                          ========== ========== ========== =========  =========
                                              DECEMBER 31,
                          -----------------------------------------------------
                             1997       1996       1995      1994       1993
                          ---------- ---------- ---------- ---------  ---------
                                             (IN THOUSANDS)
CONDENSED CONSOLIDATED
 BALANCE SHEET DATA:
  Working capital.......  $   48,804 $   18,710 $    8,589 $   1,807  $   3,627
  Total assets..........      75,168     39,729     20,825    14,777     17,681
  Long-term debt........         --         --          45       138         96
  Stockholders' equity..      54,157     22,835     10,912     5,492      8,881

                 DAVOX MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  All statements contained herein that are not historical facts, including, but not limited to, statements regarding anticipated future capital requirements, Davox's future development plans, Davox's ability to obtain debt, equity or other financing, and Davox's ability to generate cash from operations, are based on current expectations. These statements are forward looking in nature and involve a number of risks and uncertainties, as more fully described under "Risk Factors." Actual results may differ materially.

  The following table sets forth, for the periods indicated, the percentage of revenue represented by items as shown in Davox's Consolidated Statements of Operations. This table should be read inconjunction with the Selected Financial Data, Consolidated Financial Statements and Notes to Consolidated Financial Statements contained elsewhere herein.

                      PERCENTAGE OF TOTAL REVENUE FOR THE
                           YEARS ENDED DECEMBER 31,

                                                            1997   1996   1995
                                                            -----  -----  -----
Product revenue............................................  69.0%  69.3%  62.3%
Service revenue............................................  31.0   30.7   37.7
                                                            -----  -----  -----
Total revenue.............................................. 100.0  100.0  100.0
Cost of revenue............................................  34.6   40.2   43.8
                                                            -----  -----  -----
Gross profit...............................................  65.4   59.8   56.2
Research, development and engineering expenses.............  11.0   10.9   10.7
Selling, general and administrative expenses...............  29.7   32.1   32.4
                                                            -----  -----  -----
Income from operations.....................................  24.7   16.8   13.1
Interest income............................................   2.5    2.1    1.1
                                                            -----  -----  -----
Income before provision for income taxes...................  27.2   18.9   14.2
Provision for income taxes.................................   3.3    1.9    1.4
                                                            -----  -----  -----
Net income.................................................  23.9%  17.0%  12.8%
                                                            -----  -----  -----

  Total revenue was approximately $76.8 million, $53.6 million and $37.6 million for the fiscal years ended December 31, 1997, 1996 and 1995, respectively. Total revenue increased 43.2% for the year ended December 31, 1997 compared to the same period in 1996 and increased 42.8% in fiscal year 1996 compared to fiscal year 1995. Total cost of revenues as a percentage of total revenue was 34.6% in fiscal year 1997, 40.2% in fiscal year 1996 and 43.8% in fiscal year 1995.

  Product revenue was approximately $53.0 million, $37.2 million and $23.4 million in fiscal years 1997, 1996 and 1995, respectively. Product revenue increased by 42.5% from 1996 to 1997 and increased 59.0% from 1995 to 1996. These increases were caused by increased demand for the Unison call center management system, especially the telemarketing and collections capabilities, as well as the inbound/outbound call blending capabilities in 1997.

  Cost of product revenue as a percentage of product revenue was 22.4%, 29.3% and 30.6% in fiscal years 1997, 1996 and 1995, respectively. The continued improvements in product margin in 1997 represent the increased volume of product shipments relative to fixed costs, and a higher margin product mix.

  Service revenue was approximately $23.8 million, $16.5 million, and $14.2 million in fiscal years 1997, 1996 and 1995, respectively. Service revenue increased 44.7% from 1996 to 1997 and 16.2% from 1995 to 1996. The increases in 1997 and 1996 were due to an increase in maintenance revenue related to the growth in the installed base of Davox's products in recent years and increased installation and training revenue related to the increased volume of product shipments.

  Cost of service revenue as a percentage of service revenue was 61.6%, 64.9% and 65.6% in 1997, 1996 and 1995, respectively. The decreases as a percentage of service revenue were primarily attributable to the higher service revenue relative to fixed costs.

  Revenue from Davox's largest single customer in each of 1997, 1996 and 1995 was 11%, 4% and 12% of total revenue, respectively. Revenue from Davox's three largest customers amounted to 20% of total revenue in 1997, 12% of total revenue in 1996 and 20% of total revenue in 1995. Davox intends to broaden its base of existing and new customers by penetrating new markets, expanding its direct international sales force and using alternate channels of distribution, thereby decreasing its dependence on its largest end user customers.

  Research, development and engineering expenses were approximately $8.5 million, $5.9 million and $4.0 million, representing 11.0%, 10.9% and 10.7% of total revenue during 1997, 1996 and 1995, respectively. These increases were primarily attributable to higher payroll and related expenses resulting from personnel increases in 1996 and 1997.

  Selling, general and administrative ("SG&A") expenses were approximately $22.9 million, $17.2 million and $12.2 million, representing 29.7%, 32.1% and 32.4% of total revenue during 1997, 1996 and 1995, respectively. The absolute dollar increases were primarily attributable to increased payroll and related expenses resulting from personnel increases, and direct and indirect selling expenses related to the increased revenue. The decreases as a percentage of revenue in 1997 and 1996 were mostly attributable to the significant increase in revenues.

  Interest income, derived primarily from money market instruments and investments in commercial paper and government securities, increased 70.4% from 1996 to 1997 and 159.9% from 1995 to 1996. These increases were due primarily to the significantly higher average cash and cash equivalent and marketable securities balances from year to year, and, to a lesser extent, due to higher interest rates.

INCOME TAXES

  Davox's effective income tax rate in 1997 was approximately 12%. This is lower than the combined federal and statutory tax rates due primarily to utilization and recognition of net operating loss carryforwards. Davox's provision for income taxes in 1996 and 1995 was at the federal and state minimum rates. Davox believes that the effective tax rate will increase significantly in 1998.

LIQUIDITY AND CAPITAL RESOURCES

  As of December 31, 1997, Davox's principal sources of liquidity were its cash and cash equivalent balances of approximately $25.4 million, and its marketable securities of approximately $23.8 million. As of the end of fiscal 1996, Davox's cash and cash equivalent balances were approximately $21.3 million, and its marketable securities were approximately $9.8 million. The overall increase in cash and cash equivalents and marketable securities was due primarily to the favorable operating results, collection of deferred annual maintenance contracts, and proceeds from exercises of stock options. In addition, Davox has an agreement for a working capital line of credit with a bank for up to $2.0 million based on eligible receivables, as defined. There were no outstanding balances as of December 31, 1997 or 1996 under this line of credit.

  Davox's primary investing activities were purchases and sales of marketable securities and purchases of property and equipment. Property and equipment investments were approximately $3.9 million in 1997 compared to approximately $4.1 million in 1996. Purchases and sales of marketable securities generated a net cash outflow of approximately $14.0 million in 1997 compared to a net cash outflow of approximately $9.8 million in 1996.

  Cash provided by financing activities is generated primarily from proceeds from exercises of stock options. Proceeds from exercises of stock options were approximately $12.7 million in 1997 compared to approximately $1.8 million in 1996.

  Working capital as of December 31, 1997 was approximately $48.8 million as compared to approximately $18.7 million as of December 31, 1996. Total assets as of December 31, 1997 were approximately $75.2 million compared to approximately $39.7 million as of December 31, 1996. The increase from 1996 to 1997 was primarily attributable to increases in cash and cash equivalents, marketable securities and accounts receivable due to the favorable operating results for 1997, as well as the recognition of a deferred tax asset in 1997.

  Management believes, based on the current operating plan, that Davox's existing cash and cash equivalents, marketable securities, cash generated from operations and amounts available under its working capital line of credit will be sufficient to meet the Davox's cash requirements for the foreseeable future.

IMPACT OF INFLATION

  Davox believes that inflation did not have a material effect on the results of operations in 1997.

NEW ACCOUNTING STANDARDS

  In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires disclosure of all components of comprehensive income on an annual and interim basis. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Management does not expect the adoption of this standard to have a material impact on Davox and its operations.

  In July 1997, the FASB issued SFAS No. 131, Disclosures About Segments of Enterprise and Related Information. SFAS No. 131 requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. Unless impracticable, companies would be required to restate prior period information upon adoption. Management does not expect the adoption of this standard to have a material impact on Davox and its operations.

IMPACT OF YEAR 2000 ISSUE

  The Year 2000 issue results from computer programs written using two digits rather than four to define the applicable year. Any of Davox's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

  Davox is in the process of conducting an assessment of its computer information systems and is beginning to take the necessary steps to determine the nature and extent of the work required to make its systems Year 2000 compliant, where necessary. These steps will require Davox to modify, upgrade or replace some of its internal financial and operational systems. Davox continues to evaluate the estimated cost of bringing all internal systems, equipment and operations into Year 2000 compliance, but has not yet finished determining the total cost of these compliance efforts. While these efforts will involve additional costs, Davox believes, based upon currently available information, that these costs will not have a material adverse effect on its business, financial condition or results of operations. However, if these efforts are not completed on time, or if the cost of updating or replacing Davox's information systems exceeds Davox's current estimates, the Year 2000 issue could have a material adverse impact on Davox's business, financial condition or results of operations.

  Davox also intends to determine the extent to which Davox may be vulnerable to any failures by its major suppliers, distributors and service providers to remedy their own Year 2000 issues, and is in the process of initiating formal communications with these parties. At this time Davox is unable to estimate the nature or extent of any potential adverse impact resulting from the failure of third party suppliers, distributors and service providers to achieve Year 2000 compliance, although Davox does not currently anticipate that it will experience any material shipment delays from its major product suppliers or any material sales delays from its major distributors due to Year 2000 issues. However, there can be no assurance that these third parties will not experience Year 2000 problems or that any problems would not have a material effect on Davox's product supply and distribution channels. Because the cost and timing of Year 2000 compliance by third parties such as suppliers, distributors and service providers is not within Davox's control, no assurance can be given with respect to the cost or timing of such efforts or any potential adverse effects on Davox of any failure by these third parties to achieve Year 2000 compliance.

                               DAVOX MANAGEMENT

MANAGEMENT

  Davox's current directors and executive officers and their ages are as follows:

   NAME                     AGE             CURRENT POSITION WITH DAVOX
   ----                     --- ---------------------------------------------------
   Alphonse M. Lucchese....  62 Chairman and Chief Executive Officer
   Louis Marianacci........  43 President
   Douglas W. Smith........  55 Vice President, Sales and Marketing
   John J. Connolly........  41 Vice President, Finance and Chief Financial Officer
   James F. Mitchell.......  51 Senior Vice President and Chief Technical Officer
   Mark Donovan............  43 Vice President, Operations
   John E. Cambray.........  42 Vice President, Product Development
   Douglas P. Langenberg...  52 Vice President, Customer Services
   Richard P. Santos.......  61 Vice President, International Operations
   R. Scott Asen (1)(2)....  53 Director
   Michael D. Kaufman
    (1)(2).................  62 Director
   Walter J. Levison
    (1)(2).................  79 Director

--------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

  Alphonse M. Lucchese has served as Chairman and Chief Executive Officer since July 1994, and also served as President from July 1994 until January 1998. Mr. Lucchese joined Davox following seven years as President and Chief Executive Officer at Iris Graphics, a manufacturer of high quality color printers. Prior to joining Iris, Mr. Lucchese had served as Vice President of Sales at Xyvision, Inc., a manufacturer of computer-integrated publishing systems sold to Fortune 500 companies, commercial printers and typesetters, and government agencies. Mr. Lucchese was Vice President of Sales for Davox Corporation from 1983 until 1984. Earlier, he had spent six years at Raytheon Data Systems, where he attained the position of Vice President and General Manager of Northeastern Operations. Following service in the U.S. Army during the mid-1950s, Mr. Lucchese began his professional career at IBM as a systems engineer, later moving into the position of marketing representative.

  Louis Marianacci was named President of Davox and officially joined Davox in January 1998. Mr. Marianacci's primary focus is on defining and executing Davox's international growth strategy, third-party relationship program, and acquisition strategy. Prior to joining Davox, Mr. Marianacci was Vice President of Customer Sales and Service at Lucent Technologies' Call Center business unit from 1995 to 1997. Prior to joining Lucent, Mr. Marianacci was Vice President, Worldwide Industry Marketing Transportation at AT&T Global Information Systems from 1994 to 1995. He also held executive management positions of increasing responsibility at Unisys Corporation from 1989 to 1993, Control Data Corporation from 1981 to 1988, and Ultramar Canada, Inc. from 1976 to 1981.

  Douglas W. Smith has served as Vice President, Sales and Marketing since September 1, 1994. Mr. Smith is responsible for Davox's direct and reseller sales in both the United States and Canada, as well as product and industry marketing, sales support and marketing communications. Mr. Smith joined Davox in 1994, following seven years at Iris Graphics where he contributed to that company's extraordinary growth. Prior to joining Iris, Mr. Smith worked for nearly 20 years in sales, managerial, and executive-level capacities for General Electric Information Systems, Honeywell Information Systems, Raytheon Data Systems, and Phoenix Data Systems.

  John J. Connolly has served as Vice President, Finance and Chief Financial Officer since August 1, 1994, and was elected Treasurer in January 1997. Mr. Connolly joined Davox from Iris Graphics where he had been Vice President of Finance since 1989. Prior to joining Iris, Mr. Connolly held finance and accounting positions of increasing responsibilities at Instrumentation Laboratory, a manufacturer of medical equipment.

  James F. Mitchell is a founder of Davox and has served as Senior Vice President and Chief Technical Officer since 1983. From September 1993 to August 1994, Mr. Mitchell managed the domestic sales operations of the Company. From 1981 to 1983, he was Vice President, Engineering of Davox. Prior to joining Davox in 1981, Mr. Mitchell served as Manager of Systems Development at Applicon, Inc., a producer of CAD/CAM products.

  Mark Donovan has served as Vice President, Operations since August 1994. Since joining Davox in 1983, Mr. Donovan has held management positions of increasing responsibility, including Vice President, Customer Service. He has also held various materials and manufacturing management positions within Davox. Prior to joining Davox, Mr. Donovan held various management positions with Applicon, Inc. and Raytheon Corporation.

  John E. Cambray has served as Vice President, Product Development since August 1993. Mr. Cambray has been with Davox since early 1982 and has held various software development and engineering management positions during this time. Prior to joining Davox, Mr. Cambray held various design and management positions with FASFAX Corporation and Sanders Associates.

  Douglas P. Langenberg has served as Vice President, Customer Services since May 1996. Mr. Langenberg joined Davox following four years at Stratus Computer, Inc., where he held the position of Vice President, Customer Services. Prior to joining Stratus, Mr. Langenberg held executive-level positions with Apollo Computer, Inc. and Digital Equipment Corporation, as well as founding and serving as principal in a service-oriented consulting firm.

  Richard P. Santos has served as Vice President of International Operations since May 1996. In this position, Mr. Santos is responsible for Davox's international sales and support activities. His duties also include management and development of Davox's distribution channels into its key international markets, including Europe, Latin America, Asia/Pacific Rim, Middle East, and Africa. Mr. Santos brings to Davox nearly 35 years of domestic and international experience in management, sales, marketing, and business development. Prior to joining Davox, he held senior level business development and management positions with several leading high-technology companies, including President and Chief Executive Officer of Monet, Inc., President of Pako Corporation, and co-founder and Senior Vice President of Iris Graphics.

  R. Scott Asen has been a Director of Davox since April 1992. Mr. Asen has been President of Asen & Co., Inc., an investment management firm, since 1983. He is also a general partner of Pioneer Associates, L.P. and Pioneer IV, L.P., each a venture capital fund, a general partner of AB Associates, LP and a manager-member of Pioneer III-A, LLP and Pioneer III-B, LLP, each an investment management entity. Mr. Asen currently serves as a director of Barringer Laboratories, Inc. and SeaMED Corporation.

  Michael D. Kaufman has been a Director of Davox since 1982. Since 1987, Mr. Kaufman has served as the managing general partner of MK Global Ventures, MK GVS Fund and MK GVD Fund, each of which is an investment company and a stockholder of Davox, and MK Global Ventures II, also an investment company. Mr. Kaufman currently serves as a director of Document Technologies, Inc., DISC, Inc., Erox Corp., Proxim, Inc., Hypermedia Communications, Inc. and Asante Technologies, Inc.

  Walter J. Levison has been a Director of Davox since June 1994. Mr. Levison has been a general partner of the Aegis Venture Funds, a group of limited partnerships, since 1982. Mr. Levison formerly served as a director of Chipcom Corporation and Scitex Corporation, and currently serves as a director of D.M. Management Company.

EXECUTIVE COMPENSATION

  The following table shows compensation information with respect to services rendered to Davox in all capacities during the years ended December 31, 1997, 1996 and 1995 for (i) the individual who served as the Chief Executive Officer as of December 31, 1997 and (ii) the other four most highly compensated executive officers of Davox (collectively with the Chief Executive Officer, the "Davox Named Officers"):

                          SUMMARY COMPENSATION TABLE

                                                             LONG TERM
                               ANNUAL COMPENSATION(1)     COMPENSATION(2)
                               ----------------------     ---------------
                                                              AWARDS
                                                          ---------------
                                                            SECURITIES
                                                            UNDERLYING      ALL OTHER
        NAME AND                                             OPTIONS/     COMPENSATION
   PRINCIPAL POSITION     YEAR SALARY($)    BONUS($)(3)       SARS(#)          ($)
------------------------  ---- -----------  ------------  --------------- -------------
Alphonse M.
 Lucchese(4)............  1997      330,000       230,672    299,999/0            0
Chairman, President and   1996      297,504       211,524            0            0
Chief Executive Officer   1995      265,008       224,190            0        1,515(5)
James F. Mitchell.......  1997      165,000        48,060     15,000/0            0
Senior Vice President
 and                      1996      159,000        47,105            0            0
Chief Technical Officer   1995      159,000        56,048            0            0
Douglas W. Smith........  1997      160,000        93,201     59,999/0            0
Vice President--Sales
 and                      1996      146,259        85,913            0            0
Marketing                 1995      130,672        92,122            0            0
John J. Connolly........  1997      156,250        45,508     59,999/0            0
Vice President--Finance
 and                      1996      141,250        41,845            0            0
Chief Financial Officer   1995      126,250        44,502            0            0
John E. Cambray.........  1997      145,000        33,787     29,999/0            0
Vice President--Develop-
 ment                     1996      131,208        31,227            0            0
                          1995      122,000        34,404            0            0

--------
(1) Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.
(2) Davox did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long term incentive plan payouts during the fiscal years ended December 31, 1997, 1996 and 1995.
(3) Indicates bonus payments earned by the Davox Named Officers in the year indicated, for services rendered in such year, some of which were paid in the next subsequent year.
(4) Mr. Lucchese served as President of Davox until January 12, 1998.
(5) Consists of life insurance premiums paid by Davox.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

  Shown below is information with respect to options to purchase Davox Common Stock granted to the Davox Named Officers during the fiscal year ended December 31, 1997 under Davox's stock option plans. No stock appreciation rights were granted to these individuals during such year.

                               INDIVIDUAL GRANTS

                                                                                   POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF  PERCENT OF TOTAL                                 ASSUMED ANNUAL RATES OF
                         SECURITIES    OPTIONS/SARS                                 STOCK PRICE APPRECIATION FOR
                         UNDERLYING     GRANTED TO    EXERCISE OR                           OPTION TERM
                         OPTION/SARS   EMPLOYEES IN   BASE PRICE                   ------------------------------
NAME                     GRANTED(#)    FISCAL YEAR      ($/SH)    EXPIRATION DATE      5%($)          10%($)
----                     ----------- ---------------- ----------- ----------------     -----      ---------------
Alphonse M. Lucchese....  299,000/0       31%/0%         24.33    April 24, 2007        4,574,998      11,593,949
James F. Mitchell.......   15,000/0       .02/0          24.33    April 24, 2007          229,515         581,636
John E. Cambray.........   15,000/0       .02/0          26.25    January 23, 2007        247,627         627,536
                           14,999/0       .02/0          24.33    April 24, 2007          229,500         581,597
John J. Connolly........   59,999/0       .06/0          24.33    April 24, 2007          918,044       2,326,506
Douglas W. Smith........   59,999/0       .06/0          24.33    April 24, 2007          918,044       2,326,506

OPTION EXERCISES AND YEAR-END VALUES

  Shown below is information with respect to (i) exercises of stock options by the Davox Named Officers during the fiscal year ended December 31, 1997, and
(ii) unexercised options outstanding at December 31, 1997, including the value of such unexercised in-the-money options at December 31, 1997.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                    VALUES

                                                    NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                       OPTIONS/SARS AT              IN-THE-MONEY
                                                      DECEMBER 31, 1997            OPTIONS/SARS AT
                                                           (#)(1)              DECEMBER 31, 1997($)(2)
                           SHARES
                          ACQUIRED
                             ON         VALUE
NAME                     EXERCISE(#) REALIZED($)  EXERCISABLE UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----                     ----------- ------------ ----------- ------------- -------------- --------------
Alphonse M. Lucchese....   262,000   7,295,948.09  262,029/0    398,177/0   7,185,651.86/0 6,351,451.75/0
James F. Mitchell.......    56,250   1,583,231.46    1,875/0     41,250/0      15,546.94/0   945,156.39/0
John E. Cambray.........    29,063     797,455.50    3,748/0     39,376/0      27,485.42/0   576,647.45/0
John J. Connolly........    32,586     936,857.64    7,715/0     84,934/0      68,774.96/0 1,441,231.82/0
Douglas W. Smith........    91,512   2,625,927.34   27,498/0     91,422/0     681,337.17/0 1,636,803.56/0

--------
(1) Options granted to the Davox Named Officers become fully vested immediately prior to the merger, consolidation, liquidation or sale of substantially all of the assets of Davox and terminate immediately after the effective date of such merger, consolidation, liquidation or sale. The Merger will not accelerate the vesting schedule of any Davox options.
(2) Value is based on the difference between the option exercise price and the fair market value of Davox's Common Stock on December 31, 1997 ($36.625 per share, the last reported sales price of Davox's Common Stock on the Nasdaq National Market System on December 31, 1997) multiplied by the number of shares underlying the option.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Davox's executive compensation program is administered by the three member Compensation Committee of the Board of Directors (the "Compensation Committee"). The three members of the Compensation Committee are non-employee Directors. Pursuant to the authority delegated by the Board of Directors, the Compensation Committee establishes each year the compensation of the Chief Executive Officer, and together with the Chief Executive Officer, establishes the compensation of the other executive officers of Davox.

  Under the supervision of the Compensation Committee, Davox developed and implemented the 1997 Management Compensation Plan for the Chief Executive Officer and certain of the executive officers of Davox (the "Plan"). The Plan is designed to reward executive officers whose performance yields improvement in corporate operating results, market share and shareholder value. The ultimate goal of the Plan is to align the interests of management with those of the stockholders. Compensation under the Plan is comprised of cash compensation in the form of annual base salary, incentive compensation in the form of performance-based cash bonuses, and long-term incentive compensation in the form of stock options.

  In setting cash compensation levels for executive officers (including the Chief Executive Officer), the Compensation Committee takes into account such factors as: (i) Davox's past financial performance and future expectations,
(ii) the general and industry-specific business environment and (iii) corporate and individual performance goals. The base salaries are established at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies located in the northeastern United States of similar size and engaged in a similar business to that of Davox.

  Incentive compensation in the form of performance-based bonuses for the Chief Executive Officer and Davox's other executive officers is based upon management's success in meeting Davox's financial and strategic goals as well as meeting individual performance goals. Target levels of revenue and net income were set at the time the Plan was established, and bonuses were allocated to the Chief Executive Officer and certain other executive officers contingent upon the achievement of the target levels. In addition, based on Davox's exceeding both target revenues and target net income, the Compensation Committee awarded additional discretionary bonuses to the executive officers in the same proportion as bonuses were allocated under the Plan.

  Mr. Alphonse Lucchese is the Chief Executive Officer and a director of Davox, and was, during fiscal 1997, President of Davox. His fiscal 1997 performance was evaluated on the basis of the factors described above applicable to executive officers generally. His base salary was based on a number of factors, including the base salaries of executives performing similar functions for peer companies. The annual bonus and stock option grant components of his compensation, as well as his salary, reflect Davox's financial performance, the continued introduction and commercialization of new products and progress toward achieving business goals, the achievement by Mr. Lucchese of other non-financial goals and (particularly with respect to the stock option grant component) Davox's desire to provide additional incentives for Mr. Lucchese's continued employment inasmuch as Mr. Lucchese held few vested options. In assessing Mr. Lucchese's performance for fiscal 1997, the Compensation Committee took into account the degree to which the financial and non-financial goals on which his compensation was based had been achieved.

  Incentive compensation in the form of stock options is designed to provide long term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with Davox and to enable optionees to develop and maintain a significant, long-term stock ownership position in Davox's Common Stock. The Compensation Committee grants stock options to Davox's executive officers in consideration of the strategic goals and direction of Davox. Davox's 1996 Stock Plan (the "1996 Plan"), administered by the Board of Directors, is the vehicle for the granting of stock options.

  The 1996 Plan permits the Board of Directors to grant stock options to eligible employees, including executive officers. Options become exercisable in increments over time, contingent upon continued employment. The value realizable from exercisable options is dependent upon the extent to which Davox's performance is reflected in the market price of Davox's Common Stock at any particular point in time.

  Davox also maintains the 1991 Employee Stock Purchase Plan (the "Stock Purchase Plan") in which all executives may participate on the same terms as non-executive employees who meet applicable eligibility criteria. The Stock Purchase Plan provides for the sale of shares of Davox's Common Stock to employees (as defined in the Stock Purchase Plan) of Davox pursuant to non-transferable options at less than fair market value. Employees who own 5% or more of the Common Stock of Davox and non-employee directors are not eligible to participate in the Stock Purchase Plan. As of the date hereof, 62,929 shares of Common Stock have been issued under the Stock Purchase Plan.

  The Revenue Reconciliation Act of 1993 generally limits Davox's ability to deduct for federal income tax purposes compensation in excess of $1,000,000 per executive for the Chief Executive Officer and four additional executive officers who are highest paid and employed at year end, except to the extent such excess constitutes performance-based compensation. The policy of the Board of Directors and the Compensation Committee is to qualify future compensation arrangements to ensure deductibility, except in those cases where the Board of Directors determines it is advantageous to use an alternative approach.

  The Compensation Committee is satisfied that the executive officers of Davox are dedicated to achieving significant improvements in the long-term financial performance of Davox and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.

  This report has been submitted by the members of the Compensation Committee:

                                 R. Scott Asen

                              Michael D. Kaufman

                               Walter J. Levison

                        PRINCIPAL STOCKHOLDERS OF DAVOX

  The following table sets forth, as of March 1, 1998 (except as noted below), certain information regarding the ownership of shares of Davox's Common Stock by (i) each person who, to the knowledge of Davox, owned beneficially more than 5% of the shares of Common Stock of Davox outstanding at such date, (ii) each Director and nominee of Davox, (iii) each Davox Named Officer and (iv) all Directors, nominees and Executive Officers as a group:

                                                            PERCENT OF CLASS
                                                  ------------------------------------
NAME AND ADDRESS OF        AMOUNT AND NATURE OF
BENEFICIAL OWNER          BENEFICIAL OWNERSHIP(1) BEFORE THE MERGER AFTER THE MERGER**
--------------------      ----------------------- ----------------- ------------------
Pilgrim Baxter &                  1,209,500(2)          10.2%              8.5%
 Associates, Ltd. ......
 825 Duportail Road
 Wayne, PA 19087
Entities and individuals          1,012,700(3)            8.5%             7.1%
associated with
 FMR Corp. .............
 82 Devonshire Street
 Boston, MA 02109
Nicholas--Applegate                 810,350(4)           6.8%              5.7%
 Capital Management.....
 600 West Broadway, 29th
 Floor
 San Diego, CA 92101
Provident Investment                787,446(5)           6.6%              5.5%
 Counsel, Inc. .........
 300 North Lake Avenue
 Pasadena, CA 91101
Alphonse M. Lucchese....            318,618(6)           2.6%              2.2%
R. Scott Asen...........            438,091(7)           3.7%              3.1%
Michael D. Kaufman......            560,136(8)           4.7%              3.9%
Walter J. Levison.......             26,250(9)            *                 *
John E. Cambray.........             24,737(10)           *                 *
John J. Connolly........             31,433(11)           *                 *
James F. Mitchell.......             49,772(12)           *                 *
Douglas W. Smith........             54,458(13)           *                 *
All Directors, Nominees
 and Executive
 Officers as a group (12
 Persons)...............          1,561,683(14)         12.5%              10.2%

--------
*  Less than 1.0%
** Assumes the issuance of 2,384,452 shares of Davox Common Stock pursuant to the Merger Agreement, the maximum number of shares that may be issued pursuant to the Merger Agreement.
(1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to the shares. Includes all shares which the named person has the right to acquire within 60 days following March 1, 1998.
(2) Pilgrim Baxter & Associates, Ltd. ("PBA") is an investment advisor registered under the Investment Advisors Act of 1940. PBA has sole power to direct the vote with respect to 1,021,950 of such shares and shared power to direct the vote with respect to 187,550 of such shares. This information is as of December 31, 1997 and is based on Schedule 13G dated February 9, 1998 filed by PBA.
(3) FMR Corp. ("FMR") has no power to direct the vote with respect to 958,700 of such shares. this information is as of December 31, 1997 and is based on Schedule 13G dated February 14, 1998 filed by FMR.
(4) Nicholas--Applegate Capital Management ("NACM") is an investment advisor registered under the Investment Advisors Act of 1940. NACM has sole power to direct the vote with respect to 625,300 of such shares, and shared power to direct the vote with respect to 1,350 of such shares. This information is as of December 31, 1997 and is based on
   Schedule 13G dated February 3, 1998 filed by NACM.
(5) Provident Investment Counsel, Inc. ("PIC") is an investment advisor registered under the Investment Advisors Act of 1940. PIC has no power to direct the vote with respect to 55,050 of such shares. This information is as of December 31, 1997 and is based on Schedule 13G dated February 2, 1998 filed by PIC.
(6) Includes 318,618 shares subject to options held by Mr. Lucchese exercisable within 60 days of March 1, 1998.
(7) Includes 16,500 shares owned by Asen and Co. f/b/o SDFJ, Inc., 2,250 shares owned by an individual to whom Mr. R. Scott Asen, a Director of Davox, provides certain advisory services and 4,500 shares held by the IRA of an individual to whom Mr. Asen provides certain advisory services, all of such shares as to which Mr. Asen disclaims beneficial ownership. Also includes 392,341 shares individually owned by Mr. Asen and 22,500 shares subject to options held by Mr. Asen that are exercisable within 60 days of March 1, 1998.
(8) Includes 334,270 shares held by MK Global Ventures and 99,518 shares held by MK GVS Fund. Mr. Michael D. Kaufman, a Director of Davox, is the sole general partner of the sole general partner of each of MK Global Ventures and MK GVS Fund. Mr. Kaufman disclaims beneficial ownership of all shares held by MK Global Ventures and MK GVS Fund. Also includes 111,348 shares individually owned by Mr. Kaufman and 15,000 shares subject to options held by Mr. Kaufman that are exercisable within 60 days of March 1, 1998.
(9) Includes 26,250 shares subject to options held by Mr. Levison which will be exercisable within 60 days of March 1, 1998.
(10) Includes 7,498 shares subject to options held by Mr. Cambray exercisable within 60 days of March 1, 1998.
(11) Includes 31,433 shares subject to options held by Mr. Connolly exercisable within 60 days of March 1, 1998.
(12) Includes 31,875 shares subject to options held by Mr. Mitchell exercisable within 60 days of March 1, 1998
(13) Includes 54,458 shares subject to options held by Mr. Smith exercisable within 60 days of March 1, 1998.
(14) Includes 547,945 shares subject to options held by officers and Directors which are exercisable within 60 days of March 1, 1998. Also includes shares held by entities associated with Messrs. Kaufman and Asen as described in footnotes 7 and 8.

                           PERFORMANCE GRAPH OF DAVOX

  The following graph compares the yearly percentage change in the cumulative total stockholder return on Davox's Common Stock for the five fiscal years ended December 31, 1997, with the cumulative total return on (i) the Nasdaq Market Index and (ii) a broad peer group index prepared by Media General consisting of Nasdaq listed companies grouped under SIC Code 7373, Computer Integrated Systems Design. The comparison assumes $100 was invested on December 31, 1992 in Davox's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.


                                      LOGO

    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG DAVOX CORPORATION,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                           12/31/92 12/31/93 12/31/94 12/30/95 12/29/96 12/31/97
                           -------- -------- -------- -------- -------- --------
Davox Corporation.........  100.00   222.21   238.88   527.76  1,833.28 2,173.84
Nasdaq Market Index.......  100.00   119.95   125.94   163.35    202.99   248.30
Peer Group Index..........  100.00   111.33   106.50   171.74    182.29   217.83

  The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, a source believed to be reliable; however, Davox is not responsible for any errors or omissions in such information.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF DAVOX

  Davox has adopted a policy that all transactions between Davox and its officers, directors, principal stockholders and their affiliates be on terms no less favorable to Davox than could be obtained from unrelated third parties and that any loans by Davox to officers, directors, principal stockholders and their affiliates must be approved by a majority of the outside independent and disinterested directors. Mr. Paul Lucchese, Esq., son of Mr. Alphonse M. Lucchese, is a member of Davox's legal staff and received $104,515 in total compensation during the fiscal year ended December 31, 1997. QCC, Inc., a corporation of which Mr. Alphonse M. Lucchese, Jr., son of Mr. Alphonse M. Lucchese, is a fifty-percent stockholder, provided consulting services to Davox in connection with Management Information Systems and other development matters and received an aggregate of $448,000 in connection therewith during the fiscal year ended December 31, 1997.

                       PRICE RANGE OF DAVOX COMMON STOCK

  Davox Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq National Market under the symbol DAVX. The following table sets forth the reported high and low closing sale prices per share of Davox Common Stock for the periods indicated:

                                                                   DAVOX COMMON
                                                                   STOCK PRICES
                                                                   -------------
QUARTER ENDED                                                       HIGH   LOW
-------------                                                      ------ ------
Calendar 1996:
  March 31........................................................ $12.25 $ 7.50
  June 30.........................................................  21.67  11.50
  September 30....................................................  26.17  15.83
  December 31.....................................................  30.17  20.50
Calendar 1997:
  March 31........................................................ $30.17 $16.67
  June 30.........................................................  35.88  20.00
  September 30....................................................  38.63  27.75
  December 31.....................................................  39.75  25.13
Calendar 1998:
  March 31........................................................ $35.50 $23.50

  On March 9, 1998, the last business day preceding public announcement of the Merger, the closing sale price of the Davox Common Stock was $34.88. On March 31, 1998, the closing sale price of the Davox Common Stock was $31.13 per share. As of March 31, 1998, there were approximately 302 record holders of Davox Common Stock.

  Davox has never paid dividends on its common stock and does not anticipate the payment of dividends in the near future. It has been the policy of the Board of Directors of Davox to retain earnings to support operations and to finance continued growth of its business rather than to pay dividends. Any future payment of cash dividends of Davox would be determined by its Board of Directors in light of circumstances then existing, including its growth, profitability, financial condition and results of operations, and such other factors as the Davox Board deems relevant.

                       INFORMATION CONCERNING ANSWERSOFT

                              ANSWERSOFT BUSINESS

GENERAL

  AnswerSoft, Inc. ("AnswerSoft" or the "Company") develops and markets software products which address the inter-application automation ("IAA") needs of the business call center. The Company was founded in 1993 and released its first products for general availability in 1994. Today the Company has six products focused on enhancing the interaction between a business and its customers by way of the business call center. AnswerSoft sells its products primarily through an indirect sales channel consisting of telecommunications equipment vendors, systems integrators and distributors, and has formed strategic partnerships with major providers of telephony systems, including Lucent Technologies, Northern Telecom, Siemens and Ericcson Networks AB. AnswerSoft's customers include companies in various industries, including computer and electronics manufacturing, financial services, healthcare, insurance, telecommunications and transportation.

OVERVIEW

  In a highly competitive, global marketplace, superior customer service is an important competitive advantage. A business that can maximize the value of each interaction with its customers can develop and enhance customer relationships and differentiate its products and services from its competitors. As customer information demands increase and as more customers interact with organizations by voice, the Internet, e-mail, fax and other contact channels, successful organizations must be able to access and quickly gather widely distributed customer data in order to provide a high level of customer service.

  Telephone-based, customer call centers are a primary channel through which many companies interact with their customers. Companies have traditionally viewed call centers as "cost centers" and have focused on increasing the number of transactions handled by each customer service representative ("CSR") in order to minimize the operational costs of the call center. Initial call center automation systems, such as voice response units, automatic call distributors ("ACD") and smart switches, were deployed to increase the number of telephone calls that could be handled by a CSR. In such an environment, customer service depends on specialized CSR training and is constrained by a CSR's inability to access information residing elsewhere in the enterprise. As a result, customers frequently experience less than adequate service resulting in high customer turnover.

  First generation technologies of computer telephony integration ("CTI"), such as proprietary software links of the telephone switch to telephony servers, have enabled call centers to improve customer service. However, first generation systems have significant limitations. In a typical first generation system, a customer call is connected to a CSR through an information interface which typically accesses single applications or databases. These systems create "islands of information" that are disconnected from other resources across the enterprise. First generation system implementations involve highly customized, proprietary software development, can take six months to a year to deploy, are costly to maintain and are subject to a high risk of product obsolescence. As a result, critical business and customer information often cannot be readily shared or effectively used and companies implementing these solutions have only a limited ability to provide a comprehensive, enterprise-wide customer service solution.

THE ANSWERSOFT SOLUTION

  AnswerSoft believes that the future of the call center industry is being driven by four critical factors. The first factor is the need for rapid deployment of solutions to quickly gain the benefits and competitive advantage that new technology can provide. Second, there is an increasing emphasis on quick and substantial return-on-investment. Third is the need to protect legacy systems while planning for future growth using standards-based solutions. Last, substantial competitive advantage can be derived from rapidly linking and sharing information across the enterprise. AnswerSoft believes that these factors increasingly will be addressed by second generation CTI technologies incorporating a new category of standards-based software, known as Inter-Application

Automation ("IAA") software, that links multiple applications, data sources and corporate and customer information across the enterprise.

  AnswerSoft delivers second generation CTI solutions incorporating standards-based IAA software that is designed to be rapidly deployed in the business call center. AnswerSoft's products enable organizations to make each interaction with its customers more effective, whether by telephone, fax, e-mail or the Internet, by connecting diverse applications to data residing across the enterprise. AnswerSoft's products are designed to allow companies to rapidly design and deploy systems that automate a range of business processes for the purpose of understanding, monitoring and enhancing each customer relationship that enable CSRs to be more effective.

  AnswerSoft's Concerto family of call center solutions incorporate second generation CTI technologies, such as smart screen pops, intelligent routing, real-time data mining and web-enabled call center solutions. AnswerSoft has developed these technologies on an automation engine that integrates with enterprise systems through technology enabling software modules called "Technology Access Modules" or "TAMs." AnswerSoft also provides easy-to-use customization tools and software applications that integrate with a Company's existing infrastructure, including legacy systems. Businesses maintain their existing investment in infrastructure systems and data while gaining the ability to rapidly deploy an automation solution tailored to the specific business rules of the enterprise. AnswerSoft's core technology is its automation engine which utilizes easy-to-use scripting tools for customization. All AnswerSoft products are compliant with open standards for telephony, data and communications. Applications are designed using the Windows Open Services Architecture ("WOSA") further simplifying and speeding access to information.

  AnswerSoft's standards-based approach is designed to minimize installation and deployment issues and a key benefit of AnswerSoft's IAA solution is its ability to be rapidly deployed. Unlike first generation systems for which average implementation can take up to six months to a year for basic functionality, AnswerSoft has designed its systems to allow customers to accelerate their return-on-investment. During the last year, the average deployment cycle for AnswerSoft's comprehensive customer service solutions was twenty-eight (28) days from the date that the implementation started.

THE ANSWERSOFT STRATEGY

  AnswerSoft seeks to be a leading worldwide provider of IAA applications software. AnswerSoft's strategy includes the following key elements:

 Provide Industry-Leading, Technologically Advanced Products

  AnswerSoft believes that providing technologically advanced products built on leading edge technologies has been and will continue to be essential to remain competitive. AnswerSoft has incorporated sophisticated technologies into its IAA products, such as smart screen pops, intelligent routing, real-time data mining and web-enabled call center solutions. AnswerSoft will continue to devote substantial resources to product development in order to offer a range of products that provide comprehensive IAA solutions and incorporate new technologies as they evolve.

 Focus on Open Systems and Standards-Based Solutions

  Call centers typically incorporate a broad array of disparate systems, databases, and applications software. AnswerSoft believes that IAA solutions must be based on open architectures and standards-based technologies in order to leverage legacy systems and provide access to third-party applications. AnswerSoft's products are designed to be compatible with open standards such as Telephony Applications Programming Interface ("TAPI"), Telephony Services Application Programming Interface ("TSAPI"), WOSA and Open Database Connectivity Standard ("ODBC"). AnswerSoft intends to continue to enhance its products to be fully compatible with emerging standards in order to offer solutions that interface with a broad array of call center system configurations.

 Offer Rapid Deployment and Prompt Return-on-Investment

  AnswerSoft believes that rapid deployment and prompt return-on-investment are critical characteristics of an IAA solution. Among the technologies that AnswerSoft has developed to enable rapid deployment of its solutions are the TAMs built into its automation engine. TAMs shield the user from the complexities of the underlying architecture of these systems for more rapid and cost-effective implementation, and enable AnswerSoft's solutions to interface with and leverage legacy systems and third party applications for prompt return-on-investment. In addition, AnswerSoft has developed an easy-to-use scripting language that provides AnswerSoft and its users with the flexibility to quickly tailor a solution to their particular needs. AnswerSoft will continue to focus on rapid deployment and measurable return-on-investment as a means of differentiating its products and solutions in an increasingly competitive market for call center solutions.

 Further Partnerships with Other Leading Providers

  AnswerSoft intends to devote substantial efforts to its recently announced AnswerPartners Alliance Program as a means of offering companies the most comprehensive call center automation solutions. The AnswerPartners Alliance was designed as a multi-tiered program to reflect the broad range of technologies and numerous market segments emerging in the call center industry. Through AnswerSoft's Software Alliance, Platform Alliance, and Consulting and Systems Integration Alliance, AnswerSoft's strategy is to link and forge relationships that AnswerSoft believes will lead to cooperative technology development efforts, OEM agreements, sales referral agreements and cooperative marketing activities.

 Leverage Web Technology to Offer Comprehensive Customer Service Solutions

  AnswerSoft believes that the Internet will continue to be an increasingly important means of interaction between companies and their customers. As a result, comprehensive customer service solutions must integrate web-based communications with telephone, fax, e-mail and other forms of customer communications. AnswerSoft's recently introduced Sixth Sense Web product is designed to enable Internet-based customer service. AnswerSoft intends to continue to devote resources to enhancing its existing products, such as Sixth Sense Web, and to develop new products to focus on this opportunity.

PRODUCTS

  AnswerSoft's products allow an organization to manage customer-to-company interactions to increase productivity, reduce costs and achieve greater customer satisfaction and loyalty. AnswerSoft's products are sold on a price-per-seat basis with prices ranging from $450 to $2,245 depending on the products purchased and discounts for quantity of seats and products purchased.

  The following products comprise AnswerSoft's Concerto family of call center automation solutions:

  . SIXTH SENSE, AnswerSoft's flagship product, automates agent workflow throughout a customer call by accessing data and applications relevant to a specific customer, and then automatically presenting relevant data to a CSR. Sixth Sense analyzes each call in real-time and takes action based on user-defined rules to determine the caller's identity and needs. Sixth Sense's intelligent data mining capability gives CSRs context-sensitive information and customer-specific prompts, allowing a CSR to service the customer's particular needs.

  . SMARTROUTE intelligently routes calls based on call data and information from customer records by matching this data to the "best-agent" destination. SmartRoute culls information about each customer, then accesses ODBC-compliant customer records from across the enterprise to make routing decisions. Applying scripted business rules, SmartRoute uses account information, call history, other customer data, CSR attributes, CSR status, and other information to make an appropriate match between a customer and the best available CSR. These scripted business rules can be customized to fit a call center's particular needs.

  . SOFTPHONE AGENT consolidates and simplifies call management and control by allowing agents to monitor work modes and call center activity on the agent desktop. Through a graphical user interface, a CSR has access to dynamic call control buttons that make telephone functions easy to use. By providing access to call functions on-screen, SoftPhone Agent enables CSRs to perform routine tasks more efficiently.

  . SHADOW is a call center management tool that provides analysis and reporting of both telephony and business data associated with call center and web activity. Shadow integrates call center device data with business data to enhance the value of the information gathered. Shadow tracks and delivers call statistics in real-time, enabling call center managers to improve productivity by adjusting workflows and resources. Shadow monitors Private Branch Exchange ("PBX") activity and collects data by device, queue and agents and generates real-time and historical reports based on a number of parameters. It then associates that data with business data, such as revenue information and other efficiency measurements. Shadow then archives this data on an ODBC-compliant database, allowing call centers to compare real-time information with historical data.

  . SIXTH SENSE WEB delivers customer and transaction-specific information to a user's Web browser, integrating web activity with customer center systems. This Web-enabled automation engine allows customers to get information and perform transactions via the Internet. Sixth Sense Web dynamically generates Web pages to be delivered to an agent's desktop via any standard Web browser. As the agent selects or links buttons within the page, Sixth Sense Web generates new pages or objects and delivers them in real-time.

  . SCRIPT TOOLKIT provides a GUI-based script builder and text-based script editor used for deploying the business workflows in a call center. The Toolkit delivers a Visual Basic-like scripting tool that allows an integrator to rapidly connect events with business processes.

CUSTOMERS

  AnswerSoft's customers are companies that pursue a customer-centric strategy: they leverage superior customer service to strengthen their market position, retain existing customers and generate revenue. AnswerSoft's customers compete in markets, such as computer and electronics manufacturing, financial services, healthcare, insurance, telecommunications and transportation, characterized by fierce competition and product/service parity. Though market dynamics vary, AnswerSoft's customers confront a similar challenge: how to harness the power of leading computing and telecommunications technologies to differentiate themselves from competitors through superior customer service.

  The following is a representative list of customers that accounted for more than $4,853,402 in total revenue (license and service) to AnswerSoft since January 1995 (through December 31, 1997):

            Computer & Electronics        Insurance and Financial Services
             Manufacturing


                                          Aetna US Healthcare
            Allied Signal                 American General Corporation
            Aerospace Improvement         ARI - Automotive Retail Inc.
            BP America Center             Diversified Investment Advisors
            Caterpillar, Inc.             First USA
            Champion International        Pitney Bowes Credit Corp.
            Compaq Computer               Prime Option
            Corporation                   Prudential Insurance Company of
            Electronic Data               America
            Systems                       The Money Store
            Gateway 2000                  Texas Commerce Bank N.A., Inc.
            GE Capital                    US Bank
            Avnet
            Sonoco
            SuperValu
            Tennant Company
            Thomson Consumer
            Electronics

            Telecommunications            Utilities


            Alliance Data Systems         Southern Company (and the following
            American Mobile               subsidiaries):
            Satellite                     Georgia Power Company
            Corporation                   Mississippi Power Company
            Harte Hanks                   Tennessee Valley Authority
            KPMG Peat Marwick

            Knight Ridder, Inc.           Healthcare
            METROCALL, Inc.

            Precision Response            AHN Partners, LP
            Corp.                         Group Health Cooperative
            SNET Mobility                 Neumours Children's Clinic
            St. Paul Pioneer Press
            Uarco

SALES AND MARKETING

  AnswerSoft's sales and marketing strategy is to target business call centers through its worldwide sales organization and a broad range of industry partners, including telecommunications equipment vendors, systems integrators, and distributors. An important component to AnswerSoft's sales and marketing strategy is AnswerSoft's strategic partnerships with the major providers of telephony systems, including Lucent Technologies, Northern Telecom, Siemens and Ericcson Networks AB. AnswerSoft's sales force works in conjunction with these partners to sell, distribute and deploy its call center solutions. These partnerships span the range from joint sales and marketing agreements to cooperative technology development.

  AnswerSoft's sales organization markets its products and services worldwide. As of December 31, 1997, the sales force consisted of 15 sales representatives worldwide, of whom 13 were in the United States. Sales representatives are assigned quotas and compensated for all revenues, direct and indirect, generated within their assigned territories.

  AnswerSoft's worldwide headquarters is located in Richardson, Texas. AnswerSoft also has sales and support offices in the metropolitan areas of Atlanta, Georgia; Boston, Massachusetts; Chicago, Illinois; Denver, Colorado; Los Angeles, California; New York, New York; San Francisco, California and Washington, D.C.

AnswerSoft's European operations center is located in Redding, England; AnswerSoft's Asia Pacific operations center is located in Singapore. Revenues outside of the United States accounted for 11%, 2% and 0%, respectively, of AnswerSoft's total revenues for the years ended December 31, 1997, 1996 and 1995, respectively.

PRODUCT SUPPORT AND TECHNICAL SERVICES

  AnswerSoft's Technical Services Division offers a range of programs that assist customers in adopting automation technology and deploying AnswerSoft solutions in the call center. This organization is staffed with systems and applications specialists with practical experience developing customized solutions in workflow automation and application design. These specialists have in-depth knowledge of AnswerSoft products and the ability to understand specific and unique requirements of a particular call center (both technically and operationally). This coverage spans the full deployment process, from requirements analysis through implementation and support. These professionals can be called upon at the initial planning stage or at any time during implementation to ensure that the technology deployed will be optimized at each call center. AnswerSoft support services are also on-line to meet a full range of product support needs. AnswerSoft's support services organization consists of experienced software developers with expertise in client/server computing and telecommunications. A variety of training classes for end users, administrators, and programmers are available at AnswerSoft's headquarters or can be conducted at customer locations. Moreover, to facilitate bringing technology on-line, AnswerSoft builds into its products intelligent error messaging that states the nature of an impending problem, locates it within the infrastructure, and identifies the best resource to contact for problem resolution. Finally, all AnswerSoft products support remote diagnostics and service.

ARCHITECTURE

  The AnswerSoft architecture consists of two layers: a central automation engine that integrates with a company's enterprise systems and simultaneously monitors the organization's communications and computer systems, and TAMs, prepackaged links to existing data exchange and technology standards, that reside between AnswerSoft's applications and an organization's telephony and information systems.

  The software automation engine is capable of handling thousands of simultaneous data and voice transactions per minute. It caches precompiled processes to provide high-speed operation, and can "data-mine" or extract needed information from data sources within the enterprise. Once an event occurs (such as an incoming call or Web inquiry), the automation engine makes decisions based upon rules that the user has defined using AnswerSoft's scripting tools. Rules can readily be scripted to automatically determine where the call should be routed, what data should accompany it and how the agent should service the customer. After this data is processed by the automation engine, applications take action to perform the appropriate task such as retrieving data or launching a customer support application. Workflow customization is accomplished by the AnswerSoft Script Toolkit.

  AnswerSoft's automation engine and applications integrate with a company's enterprise systems through TAMs. TAMs play a critical role in the rapid deployment and integration of Concerto into call center environments. TAMs shield the user from the need to understand details of emerging technologies (such as ODBC, HLLAPI, MAPI, or Active X) typically required to achieve integration. TAMs monitor enterprise systems such as PBXs, ACDs and Web sites for automation triggering events which in turn associates events with call center automation scripts to invoke business processes. AnswerSoft's TAMs provide an insulation layer from the anomalies and transaction processing weaknesses of third party technologies.

RESEARCH AND DEVELOPMENT

  AnswerSoft believes that strong product development capabilities are essential to maintaining the competitiveness of its current product suite and adding new features and functionality to AnswerSoft applications. AnswerSoft's product development team consists of professionals with expertise in software, telecommunications and computer hardware. Since its founding, AnswerSoft has believed that this combination of diverse technical and communications expertise contributes to the functionality of its software products and thereby provides AnswerSoft with a significant competitive advantage.

  Research and development expenses were approximately $1,939,000, $872,000, and $881,000 for the fiscal years ended December 31, 1997, 1996 and 1995, respectively. AnswerSoft's total research and development staff consisted of 22 employees as of December 31, 1997. AnswerSoft expects that it will continue to increase research and development expenditures in the future. See "AnswerSoft Management's Discussion and Analysis of Financial Condition and Results of Operations."

  The market for AnswerSoft's products are, and the markets for AnswerSoft's products will be characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles. Inherent in the product development process are a number of risks. The development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation, as well as the accurate anticipation of technological and market trends. The introduction of new or enhanced products also may require AnswerSoft to manage the transition from older products in order to minimize disruption in customer ordering patterns, to avoid excessive levels of older product inventories and to ensure that adequate supplies of new products can be delivered to meet customer demand. There can be no assurance that AnswerSoft will successfully develop, introduce or manage the transition of new products. Products may contain undetected or unresolved software or hardware errors when they are first introduced or as new versions are released. There can be no assurance that, despite extensive testing, software or hardware errors will not be found in new products or upgrades after commencement of commercial shipments of new or enhanced products. The inability of such products to gain market acceptance or problems associated with new product transitions could have a material adverse effect on the business, results of operations and financial condition of AnswerSoft. See "Risk Factors--New Product Development and Timely Introduction of New and Enhanced Products."

COMPETITION

  The market for AnswerSoft's software products is highly competitive and subject to rapid technological change. AnswerSoft's principal competition currently comes from different market segments including computer telephony platform developers, computer telephony applications software developers and telecommunications equipment vendors. These competitors include Genesys Telecommunication Laboratories, Nabnasset Corporation and Spanlink Communications, as well as IBM and Hewlett-Packard. Many of AnswerSoft's current and potential competitors have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and a larger installed customer base than AnswerSoft has. In addition, many of these competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, and to devote greater resources to the development, promotion and sale of their products than AnswerSoft. Furthermore, AnswerSoft may face additional competition from other established and emerging companies, which may choose to enter the market by developing products that compete with those offered by AnswerSoft or by acquiring companies, businesses, products or product lines that compete with AnswerSoft. It is also possible that alliances among competitors may emerge and rapidly acquire significant market share. AnswerSoft also believes that competition will increase as a result of consolidation in the call center technology industry. There can be no assurance that AnswerSoft's current or potential competitors will not develop or acquire products comparable or superior to those developed by AnswerSoft, combine or merge to form significant competitors, or adapt more quickly than AnswerSoft to new technologies, evolving industry trends and changing customer requirements. Increased competition could result in price reductions, reduced margins or loss of market share, any of which could materially and adversely affect AnswerSoft's business, operating results and financial condition. There can be no assurance that AnswerSoft will be able to compete successfully against current and future competitors or that competitive pressures faced by AnswerSoft will not materially adversely affect its business, financial condition and results of operations. If AnswerSoft is unable to compete successfully against current and future competitors, the combined company's business, operating results and financial condition will be materially and adversely affected.

INTELLECTUAL PROPERTY

  The success and ability of AnswerSoft to compete will depend in part upon its proprietary technologies and continued development and acquisition of additional proprietary technologies. AnswerSoft relies on a combination of contractual rights, trade secrets, patents, trademarks, copyrights and non-disclosure agreements to protect its respective proprietary rights. AnswerSoft currently has a number of patent applications that are currently pending for certain of its existing products. There can be no assurance that patents will be issued with respect to pending or future patent applications of AnswerSoft. In addition, AnswerSoft has generally entered into confidentiality or license agreements with its employees, resellers, distributors, customers and potential customers and has limited access to the distribution of its software, documentation and other proprietary information. There can be no assurance that the steps taken by AnswerSoft to protect its proprietary rights will be adequate to prevent misappropriation of its technologies or that competitors or strategic partners will not independently develop technologies that are substantially equivalent or superior to its technology. In addition, the laws of some countries do not protect proprietary rights to the same extent as do the laws of the United States. AnswerSoft is also subject to the risk of adverse claims and litigation alleging infringement of the intellectual property rights of others. There can be no assurance that third parties will not assert infringement claims in the future with respect to current or future products of AnswerSoft or that any such future claims will not require AnswerSoft to enter into license arrangements or result in protracted and costly litigation, regardless of the merits of such claims. No assurance can be given that any necessary licenses will be available or that, if available, such licenses can be obtained on commercially reasonable terms. See "Risk Factors--Dependence on Proprietary Technology."

  There has also been a substantial amount of litigation in the software industry regarding intellectual property rights. There can be no assurance that third parties will not in the future claim infringement by AnswerSoft with respect to current or future products, trademarks or other proprietary rights. AnswerSoft expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in AnswerSoft's industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require AnswerSoft to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to AnswerSoft or at all, which could have a material adverse effect on AnswerSoft's business, financial condition and results of operations.

EMPLOYEES

  At December 31, 1997, AnswerSoft had 74 employees worldwide, of which 22 were primarily engaged in research and development, 12 in technical service, 29 in sales and marketing and 11 in finance and administration. Continued growth of AnswerSoft would require recruitment and hiring of a substantial number of new engineering, technical support, sales, marketing and managerial personnel. Competition for such highly qualified personnel is intense. There can be no assurance that AnswerSoft will be successful at hiring or retaining these personnel. Failure to attract and retain key personnel could have a material adverse effect on the business, results of operations and financial condition of AnswerSoft. See "Risk Factors--Dependence on Key Personnel."

FACILITIES

  AnswerSoft's worldwide headquarters is located in approximately 25,700 square feet of office space Richardson, Texas under a lease, which expires on January 14, 2002. AnswerSoft also leases space for its sales and support office in the metropolitan areas of: Boston, Massachusetts; Chicago, Illinois; New York, New York; San Francisco, California and Washington, D.C. AnswerSoft believes that its existing facilities are adequate for its current needs and that additional space will be available as needed.

                ANSWERSOFT SELECTED CONSOLIDATED FINANCIAL DATA

  The following table sets forth certain selected condensed consolidated financial data with respect to AnswerSoft for each of the four years in the period ended December 31, 1997:

                                     (1) YEARS ENDED DECEMBER 31,
                            --------------------------------------------------
                               1997         1996         1995         1994
                            -----------  -----------  -----------  -----------
CONDENSED CONSOLIDATED
 STATEMENT OF
 OPERATIONS DATA:
Total revenue.............  $ 6,738,113  $ 3,456,870  $ 1,040,728  $    36,015
Cost of revenue ..........    1,478,658      654,538      711,931          --
                            -----------  -----------  -----------  -----------
  Gross profit............    5,259,455    2,802,332      328,797       36,015
Costs and expenses........    8,797,113    3,364,422    2,682,182    3,348,066
                            -----------  -----------  -----------  -----------
Loss from operations......   (3,537,658)    (562,090)  (2,353,385)  (3,312,051)
Net loss..................  $(3,458,965) $  (481,928) $(2,170,549) $(3,304,810)
Basic and diluted loss per
 common share ............  $     (3.37) $     (0.79) $     (4.33) $     (7.61)
Weighted average shares
 outstanding..............    1,026,561      607,141      501,058      434,020
CONDENSED CONSOLIDATED
 BALANCE SHEET
 DATA:
  Working capital.........  $ 4,042,986  $ 2,419,416  $ 2,708,616  $ 5,006,883
  Total assets............    6,392,339    4,748,730    3,291,026    5,498,723
  Long-term debt..........      297,008          --         5,295       17,326
  Preferred stock.........   13,911,122    8,480,000    8,480,000    8,480,000
  Stockholders' deficit...   (9,692,902)  (5,945,566)  (5,467,811)  (3,300,470)

--------
(1) Prior to December 31, 1995 the Company was a development stage enterprise and prior to March 10, 1994 the Company had no significant operations.

  ANSWERSOFT MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

  References in this section to the "Company" shall be deemed to refer to AnswerSoft. All statements contained herein that are not historical facts, including but not limited to, statements regarding anticipated future capital requirements, the Company's future development plans, the Company's intent to broaden its customer base and decrease its reliance on its largest customers, the Company's ability to obtain debt, equity or other financing, and the Company's ability to generate cash from operations, are based on current expectations. These statements are forward looking in nature and involve a number of risks and uncertainties, as more fully described under "Risk Factors." Actual results may differ materially.

  The following table sets forth, for the periods indicated, the percentage of total revenue represented by items as shown in the Company's Consolidated Statement of Operations. This table should be read in conjunction with the Consolidated Financial Statements and Notes to Consolidated Financial Statements contained elsewhere herein.

                      PERCENTAGE OF TOTAL REVENUE FOR THE
                           YEARS ENDED DECEMBER 31,

                                                            1997   1996   1995
                                                            ----   ----   ----
Total revenue
  Product..................................................  79%    74%     23%
  Product support and services.............................  21     26      77
                                                            ---    ---    ----
                                                            100    100     100
                                                            ---    ---    ----
Cost of revenue
  Product..................................................   3      3       3
  Product support and services.............................  19     16      65
                                                            ---    ---    ----
                                                             22     19      68
                                                            ---    ---    ----
Gross profit...............................................  78     81      32
                                                            ---    ---    ----
Costs and expenses
  Sales and marketing......................................  75     56     126
  Software development.....................................  29     25      85
  General and administrative...............................  27     16      47
                                                            ---    ---    ----
                                                            131     97     258
Loss from operations....................................... (53)   (16)   (226)
Interest income, net.......................................   1      2      20
                                                            ---    ---    ----
Loss before income taxes................................... (52)   (14)   (206)
Income taxes...............................................   0      0       3
                                                            ---    ---    ----
Net loss................................................... (52)%  (14)%  (209)%
                                                            ===    ===    ====

  The Company develops, markets and supports inter-application automation software products within the worldwide computer telephony integration market with a primary focus on the business call center and the interaction between a business and its customers. The Company was founded in 1993, began development activities in 1994 and shipped its first product in late 1994. During 1995 the Company transitioned from a development stage enterprise to a software products and services company. As a result, the components of the Company's revenue transitioned from primarily customer contract development services to revenue derived from software product shipments and the associated revenue from product support and services contracts.

  Total revenue was $6,738,113, $3,456,870, and $1,040,728 for the years ended December 31, 1997, 1996, and 1995, respectively. Total revenue grew 195% in 1997 over 1996, and 332% in 1996 over 1995. Losses from operations of $3,537,658, $562,090, and $2,353,385 were recorded in 1997, 1996 and 1995, respectively. These losses were the result of the Company's development stage operations in 1995 and were the result of personnel costs in 1996 and 1997 associated with the addition of development and support resources, and building a sales and marketing organization. While the Company intends to maintain the current level of resources to develop and enhance products and to generate revenues, no assurances can be given that the Company will be successful in achieving profitability on a quarterly or annual basis.

  Revenue is generated by the Company's sales organization and indirect sales channels including resellers, distributors and strategic partners. Revenue from the Company's indirect sales channels in 1997, 1996, and 1995 was 47%, 48%, and 0% of total revenue, respectively. The Company generated 65% of its 1997 revenue from two customers. In 1996, one customer provided 35% of the Company's revenue. In 1995, 81% of the Company's revenue was generated by five customers. The Company's future revenue growth is dependent upon certain business partners. Certain of the partners offer products competitive with those of the Company and contracts with these partners do not provide for minimum orders. Consequently, the loss of these distributors could have a material adverse affect on the Company's results of operations and financial condition. The Company intends to broaden its base of existing and new customers by enhancing existing products, introducing new products, initiating an international sales and marketing presence, and building alternate channels of distribution, thereby decreasing its dependence on certain customers and distributors. There can be no assurance that the Company will be successful in these efforts. Revenues generated outside North America represented 11%, 2%, and 0% of total revenues in 1997, 1996 and 1995, respectively.

  Product revenue consists of license fees from software products licensed through the Company's sales organization and indirect sales channels. Product revenue was $5,307,222, $2,565,957, and $240,803 in 1997, 1996 and 1995,
respectively. Product revenue grew by 207% from 1996 to 1997 and grew 1066% from 1995 to 1996. The increase in 1997 was primarily due to revenue from new products introduced in 1997, new indirect sales channels, and more sales representatives employed to sell the Company's products. The increase in 1996 was mainly attributable to new products introduced in 1996 and the Company's transition from a development stage enterprise in 1995 to an operating company in 1996.

  Cost of product revenue as a percentage of product revenue was 3%, 4% and 14% in 1997, 1996 and 1995 respectively. Cost of product revenue consists of third party royalties, costs of software media and user guides, packaging materials and labor and overhead associated with shipping the product. Except for third party royalties which relate to the sale of one of the Company's products, the cost of product revenue tends to be fixed and an insignificant component of the cost of sale.

  Product support and services revenue was $1,430,891, $890,913, and $799,925 in 1997, 1996 and 1995, respectively. Product support and services revenue consists of fees from post contract customer support services, installation and implementation services, training and education, and in 1996 and 1995, it also included revenue from contract development service fees of $353,325 and $688,463, respectively. Product support and services revenue increased 61% from 1996 to 1997, and 11% from 1995 to 1996. The increases in 1997 and 1996 were due to increases in post contract product support revenue primarily due to an increase in the installed customer base, as well as higher installation and implementation revenue and to an increase in the number of professional services projects in 1997 partially offset by lower education and training revenue. There was no contract development revenue in 1997. In 1996 and 1995, 40% and 86%, respectively, of the product support and services revenue related to contract development services activities.

  Cost of product support and services revenue as a percentage of service revenue was 91%, 63%, and 85% in 1997, 1996 and 1995, respectively. The increase in cost of product support and services revenue in 1997 over 1996 was primarily due to an increase in the numbers of employees dedicated to customer support, training and education, and professional services. The cost of product support and services revenue increased as a percent of revenue primarily due to lower revenue from training and education fees, and lower margins on projects where consulting firms were used to meet customer commitments. Costs related to contract development services $154,148 and $417,064 in 1996 and 1995, respectively.

  Sales and marketing expenses were $5,036,145, $1,939,435, and $1,316,533, representing 75%, 56%, and 127% of total revenue during 1997, 1996, and 1995, respectively. The increase in 1997 over 1996, and also in 1996 over 1995, was primarily attributable to increased payroll, related benefit expenses and one time hiring costs associated with an increase in the number of sales and marketing personnel in an effort to increase revenue, and commissions and travel expenses related to the increased revenue generation. In addition, marketing expenses increased due to higher advertising and promotional expenses associated with new product releases in 1997. Although the Company expects the absolute amount of sales and marketing expenses to continue to rise in future periods, the Company expects sales and marketing costs to decrease as a percent of revenue to the extent that the Company is able to increase revenue. There can be no assurance, however, that increased spending in sales and marketing will result in increased revenue.

  Software development expenses were $1,939,366, $872,460, and $880,726, representing 29%, 25%, and 85% of total revenue during 1997, 1996 and 1995, respectively. The increase in 1997 was primarily attributable to personnel increases and related payroll, benefits and one time hiring expenses. During 1997, the Company released new versions of Sixth Sense and SoftPhone Agent as well as new product introductions of Shadow and Sixth Sense Web. In addition, certain of the Company's products were ported to an additional major telephone switch platform. Development expenses as a percent of revenue are expected to decline in the future to the extent that the Company is able to increase product revenue but that the absolute dollars spent will increase in future periods.

  General and administrative expenses were $1,821,602, $552,527, and $484,923 in 1997, 1996 and 1995, respectively, representing 27%, 16%, and 47% of revenue in 1997, 1996 and 1995, respectively. The increase in general and administrative expense in 1997 is primarily due to payroll, benefits and one time hiring costs associated with personnel increases, higher rent expense for the Company's new office facilities, and higher overall operating costs due to the personnel increases in all departments. The increase in 1996 and 1995 is primarily due to higher overall operating costs due to personnel additions.

  Interest income, derived primarily from money market instruments, increased 21% from 1996 to 1997, due to higher average balances of cash invested. Interest income declined in 1996 from 1995 due to lower average balances of invested cash. Interest expense increased $19,078 from 1996 to 1997 due to higher average amounts borrowed under the Company's line of credit. Interest expense in 1995 and 1996 was immaterial.

LIQUIDITY AND CAPITAL RESOURCES

  As of December 31, 1997 the Company's principal sources of liquidity were its cash and cash equivalent balances of approximately $3,273,323, accounts receivable of $2,240,092, and approximately $2,300,000 available under the Company's lines of credit. At the end of 1996, the Company's cash and cash equivalent balances were $2,942,179. Net cash used in operations was $4,483,699, primarily a result of cash inflows from a 195% growth in 1997 revenues over 1996 offset by cash outflows due to increases in payroll, benefits and one time hiring costs associated with a 147% increase in personnel. Net cash used in investing activities represented $681,097 of capital expenditures to support the personnel additions in 1997. Net cash provided by financing activities of $5,495,940 represents $5,000,000 proceeds from the Series B Preferred Stock offering in July 1997, borrowings of $475,213 for capital expenditures and proceeds from the exercise of stock options, offset by payments on a capital lease obligation.

  The Company has an agreement for an accounts receivable line of credit with a bank for up to $1,000,000 based on eligible receivables (as defined in the line of credit) and a $2,000,000 equipment line of credit with the same bank. At December 31, 1997 there was $475,213 outstanding under the equipment line of credit and no amounts outstanding under the accounts receivable line of credit. The Company also has a standby letter of credit of $100,000 with the landlord of its office facilities. No amounts were drawn against this standby letter of credit at December 31, 1997. The Company leases certain furniture and equipment with an original net book value of $484,486 under a Master Lease agreement entered into in 1996. In addition, the Company has obligations under various facilities leases. See Note 10 to Notes to Consolidated Financial Statements.

  Working capital as of December 31, 1997 was $4,042,986 as compared to $2,419,416 as of December 31, 1996. Accounts receivable days outstanding was 120 days as compared to 123 days in 1996. Accounts receivable days outstanding will tend to be high for the Company due to higher deferrals of post contract customer support revenue in 1997, extended payment terms under an agreement with the Company's largest distributor and a large portion of the Company's revenue is shipped in the latter part of each quarter. At December 31, 1997 approximately 81% of the Company's accounts receivable are considered current under the terms of the related contracts. Total assets at December 31, 1997 were approximately $6,392,339 compared to $4,748,730 at December 31, 1996. The increase in total assets from 1996 to 1997 was primarily attributable the cash proceeds from the Series B Preferred Stock offering, increased cash collections on higher revenue offset by higher operating cash outflows due to the increase in personnel from 30 at December 31, 1996 to 74 at December 31, 1997.

  AnswerSoft's management believes that if the Merger is not consummated, the Company is likely to need additional financing in the near future in order to meet its cash requirements. There can be no assurance that the Company will be able to obtain financing on terms favorable to the Company and its stockholders, or at all, and such financing could be dilutive to the Company's stockholders to the extent that it involves issuances of additional shares of the Company's capital stock.

CERTAIN FACTORS THAT MAY AFFECT FUTURE RESULTS

  The Company's future results may be subject to substantial risks and uncertainties. The Company is dependent upon the ability of certain third parties to distribute and market its products. While the Company believes that revenue from third party distributors could be replaced through revenue from a direct sales organization, the Company might face significant delays in achieving revenue targets and may incur additional costs in establishing new distribution channels. There can be no assurance that the Company will not suffer delays resulting from non-performance by its distribution partners due to a variety of factors, including, but not limited to less reliance on the Company's products as an add-on component to the switch vendors sales, technology changes and advances that might diminish the demand for the Company's products and the possibility that the distribution partners may develop or purchase competing technology. Also, the Company relies on certain intellectual property protections to preserve its intellectual property rights. Any invalidation of the Company's intellectual property rights or lengthy and expensive defense of those rights could have a material adverse affect on the financial position and results of operations of the Company. The development of new products, the improvement of existing products and the continuing evaluation of new technologies is critical to the Company's success. Successful product development and introduction depends upon a number of factors, including anticipating and responding to the evolving applications needs of customers and partners, timely completion and introduction of new products and enhancements, and market acceptance of the Company's products. The telecommunications industry is extremely competitive. Certain current and potential competitors of the Company are more established, benefit from greater market recognition and have substantially greater financial, development and marketing resources than the Company.

  The Company's quarterly and annual operating results are affected by a wide variety of factors that could materially adversely affect revenue and profitability, including the timing of customer and distributor orders; the Company's ability to introduce new products on a timely basis; introduction of products and technologies by the Company's competitors; and market acceptance of the Company's products. As a result of the foregoing and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis which could materially and adversely affect its business, financial condition and results of operations.

NEW ACCOUNTING STANDARDS

  In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires disclosure of all components of comprehensive income on an annual and interim basis. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Management does not expect the adoption of this standard to have a material impact on the Company and its operations.

  In October 1997 the FASB approved the American Institute of Certified Public Accountants Statement of Position ("SOP 97-2"), "Software Revenue Recognition," which will be effective for transactions occurring after December 31, 1997. The Company's adoption of SOP 97-2 is not expected to have a material impact on the financial position or results of operations of the Company; however, to date, implementation guidance is minimal and the Company has not completed its evaluation of the effect of the new standard on future revenue recognition.

IMPACT OF YEAR 2000 ISSUE

  The Year 2000 issue results from computer programs written using two digits to recognize a year (e.g. 1997 is recognized by the two digits 97). When the two digits 00 are used in a computer program the year recognized will be the year 1900 rather than the year 2000. AnswerSoft's products are written to use four digits to recognize dates and as such the occurrence of the date January 1, 2000 will not, by itself, cause the current version of the Company's software products licensed to its customers to materially fail to operate in accordance with published specifications for such products, provided that all other software, scripts, hardware and products used in combination with the Company's software properly exchange date data with the Company's software. In addition, the Company is in the process of obtaining Year 2000 compliance certificates from its suppliers of internally used software for mission critical applications. However, there can be no assurance that these third parties will not experience Year 2000 problems or that any problems would not have a material effect on the Company's operations. Because the cost and timing of Year 2000 compliance by third parties such as suppliers, distributors and service providers is not within the Company's control, no assurance can be given with respect to the cost or timing of such efforts or any potential adverse effects on the Company of any failure by these third parties to achieve Year 2000 compliance.

                             ANSWERSOFT MANAGEMENT

  The following table sets forth information as of February 28, 1998 regarding the directors and executive officers of AnswerSoft who will become officers of AnswerSoft, a wholly owned subsidiary of Davox upon consummation of the Merger. Each of the current executive officers and employees of AnswerSoft will be employed by AnswerSoft, a wholly owned subsidiary of Davox following the Merger.

   NAME                  AGE CURRENT POSITION WITH ANSWERSOFT
   ----                  --- --------------------------------
   Jeanne A. Bayless....  39 Chairman of the Board and Director
   David W. Branden-
    burg................  53 President and Chief Executive Officer and Director
   Richard Connelly.....  46 Chief Financial Officer
   Robert A. Young......  37 Vice President of Marketing
   Richard E. Dural.....  51 Vice President of Worldwide Sales

  Ms. Bayless co-founded AnswerSoft in January 1993, has served as a director of AnswerSoft since that time, has served as Chairman of the Board since April 1997 and served as AnswerSoft's President and Chief Executive Officer from formation of AnswerSoft through October 1997. Ms. Bayless holds a B.S. in computer science from Texas A&M University and an M.S. in management from the University of Texas at Dallas.

  Mr. Brandenburg joined AnswerSoft as its President and Chief Executive Officer and as a director in November 1997. From August 1990 to June 1995, Mr. Brandenburg served in roles as President, Vice Chairman and Chief Operations Officer for InterVoice, Inc., an interactive voice response and enhanced services company. Mr. Brandenburg is a director of InterVoice, Inc. Mr. Brandenburg holds a B.S. in electrical engineering from the University of Michigan and an M.S. in electrical engineering from Southern Methodist University.

  Mr. Connelly joined AnswerSoft as its Chief Financial Officer in April 1997. From June 1987 to April 1997, Mr. Connelly served in various positions at Sterling Software, Inc., a software and services company, including Vice President-Controller, Vice President-Treasurer and as Group Vice President, Finance & Administration for the Systems Management Group. Mr. Connelly holds a B.S. in accountancy from the University of Illinois, an M.S. in finance from the University of Texas at Dallas, and is a Certified Public Accountant.

  Mr. Young joined AnswerSoft as its Vice President of Marketing in April 1997. From August 1995 to March 1997, Mr. Young served as Vice President of Marketing and then as Vice President of Products at Cardinal Technologies, Inc., a modem company. From August 1989 to July 1995, Mr. Young served in various marketing and product development positions at Novell, Inc., an operating system software company, including Vice President of Marketing for Novell's NetWare Division. Mr. Young holds a B.S. in business administration from California State University, Chico and an M.B.A. from the Marriott Graduate School of Management at Brigham Young University.

  Mr. Dural joined AnswerSoft as its Vice President of International Sales in April 1997 and has served as Vice President of Worldwide Sales since June of 1997. From October 1994 to April 1997, Mr. Dural was a principal at STM Consulting, a technology consulting firm. From August 1990 to September 1994, Mr. Dural served in various positions for Retix Corporation, an open networking products company, initially as a Senior Vice President, International Sales and then as Senior Vice President, Worldwide Sales.

EXECUTIVE COMPENSATION

  The following table sets forth the compensation earned by those of the following officers employed by AnswerSoft and who will be employed by Davox:
AnswerSoft's Chief Executive Officer and the four other executive officers whose salary and bonus for the 1997 fiscal year was in excess of $100,000 (collectively, the "AnswerSoft Named Officers") for services rendered in all capacities to AnswerSoft and its subsidiaries for that fiscal year:

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                    ANNUAL COMPENSATION         COMPENSATION
                                   ------------------------  ------------------
                                                                 NUMBER OF
                                               OTHER ANNUAL      SECURITIES
 NAME AND PRINCIPAL POSITION  YEAR  SALARY     COMPENSATION  UNDERLYING OPTIONS
 ---------------------------  ---- --------    ------------  ------------------
David W. Brandenburg......... 1997 $ 29,905      $     0         1,369,699
 President and Chief
 Executive Officer
Jeanne A. Bayless............ 1997  155,139(1)         0           619,055
 Chairman
Richard E. Dural............. 1997  176,205(2)     9,132(3)        180,000
 Vice President of Worldwide
 Sales
Richard Connelly............. 1997   96,829            0           190,000
 Chief Financial Officer and
 Secretary
Robert A. Young.............. 1997  111,149       87,180(4)        170,000
 Vice President of Marketing

--------
(1) Salary includes amounts deferred under AnswerSoft's 401(k) Plan.
(2) Includes commissions of $69,954 earned in 1997.
(3) Represents housing allowance.
(4) Represents reimbursement of moving expense and tax gross-up.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table contains information concerning the stock option grants made to each of the AnswerSoft Named Officers for the fiscal year ended December 31, 1997. No stock appreciation rights were granted to these individuals during such year.

                                                                            POTENTIAL REALIZABLE
                                                                              VALUE AT ASSUMED
                                                                            ANNUAL RATES OF STOCK
                                                                             PRICE APPRECIATION
                                        INDIVIDUAL GRANTS                    FOR OPTION TERM(4)
                         -------------------------------------------------- ----------------------
                         NUMBER OF
                         SECURITIES     % OF TOTAL
                         UNDERLYING      OPTIONS
                          OPTIONS       GRANTED TO   EXERCISE OR
                          GRANTED      EMPLOYEES IN  BASE PRICE  EXPIRATION
          NAME             (#)(1)     FISCAL YEAR(2)  ($/SH)(3)     DATE      5%($)      10%($)
          ----           ----------   -------------- ----------- ---------- ---------- -----------
David W. Brandenburg....  171,212(5)       5.43         0.26      11/02/07      27,995     70,946
                          171,212(6)       5.43         0.26      11/02/07      27,995     70,946
                          136,970(7)       4.34         2.60      11/03/07      98,390    217,416
                          222,576(8)       7.05         0.26      11/02/07      36,394     92,229
                          667,729         21.16         0.26      11/02/07     109,182    276,689
Jeanne A. Bayless.......  115,740(9)       3.67         0.10      04/22/07       7,279     18,446
                          311,604          9.87         0.26      11/02/07      50,951    129,120
                          191,711(9)       6.08         0.26      11/02/07      31,347     79,440
Richard E. Dural........  111,322          3.53         0.10      04/24/07       7,001     17,742
                           68,678          2.18         0.26      11/30/07      11,230     28,458
Richard Connelly........  173,610          5.50         0.10      04/24/07      10,918     27,669
                           16,390          0.52         0.26      11/30/07       2,680      6,792
Robert A. Young.........  150,000          4.75         0.10      04/24/07       9,433     23,906
                           20,000          0.63         0.26      11/30/07       3,270      8,287

--------
(1) Except as otherwise noted, each of the options listed in the table is an option to purchase AnswerSoft Common Stock and becomes exercisable as to 25% of the option shares upon completion of one year of service from the vesting date and the balance in a series of equal monthly installments over the next 36 months of service thereafter. The option will vest upon an acquisition of AnswerSoft by merger, consolidation, asset sale, or disposition of 50% or more of the voting power of AnswerSoft's Capital Stock. Each option has a maximum term of ten (10) years, subject to earlier termination in the event of the optionee's cessation of employment with AnswerSoft.
(2) Based on options to purchase an aggregate of 3,018,524 shares of AnswerSoft Common Stock granted under the 1994 Stock Plan plus options to purchase 136,970 shares of AnswerSoft Series B Preferred Stock granted.
(3) The exercise price may be paid in cash, in shares of AnswerSoft's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.
(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission. There can be no assurance provided to any executive officer or any other holder of AnswerSoft's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the capital stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.
(5) The option fully vests on November 3, 2000.
(6) The option fully vests on November 3, 2001.
(7) The option listed in the table is an option to purchase shares of AnswerSoft Series B Preferred Stock and was fully exercisable at grant. The option was exercised in full by optionee's delivery of his full-recourse promissory note.
(8) The option listed in the table was fully exercisable at grant and was exercised in full by optionee's delivery of his full-recourse promissory note.
(9) The option was fully exercisable at grant.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 1997 with respect to each of the AnswerSoft Named Officers. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

                                                                                            VALUE OF
                                                                  NUMBER OF                UNEXERCISED
                                                            SECURITIES UNDERLYING         IN-THE-MONEY
                                                             UNEXERCISED OPTIONS             OPTIONS
                                                                AT FY-END (#)             AT FY-END(1)
                                                          ------------------------- -------------------------
                                          VALUE REALIZED
                             SHARES      (MARKET PRICE AT
                            ACQUIRED      EXERCISE LESS
          NAME           ON EXERCISE (#) EXERCISE PRICE)  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- ---------------- ----------- ------------- ----------- -------------
David W. Brandenburg....     359,546             0                0     1,010,153           0            0
Richard E. Dural........           0           --                 0       180,000           0      $17,812
Richard Connelly........           0           --                 0       190,000           0      $27,778
Jeanne A. Bayless.......           0           --           307,451       311,604     $18,518            0
Robert A. Young.........           0           --                 0       170,000           0      $24,000

--------
(1) Based on the fair market value of AnswerSoft's Common Stock at year-end ($0.26 per share, as determined by the Board of Directors) less the exercise price payable for such shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  AnswerSoft's Board currently has no Compensation Committee. Option grants are made by the AnswerSoft Board and all decisions regarding executive compensation are made by the Board. The members of the AnswerSoft Board currently are David W. Brandenburg, Jon W. Bayless, Joseph C. Aragona, Jeanne
A. Bayless, Habib Kairouz, and Randall Lunn. Other than Mr. Brandenburg and Ms. Bayless, none of these individuals was at any time during the fiscal year ended December 31, 1997, or at any other time, an officer or employee of AnswerSoft. No member of the AnswerSoft Board serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of AnswerSoft's Board.

1994 STOCK PLAN

  AnswerSoft maintains the 1994 Stock Plan (the "1994 Plan"). The AnswerSoft Named Officers and the members of the AnswerSoft Board are eligible for grants under the 1994 Plan. AnswerSoft has reserved 4,200,000 shares of AnswerSoft Common Stock for issuance under the 1994 Plan. As of February 28, 1998, 797,294 shares had been issued under the 1994 Plan, options for 2,841,471 shares were outstanding and 561,235 shares remained available for future grant. Shares of AnswerSoft Common Stock subject to outstanding options which expire or terminate prior to exercise will be available for future issuance under the 1994 Plan.

  The 1994 Plan includes an option grant program pursuant to which employees, independent consultants and non-employee members of the AnswerSoft Board may, at the discretion of the plan administrator, be granted options to purchase shares of AnswerSoft Common Stock at an exercise price not less than 85% of the fair market value of such shares on the grant date; and a stock issuance program under which such eligible individuals may be issued shares of AnswerSoft Common Stock.

  The exercise price for options granted under the 1994 Plan may be paid in cash or in outstanding shares of AnswerSoft Common Stock. Options may also be exercised on a cashless basis through the same-day sale of the purchased shares. The AnswerSoft Board may also permit the optionee to pay the exercise price through a promissory note payable in installments over a period of years. The amount financed may include any Federal or state income and employment taxes incurred by reason of the option exercise. The AnswerSoft Board has the authority to effect, from time to time, the cancellation of outstanding options under the 1994 Plan in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of the AnswerSoft Common Stock on the new grant date.

  In the event of a merger, consolidation or asset sale involving AnswerSoft, or any transaction or series of transactions in which more than 50% of the voting power of AnswerSoft is disposed of ("Corporate Transaction") each option outstanding at the time under the 1994 Plan will immediately become fully exercisable and options shall be assumed by the acquiring entity.

  The AnswerSoft Board may amend or modify the 1994 Plan at any time. The 1994 Plan will terminate in 2004, unless sooner terminated by the AnswerSoft Board.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

  Under the terms of an offer letter dated October 24, 1997, Mr. David W. Brandenburg was appointed President and Chief Executive Officer of AnswerSoft, with an annual base salary of $180,000 and bonus potential for 1998 and the following fiscal years to be determined by the AnswerSoft Board. In addition, Mr. Brandenburg was granted an option to purchase 890,305 shares of AnswerSoft Common Stock, of which 222,576 shares were vested at grant and the balance would vest 25% after one year and the balance over 36 months thereafter; an additional option for 171,212 shares to vest on November 3, 2000; and an additional option for 171,212 shares to vest on November 3, 2001. In addition, Mr. Brandenburg was granted an option to purchase 136,970 shares of AnswerSoft Series B Preferred Stock at an exercise price of $2.60 per share; no vesting restrictions applied to the option on AnswerSoft Series B Preferred Stock.

  On November 3, 1997, AnswerSoft extended a loan of $57,869.76 to Mr. Brandenburg to assist him in exercising an option to purchase 222,576 shares of AnswerSoft Common Stock. On December 4, 1997, AnswerSoft extended a loan of $356,122 to Mr. Brandenburg to assist him in exercising an option to purchase 136,790 shares of AnswerSoft Series B Preferred Stock. The shares acquired under each loan were pledged as security for the promissory notes evidencing such loans. The promissory notes bear interest at 5.84%, compounded annually, with principal and interest due on May 3, 1999 and June 4, 1999, respectively, subject to acceleration upon borrower's cessation of employment and certain other events. The largest aggregate amount of indebtedness outstanding during 1997 and the amount outstanding on December 31, 1997 was $413,991.76.

  Under the terms of an offer letter dated November 14, 1997, Ms. Jeanne A. Bayless was appointed Chairwoman of AnswerSoft with an annual base salary of $180,000. The offer letter provided that Ms. Bayless' base salary would not be reduced and would be increased as necessary to equal the base salary paid to the Chief Executive Officer. Pursuant to the offer letter, Ms. Bayless received fully vested stock options to purchase 115,740 shares in connection with recruiting a chief financial officer and a vice president of marketing, and fully vested stock options to purchase 191,711 shares in connection with recruiting a chief executive officer. Pursuant to the offer letter, Ms. Bayless was granted an additional option to purchase 311,604 shares of AnswerSoft Common Stock. Pursuant to the offer letter, AnswerSoft has agreed to pay Ms. Bayless a severance payment equal to six months of Ms. Bayless' salary should her employment terminate for any reason. In addition, Ms. Bayless would continue to participate in any benefit plans offered by AnswerSoft for a period of twelve months after any termination of her employment with AnswerSoft.

  Under the terms of an offer letter dated March 19, 1997, Mr. Richard E. Dural was appointed Vice President of International Sales of AnswerSoft, with an annual base salary of $150,000 and eligibility for commissions, with a six-month non-recoverable draw against commissions of $8,333 per month. In addition, Mr. Dural's temporary housing expenses were to be reimbursed through the end of 1997. Mr. Dural was granted options to purchase an aggregate of 111,322 shares of AnswerSoft's Common Stock.

  Under the terms of an offer letter dated March 10, 1997, Mr. Richard Connelly was appointed Chief Financial Officer of AnswerSoft, with an annual base salary of $130,000 and the opportunity for a bonus under the management bonus plan. Mr. Connelly was granted options to purchase 173,610 shares of AnswerSoft's Common Stock.

  Under the terms of an offer letter dated April 2, 1997, Mr. Robert Young was appointed Vice President of Marketing of AnswerSoft, with an annual base salary of $150,000 and the opportunity for a bonus under the management bonus plan. In addition, Mr. Young was to receive up to $40,000 of reimbursement of moving expenses and closing costs and an additional $20,000 to assist in the sale of his primary residence and acquisition of a new home. In addition, Mr. Young was to be granted options to purchase 150,000 shares of AnswerSoft's Common Stock.

  All of AnswerSoft's outstanding stock options will vest in full upon a Corporate Transaction (as such term is defined in AnswerSoft's 1994 Stock
Plan) pursuant to the terms of the 1994 Stock Plan. The Merger will constitute a Corporate Transaction and, accordingly, all of AnswerSoft's outstanding stock options will vest in full on the Closing Date.

                     PRINCIPAL STOCKHOLDERS OF ANSWERSOFT

  The following table sets forth certain information regarding the beneficial ownership of AnswerSoft's Common Stock as of February 28, 1998 as to (a) each person who is known by AnswerSoft to own beneficially more than 5% of the outstanding shares of AnswerSoft Common Stock, (b) each director of AnswerSoft, (c) the President and Chief Executive Officer of AnswerSoft and each of the AnswerSoft Named Officers (as defined above) and (d) all directors and executive officers of AnswerSoft as a group.

                                                          SHARES BENEFICIALLY
                                                             OWNED (1)(2)
                                                          ----------------------
          NAME AND ADDRESS OF BENEFICIAL OWNER              NUMBER    PERCENT
          ------------------------------------            ----------- ----------
Rho Management Trust I...................................   1,964,502    16.40%
  767 Fifth Avenue, 43rd Floor
  New York, NY 10153
Funds Affiliated with Austin Ventures (3)................   1,649,362    13.77%
  114 W. 7th Street, Suite 1300
  Austin, TX 78701
Funds Affiliated with Star Ventures (4)..................   1,309,668    10.93%
  Possart Strasse 9
  D-81679 Munich, Germany
Battery Ventures III, L.P................................   1,259,374    10.51%
  20 William Street
  Wellesley, MA 02181
Funds Affiliated with TVM Management, LLC (5)............   1,203,777    10.05%
  101 Arch Street
  Boston, MA 02110
W. Sue Bayless (6).......................................   1,147,837     9.57%
  5701 McCall Drive
  Plano, TX 75093
Habib Kairouz (7)........................................   1,964,502    16.40%
Joseph C. Aragona (3)....................................   1,649,362    13.77%
Randall R. Lunn (5)......................................   1,203,777    10.05%
Jon W. Bayless (8).......................................   1,147,837     9.57%
Roger W. Roberts.........................................           *        *
Jeanne A. Bayless (9)....................................     578,711     4.71%
David W. Brandenburg.....................................     359,546     3.00%
Richard Connelly (10)....................................      43,403        *
Robert A. Young..........................................           *        *
Richard E. Dural (11)....................................      27,831        *
All directors & executive officers as a group (10 per-
 sons) (12)..............................................   6,974,969    56.37%

--------
* Less than 1% of the outstanding shares of AnswerSoft Common Stock.

(1) Applicable percentage of ownership is based on shares of AnswerSoft Common Stock outstanding as of February 28, 1998 together with applicable options for such stockholder. Unless otherwise indicated, all information is presented on an as converted basis assuming conversion of each share of AnswerSoft Preferred Stock into one share of AnswerSoft Common Stock. Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting and investment power with respect to shares. Shares of AnswerSoft Common Stock subject to options currently exercisable or exercisable within 60 days after February 28, 1998 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. All options shall become fully vested and exercisable upon the consummation of the Merger.
(2) This table is based upon information supplied by officers, directors and principal stockholders and filings with the Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, AnswerSoft believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(3) Includes 532,398 shares held by Austin Ventures IV-A, L.P. and 1,116,964 shares held by Austin Ventures IV-B, L.P. Mr. Aragona, a director of AnswerSoft, is a General Partner of AV Partners IV, L.P., which is the general partner of Austin Ventures IV-A, L.P. and Austin Ventures IV-B, L.P. Mr. Aragona disclaims beneficial ownership of the shares held by Austin Ventures IV-A, L.P. and Austin Ventures IV-B, L.P. except to the extent of his pecuniary interest therein arising from his general partnership interest in AV Partners IV, L.P.
(4) Includes 331,252 shares held by SVE Star Venture Enterprises No. II, 888,945 shares held by SVE Star Venture Enterprises No. III, 73,755 shares held by SVE Star Venture Enterprises No. IIIA, and 15,716 shares held by Interstock Anstalt Fur Bermogens Und Trust Vewaltungen.
(5) Includes 357,548 shares held by TVM Techno Venture Enterprises No. II, 238,365 shares held by TVM Intertech Limited Partnership, 357,549 shares held by TVM Zweile Beteiligung-US Limited Partnership, 11,950 shares held by TVM Techno Venture Investors No. I, Limited Partnership, and 238,365 shares held by TVM Eurotech Limited Partnership. Mr. Lunn, a director of AnswerSoft, is Managing Partner of TVM Management, LLC, the general partner of TVM Techno Venture Management Limited Partnership, which is the general partner of TVM Techno Venture Enterprises No. II, TVM Intertech Limited Partnership, TVM Zweile Beteiligung-US Limited Partnership and TVM Eurotech Limited Partnership. Mr. Lunn is also a general partner of TVM Techno Venture Investors No. 1 Limited Partnership. Mr. Lunn disclaims beneficial ownership of the shares held by TVM Techno Venture Enterprises No. II, TVM Intertech Limited Partnership, TVM Zweile Beteiligung-US Limited Partnership and TVM Eurotech Limited Partnership except to the extent of his pecuniary interest therein arising from his general partnership interest in TVM Management, LLC. Mr. Lunn also disclaims beneficial ownership of the shares held by Techno Venture Investors No. 1 Limited Partnership except to the extent of his interest in 2,500 shares of AnswerSoft Series A Preferred Stock held by such fund.
(6) Includes warrants exercisable for 12,500 shares of AnswerSoft Series A Preferred Stock.
(7) Includes 1,964,502 shares held by Rho Management Trust I. Mr. Kairouz, a director of AnswerSoft, is a Managing Director of Rho Management Company, Inc., which is an investment advisor to Rho Management Trust I. Mr. Kairouz disclaims beneficial ownership of the shares held by Rho Management Trust I except to the extent of any pecuniary interest therein arising from his position with Rho Management Company, Inc.
(8) Includes warrants exercisable for 12,500 shares of AnswerSoft Series A Preferred Stock.
(9) Includes options exercisable within 60 days for 307,451 shares of AnswerSoft Common Stock. Ms. Bayless, AnswerSoft's Chairman of the Board of Directors, is the daughter of Jon W. Bayless, a director of AnswerSoft, and W. Sue Bayless.
(10) Includes options exercisable within 60 days for 43,403 shares of AnswerSoft Common Stock.
(11) Includes options exercisable within 60 days for 27,831 shares of AnswerSoft Common Stock.
(12) Includes options exercisable within 60 days for 378,685 shares of AnswerSoft Common Stock and warrants exercisable for 12,500 shares of AnswerSoft Series A Preferred Stock.

                 COMPARISON OF RIGHTS OF HOLDERS OF ANSWERSOFT
                     CAPITAL STOCK AND DAVOX COMMON STOCK

  Upon consummation of the Merger, AnswerSoft stockholders (other than any AnswerSoft stockholders who perfect their rights of appraisal) will become stockholders of Davox and their rights will be governed by the Davox Charter and the Davox By-Laws, which differ in certain respects from the AnswerSoft Restated Certificate of Incorporation (the "AnswerSoft Charter") and the By-Laws, as amended, of AnswerSoft (the "AnswerSoft By-Laws"). Because both AnswerSoft and Davox are incorporated in the State of Delaware, the rights of former AnswerSoft stockholders who become stockholders of Davox will continue to be governed by the DGCL.

  The following comparison of the Davox Charter and the Davox By-Laws, on the one hand, and the AnswerSoft Charter and the AnswerSoft By-Laws, on the other, is not intended to be complete and is qualified in its entirety by reference to the respective documents. Copies of the Davox Charter and Davox By-Laws are available without charge, upon request, from Davox. Copies of the AnswerSoft Charter and AnswerSoft By-Laws are available without charge, upon request, from AnswerSoft.

DIRECTORS

  Number and Classification. The AnswerSoft By-Laws provide that the AnswerSoft Board will consist of a minimum of five directors and a maximum of seven directors, and that the number of directors may be changed by action of the AnswerSoft Board. The AnswerSoft Board currently consists of six directors. The Davox By-Laws provide that the number of directors constituting the Davox Board will consist of a minimum of two directors and a maximum of eight directors. The exact number of Davox directors is specified by resolution of a majority of the directors or by the stockholders at an annual meeting. The Davox Board currently consists of four directors.

  Election and Vacancies. The AnswerSoft By-Laws provide for the election of all directors annually, and directors are elected by vote of the holders of a plurality of the shares then entitled to vote thereon. In addition, vacancies in the AnswerSoft Board may be filled either by a majority of directors then in office or by vote of the stockholders. The Davox By-Laws also provide for the election of all directors annually by plurality vote, but provide that vacancies in the Davox Board may be filled only by a majority of the directors then in office.

STOCKHOLDERS

  Stockholder Voting. The AnswerSoft Charter provides that so long as at least 500,000 shares of AnswerSoft Preferred Stock are outstanding, AnswerSoft will not, without the affirmative vote or consent of the holders of the majority of the then outstanding AnswerSoft Preferred Stock, voting together as a single class, take any of the following actions: (i) effect any amendment of any provision of the AnswerSoft Charter or AnswerSoft By-Laws that affects the rights or privileges or restrictions of the AnswerSoft Preferred Stock; (ii) increase or decrease the total number of authorized shares of AnswerSoft Preferred Stock; (iii) create any new class or series of stock or any other securities convertible into equity securities of AnswerSoft having a preference over, or being on a parity with, the AnswerSoft Preferred Stock;
(iv) effect any reclassification, recapitalization or reorganization of the capital stock of AnswerSoft, or liquidate or dissolve AnswerSoft; (v) sell or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation or effect any transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of; or (vi) redeem, repurchase or pay dividends or other distributions with respect to AnswerSoft Common Stock.

  The Davox Charter has no such provisions. The Davox By-Laws provide that each holder of Davox Common Stock is entitled to one vote per share. The AnswerSoft Charter provides that each holder of AnswerSoft Common Stock is entitled to one vote per share, and that each holder of AnswerSoft Preferred Stock is entitled to one vote per share (with fractional shares being rounded to the nearest whole number) for each share of AnswerSoft Common Stock that such holder of AnswerSoft Preferred Stock would receive upon conversion of such AnswerSoft Preferred Stock.

  Special Meetings of Stockholders. Under the DGCL, special meetings of the stockholders of a Delaware corporation may be called by the board of directors or by the person authorized in the corporation's certificate of incorporation or bylaws. The AnswerSoft By-Laws provide that special meetings of the stockholders may be called by the President or by the AnswerSoft Board. A special meeting shall be called by the President or by the Secretary upon the written request therefor by stockholders holding not less than twenty-five percent (25%) of the outstanding shares of AnswerSoft entitled to vote at any meeting of stockholders. The Davox By-Laws provide that special meetings of the stockholders may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Davox Board or at the request in writing of stockholders owning not less than ten percent (10%) of the capital stock entitled to vote.

AMENDMENT OF CERTIFICATE OF INCORPORATION

  The AnswerSoft Charter provides that AnswerSoft reserves the right to amend or repeal any provision contained therein in the manner prescribed by the laws of the State of Delaware. The AnswerSoft Charter also requires the affirmative vote of a majority of the outstanding shares of Preferred Stock voting together as a single class to: (i) effect any amendment of any provision of the AnswerSoft Charter or By-Laws that affects the rights or privileges or restrictions of the AnswerSoft Preferred Stock; or (ii) increase or decrease the total number of authorized shares of AnswerSoft Preferred Stock. The Davox Charter contains no such provisions. Under the DGCL, in the absence of such a provision, amendments to a corporation's certificate of incorporation must generally be approved by a vote of the holders of a majority of the stock entitled to vote thereon.

PREFERENCE AND OTHER RIGHTS OF CERTAIN HOLDERS OF ANSWERSOFT STOCK

  Rights on Liquidation or Merger. The AnswerSoft Charter provides that, in the event of a liquidation or dissolution of AnswerSoft, holders of AnswerSoft Preferred Stock are entitled to receive, before any distribution to holders of AnswerSoft Common Stock, cash or property equaling the amount they paid for their shares of AnswerSoft Preferred Stock plus the amount, if any, of dividends declared but unpaid and accrued dividends. Thereafter, the holders of AnswerSoft Preferred Stock and AnswerSoft Common Stock share ratably in any remaining amounts. Unless sixty-seven percent (67%) of the holders of record of the AnswerSoft Preferred Stock vote otherwise, upon any merger of AnswerSoft, or the sale by AnswerSoft of all or substantially all of its assets, the AnswerSoft Charter provides that the allocation of any cash, securities or other property into which the shares of AnswerSoft Capital Stock are to be converted must be made in accordance with the foregoing preferences. The Davox Charter does not provide for a liquidation preference.

  Conversion Rights. The AnswerSoft Charter provides that holders of AnswerSoft Preferred Stock are entitled to convert each share of AnswerSoft Preferred Stock into one share of AnswerSoft Common Stock, subject to adjustment in such conversion ratio in the event there is any subdivision or recombination of the outstanding shares of AnswerSoft Common Stock or dilutive issuance of AnswerSoft Common Stock. The Davox Charter does not authorize any capital stock other than common stock and therefore does not provide for conversion rights.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The AnswerSoft Charter provides that each issued and outstanding share of AnswerSoft Series A Preferred Stock and AnswerSoft Series B Preferred Stock entitles the holder thereof to receive, when, as and if declared by the AnswerSoft Board, out of funds legally available therefor, dividends in cash at the annual rate per share of $.10 and $.26, respectively, payable as the AnswerSoft Board may determine. Such dividends are non-cumulative until September 21, 1999 after which time the right to dividends upon the issued and outstanding shares of Preferred Stock shall be cumulative so that such rights shall accrue on a quarterly basis from and after September 21, 1999. Holders of AnswerSoft Common Stock are entitled to receive dividends when and as declared by the AnswerSoft Board out of any assets legally available therefor, subject to the prior rights of holders of Preferred Stock. The Davox By-Laws provide that dividends may be declared by the Davox Board, subject to the provisions of the Davox Charter, if any.

INDEMNIFICATION

  Under the AnswerSoft Charter, AnswerSoft must indemnify any officer and director to the fullest extent permitted by the DGCL. In accordance with the DGCL, AnswerSoft must indemnify any person who was or is a party, or is threatened to be a party, to any suit (other than a "derivative" action by or in the right of AnswerSoft) because such person is or was a director or officer of AnswerSoft, against expenses and fines and amounts paid in settlement in connection with such suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of AnswerSoft, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the action was unlawful. Under the DGCL, a similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action and then, where the person is adjudged to be liable to AnswerSoft, only if and to the extent that the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and then only for such expenses as the court deems proper. The Davox Charter has similar provisions.

  The Davox By-Laws provide that Davox may, but is not obligated to, pay for the expenses incurred by an indemnified director or officer in defending such suits in advance of their final disposition, provided that such person agrees to reimburse Davox if it is ultimately determined that such person is not entitled to indemnification.

                      DESCRIPTION OF DAVOX CAPITAL STOCK

  The authorized capital stock of Davox consists of 30,000,000 shares of Davox Common Stock, par value $.10 per share.

DAVOX COMMON STOCK

  As of March 2, 1998, there were 11,909,052 shares of Davox Common Stock outstanding and held of record by approximately 300 stockholders. Based upon such number of shares outstanding as of that date and giving effect to the issuance of the shares of Davox Common Stock to be issued in the Merger, there will be approximately 14,293,504 shares of Davox Common Stock outstanding upon the closing of the Merger (assuming the exercise of all AnswerSoft options and warrants to purchase AnswerSoft Capital Stock).

  Holders of Davox Common Stock are entitled to one vote for each share held and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Davox Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Davox Common Stock are entitled to receive pro rata such dividends, if any, as may be declared by the Davox Board out of funds legally available therefor. Upon the liquidation, dissolution or winding up of Davox, the holders of Davox Common Stock are entitled to receive pro rata the net assets of Davox available after the payment of all creditors. Holders of Davox Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Davox Common Stock are, and the shares offered hereby when issued and sold will be, fully paid and nonassessable.

DELAWARE LAW AND CERTAIN DAVOX CHARTER AND BY-LAW PROVISIONS

  Davox is subject to the provisions of Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder," for a period of three years after the date of the transaction in which the person or entity became an interested stockholder, unless the interested stockholder attained such status with the approval of the Davox Board or unless the business combination is approved in a prescribed manner. A "business combination," includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholders. Subject to certain exceptions, an "interested stockholder" is a person or entity who, together with affiliates and associates, owns, or within the three years immediately preceding the "business combination" did own, 15% or more of the corporation's outstanding voting stock.

  The Davox Charter and the Davox By-Laws provide for the election of the directors of Davox at the Annual Meeting of Stockholders. Any director may be removed with or without cause, by the vote of at least a majority of the shares entitled to vote at an election of directors. In addition, subject to certain limitations, the Davox Board may from time to time change the number of directors and, unless there are no directors then in office, only the directors are permitted to fill vacancies. These provisions could make it more difficult for stockholders to change the composition of the Davox Board.

  The Davox Charter contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The Davox Charter and By-Laws also contain provisions indemnifying the directors and officers of Davox to the fullest extent permitted by the DGCL. Davox believes that these provisions will assist Davox in attracting and retaining qualified individuals to serve as directors and officers.

  The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. The Davox By-Laws provide that such By-Laws may be amended by majority vote of the stockholders of Davox. The Davox By-Laws may also be amended or repealed by a majority vote of the Davox Board.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Davox Common Stock is American Stock Transfer and Trust Company.

                                 LEGAL MATTERS

  The validity of the shares of Davox Common Stock to be issued pursuant to the Merger Agreement will be passed upon for Davox by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Austin, Texas, is acting as counsel for AnswerSoft in connection with certain legal matters relating to the Merger.

                                    EXPERTS

  The consolidated financial statements of AnswerSoft as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in the Proxy Statement of AnswerSoft, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Davox included in this Joint Proxy Statement/Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of such firm as experts in giving said reports.

              OTHER MATTERS TO BE CONSIDERED AT THE DAVOX MEETING

ELECTION OF DIRECTORS TO THE DAVOX BOARD

  The directors of Davox are elected annually and hold office until the next annual meeting of stockholders and until their successors shall have been elected and shall have qualified. Shares represented by all proxies received by the Davox Board and not so marked as to withhold authority to vote for any individual director or for all directors will be voted (unless one or more nominees are unable to serve) for fixing the number of directors for the ensuing year at four and for the election of the nominees named below. The Davox Board knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

  The Davox Board met four times, and took actions by written consent twice, during the fiscal year ended December 31, 1997. The Audit Committee of the Davox Board, of which R. Scott Asen, Michael D. Kaufman and Walter J. Levison are members, oversees the accounting and tax functions of Davox, including matters relating to the appointment and activities of Davox's independent auditors. The Audit Committee met once during the year ended December 31, 1997. The Compensation Committee of the Davox Board, of which R. Scott Asen, Michael D. Kaufman and Walter J. Levison are members, reviews and makes recommendations concerning executive compensation. The Compensation Committee met four times and took action by written consent twice during the year ended December 31, 1997. The Davox Board does not currently have a standing nominating committee. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Davox Board and of all Committees on which he serves.

                           OCCUPATIONS OF DIRECTORS

  The following table sets forth the nominees for Director, their ages as of the Record Date and their present positions with Davox.

         NAME                        AGE                POSITION
         ----                        ---                --------
Alphonse M. Lucchese................  62 Chairman of the Board of Directors and
                                         Chief Executive Officer
Michael D. Kaufman(1)(2)............  56 Director
Walter J. Levison(1)(2).............  79 Director
R. Scott Asen(1)(2).................  53 Director

--------
(1)Member of Compensation Committee
(2) Member of Audit Committee

  The By-Laws of Davox provide that the Davox Board shall be elected annually. Officers are elected by, and serve at the discretion of, the Davox Board.

  Mr. Lucchese has served as Chief Executive Officer of Davox since July 1, 1994 and has served as a Director and Chairman of the Board of Directors since August 9, 1994. In addition, Mr. Lucchese served as President of Davox from July 1, 1994 until January 12, 1997. Prior to his employment with Davox, Mr. Lucchese was President and Chief Executive Officer of Iris Graphics, Inc., a manufacturer of high quality color printers, from 1987 until 1994.

  Mr. Kaufman has been a Director of Davox since 1982. Since 1987, Mr. Kaufman has served as the managing general partner of MK Global Ventures, MK GVS Fund and MK GVD Fund, each of which is an investment company and a stockholder of Davox, and MK Global Ventures II, also an investment company. Mr. Kaufman currently serves as a director of Document Technologies, Inc., DISC, Inc., Erox Corp., Proxim, Inc., Hypermedia Communications, Inc. and Asante Technologies, Inc.

  Mr. Levison has been a Director of Davox since June 1994. Mr. Levison has been a general partner of the Aegis Venture Funds, a group of limited partnerships, since 1982. Mr. Levison formerly served as a director of Chipcom Corporation and Scitex Corporation, and currently serves as a director of D.M. Management Company.

  Mr. Asen has been a Director of Davox since April 1992. Mr. Asen has been President of Asen & Co., Inc., an investment management firm, since 1983. He is also a general partner of Pioneer Associates, L.P. and Pioneer IV, L.P., each a venture capital fund, a general partner of AB Associates, LP and a manager-member of Pioneer III-A, LLP and Pioneer III-B, LLP, each an investment management entity. Mr. Asen currently serves as a director of Barringer Laboratories, Inc. and SeaMED Corporation.

DIRECTOR COMPENSATION

  All Non-employee Directors are compensated at a rate of $1,200 per meeting of the Davox Board attended and $500 per meeting of the Audit or Compensation Committees attended, plus normal travel expenses incurred in connection with attendance at such meetings. All Non-employee Directors are also compensated on an annual basis at the rate of $8,000. Non-employee Directors are also entitled to receive stock options pursuant to the 1988 Non-employee Director Stock Option Plan.

  Shares represented by all proxies received by the Davox Board and not marked so as to withhold authority to vote for any individual director (by writing that individual director's name where indicated on the proxy) or for all directors will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of all the nominees named above. The election of directors will be determined by a plurality of the votes cast at the Davox Meeting. The Davox Board knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of another person or for fixing the number of directors at a lesser number.

APPROVAL OF INCREASE OF NUMBER OF SHARES UNDER THE DAVOX 1996 STOCK PLAN

  The 1996 Stock Plan was adopted by the Davox Board in July 1996 and was approved by Davox's stockholders in April 1997. A maximum of 900,000 shares of Common Stock were originally reserved for issuance under the 1996 Stock Plan upon the exercise of options or in connection with awards of stock of Davox or the opportunity to make direct stock purchases of shares of Davox. The Davox Board has approved and recommended to the stockholders that they approve an increase in the number of shares authorized for issuance pursuant to the 1996 Stock Plan by 1,050,000 shares to 1,950,000 shares.

  Davox's management relies on stock options as essential parts of the compensation packages necessary for Davox to attract and retain experienced officers and employees. The Davox Board believes that the proposed increase in the number of shares available under the 1996 Stock Plan is essential to permit Davox's management to continue to provide long-term, equity-based incentives to present and future key employees.

 Description of the 1996 Stock Plan

  The purpose of the 1996 Stock Plan is to provide incentives to directors, officers and other employees of Davox by providing them with opportunities to purchase stock of Davox and participate in the ownership of Davox.

  Under the 1996 Stock Plan, employees and officers of Davox may be awarded incentive stock options ("ISO" or "ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and directors, officers, employees and consultants of Davox may be granted (i) options which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"),
(ii) awards of stock in Davox

("Awards"), and (iii) opportunities to make direct purchases of stock in Davox ("Purchases"). ISOs, Non-Qualified Options, Awards and Purchases are sometimes collectively referred to as "Stock Rights" and ISOs and Non-Qualified Options are sometimes collectively referred to as "Options." The 1996 Stock Plan provides for the issuance of a maximum of 900,000 shares of Common Stock of Davox pursuant to the grant of Stock Rights. Currently, approximately 330 employees (including one director who is also an employee and officer of Davox), and three non-employee directors of Davox are eligible to participate in the 1996 Stock Plan.

  The 1996 Stock Plan is administered by the Compensation Committee (the "Committee") of the Davox Board. The Compensation Committee is currently comprised of three outside directors, Michael D. Kaufman, R. Scott Asen and Walter J. Levison. Subject to the terms of the 1996 Stock Plan, the Committee has the authority to determine the persons to whom Stock Rights are granted, the exercise price per share and other terms and provisions governing the Stock Rights, including restrictions, if any, applicable to the shares of Common Stock issuable upon exercise of Stock Rights.

  Stock Rights may be granted under the 1996 Stock Plan at any time on or prior to July 24, 2006. The exercise price per share of Non-Qualified Options granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the 1996 Stock Plan cannot be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which Davox may be organized. The exercise price per share of each ISO cannot be less than the fair market value of the Common Stock on the date of grant (or, in the case of an ISO granted to an employee holding more than ten percent of the voting stock of Davox, 110% of the fair market value of the Common Stock on the date of grant). The 1996 Stock Plan provides that each option shall expire on the date specified by the Committee, but not more than ten years from its date of grant in the case of an ISO, and five years in the case of an ISO granted to an employee or officer holding more than ten percent of the voting stock of Davox.

  Each Option granted under the 1996 Stock Plan may either be fully exercisable at the time of grant or may become exercisable in such installments as the Committee may specify. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable. The Committee has the right to accelerate the date that any installment of any Option becomes exercisable (subject to the $100,000 per year limitation on the fair market value of stock subject to ISOs granted to any employee which first become exercisable in any calendar year).

  Payment of the exercise price of an Option granted under the 1996 Stock Plan may be made in cash or by check or, if authorized by the Committee in its discretion in writing at the time of grant (i) by tendering shares of Common Stock of Davox having fair market value equal as of the date of the exercise to the cash exercise price of the Option, (ii) in full or in part by a personal recourse, interest bearing note, or (iii) through the delivery of an assignment to Davox of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option.

  The 1996 Stock Plan limits to 750,000 shares (as adjusted in connection with the stock split effected by Davox in May 1997) the number of shares of Common Stock that any employee may acquire under the 1996 Stock Plan in any one calendar year.

  Only the grantee may exercise a Stock Right; no assignments or transfers of Stock Rights are permitted except by will or by the laws of descent and distribution, or in the case of Non-Qualified Options only, pursuant to a valid domestic relations order.

  If an ISO optionee ceases to be employed by Davox other than by reason of death or retirement, no further installments of his or her ISOs will become exercisable, and vested ISOs shall terminate after the passage of three months from the date of termination of employment (but no later than their specified expiration dates), except to the extent that such ISOs shall have been converted into Non-Qualified Options. If an optionee ceases to be employed by Davox by reason of disability, or if an optionee dies, any ISO held by the optionee may be exercised, to the extent exercisable on the date of disability or death, by the optionee or the optionee's estate, personal representative or beneficiary, at any time within 180 days from the date of the optionee's disability or death (but not later than the specified expiration date of the ISO).

  Option holders are protected against dilution in the event of a stock dividend, stock split, consolidation, merger, recapitalization, reorganization or similar transaction. The Davox Board may from time to time adopt amendments to the 1996 Stock Plan, certain of which are subject to stockholder approval, and may terminate the 1996 Stock Plan, at any time (although such action shall not affect options previously granted). Any shares subject to an option granted under the 1996 Stock Plan, which for any reason expire or terminate unexercised, may again be available for future option grants. Unless terminated sooner, the 1996 Stock Plan will terminate on July 24, 2006.

 Certain Federal Tax Information

  The following discussion of United States federal income tax consequences of the issuance and exercise of options and stock grants granted under the 1996 Stock Plan, and certain other rights granted under the 1996 Stock Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of these plans or of the requirements that must be met in order to qualify for the described tax treatment. In addition, there may be foreign, state or local tax consequences that are not discussed herein.

  Incentive Stock Options. The following general rules are applicable under current United States federal income tax law to ISOs granted under the 1996 Stock Plan:

  1. In general, an optionee will not recognize any income upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of an ISO, and Davox will not be entitled to a federal income tax deduction upon either the grant or the exercise of an ISO.

  2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years from the date the option was granted or (ii) one year after the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

  3. If shares acquired upon exercise of an ISO are disposed of before the expiration of one or both of the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on dispositions will be taxed to the optionee as ordinary income in the year of such disposition.

  4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares acquired upon exercising an ISO, Davox generally will be entitled to a corresponding federal income tax deduction.

  5. The difference between the amount realized by an optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

  6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

  7. An optionee may be entitled to exercise an ISO by delivering shares of Davox's Common Stock to Davox in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

  8. In addition to the tax consequences described above, the exercise of an ISO may result in an "alternative minimum tax." The "alternative minimum tax" (the maximum rate is 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

  9. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

  Non-Qualified Stock Options. The following general rules are applicable under current federal income tax law to Non-Qualified Options granted under the 1996 Stock Plan:

  1. In general, the optionee will not recognize any income upon the grant of a Non-Qualified Option, and Davox will not be allowed a federal income tax deduction upon such grant.

  2. The optionee generally will recognize ordinary income at the time of exercise of the Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. Davox may be required to withhold income tax on this amount.

  3. When the optionee sells the shares acquired through the exercise of a Non-Qualified Option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

  4. When the optionee recognizes ordinary income attributable to a Non-Qualified Option, Davox generally will be entitled to a corresponding federal income tax deduction.

  5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of Davox's Common Stock to Davox in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules apply.

  6. Special rules apply if the shares acquired upon the exercise of a Non-Qualified Option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

  Stock Awards. The following general rules are applicable under current federal income tax law to awards of Restricted Stock and Stock Grants under the 1996 Stock Plan, if implemented:

  Under current federal income tax law, persons receiving shares pursuant to an award of stock or a grant of an opportunity to purchase stock under the 1996 Stock Plan will generally recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid. Davox generally will be entitled to a corresponding federal income tax deduction. When such shares are sold, the grantee generally will recognize capital gain or loss. Special rules apply if the shares acquired are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

  The Davox Board recommends a vote FOR the proposal to approve the amendment to Davox's 1996 Stock Plan.

RATIFICATION OF SELECTION OF AUDITORS

  The Davox Board has selected the firm of Arthur Andersen LLP independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1998. Arthur Andersen LLP has served as Davox's auditors since fiscal year ended December 31, 1983. It is expected that a member of the firm will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The Davox Board recommends a vote FOR the ratification of this selection.

OTHER MATTERS

  The Davox Board does not intend to bring any matters before the Davox Meeting other than those specifically set forth in the Notice of Meeting and it knows of no matters to be brought before the Davox Meeting by others. If any other matters properly come before the Davox Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Davox Board.

           OTHER MATTERS TO BE CONSIDERED AT THE ANSWERSOFT MEETING

APPROVAL OF OPTION VESTING PROPOSALS

  Under Section 280G of the Code certain compensatory payments to employees or other individuals who perform services for a corporation and who are officers, highly compensated individuals or significant stockholders of the corporation are treated as "excess parachute payments," if they are contingent on a change in control of the corporation and exceed certain threshold amounts specified in the Code. Payments made under an agreement entered into within one year prior to a change in control are presumed to be contingent on the change in control. On the other hand, payments are not considered parachute payments if the taxpayer can show by clear and convincing evidence that they constitute reasonable compensation for personal services to be performed after the change in control or that they otherwise are not contingent on the change in control. The value of accelerated vesting of shares of stock or options to purchase such shares is considered a compensatory payment for this purpose.

  If the corporation has issued no readily tradable shares and if the compensatory payments have been approved by the holders of AnswerSoft Capital Stock possessing more than seventy-five percent (75%) of the voting power of its outstanding capital stock after the material terms of the payments were disclosed to stockholders, then the payments are not considered excess parachute payments. For this purpose, stock actually or constructively owned by the recipient of the payments is disregarded.

  Absent the approval of the stockholders, excess parachute payments will (i) not be deductible by the corporation, and (ii) the recipient must pay a nondeductible excise tax equal to 20% of the excess parachute payments in addition to other income taxes.

  All options granted under AnswerSoft's 1994 Stock Plan (the "1994 Plan") will become fully vested and exercisable if AnswerSoft is acquired in a corporate transaction. The Merger will constitute a corporate transaction that will result in the full vesting and exercisability of all outstanding options granted under the 1994 Plan.

  Proposed Treasury regulations under Code Section 280G provide that, with respect to the acceleration of vesting of an option, the amount treated as contingent on a change in control of the corporation is the sum of (i) the present value of the acceleration of vesting (the "Time Value Component") plus
(ii) an amount which reflects the lapse of the obligation to perform services in order to continue vesting in the option (the "Lapse of Services Component"). With respect to each unvested option as of the date of the Merger, the Time Value Component equals the excess of (A) the fair market value of such option as of such date over (B) the present value of the fair market value of such option, had the option vested in accordance with its terms and assuming the fair market value of the AnswerSoft Common Stock on the date the option otherwise would have vested is the same as the fair market value of the AnswerSoft Common Stock on the date of the Merger. Present value generally is calculated based on 120% of the applicable federal rate in effect as of the date of the Merger. Proposed Treasury regulations provide that the value of the Lapse of Services Component is based on all facts and circumstances, but in no event will it be less than 1% of the value of the payment for each full calendar month for which the individual no longer has to perform services to receive the option.

  The value of the vesting acceleration of options granted to the individuals listed below could be considered an excess parachute payment under Code
Section 280G, absent the required stockholder approval. Accordingly, AnswerSoft seeks stockholder approval of such vesting acceleration. If the stockholders do not approve the Option Vesting Proposals, then the vesting of the options held by the individuals listed below will not accelerate.

  The affirmative vote of more than seventy-five percent (75%) of the outstanding shares of AnswerSoft Capital Stock (excluding shares held directly or indirectly by or for the individuals whose Option Vesting Proposals are being voted on, such as shares owned by the individuals' spouses, children or parents), is required for approval of the Option Vesting Proposals with respect to each of the individuals named below.

    (a) Option Vesting Proposal for David W. Brandenburg. On November 3, 1997, the AnswerSoft Board granted to David W. Brandenburg, AnswerSoft's President and Chief Executive Officer, three options each with an exercise price per share of $0.26: (i) an option to purchase 890,305 shares of AnswerSoft Common Stock, of which 222,576 shares were vested at grant and the balance vesting 25% after one year of service and the remaining balance in equal installments over 36 months of service thereafter, and (ii) two options each for 171,212 shares that vest on November 3, 2000 and November 3, 2001, respectively. 1,010,153 shares of AnswerSoft Common Stock subject to Mr. Brandenburg's options are unvested as of May 20, 1998. The value of the vesting acceleration of Mr. Brandenburg's options may result in adverse tax consequences to Davox, AnswerSoft and Mr. Brandenburg unless this Option Vesting Proposal is approved.

    (b) Option Vesting Proposal for Jeanne A. Bayless. On November 3, 1997, the AnswerSoft Board granted to Jeanne A. Bayless, AnswerSoft's Chairwoman of the Board, an option to purchase 311,604 shares of AnswerSoft Common Stock. The option has an exercise price per share of $0.26. The vesting schedule of such options is as follows: 25% of the option shares become vested upon completion of one year of service from the vesting date and the balance in a series of equal monthly installments over the next 36 months of service thereafter. 311,604 shares of AnswerSoft Common Stock subject to Ms. Bayless' option are unvested as of May 20, 1998. The value of the vesting acceleration of Ms. Bayless' option may result in adverse tax consequences to Davox, AnswerSoft and Ms. Bayless unless this Option Vesting Proposal is approved.

    (c) Option Vesting Proposal for Richard E. Dural. On April 25, 1997, the AnswerSoft Board granted to Richard E. Dural, AnswerSoft's Vice President of Worldwide Sales, an option to purchase 111,322 shares of AnswerSoft Common Stock at an exercise price per share of $0.10, and on December 12, 1997, the AnswerSoft Board granted to Mr. Dural an option to purchase 68,678 shares of AnswerSoft Common Stock at an exercise price per share of $0.26. The vesting schedule of such options is as follows: 25% of the option shares become vested upon completion of one year of service from the vesting date and the balance in a series of equal monthly installments over the next 36 months of service thereafter. 149,850 shares of AnswerSoft Common Stock subject to such options are unvested as of May 20, 1998. The value of the vesting acceleration of Mr. Dural's options may result in adverse tax consequences to Davox, AnswerSoft and Mr. Dural unless this Option Vesting Proposal is approved.

    (d) Option Vesting Proposal for Richard Connelly. On April 25, 1997, the AnswerSoft Board granted to Richard Connelly, AnswerSoft's Chief Financial Officer and Secretary, an option to purchase 173,610 shares of AnswerSoft Common Stock at an exercise price per share of $0.10, and on December 12, 1997, the AnswerSoft Board granted to Mr. Connelly an option to purchase 16,390 shares of AnswerSoft Common Stock at an exercise price per share of $0.26. The vesting schedule of such options is as follows: 25% of the option shares become vested upon completion of one year of service from the vesting date and the balance in a series of equal monthly installments over the next 36 months of service thereafter. 142,980 shares of AnswerSoft Common Stock subject to such options are unvested as of May 20, 1998. The value of the vesting acceleration of Mr. Connelly's options may result in adverse tax consequences to Davox, AnswerSoft and Mr. Connelly unless this Option Vesting Proposal is approved.

    (e) Option Vesting Proposal for Robert A. Young. On April 25, 1997, the AnswerSoft Board granted to Robert A. Young, AnswerSoft's Vice President of Marketing, an option to purchase 150,000 shares of AnswerSoft Common Stock at an exercise price per share of $0.10, and on December 12, 1997, the AnswerSoft Board granted to Mr. Young an option to purchase 20,000 shares of AnswerSoft Common Stock at an exercise price per share of $0.26. The vesting schedule of such options is as follows: 25% of the option shares become vested upon completion of one year of service from the vesting date and the balance in a series of equal monthly installments over the next 36 months of service thereafter. 132,500 shares of AnswerSoft Common Stock subject to such options are unvested as of May 20, 1998. The value of the vesting acceleration of Mr. Young's options may result in adverse tax consequences to Davox, AnswerSoft and Mr. Young unless this Option Vesting Proposal is approved.

  The AnswerSoft Board has determined that the Option Vesting Proposal with respect to each of the above named individuals is in the best interests of AnswerSoft and recommends a vote FOR each Option Vesting Proposal. Shares represented by all proxies received by the AnswerSoft Board and not marked as to withhold authority to vote for any individual Option Vesting Proposal or for all of the Option Vesting Proposals will be voted FOR approval of all of the Option Vesting Proposals above.

                           EXPENSES AND SOLICITATION

  The cost of solicitation of proxies will be borne by Davox, and in addition to soliciting stockholders by mail through its regular employees, Davox may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of Davox registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of Davox may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires Davox's directors, executive officers and holders of more than 10% of Davox's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of Davox. Such persons are required by regulations of the Commission to furnish Davox with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1997 and written representations from certain Reporting Persons, Davox believes that all Reporting Persons complied with all Section 16(a) filing requirements in 1997.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of Davox must be received at Davox's principal executive offices not later than November 20, 1998. In order to curtail controversy as to the date on which a proposal was received by Davox, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                INDEX TO DAVOX CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Public Accountants.................................. F-2
Consolidated Balance Sheets as of December 31, 1997 and 1996.............. F-3
Consolidated Statements of Income for the Years Ended December 31, 1997,
 1996 and 1995............................................................ F-4
Consolidated Statements of Stockholders' Equity for the Years Ended
 December 31, 1997, 1996 and 1995......................................... F-5
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1997, 1996 and 1995...................................................... F-6
Notes to Consolidated Financial Statements................................ F-7

             INDEX TO ANSWERSOFT CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Auditors........................................... F-17
Consolidated Balance Sheets as of December 31, 1997 and 1996............. F-18
Consolidated Statements of Operations for the Years Ended December 31,
 1997, 1996 and 1995..................................................... F-19
Consolidated Statements of Stockholders' Equity for the Years Ended
 December 31, 1997, 1996 and 1995........................................ F-20
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1997, 1996 and 1995..................................................... F-21
Notes to Consolidated Financial Statements............................... F-22

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Davox Corporation:

  We have audited the accompanying consolidated balance sheets of Davox Corporation (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Davox Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 26, 1998

                       DAVOX CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                      DECEMBER 31, DECEMBER 31,
                                                          1997         1996
                                                      ------------ ------------
                       ASSETS
Current assets:
  Cash and Cash equivalents..........................   $25,366      $ 21,333
  Marketable securities..............................    23,802         9,780
  Accounts receivable, net of reserves of
   approximately $1,048 and $699 in 1997 and 1996,
   respectively......................................    10,359         3,185
  Deferred tax asset.................................     9,319           --
  Prepaid expenses and other current assets..........       969         1,306
                                                        -------      --------
    Total current assets.............................    69,815        35,604
Property and equipment, net..........................     4,585         4,051
Long-term deferred tax asset.........................       669           --
Other assets, net....................................        99            74
                                                        -------      --------
                                                        $75,168      $ 39,729
                                                        =======      ========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable.....................................   $ 4,987      $  4,811
  Accrued expenses...................................    10,223         6,175
  Customer deposits..................................     2,018         3,414
  Deferred revenue...................................     3,783         2,494
                                                        -------      --------
    Total current liabilities........................    21,011        16,894
                                                        -------      --------
Commitments and Contingencies (Note 6)
Stockholders' equity:
  Common stock, $.10 par value--
   Authorized--30,000,000 shares
   Issued--11,864,216 and 11,080,749
    shares in 1997 and 1996, respectively............     1,186         1,108
  Capital in excess of par value.....................    57,758        44,894
  Accumulated deficit................................    (4,763)      (23,143)
                                                        -------      --------
                                                         54,181        22,859
Less--Treasury Stock, 3,294 shares at cost...........       (24)          (24)
                                                        -------      --------
Total stockholders' equity...........................    54,157        22,835
                                                        -------      --------
                                                        $75,168      $ 39,729
                                                        =======      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                       DAVOX CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                  YEAR ENDED DECEMBER 31,
                                            -----------------------------------
                                               1997        1996        1995
                                            ----------- ----------- -----------
Product revenue...........................  $    52,993 $    37,177 $    23,382
Service revenue...........................       23,822      16,465      14,174
                                            ----------- ----------- -----------
    Total revenue.........................       76,815      53,642      37,556
                                            ----------- ----------- -----------
Cost of product revenue...................       11,874      10,883       7,156
Cost of service revenue...................       14,676      10,694       9,295
                                            ----------- ----------- -----------
    Total cost of revenue.................       26,550      21,577      16,451
                                            ----------- ----------- -----------
Gross profit..............................       50,265      32,065      21,105
                                            ----------- ----------- -----------
Research, development and engineering
 expenses.................................        8,479       5,861       4,020
Selling, general and administrative
 expenses.................................       22,852      17,213      12,166
                                            ----------- ----------- -----------
Total operating expenses..................       31,331      23,074      16,186
                                            ----------- ----------- -----------
  Income from operations..................       18,934       8,991       4,919
  Interest income.........................        1,952       1,137         421
                                            ----------- ----------- -----------
Income before provision for income taxes..       20,886      10,128       5,340
Provision for income taxes................        2,506       1,013         534
                                            ----------- ----------- -----------
Net income................................  $    18,380 $     9,115 $     4,806
                                            =========== =========== ===========
Earnings per share:
  Basic...................................  $      1.60 $      0.85 $      0.48
                                            =========== =========== ===========
  Diluted.................................  $      1.45 $      0.74 $      0.42
                                            =========== =========== ===========
Weighted average shares outstanding:
  Basic...................................   11,522,057  10,730,760  10,077,380
                                            =========== =========== ===========
  Diluted.................................   12,663,245  12,285,244  11,565,830
                                            =========== =========== ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                       DAVOX CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                          TOTAL
                             COMMON STOCK     CAPITAL IN             TREASURY STOCK
                         -------------------- EXCESS OF  ACCUMULATED -----------------  STOCKHOLDERS'
                           SHARES   PAR VALUE PAR VALUE    DEFICIT   SHARES    AMOUNT      EQUITY
                         ---------- --------- ---------- ----------- --------  -------  -------------
BALANCE, December 31,
 1994...................  9,869,494  $  987    $ 41,593   $(37,064)    (3,294)  $  (24)    $ 5,492
 Proceeds from exercise
  of stock options,
  including related tax
  benefit...............    385,137      39         539        --         --       --          578
 Proceeds from employee
  stock purchase plan...     13,104       1          35        --         --       --           36
 Net income.............        --      --          --       4,806        --       --        4,806
                         ----------  ------    --------   --------   --------   ------     -------
BALANCE, December 31,
 1995................... 10,267,735   1,027      42,167    (32,258)    (3,294)     (24)     10,912
 Proceeds from exercise
  of stock options,
  including related tax
  benefit...............    798,035      79       2,638        --         --       --        2,717
 Proceeds from employee
  stock purchase plan...     14,979       2          89        --         --       --           91
 Net income.............        --      --          --       9,115        --       --        9,115
                         ----------  ------    --------   --------   --------   ------     -------
BALANCE, December 31,
 1996................... 11,080,749   1,108      44,894    (23,143)    (3,294)     (24)     22,835
 Proceeds from exercise
  of stock options,
  including related tax
  benefit...............    771,314      77      12,620        --         --       --       12,697
 Proceeds from employee
  stock purchase plan...     12,153       1         244        --         --       --          245
 Net income.............        --      --          --      18,380        --       --       18,380
                         ----------  ------    --------   --------   --------   ------     -------
BALANCE , December 31,
 1997................... 11,864,216  $1,186    $ 57,758   $ (4,763)    (3,294)  $  (24)    $54,157
                         ==========  ======    ========   ========   ========   ======     =======



  The accompanying notes are an integral part of these consolidated financial statements.

                       DAVOX CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                    YEAR ENDED DECEMBER 31,
                                                    --------------------------
                                                     1997      1996     1995
                                                    -------  --------  -------
Cash flows from operating activities:
  Net income....................................... $18,380  $  9,115  $ 4,806
  Adjustments to reconcile net income to net cash
   provided by operating activities--
    Depreciation and amortization..................   3,387     2,373    2,644
  Changes in current assets and liabilities--
    Accounts receivable............................  (7,174)    1,275      240
    Prepaid expenses and other current assets......     337      (245)     (84)
    Accounts payable...............................     176     1,844      397
    Accrued expenses...............................   4,947     3,039       71
    Customer deposits..............................  (1,396)    2,121      462
    Deferred revenue...............................   1,289       865     (229)
                                                    -------  --------  -------
    Net cash provided by operating activities......  19,946    20,387    8,307
                                                    -------  --------  -------
Cash flows from investing activities
  Purchases of property and equipment..............  (3,921)   (4,134)  (1,230)
  (Increase) decrease in other assets..............     (25)        3       41
  Purchases of marketable securities............... (39,025)  (10,865)     --
  Sales/maturities of marketable securities........  25,003     1,085      --
                                                    -------  --------  -------
      Net cash used in investing activities........ (17,968)  (13,911)  (1,189)
                                                    -------  --------  -------
Cash flows from financing activities:
  Proceeds from exercise of stock options..........   1,810     1,830      504
  Proceeds from exercise of employee stock purchase
   plan............................................     245        91       36
                                                    -------  --------  -------
  Net cash provided by financing activities........   2,055     1,921      540
                                                    -------  --------  -------
Net increase in cash and cash equivalents..........   4,033     8,397    7,658
Cash and cash equivalents, beginning of year.......  21,333    12,936    5,278
                                                    -------  --------  -------
Cash and cash equivalents, end of year............. $25,366  $ 21,333  $12,936
                                                    =======  ========  =======
Supplemental disclosures of cash flow information:
  Cash paid for--
    Income taxes................................... $   265  $    429  $   185
                                                    =======  ========  =======
Supplemental disclosure of non-cash investing and
 financing activities:
Recognition of tax benefit relating to
 disqualifying dispositions and exercise of non-
 qualified stock options........................... $10,887  $    888  $    73
                                                    =======  ========  =======

  The accompanying notes are an integral part of these consolidated financial statements.

                      DAVOX CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(1) OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

  Davox Corporation (the Company) is a software and systems integration company that develops, markets, implements, supports and services management systems for call center operations located throughout the world. These systems are marketed directly, through joint marketing relationships and distribution agreements. The Company markets its systems to banks, consumer finance organizations, retailers, entertainment companies, telemarketing organizations and utilities.

  These consolidated financial statements reflect the application of certain significant accounting policies as described below and elsewhere in the accompanying consolidated financial statements.

 (a) Management Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 (b) Revenue Recognition

  The Company recognizes revenue in accordance with the provisions of Statement of Position No. 91-1 (SOP 91-1), Software Revenue Recognition. The Company generates software revenue from licensing the rights to use its software products. The Company also generates service revenues from the sale of product maintenance contracts and consulting services.

  Revenue from software license fees are recognized upon delivery, net of estimated returns, provided there are no significant postdelivery obligations, and payment is due within one year and is probable of collection. If acceptance is required, software license revenue is recognized upon customer acceptance. Fees for consulting services are recognized upon customer acceptances or over the period in which services are provided if customer acceptance is not required, and the revenue is fixed and determinable. Maintenance revenue is deferred at the time of software license revenue recognition and is recognized ratably over the term of the support period, which is typically one year.

  In October 1997, the American Institute of Certified Public Accountants issued SOP 97-2, Software Revenue Recognition. The Company believes that its revenue recognition practices are consistent with those required by SOP 97-2.

 (c) Warranty Costs

  The Company warrants its products for 90 days and provides for estimated warranty costs upon shipment of such products. Warranty costs have not been and are not anticipated to be significant.

 (d) Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

 (e) Postretirement Benefits

  The Company has no obligations for postretirement or general postemployment benefits.

                      DAVOX CORPORATION AND SUBSIDIARIES

                               DECEMBER 31, 1997


 (f) Cash, Cash Equivalents and Marketable Securities

  The Company considers all highly liquid investments with original maturities of three months or less at the time of acquisition to be cash equivalents. Cash equivalents consist mainly of commercial paper.

  The Company accounts for investments in accordance with Statement of Financial Accounting Standard (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under SFAS No. 115, securities that the Company has the positive intent and ability to hold to maturity are reported at amortized cost and are classified as held-to-maturity. Held-to-maturity securities consisted mainly of investments in Euro dollar bonds and high grade commercial paper instruments at December 31, 1997 and high grade commercial paper instruments at December 31, 1996. All of these investments are classified as current as they mature within one year.

  At December 31, 1997 and 1996, marketable securities consisted of the following (in thousands):

                                                    1997              1996
                                              ----------------- ----------------
                                               TOTAL    TOTAL   TOTAL    TOTAL
                                              MARKET  AMORTIZED MARKET AMORTIZED
                                               VALUE    COST    VALUE    COST
                                              ------- --------- ------ ---------
   Euro dollar bonds......................... $11,326  $11,334  $  --   $  --
    (maturity 4-6 months)
   Commercial paper obligations..............   7,082    7,040   9,780   9,780
    (maturity 3-6 months)
   Corporate bonds...........................   3,447    3,448     --      --
    (maturity 4-5 months)
   Federal agency issues.....................   2,010    1,980     --      --
    (maturity 6 months)
                                              -------  -------  ------  ------
                                              $23,865  $23,802  $9,780  $9,780
                                              =======  =======  ======  ======

 (g) Property and Equipment

  The Company provides for depreciation and amortization of property and equipment using the straight-line and declining-balance methods by charges to operations in amounts to allocate the cost of the property and equipment over their estimated useful lives. The cost of property and equipment and their useful lives are summarized as follows (in thousands):

                                                    ESTIMATED
   ASSET CLASSIFICATION                            USEFUL LIFE   1997    1996
   --------------------                           ------------- ------- ------
   Office equipment and software.................     2-5 Years $ 9,996 $6,705
   Rental and demonstration equipment............     2-3 Years     367    427
   Service equipment.............................     1-5 Years   2,166  2,180
   Leasehold improvements........................ Life of Lease     199    184
                                                                ------- ------
                                                                 12,728  9,496
   Less-Accumulated depreciation and amortiza-
    tion.........................................                 8,143  5,445
                                                                ------- ------
                                                                $ 4,585 $4,051
                                                                ======= ======

                      DAVOX CORPORATION AND SUBSIDIARIES

                               DECEMBER 31, 1997

 (h) Research and Development and Software Development Costs

  Research and development costs have been charged to operations as incurred. SFAS No. 86, Accounting for the Costs of Computer Software To Be Leased, Sold, or Otherwise Marketed, requires the capitalization of certain computer software development costs incurred after technological feasibility is established. The Company believes that once technological feasibility of a software product has been established, the additional development costs incurred to bring the product to a commercially acceptable level are not significant.

 (i) Earnings Per Share

  In March 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, Earnings per Share. This statement established standards for computing and presenting earnings per share and applies to entities with publicly traded common stock or potential common stock. This statement is effective for fiscal years ending after December 15, 1997. The prior years' earnings per share have been retroactively restated in accordance with this statement. Basic earnings per share was determined by dividing net income by the weighted average shares of common stock outstanding during the year. Diluted earnings per share reflects the dilution of the potentially dilutive securities, primarily stock options based on the treasury stock method.

  The calculations of basic and diluted earnings per share are as follows (in thousands, except per share data):

                                                         1997    1996    1995
                                                        ------- ------- -------
   Net Income.......................................... $18,380 $ 9,115 $ 4,806
                                                        ======= ======= =======
   Basic weighted average shares outstanding...........  11,522  10,731  10,077
   Weighted average common equivalent shares...........   1,141   1,554   1,489
                                                        ------- ------- -------
   Diluted weighted average shares outstanding.........  12,663  12,285  11,566
                                                        ======= ======= =======
   Basic earnings per share............................ $  1.60 $  0.85 $  0.48
   Diluted earnings per share.......................... $  1.45 $  0.74 $  0.42

  In 1997, 55,042 weighted average common equivalent shares were not included in the diluted weighted average shares outstanding as they were antidilutive. There were no antidilutive shares in 1996 and 1995.

 (j) Concentration of Credit Risk

  SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance sheet and credit risk concentrations. Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents, short-term investments and trade accounts receivable. The Company places its temporary cash investments in financial institutions. The Company has not experienced significant losses related to receivables from individual customers or groups of customers in any specific industry or by geographic area. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to be inherent in the Company's accounts receivable. The Company had one customer and no customers with amounts due to the Company of greater than 10% of accounts receivable as of December 31, 1997 and 1996, respectively.

 (k) Derivative Financial Instruments and Fair Value of Financial Instruments

  The Company does not have any derivative or other financial instruments as defined by SFAS No. 119, Disclosures About Derivative Financial Instruments and Fair Value of Financial Instruments.

                      DAVOX CORPORATION AND SUBSIDIARIES

                               DECEMBER 31, 1997


  SFAS No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of an estimate of the fair value of certain financial instruments. The Company's financial instruments consist of cash equivalents, short term investments, accounts receivable and accounts payable. The estimated fair value of these financial instruments approximates their carrying value at December 31, 1997 and 1996 due to the short-term nature of these instruments.

 (l) Recently Issued Accounting Standards

  In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires disclosure of all components of comprehensive income on an annual and interim basis. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Management does not expect the adoption of this standard to have a material impact on the Company and its operations.

  In July 1997, the FASB issued SFAS No. 131, Disclosures About Segments of Enterprise and Related Information. SFAS No. 131 requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. Unless impracticable, companies would be required to restate prior period information upon adoption. Management does not expect the adoption of this standard to have a material impact on the Company and its operations.

(2) LINE OF CREDIT

  The Company has a working capital line of credit (line of credit) with a bank that expires in June 1998, if not renewed, pursuant to which the Company may borrow up to the lesser of $2.0 million or a percentage of accounts receivable, as defined. Borrowings under the line of credit will bear interest at the bank's prime rate (8.5% at December 31, 1997). There were no borrowings under the line of credit during 1997 and 1996.

(3) ACCRUED EXPENSES

  Accrued expenses consist of the following (in thousands):

                                                                  DECEMBER 31,
                                                                 --------------
                                                                  1997    1996
                                                                 ------- ------
   Income Taxes................................................. $ 2,230 $  --
   Payroll and payroll related..................................   3,217  2,064
   Other........................................................   4,776  4,111
                                                                 ------- ------
                                                                 $10,223 $6,175
                                                                 ======= ======

(4) 401(K) PLAN

  The Company maintains The Davox Corporation 401(k) Retirement Plan (the
Plan), which is a deferred contribution plan that covers all full-time employees over 21 years of age who have completed at least six months of service with the Company. The participants may make pretax deferred contributions to the plan of up to 15% of the annual compensation, as defined. Contributions by the Company are discretionary and are determined by the Board of Directors. The Company made discretionary contributions of approximately $214,000 and $161,000 in 1997 and 1996, respectively. There were no Company contributions to the Plan in 1995.

                      DAVOX CORPORATION AND SUBSIDIARIES

                               DECEMBER 31, 1997


(5) INCOME TAXES

  The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes (FAS 109). Under the liability method specified by FAS 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates assumed to be in effect when these differences are expected to reverse.

  The components of the provision for income taxes consist of the following (in thousands):

                                              FISCAL YEARS ENDED DECEMBER 31,
                                             -----------------------------------
                                                1997         1996       1995
                                             -----------  ----------- ----------
   Current:
     Federal................................ $     5,700  $       203 $     107
     State..................................       1,606          810       427
                                             -----------  ----------- ---------
       Total current........................       7,306        1,013       534
                                             -----------  ----------- ---------
   Deferred:
     Federal................................      (4,300)         --        --
     State..................................        (500)         --        --
                                             -----------  ----------- ---------
       Total deferred.......................      (4,800)         --        --
                                             -----------  ----------- ---------
     Provision for Income Taxes............. $     2,506  $     1,013 $     534
                                             ===========  =========== =========

  The provision for income taxes that is currently payable for the years ended December 31, 1997 and 1996 does not reflect $10,887,000 and $888,000, respectively, of tax benefits included in additional paid in capital related to disqualifying dispositions and the exercise of non-qualified stock options.

  The approximate income tax effect of each type of temporary difference comprising the deferred tax asset is approximately as follows (in thousands):

                                                                1997     1996
                                                               -------  -------
   Net operating loss carryforwards........................... $ 5,190  $ 8,153
   Depreciation...............................................     762      571
   Inventory reserves.........................................   1,442      561
   Tax credit carryforwards...................................     800      577
   Other temporary differences................................   2,594    1,940
                                                               -------  -------
                                                                10,788   11,802
   Valuation allowance........................................    (800) (11,802)
                                                               -------  -------
                                                               $ 9,988  $   --
                                                               =======  =======

  At December 31, 1997, the Company has available net operating loss carryforwards and tax credit carryforwards of approximately $13,097,000 and $800,000, respectively, expiring through 2009. These carryforwards may be used to offset future income taxes payable, if any, and are subject to review by the Internal Revenue Service. All of the net operating loss carryforwards as of December 31, 1997 relate to the excess tax benefit of disqualifying dispositions and the exercise of non-qualified stock options, which is included in additional paid in capital as discussed below.

  In accordance with FAS 109, the Company records a valuation allowance against its deferred tax asset to the extent management believes it is more likely than not that the asset will be realized. As of December 31,

                      DAVOX CORPORATION AND SUBSIDIARIES

                               DECEMBER 31, 1997

1997, the Company believes that its deferred tax asset will be realizable except to the extent of certain tax credit carryforwards which may expire. Accordingly, the reduction in the valuation allowance during 1997 was recorded as a $4.8 million reduction of the provision for income taxes for the net operating losses, not attributed to stock options, and a $10.9 million credit to additional paid in capital relating to the tax benefit of certain stock option exercises.

  A reconciliation of the federal statutory rate to the Company's effective tax rate is as follows:

                                                   YEARS ENDED DECEMBER 31,
                                                  ----------------------------
                                                    1997      1996      1995
                                                  --------  --------  --------
   Federal Statutory tax rate...................      34.0%     34.0%     34.0%
   State income taxes, net of federal income tax
    benefit.....................................       5.0       6.3       6.3
   Reduction in valuation allowance/utilization
    of net operating loss carryforwards.........     (28.0)    (29.0)    (27.7)
   Foreign sales corporation benefit............      (1.0)      --        --
   Other........................................       2.0      (1.3)     (2.6)
                                                  --------  --------  --------
   Effective tax rate...........................      12.0%     10.0%     10.0%
                                                  ========  ========  ========

(6) COMMITMENTS AND CONTINGENCIES

 (a) Operating Lease Commitments

  The Company leases its facilities and sales offices under operating leases that expire at various dates through October 2001. The Company's lease for its corporate headquarters expires in September 2000. Pursuant to the lease agreements, the Company is responsible for maintenance costs and real estate taxes. Total rental expense for all operating leases for the years ended December 31, 1997, 1996 and 1995 amounted to approximately $803,000, $507,000 and $551,000, respectively.

  Future minimum lease payments are approximately as follows at December 31, 1997 (in thousands):

                                                                        AMOUNT
                                                                        ------
   Years Ending December 31,
    1998............................................................... $  977
    1999...............................................................    816
    2000...............................................................    579
    2001...............................................................     85
                                                                        ------
                                                                        $2,457
                                                                        ======

 (b) Employment and Severance Agreements

  The Company has entered into employment and severance agreements with certain officers and key employees whereby the Company may be required to pay the officers and employees a total of approximately $1,537,000 upon termination of employment by the Company under certain circumstances, as defined.

 (c) Litigation

  The Company is presently engaged in various legal actions and its ultimate liability, if any, cannot be determined at the present time. However, management has consulted with legal counsel, and management believes that any such liability will not have a material adverse effect on the Company's financial position or its results of operations.

                      DAVOX CORPORATION AND SUBSIDIARIES

                               DECEMBER 31, 1997


(7) STOCKHOLDERS' EQUITY

 (a) Stock Split

  On April 24, 1997, the Company effected a three-for-two stock split through the issuance of a 50% stock dividend payable on May 28, 1997 to shareholders of record on May 13, 1997. All share and per share amounts have been retroactively adjusted for all periods presented.

 (b) 1986 Stock Plan

  The Company's 1986 Stock Plan (the "1986 Plan"), administered by the Board of Directors authorizes the issuance of a maximum of 3,696,429 shares of common stock for the exercise of options in connection with awards or direct purchases of stock. Options granted under the 1986 Plan may be either nonstatutory stock options or options intended to constitute "incentive stock options" under the Internal Revenue Code. Stock options may be granted to employees, officers, employee-directors or consultants of the Company and are exercisable in such installments as the Board of Directors may specify. The options granted currently vest over a four-year period and expire ten years from the date of grant. The 1986 Plan terminated pursuant to its terms in September 1996.

 (c) 1996 Stock Plan

  The Company's 1996 Stock Plan (the "1996 Plan") administered by the Board of Directors authorizes the issuance of a maximum of 1,350,000 shares of common stock for the exercise of options in connection with awards or direct purchases of stock. Options granted under the 1996 Plan may be either nonstatutory stock options or options intended to constitute "incentive stock options" under the Internal Revenue Code. Stock options may be granted to employees, officers, employee-directors or consultants of the Company and are exercisable in such installments as the Board of Directors may specify. The shares currently vest to the individual over a four-year period. There were 300,461 shares available for future grants under the 1996 Plan at December 31, 1997.

 (d) Stock Options to Directors

  The Company's 1988 Non-employee Director Stock Option Plan (the "1988 Plan"), as amended, is administered by the Board of Directors and authorizes the issuance of a maximum of 600,000 shares of common stock for the exercise of options. The 1988 Plan provides for the automatic grant of options for 60,000 shares to each newly elected non-employee director and additional grants of 15,000 options per biennial anniversary of election to the Board of Directors. Options granted under the 1988 Plan vest 25% per year beginning one year from the date of grant and expire five years from the date of grant. There are 326,250 shares available for future grants under the 1988 Plan at December 31, 1997.

                      DAVOX CORPORATION AND SUBSIDIARIES

                               DECEMBER 31, 1997


 (e) Stock Plan Summary

  The following is a summary of the stock option activity for all plans for the years ended December 31, 1997, 1996 and 1995:

                                                                   WEIGHTED
                                       NUMBER OF    EXERCISE       AVERAGE
                                        OPTIONS    PRICE RANGE  EXERCISE PRICE
                                       ---------  ------------- --------------
   Outstanding, December 31, 1994..... 2,555,740  $ 1.17-$ 3.67     $ 2.07
     Granted..........................   169,312    4.50-  8.17       6.12
     Exercised........................  (306,917)   1.17-  4.75       1.64
     Canceled.........................   (66,788)   1.17-  8.17       3.23
                                       ---------  -------------     ------
   Outstanding, December 31, 1995..... 2,351,347    1.17-  8.17       2.38
     Granted..........................   431,325    8.09- 26.33      19.26
     Exercised........................  (797,950)   1.17- 16.17       2.29
     Canceled.........................   (76,201)   1.17-  8.17       3.11
                                       ---------  -------------     ------
   Outstanding, December 31, 1996..... 1,908,521    1.33- 26.33       6.21
     Granted..........................   978,643   24.33- 34.13      26.33
     Exercised........................  (771,313)   1.33- 26.33       3.50
     Canceled.........................   (42,357)   1.33- 31.00      20.86
                                       ---------  -------------     ------
   Outstanding, December 31, 1997..... 2,073,494  $ 1.33-$34.13     $16.41
                                       ---------  -------------     ------
   Exercisable, December 31, 1997.....   545,419  $ 1.33-$26.33     $ 8.21
                                       =========  =============     ======

  The range of exercise prices for options outstanding and options exercisable at December 31, 1997 are as follows:

                                                     OPTIONS OUTSTANDING       OPTIONS EXERCISABLE
                                                  -------------------------- ------------------------
                              WEIGHTED AVERAGE
           RANGE OF         REMAINING CONTRACTUAL           WEIGHTED AVERAGE         WEIGHTED AVERAGE
       EXERCISE PRICES         LIFE (IN YEARS)     NUMBER    EXERCISE PRICE  NUMBER   EXERCISE PRICE
       ---------------      --------------------- --------- ---------------- ------- ----------------
   $ 1.33-$ 1.67...........         5.90            375,179      $ 1.62      179,130      $ 1.62
     1.92-  3.25...........         6.38            242,382        2.54      160,822        2.48
     3.50- 16.17...........         6.80            209,602        7.58       55,357        6.32
    16.75- 24.33...........         9.02            822,433       22.88      117,419       21.96
    26.25- 34.13...........         9.32            423,898       29.26       32,691       26.30
                                                  ---------                  -------
                                                  2,073,494                  545,419
                                                  =========                  =======

 (f) Employee Stock Purchase Plan

  The Company has an Employee Stock Purchase Plan (the "Purchase Plan") under which a maximum of 150,000 shares of Common Stock may be purchased by eligible employees. Substantially all full-time employees of the Company are eligible to participate in the Purchase Plan.

  The Purchase Plan provides for two "purchase periods" within each of the Company's fiscal years, the first commencing on January 1 of each calendar year and continuing through June 30 of such calendar year, and the second commencing on July 1 of each year and continuing through December 31 of such calendar year. Eligible employees may elect to become participants in the Purchase Plan for a purchase period by completing a stock purchase agreement prior to the first day of the purchase period for which the election is made. Shares are purchased through accumulation of payroll deductions (of not less than 0.5% nor more than 10% of

                      DAVOX CORPORATION AND SUBSIDIARIES

                               DECEMBER 31, 1997

compensation, as defined) for the number of whole shares, determined by dividing the balance in the employee's account on the last day of the purchase period by the purchase price per share for the stock determined under the Purchase Plan. The purchase price for the shares will be the lower of 85% of the fair market value of the Common Stock at the beginning of the purchase period or 85% of such value at the end of the purchase period (rounded to the nearest quarter). During 1997, 1996 and 1995, 12,153, 14,979 and 13,104
shares, respectively, were purchased under the Purchase Plan.

 (g) Accounting for Stock-Based Compensation

  The Company accounts for its stock-based compensation under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, which established a fair-value-based method of accounting for stock-based compensation plans. The Company has adopted the disclosure-only alternative under SFAS No. 123, which requires the disclosure of the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted, as well as certain other information.

  The Company has computed the pro forma disclosures required under SFAS No. 123 for all stock options granted (including the employee stock purchase plan) as of December 31, 1997 and 1996 using the Black-Scholes option pricing model prescribed by SFAS No. 123.

  The assumptions used and the weighted average information for the years ended December 31, 1997 and 1996 are as follows:

                                                      YEARS ENDED DECEMBER 31,
                                                      -------------------------
                                                          1997         1996
                                                      ------------ ------------
   Risk-free interest rates.........................  5.71%--6.83% 5.36%--6.64%
   Expected dividend yield..........................      --           --
   Expected lives...................................   4.78 years   5.50 years
   Expected volatility..............................      66%          71%
   Weighted average grant-date fair value of options
    granted during the period.......................     $16.00       $12.80
   Weighted-average exercise price..................     $16.41       $6.21
   Weighted-average remaining contractual life of
    options outstanding.............................   7.98 years   7.45 years

  The effect of applying SFAS No. 123 would be as follows (in thousands except per share data):

                                                                  YEARS ENDED
                                                                  DECEMBER 31,
                                                                 --------------
                                                                  1997    1996
                                                                 ------- ------
   Net income as reported....................................... $18,380 $9,115
                                                                 ======= ======
   Pro forma net income......................................... $14,584 $8,290
                                                                 ======= ======
   Net income per share as reported
     Basic...................................................... $  1.60 $ 0.85
                                                                 ======= ======
     Diluted.................................................... $  1.45 $ 0.74
                                                                 ======= ======
   Pro forma net income per share
     Basic...................................................... $  1.24 $ 0.75
                                                                 ======= ======
     Diluted.................................................... $  1.13 $ 0.66
                                                                 ======= ======

                      DAVOX CORPORATION AND SUBSIDIARIES

                               DECEMBER 31, 1997

(8) SIGNIFICANT CUSTOMERS

  Revenue from the Company's largest single customer was 11%, 4% and 12% of total revenue in 1997, 1996 and 1995, respectively. Revenue from the Company's three largest customers amounted to 20%, 12% and 20% of total revenue in 1997, 1996 and 1995, respectively.

(9) EXPORT SALES

  Export product sales, primarily to Canada, Europe, Mexico, Australia and Japan, accounted for 18%, 14% and 12% of total revenue in 1997, 1996 and 1995, respectively. All of the Company's sales for the years ended December 31, 1997, 1996 and 1995 were originated from its headquarters located in the United States.

(10) QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

  The following table presents a condensed summary of quarterly results of operations for the years ended December 31, 1997 and 1996 (in thousands, except per share data):

                                                  YEAR ENDED DECEMBER 31, 1997
                                                 -------------------------------
                                                  FIRST  SECOND   THIRD  FOURTH
                                                 QUARTER QUARTER QUARTER QUARTER
                                                 ------- ------- ------- -------
   Total revenue................................ $17,269 $18,170 $19,805 $21,571
   Gross profit.................................  10,960  11,498  13,162  14,645
   Net income...................................   3,886   4,075   4,953   5,466
   Net income per share
     Basic...................................... $  0.35 $  0.36 $  0.43 $  0.46
     Diluted.................................... $  0.31 $  0.32 $  0.39 $  0.43
                                                  YEAR ENDED DECEMBER 31, 1996
                                                 -------------------------------
                                                  FIRST  SECOND   THIRD  FOURTH
                                                 QUARTER QUARTER QUARTER QUARTER
                                                 ------- ------- ------- -------
   Total revenue................................ $11,410 $12,665 $14,079 $15,488
   Gross profit.................................   6,732   7,527   8,451   9,356
   Net income...................................   1,758   2,048   2,477   2,831
   Net income per share
     Basic...................................... $  0.17 $  0.19 $  0.23 $  0.26
     Diluted.................................... $  0.15 $  0.17 $  0.20 $  0.23

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
AnswerSoft, Inc.

We have audited the accompanying consolidated balance sheets of AnswerSoft, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of AnswerSoft, Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Dallas, Texas
February 28, 1998

                                ANSWERSOFT, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                           DECEMBER 31,
                                                      ------------------------
                                                         1997         1996
                                                      -----------  -----------
                       ASSETS
Current assets:
  Cash and cash equivalents.......................... $ 3,273,323  $ 2,942,179
  Accounts receivable, net of reserves of
   approximately $85,910 at
   December 31, 1997 and $12,357 at December 31,
   1996, respectively................................   2,240,092    1,179,149
  Prepaid expenses and other current assets..........     153,737      197,431
                                                      -----------  -----------
    Total current assets.............................   5,667,152    4,318,759
Property and equipment, net..........................     663,092      266,754
Other assets.........................................      62,095      163,217
                                                      -----------  -----------
Total assets......................................... $ 6,392,339  $ 4,748,730
                                                      ===========  ===========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.................. $   178,205  $     5,295
  Accounts payable...................................     260,003      316,514
  Accrued expenses and other liabilities.............     614,128      400,405
  Deferred revenue...................................     571,830    1,177,129
                                                      -----------  -----------
    Total current liabilities........................   1,624,166    1,899,343
Long-term debt.......................................     297,008          --
Deferred revenue.....................................     252,945      314,953
Commitments..........................................
Preferred stock, $.01 par value......................
  Authorized shares--25,000,000
  Issued and outstanding shares--10,615,047 at
   December 31, 1997 and 8,480,000 at December 31,
   1996..............................................  13,911,122    8,480,000
Stockholders' equity:
 Common stock $.01 par value:
  Authorized shares--20,000,000
  Issued and outstanding shares--1,354,442 at
   December 31, 1997 and 630,141 at December 31,
   1996..............................................      13,544        6,301
 Paid-in capital.....................................     117,169        5,420
 Other...............................................       6,629          --
 Amounts due from officer............................    (413,992)         --
 Accumulated deficit.................................  (9,416,252)  (5,957,287)
                                                      -----------  -----------
Total stockholders' equity...........................  (9,692,902)  (5,945,566)
                                                      -----------  -----------
Total liabilities and stockholders' equity........... $ 6,392,339  $ 4,748,730
                                                      ===========  ===========


                            See accompanying notes.

                                ANSWERSOFT, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                              YEAR ENDED DECEMBER 31,
                                         ------------------------------------
                                            1997         1996        1995
                                         -----------  ----------  -----------
Revenue
  Product............................... $ 5,307,222  $2,565,957  $   240,803
  Product support and services..........   1,430,891     890,913      799,925
                                         -----------  ----------  -----------
                                           6,738,113   3,456,870    1,040,728
                                         -----------  ----------  -----------
Cost of revenue
  Product...............................     170,650      89,936       33,412
  Product support and services..........   1,308,008     564,602      678,519
                                         -----------  ----------  -----------
                                           1,478,658     654,538      711,931
                                         -----------  ----------  -----------
Gross profit............................   5,259,455   2,802,332      328,797
                                         -----------  ----------  -----------
Costs and expenses
  Sales and marketing...................   5,036,145   1,939,435    1,316,533
  Software development..................   1,939,366     872,460      880,726
  General and administrative............   1,821,602     552,527      484,923
                                         -----------  ----------  -----------
                                           8,797,113   3,364,422    2,682,182
                                         -----------  ----------  -----------
Loss from operations....................  (3,537,658)   (562,090)  (2,353,385)
Interest income.........................      99,817      82,208      211,583
Interest expense........................     (21,124)     (2,046)      (3,872)
                                         -----------  ----------  -----------
Loss before income taxes................  (3,458,965)   (481,928)  (2,145,674)
Income taxes............................         --          --        24,875
                                         -----------  ----------  -----------
Net loss................................ $(3,458,965) $ (481,928) $(2,170,549)
                                         ===========  ==========  ===========
Basic and diluted loss per common
 share.................................. $     (3.37) $    (0.79) $     (4.33)
Weighted average shares outstanding.....   1,026,561     607,141      501,058


                            See accompanying notes.

                                ANSWERSOFT, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                           COMMON STOCK
                         ----------------- PAID-IN  ACCUMULATED    NOTE DUE
                          SHARES   AMOUNT  CAPITAL    DEFICIT    FROM OFFICER OTHER      TOTAL
                         --------- ------- -------- -----------  ------------ ------ -------------
BALANCE at December 31,
 1994...................   434,020 $ 4,340 $    --  $(3,304,810)  $     --    $  --  $  (3,300,470)
 Issuance of common
  stock pursuant to
  stock option
  exercises.............   144,420   1,444    1,764         --          --       --          3,208
 Net loss...............       --      --       --   (2,170,549)        --       --     (2,170,549)
                         --------- ------- -------- -----------   ---------   ------ -------------
BALANCE at December 31,
 1995...................   578,440   5,784    1,764  (5,475,359)        --       --     (5,467,811)
 Issuance of common
  stock pursuant to
  stock option
  exercises.............    51,701     517    3,656         --                               4,173
 Net loss...............       --      --       --     (481,928)        --       --       (481,928)
                         --------- ------- -------- -----------   ---------   ------ -------------
BALANCE at December 31,
 1996...................   630,141   6,301    5,420  (5,957,287)        --       --     (5,945,566)
 Issuance of Series B
  preferred stock
  pursuant to stock
  option exercises......       --      --       --          --     (356,122)     --       (356,122)
 Issuance of common
  stock pursuant to
  stock option
  exercises.............   589,301   5,893   77,999         --      (57,870)     --         26,022
 Net loss...............       --      --       --   (3,458,965)        --       --     (3,458,965)
 Other..................   135,000   1,350   33,750         --          --     6,629        41,729
                         --------- ------- -------- -----------   ---------   ------ -------------
BALANCE at December 31,
 1997................... 1,354,442 $13,544 $117,169 $(9,416,252)  $(413,992)  $6,629 $ (9,692,902)
                         ========= ======= ======== ===========   =========   ====== =============


                            See accompanying notes.

                                ANSWERSOFT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               YEAR ENDED DECEMBER 31,
                                          ------------------------------------
                                             1997         1996        1995
                                          -----------  ----------  -----------
OPERATING ACTIVITIES
  Net loss............................... $(3,458,965) $ (481,928) $(2,170,549)
  Adjustments to reconcile net loss to
   net cash used in
   operating activities:
   Depreciation and amortization.........     290,585      99,783       75,927
   Provision for loss on accounts
    receivable...........................      90,894      12,357          --
   Changes in operating assets and
    liabilities:
    Accounts receivable..................  (1,151,837)   (889,976)    (294,080)
    Prepaid expenses other assets........     138,990    (320,993)     (24,516)
    Accounts payable, accrued expenses
     and other liabilities...............     157,212     468,126      (33,949)
    Deferred revenue.....................    (667,307)  1,477,082       15,000
    Other................................     116,729         --           --
                                          -----------  ----------  -----------
    Net Cash (used in) provided by
     operating activities................  (4,483,699)    364,451   (2,432,167)
                                          -----------  ----------  -----------
INVESTING ACTIVITIES
  Purchases of property and equipment....    (681,097)   (193,212)    (191,662)
  Disposals of property and equipment....         --      128,751          --
                                          -----------  ----------  -----------
  Net cash used in investing activities..    (681,097)    (64,461)    (191,662)
                                          -----------  ----------  -----------
FINANCING ACTIVITIES
  Proceeds from issuance of Series B
   Preferred Stock.......................   5,000,000         --           --
  Proceeds from issuance of common stock
   pursuant to stock options.............      26,022       4,173        3,208
  Proceeds from issuance of long-term
   debt..................................     475,213         --           --
  Payments on obligations under capital
   leases................................      (5,295)     (9,749)     (21,407)
                                          -----------  ----------  -----------
  Net cash provided by (used in)
   financing activities..................   5,495,940      (5,576)     (18,199)
                                          -----------  ----------  -----------
Increase (decrease) in cash..............     331,144     294,414   (2,642,028)
Cash at beginning of period..............   2,942,179   2,647,765    5,289,793
                                          -----------  ----------  -----------
Cash at end of period.................... $ 3,273,323  $2,942,179  $ 2,647,765
                                          ===========  ==========  ===========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid............................ $    21,124  $    2,046  $     3,872
                                          ===========  ==========  ===========


                            See accompanying notes.

                               ANSWERSOFT, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1997, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 The Company

  AnswerSoft, Inc. (the "Company"), a Delaware corporation, is a private company and was founded in 1993 for the purpose of developing and marketing inter-application automation software in the computer telephony integration market ("CTI") throughout the world with a primary focus on business call centers. The Company's products are designed to enhance the customer to business interactions by way of the call center.

  Consistent with the Company's operating structure, major markets are served by the Company's sales organization and indirect distribution channels consisting of the world's major telephone switch suppliers, independent resellers and distributors. One customer accounted for 36%, 35%, and 24% of the total revenues for 1997, 1996 and 1995, respectively. One other customer accounted 29% of the total revenue in 1997. Additionally, four other customers separately accounted for 17%, 15%, 14%, and 11% of the total revenue in 1995.

 Basis of Presentation

  The consolidated financial statements include the accounts of Company and its wholly owned subsidiaries after elimination of intercompany balances and transactions. The financial statements have been prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the results of operations for the years ended December 31, 1997, 1996 and 1995. While management has based their assumptions and estimates on the facts and circumstances currently known, final amounts may differ from such estimates. Certain reclassifications have been made to the prior periods financial statements to conform to the current period financial statement presentation.

 Revenue

  The Company offers its customers software products, post contract customer support services and professional implementation services on a fee basis. For a license fee, customers enter into software license arrangements which grant a right to use, but not to own, the Company's software products. The customer, at its option, may enter into a post contract product support agreement which allows the customer access to telephone support, product code patches, and unspecified product upgrades, enhancements and releases on a when and if available basis. Revenue from license fees for software products is recognized after the software is delivered, provided that no significant future vendor obligations exist and that collection of the license fee is probable. Post contract product support revenue including product support included in initial license fees, is recognized ratably over the term of the contract beginning in the month following the date of the post contract customer support agreement. Service revenue is recognized as the services are performed.

 Software Development Costs

  In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," (SFAS No.86), software development costs are expensed as incurred until technological feasibility of the related products has been established, at which time such costs are capitalized until the product is released as generally available to customers. Because the products' features and functionality are highly sophisticated, they require exhaustive testing and technological feasibility is not reached until shortly before a product is released for general availability. Accordingly, software development costs qualifying for capitalization have been insignificant and therefore, such costs have been charged to expense as incurred.

                               ANSWERSOFT, INC.

                       DECEMBER 31, 1997, 1996 AND 1995


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Depreciation and Amortization

  Property and equipment are recorded at cost and depreciated using the straight-line method over average useful lives of three (3) to five (5) years. Other intangible assets are amortized on a straight-line basis over a period of three (3) years.

 Advertising Costs

  Advertising costs, which include expenses relating to promotions, trade shows, direct mailings, and other advertising, are expensed as incurred. During 1997, 1996 and 1995, advertising costs were approximately $368,000, $194,000 and $100,000, respectively.

 Stock Options

  The Company has elected to follow Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees," in accounting for its employee stock options and stock based awards. Under APB 25, if the exercise price of an employee's stock option equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized. The Company has granted all stock options at estimated fair market value; accordingly, no compensation expense has been recorded. Note 9 below provides additional disclosures required under Statement of Financial Accounting Standard No. 123 ("FAS 123"), "Accounting for Stock-Based Compensation."

 Loss per Common Share

  In 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 128, Earnings per Share. Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Loss per common share amounts for all periods have been presented to conform to the Statement 128 requirements. The Company's loss per common share calculations are based on the average number of shares of common stock outstanding during each year presented. There is no difference in basic and diluted loss per share for 1997, 1996 and 1995, since the effects for those periods from the potential exercise of options and warrants and the potential conversion to common stock of preferred stock was antidilutive.

 Foreign Currency Translation

  The assets and liabilities of the Company's non-U.S. operations are translated into U.S. dollars at exchange rates in effect as of the respective balance sheet dates, and revenue and expense accounts of these operations are translated at average exchange rates during the months the transactions occur. Unrealized translation gains and losses are included as an adjustment to stockholders' equity.

 Cash and Cash Equivalents

  Cash equivalents consist primarily of a highly liquid money market fund investments. The carrying amount of cash and cash equivalents approximates fair value.

                               ANSWERSOFT, INC.

                       DECEMBER 31, 1997, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Recent Developments

  In October 1997 the FASB approved the American Institute of Certified Public Accountants Statement of Position ("SOP 97-2"), "Software Revenue Recognition," which will be effective for transactions occurring after December 31, 1997. The Company's adoption of SOP 97-2 is not expected to have a material impact on the financial position or results of operations of the Company; however, to date, implementation guidance is minimal and the Company has not completed its evaluation of the effect of the new standard on future revenue recognition.

  In June 1997 the FASB issued Statement No. 130 ("FAS 130"), "Reporting Comprehensive Income." FAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. FAS 130 is effective for fiscal years beginning after December 15, 1997. The adoption of FAS 130 will require additional disclosure in the Company's financial statements but will not have any impact on the financial position or results of operations of the Company.

2. ACCOUNTS RECEIVABLE

  Accounts and notes receivable consist of the following at December 31:

                                                            1997        1996
                                                         ----------  ----------
   Billed accounts receivable........................... $1,399,651  $1,191,506
   Unbilled accounts receivable.........................    926,351         --
   Less: Allowance for doubtful accounts................    (85,910)    (12,357)
                                                         ----------  ----------
                                                         $2,240,092  $1,179,149
                                                         ==========  ==========

  At December 31, 1997 and 1996, 55% and 39% , respectively, of total accounts receivable were from one customer that is under a software product distribution contract for certain of the Company's products. Loss of this customer as a distributor of the Company's products could have a material adverse effect on the Company's results of operations and financial condition. The distribution contract provides for the right to replicate and sell certain of the Company's products and is subject to automatic renewal for an additional one year term in the Company's second quarter unless either party notifies the other of non-renewal sixty days prior to renewal. Management expects that this contract will be renewed for another one year term. Unbilled receivables consist of fees due from the distributor for product sold by the distributor in the Company's fourth quarter. A separate customer accounted for 27% of the total accounts receivable at December 31, 1996.

  The remainder of the Company's receivables are due principally from corporations in diverse industries, distributors and resellers located in North America, and to a lesser extent, Europe and Asia Pacific. The Company does not perform routine credit evaluations of its large customers' financial conditions as they are generally large well-known companies, and collateral is generally not required. Foreign customers generally provide a partial payment prior to shipment or are required to supply a standby letter of credit drawn on a US bank. The carrying amounts of accounts receivable approximate fair value.

                               ANSWERSOFT, INC.

                       DECEMBER 31, 1997, 1996 AND 1995


3. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following at December 31:

                                                             1997       1996
                                                          ----------  ---------
   Equipment............................................. $  558,357  $ 188,067
   Furniture and fixtures................................    224,979      6,659
   Computer software.....................................    362,468    269,981
                                                          ----------  ---------
                                                           1,145,804    464,707
   Accumulated depreciation..............................   (482,712)  (197,953)
                                                          ----------  ---------
                                                          $  663,092  $ 266,754
                                                          ==========  =========

4. LINES OF CREDIT

  On November 18, 1997, the Company entered into an agreement with a bank which allows the Company to borrow up to $1,000,000 on a revolving line of credit, based on a defined borrowing base, which is secured by the Company's accounts receivable. The borrowings bear interest at the prevailing prime rate plus .25% and are due at the end of November 1998. No borrowings have been made under the revolving line of credit. On April 1, 1997, the Company entered into an equipment line of credit agreement for $2,000,000 with the bank. Borrowings bear interest at the prevailing prime rate plus .25% per annum. The term of the agreement is 36 months and the Company may make six (6) draws during first 12 months of the agreement. During the first twelve (12) months of the agreement interest payments are due quarterly. Payments are interest only during the first 12 months of the agreement. Payment of principal and interest are payable monthly beginning April 1, 1998. During 1997, the Company borrowed $475,213 under the equipment line of credit. Borrowings under both lines are secured by substantially all the assets of the Company. The agreements also subject the Company to maintain compliance with financial ratios such as a quick ratio and a tangible net worth requirements, maximum quarterly loss provisions, restrictions on dividend payments and limitations on investments. At December 31, 1997 the Company was in compliance with the debt covenants. The aggregate amount of principal maturities are $178,205 in 1998, $237,606 in 1999 and $59,402 in 2000.

5. 401(K) PLAN

  The Company maintains a defined contribution plan under section 401(k) of the Internal Revenue Code of 1996, as amended, (the "401(k) Plan"). The 401(k) Plan covers all full-time employees over 21 years of age who have completed at least one year of service with the Company. The participants may make pre-tax contributions to the 401(k) Plan up to 15% of annual compensation as defined. No contributions have been made by the Company to the 401(k) Plan in 1997, 1996 or 1995.

6. ACCRUED EXPENSES AND OTHER LIABILITIES

  Accrued expenses and other liabilities consist of the following:

                                                                 1997     1996
                                                               -------- --------
   Compensation and payroll taxes............................. $239,417 $180,000
   Employee benefits..........................................  150,026   76,364
   Other......................................................  224,685  144,041
                                                               -------- --------
                                                               $614,128 $400,405
                                                               ======== ========

                               ANSWERSOFT, INC.

                       DECEMBER 31, 1997, 1996 AND 1995


7. INCOME TAXES

  Deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

  The significant components of the Company's deferred tax liabilities and assets are as follows at December 31:

                                                         1997         1996
                                                      -----------  -----------
   Deferred tax liabilities:
     Prepaid expenses...............................  $   (48,220) $    (3,763)
     Other..........................................       (7,964)      (7,623)
                                                      -----------  -----------
       Total deferred tax liabilities...............  $   (56,184) $   (11,386)
                                                      -----------  -----------
   Deferred tax assets:
     Net operating loss carryforwards...............  $ 2,655,632  $ 1,449,486
     Depreciation and amortization..................       44,947       11,102
     Accrued liabilities and deferred revenue.......      118,237      197,757
     Allowance for doubtful accounts................       31,761        4,330
     Research and development credit carryforwards..       87,926       65,903
                                                      -----------  -----------
       Total deferred tax assets....................  $ 2,938,503  $ 1,728,578
                                                      -----------  -----------
   Deferred tax assets, net of deferred tax
    liabilities.....................................  $ 2,882,319  $ 1,717,192
   Valuation allowance..............................   (2,882,319)  (1,717,192)
                                                      -----------  -----------
                                                      $       --   $       --
                                                      ===========  ===========

  The provision for income taxes is reconciled with the federal statutory rate as follows at December 31:

                                               1997        1996       1995
                                            -----------  ---------  ---------
   Provision computed at federal statutory
    rate................................... $(1,176,048) $(163,856) $(729,529)
   State income taxes, net of federal tax
    effect.................................         --         631     16,418
   Valuation allowance.....................   1,164,707    144,936    741,271
   Other...................................      11,341     18,289     (3,285)
                                            -----------  ---------  ---------
                                            $       --   $     --   $  24,875
                                            ===========  =========  =========

  For federal income tax purposes, the Company has a net operating loss carryforward of $7,811,000 and unused research and development credits of approximately $87,900 which begin to expire in the years 2008 and 2009, respectively. Utilization of approximately $2,300,000 of the net operating loss and approximately $36,000 of the research and development credit carryforwards is restricted because of changes in ownership, as defined by the Tax Reform Act of 1986, which occurred in March 1994 and in February 1995. Subsequent changes in ownership of the Company may further restrict utilization of the entire net operating loss and research and development credit carryforwards.

8. PREFERRED STOCK

  The Company has two issues of preferred stock outstanding, Series A Preferred Stock ("Series A") and Series B Preferred Stock ("Series B") or collectively referred to as the "Preferred Stock". The Series A was

                               ANSWERSOFT, INC.

                       DECEMBER 31, 1997, 1996 AND 1995

8. PREFERRED STOCK (CONTINUED)

issued in 1994 at $1.00 per share. On July 16, 1997 the Company issued 1,923,077 shares of Series B at $2.60 per share raising gross proceeds of approximately $5,000,000.

  The shares of Preferred Stock are convertible at the option of the holder but are subject to automatic conversion upon the closing of a firm underwritten public offering pursuant to a registration statement filed under the Securities Act of 1933, as amended, in which the aggregate sales price of such securities equals at least $10,000,000 and the per share sales price is not less than $10.00, or upon the affirmative vote of the holders of at least 51% of the outstanding shares of the Preferred Stock. The conversion rate is initially one share of Common Stock for each share of Preferred Stock, but is subject to adjustment as set forth in the Certificate of Incorporation. Holders of Preferred Stock have voting rights equal to the number of common shares they would have upon conversion of the Preferred Stock.

  Prior to May 1, 2001, Holders of the Preferred Stock may require the Company to redeem such shares if redemption is elected by holders of at least 67% of the outstanding Preferred Stock. The redemption price per share is the greater of $1.00 and $2.60 per share or the fair market value of the Series A and Series B, respectively, as of a date within 45 days after receipt by the corporation of the redemption certificate, plus all unpaid dividends declared and accrued with respect to the Preferred Stock. The redemption elected by holders of the Preferred Stock is to be effected in two installments with 50% of each holder's shares of Preferred Stock to be redeemed in the first installment on October 1, 2001 and the remainder Preferred Stock in the second installation on October 1, 2002.

  Holders of Series A and Series Preferred B Stock are entitled to receive dividends at a per share rate of $0.10 and $0.26, respectively, per annum. Prior to September 21, 1999, dividends are payable only to the extent declared by the Company's Board of Directors. Subsequent to September 21, 1999, dividends on the Preferred Stock accrue quarterly and are cumulative. Dividends on Common Stock may be declared or paid only if dividends have been declared and set apart for payment or paid on all outstanding shares of Preferred Stock. As of December 31, 1997, the Company had declared no dividends on either its Common Stock or Preferred Stock.

  Holders of Preferred Stock are entitled to liquidation preferences of $1.00 and $2.60 per share for Series A and Series B, respectively, plus accrued and unpaid dividends in the event of liquidation, dissolution or winding up of the Company including the merger of the Company or the sale of the Company including the sale of substantially all of its assets.

  Warrants to purchase 25,000 shares of Series A at a price of $1.00 per share (exercisable on or before February 11, 1999) were outstanding at December 31, 1997. In connection with an equipment lease (Note 10), the lessor received warrants to acquire 35,000 shares of Series A shares at an exercise price of $1.00 per share, exercisable on or before January 1, 2003.

  On November 3, 1997 an option for 136,970 shares of Series B shares with an exercise price of $2.60 was granted to an officer of the Company as part of his employment with the Company. The options were exercised on December 4, 1997 in exchange for a non-recourse promissory note from the officer.

  At December 31, 1997, 8,555,000 shares of Series A and 2,060,047 of Series B Stock were outstanding.

9. STOCK OPTIONS

  In 1994, the Company's Board of Directors approved the adoption of an employee stock option plan, as amended, (the "Plan") which authorized the grant of options up to 4,200,000 of the Company's Common Stock.

                               ANSWERSOFT, INC.

                       DECEMBER 31, 1997, 1996 AND 1995

9. STOCK OPTIONS (CONTINUED)

The Plan provides for the granting of options to eligible employees to purchase the Company's Common stock at an exercise price of not less than 100% of the fair market value per share on the date of grant as determined by the Board of Directors. All employees are eligible to participate in the Plan. The Plan is administered by the Board of Directors who determine the number of shares for which options will be granted, the effective dates of the grants, the option price and the vesting schedules. All options under the Plan have a ten (10) year term and typically vest over four (4) years from the effective date of grant. Unless otherwise established, options granted pursuant to the Plan vest 25% upon the completion of twelve (12) months of service and at a rate of 1/48 of the shares granted each month thereafter. Certain option grants became exercisable upon grant or within thirty (30) days after grant pursuant to agreements with the employees.

                                   1997                     1996                     1995
                         ------------------------- ------------------------ ------------------------
                                       WEIGHTED                 WEIGHTED                 WEIGHTED
                                       AVERAGE                  AVERAGE                  AVERAGE
                          OPTIONS   EXERCISE PRICE OPTIONS   EXERCISE PRICE OPTIONS   EXERCISE PRICE
                         ---------  -------------- --------  -------------- --------  --------------
Outstanding at January
 1......................   881,569      $ 0.08      575,759      $ 0.07      524,499      $ 0.04
Granted................. 3,018,524      $ 0.22      554,644      $ 0.10      399,092      $ 0.10
Exercised...............  (589,301)     $ 0.15      (51,701)     $ 0.08     (144,420)     $ 0.05
Canceled or expired.....  (356,857)     $ 0.12     (197,133)     $ 0.10     (203,412)     $ 0.06
                         ---------                 --------                 --------
Outstanding at December
 31..................... 2,953,935      $ 0.21      881,569      $ 0.08      575,759      $ 0.07
                         =========                 ========                 ========
Exercisable at end of
 year...................   362,555      $ 0.18      326,494      $ 0.07      129,691      $ 0.04
                         =========                 ========                 ========
Weighted average fair
 value of options
 granted during the
 year................... $    0.05                 $   0.02                 $   0.02

  The range of exercise prices for the options outstanding at December 31, 1997 range from $0.10 to $0.26 per share with 651,409 shares outstanding at $0.10 per share. For all options, all $0.l0 per share options, and all $0.26 per share options outstanding at December 31, 1997, the weighted average remaining contractual lives were nine years, eight years and ten years, respectively. Of the 362,555 options currently available for exercise, 170,802 shares have a contractual exercise price of $0.10 per share. Options available for grant at December 31, 1997 represented 470,383 shares.

  FAS 123 requires disclosure of pro forma net earnings and net earnings per common share information computed as if the Company had accounted for its employee stock options granted subsequent to January 1, 1995 under the fair value method set forth in FAS 123. The fair value of the Company's outstanding stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions.

                                                    YEARS ENDED DECEMBER 31,
                                                   ----------------------------
                                                     1997      1996      1995
                                                   --------  --------  --------
      Expected option life in years...............      4.0       4.0       4.0
      Risk-free interest rate.....................     5.74%     6.14%     7.63%

  The Company does not have a history of paying dividends and none have been assumed in estimating the fair value of the options.

                               ANSWERSOFT, INC.

                       DECEMBER 31, 1997, 1996 AND 1995

9. STOCK OPTIONS (CONTINUED)

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because, among other things, changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. In addition, because FAS 123 is applicable only to options granted subsequent to January 1, 1995, the pro forma information does not reflect the pro forma effect of all previous stock option grants of the Company. Therefore, the pro forma information is not necessarily indicative of future amounts until FAS 123 is applied to all outstanding stock options. The pro forma effects of FAS 123 on net losses reported in 1996 and 1995 were less than $5,000 in each year. In 1997, pro forma net loss is $3,504,329 and pro forma loss per share is $3.41.

10. COMMITMENTS

  The Company leases facilities and certain equipment under operating leases. In 1996 the Company entered into a Master Lease Agreement ("MLA") with a third party. A sale-leaseback arrangement was executed whereby the Company sold equipment for its net book value of $129,000 and leased back the equipment for an initial term of 42 months at a monthly payment of $3,681. In 1997, the Company executed another sale-leaseback arrangement of equipment under the MLA whereby equipment was sold at its net book value of $355,486 and leased back for monthly payments of $10,977 over a term of 42 months. Both leases have been accounted for as operating leases.

  Total rent expense for the years ended December 31, 1997, 1996 and 1995 was $502,724, $89,683 and $106,213, respectively. At December 31, 1997, minimum future rental payments due under all operating leases, net of estimated future sublease income, are as follows:

            1998................................ $725,320
            1999................................  686,325
            2000................................  647,099
            2001................................  456,652
            2002................................   42,673
            Thereafter..........................    2,003

  In addition, the Company has a standby letter of credit in the amount of $100,000 payable to the landlord of its office space should the Company not be able to meet its obligation under its lease. As of December 31, 1997 no amounts have been drawn on this standby letter of credit.

                                                                    Annex A
                                                                    -------



                             AMENDED AND RESTATED
                                 AGREEMENT AND
                                PLAN OF MERGER

                                 BY AND AMONG

                               DAVOX CORPORATION

                         DUKE ACQUISITION CORPORATION

                                      AND

                               ANSWERSOFT, INC.


                           Dated as of April 6, 1998

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE I THE MERGER...................................................      1
 1.1   The Merger......................................................      1
 1.2   Effective Time..................................................      2
 1.3   Certain Effects of the Merger...................................      2
 1.4   Certificate of Incorporation....................................      2
 1.5   By-Laws.........................................................      2
 1.6   Directors.......................................................      2
 1.7   Certain Other Agreements........................................      2
 1.8   Escrow Shares...................................................      3
 1.9   Stockholder Representatives.....................................      3
ARTICLE II CONVERSION AND EXCHANGE OF SECURITIES.......................      4
 2.1   Shares of the Surviving Corporation.............................      4
 2.2   Conversion of Company Common....................................      4
 2.3   Conversion of AnswerSoft Securities.............................      4
 2.4   Intentionally Omitted...........................................      5
 2.5   Exchange Agent..................................................      5
 2.6   No Fractional Davox Common......................................      5
 2.7   Distribution of Davox Common....................................      5
 2.8   AnswerSoft Stock Options........................................      6
 2.9   Closing of Stock Transfer Books.................................      7
 2.10  Dissenting Shares...............................................      7
ARTICLE III REPRESENTATIONS AND WARRANTIES OF ANSWERSOFT...............      7
 3.1   Corporate Existence and Power...................................      7
 3.2   Corporate Authorization.........................................      8
 3.3   Governmental Authorization......................................      8
 3.4   Non-Contravention...............................................      8
 3.5   Capitalization..................................................      8
 3.6   Subsidiaries....................................................      9
 3.7   Financial Statements............................................      9
 3.8   Absence of Undisclosed Liabilities..............................     10
 3.9   Title to Properties.............................................     10
 3.10  Intentionally Omitted...........................................     11
 3.11  Condition of Tangible Assets....................................     11
 3.12  Intellectual Property...........................................     11
 3.13  Absence of Certain Changes......................................     13
 3.14  Litigation......................................................     14
 3.15  Material Contracts..............................................     14
 3.16  Taxes...........................................................     16
 3.17  Insurance Coverage..............................................     17
 3.18  Compliance with Laws; No Defaults...............................     18
 3.19  Finders' Fees...................................................     18
 3.20  Employees.......................................................     18
 3.21  Environmental Matters...........................................     18
 3.22  Intercompany Arrangements; Conflicts............................     19
 3.23  Other Information...............................................     19
 3.23  Year 2000 Compliant.............................................     19
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF DAVOX AND THE COMPANY.....     19
 4.1   Corporate Existence and Power...................................     19
 4.2   Corporate Authorization.........................................     20
 4.3   Governmental Authorization......................................     20

                                                                          Page
                                                                          ----
 4.4   Non-Contravention...............................................     20
 4.5   Finders' Fees...................................................     20
 4.6   Litigation......................................................     21
 4.7   Capitalization..................................................     21
 4.8   SEC Documents...................................................     21
 4.9   Davox Common....................................................     21
 4.10  Compliance with Laws; No Defaults...............................     22
 4.11  Absence of Certain Changes......................................     22
ARTICLE V COVENANTS....................................................     22
 5.1   Mutual Covenants and Agreements.................................     22
 5.2   Certain Covenants of AnswerSoft.................................     23
 5.3   Covenants of Davox and the Company..............................     26
ARTICLE VI EMPLOYEE BENEFITS...........................................     28
 6.1   Employee Benefits Definitions...................................     28
 6.2   ERISA Representations...........................................     28
 6.3   No Third Party Beneficiaries....................................     29
ARTICLE VII CLOSING MATTERS............................................     30
 7.1   The Closing.....................................................     30
 7.2   Documents and Certificates......................................     30
ARTICLE VIII CONDITIONS OF CLOSING.....................................     30
 8.1   Conditions to Obligations of Davox, the Company and AnswerSoft..     30
 8.2   Conditions Applicable to Davox and the Company..................     31
 8.3   Conditions Applicable to AnswerSoft.............................     33
ARTICLE IX TERMINATION.................................................     33
 9.1   Grounds for Termination.........................................     33
 9.2   Procedure Upon Termination......................................     34
 9.3   Certain Remedies Upon Termination...............................     34
ARTICLE X SURVIVAL; INDEMNIFICATION....................................     35
10.1   Survival........................................................     35
10.2   Indemnification.................................................     35
10.3   Third Person Claims.............................................     35
10.5   Method of Payment...............................................     36
10.6   No Contribution.................................................     36
10.7   Maximum Liability and Remedies..................................     36
ARTICLE XI MISCELLANEOUS...............................................     37
11.1   Specific Performance............................................     37
11.2   Expenses........................................................     37
11.3   Further Assurances..............................................     37
11.4   Parties in Interest.............................................     37
11.5   Entire Agreement................................................     37
11.6   Amendment or Modification.......................................     37
11.7   Waiver..........................................................     38
11.8   Assignability...................................................     38
11.9   Certain Definitions.............................................     38
11.10  Headings and Interpretation.....................................     38
11.10  Notices.........................................................     38
11.11  Law Governing...................................................     39
11.12  Invalidity of Provisions........................................     39
11.13  Counterparts....................................................     39
11.14  Consent to Jurisdiction.........................................     40

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


          This Amended and Restated Agreement and Plan of Merger is dated as of April 6, 1998 and amends and restates in its entirety that certain Agreement and Plan of Merger dated as of March 9, 1998 (the "Agreement") by and among Davox Corporation, a Delaware Corporation ("Davox"), Duke Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Davox (the "Company"), and AnswerSoft, Inc., a Delaware corporation ("AnswerSoft"; AnswerSoft and the Company being hereinafter sometimes called the "Constituent Corporations"):

                                  WITNESSETH:

          WHEREAS, the authorized capital stock of Davox consists of 30,000,000 shares of Common Stock, par value $.10 per share (the "Davox Common"), of which 11,912,346 shares were issued and outstanding as of March 2, 1998;

          WHEREAS, the authorized capital stock of the Company consists of 100 shares of Common Stock, par value $.01 per share, all of which shares are owned beneficially and of record by Davox;

          WHEREAS, the authorized capital stock of AnswerSoft consists of 45,000,000 shares of capital stock, (i) 20,000,000 shares of which have been designated as Common Stock, par value $.01 per share (the "AnswerSoft Common"), of which 1,356,845 shares are issued and outstanding and (ii) 25,000,000 shares of which have been designated Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which 10,000,000 shares have been designated Series A Convertible Preferred Stock (of which 8,555,000 shares are issued and outstanding), 10,000,000 shares have been designated Series A-1 Convertible Preferred Stock (none of which shares are issued and outstanding), 2,060,047 shares have been designated Series B Convertible Preferred Stock (all of which shares are issued and outstanding) and 2,060,047 shares have been designated Series B-1 Convertible Preferred Stock (none of which shares are issued and outstanding);

          WHEREAS, the respective Boards of Directors of Davox, the Company and AnswerSoft have by resolutions approved this Agreement and deem it advisable for the mutual benefit of the Constituent Corporations, and of the respective stockholders of each, that the Company merge with and into AnswerSoft under and pursuant to the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") and upon the terms and subject to the conditions hereinafter set forth;

          WHEREAS, to induce Davox and the Company to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, AnswerSoft and certain of its stockholders have entered into certain agreements with Davox and the Company pursuant to which such AnswerSoft stockholders have undertaken to take certain actions in connection with the transactions contemplated by this Agreement; and

          WHEREAS, the parties intend by executing and delivering this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

          WHEREAS, the parties intend that the Merger (as hereinafter defined) be treated as a "pooling of interests" transaction for accounting purposes under generally accepted accounting principles;

          NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger. In accordance with Section 251 of the Delaware Corporation
          ----------
Law, the Company shall be merged with and into AnswerSoft (the "Merger"), and AnswerSoft shall be the surviving corporation (such corporation in its capacity as such surviving corporation being hereinafter called the "Surviving Corporation"). The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting shares of each of the Constituent Corporations into the consideration which the holders of those shares are to receive upon conversion of such shares, shall be as set forth in this Agreement.

     1.2  Effective Time.  The Merger shall become effective as of the time
          --------------
of the filing of the executed certificate of merger with the Secretary of State of Delaware pursuant to Section 251(c) of the Delaware Corporation Law (the "Effective Time").

     1.3  Certain Effects of the Merger.  As of the Effective Time, the
          -----------------------------
effect of the Merger shall be as provided by the applicable provisions of the Delaware Corporation Law. Without limiting the generality of the foregoing and subject thereto, at the Effective Time: the separate existence of the Company shall cease and the Company shall be merged into AnswerSoft; the Surviving Corporation shall possess, without further act or deed, all the rights, privileges and powers, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real and personal, and all debts due to any of the Constituent Corporations on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges and powers, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of Delaware, in any of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. Any action or proceeding, whether civil, criminal or administrative, pending by or against any of the Constituent Corporations shall be prosecuted as if the Merger had not taken place, and the Surviving Corporation may be substituted in such action or proceeding.

     1.4  Certificate of Incorporation.  The certificate of incorporation
          ----------------------------
of the Surviving Corporation shall, from and after the Effective Time, be amended to read in its entirety as set forth in the certificate of incorporation of the Company as in effect immediately prior to the Effective Time until changed as permitted by law or by such certificate of incorporation, except that Paragraph FIRST of such certificate of incorporation shall be amended to change the name of the Surviving Corporation to "AnswerSoft, Inc." so that as so amended said Paragraph FIRST shall read in its entirety as follows: "The name of the Corporation is "AnswerSoft, Inc."

     1.5  By-Laws.  The By-Laws of the Surviving Corporation shall, from
          -------
and after the Effective Time, be amended to read in their entirety as set forth in the by-laws of the Company as in effect immediately prior to the Effective Time until changed as permitted by law, by the certificate of incorporation of the Surviving Corporation or by such by-laws.

     1.6  Directors.  The directors and officers of the Surviving
          ---------
Corporation from and after the Effective Time shall be the directors and officers of the Company immediately prior to the Effective Time, each to hold office in accordance with applicable law and the certificate of incorporation and by-laws of the Surviving Corporation.

     1.7  Certain Other Agreements. Concurrently with the execution and
          ------------------------
delivery of this Agreement:

          (a) AnswerSoft shall deliver to Davox and the Company a copy of the Participation Agreement in the form of Exhibit A (the "Participation Agreement")
                                       ---------
duly executed and delivered by AnswerSoft and the parties listed on Schedule
                                                                    --------
2.1(g) thereto (the "Major Stockholders").
------

          (b) Davox and the Company shall deliver to the respective other parties thereto a copy of the Participation Agreement duly executed by Davox and the Company.

     1.8  Escrow Shares.  At the Effective Time, Davox shall deliver to
          -------------
American Stock Transfer and Trust Company, or any successor escrow agent appointed pursuant to the Escrow Agreement (the "Escrow Agent"), ten percent (10%) of the Total Davox Common Shares (as hereinafter defined) (rounded down to the nearest whole share), such shares (the "Escrow Shares") to be held and applied in accordance with the terms of the Escrow Agreement substantially in the form attached hereto as Exhibit B (the "Escrow Agreement").
                            ---------

     1.9  Stockholder Representatives.
          ---------------------------

          (a) The stockholders of AnswerSoft, by virtue of their approval of the Agreement, will be deemed to have irrevocably constituted and appointed, effective as of the Effective Time, Jon W. Bayless and Joseph C. Aragona (together with their respective permitted successors, the "Stockholder Representatives"), as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on them under any such agreement, to waive any terms and conditions of any such agreement (other than the Merger consideration), to give and receive notices on their behalf and to be their exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any claim, action or proceeding for which Davox or the Company may be entitled to indemnification and the Stockholder Representatives agree to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable.

          (b) The Stockholder Representatives shall not be liable to anyone for any action taken or not taken by them in good faith or for any mistake of fact or law for anything that they may do or refrain from doing in connection with his obligations under this Agreement (i) with the consent of stockholders who, as of the date of this Agreement, owned a majority in number of the outstanding shares of AnswerSoft Common (treating the Preferred Stock on an as-converted basis) or (ii) in the absence of their own gross negligence or willful misconduct. Any action taken or not taken pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Stockholders and Davox shall, jointly and severally, indemnify and hold the Stockholder Representatives, and each successor thereof, harmless from any and all liability and expenses (including, without limitation, counsel fees) which may arise out of any action taken or omitted by them as Stockholder Representatives in accordance with this Agreement, as the same may be amended, modified or supplemented, except such liability and expense as may result from the gross negligence or willful misconduct of the Stockholder Representatives.

          (c) The Stockholder Representatives may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Stockholder Representatives shall not be liable for other parties' forgeries, fraud or false presentations.

          (d) The Stockholder Representatives shall have reasonable access to information about AnswerSoft and the reasonable assistance of AnswerSoft's officers and employees for purposes of performing their duties and exercising their rights hereunder, provided that the Stockholder Representatives shall treat confidentially and not disclose any non-public information from or about AnswerSoft to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

          (e) If the Stockholder Representatives shall be unable or unwilling to serve in such capacity, their successor shall be named by those persons holding a majority of the shares of AnswerSoft Common outstanding (treating the Preferred Stock on an as-converted basis) at the Effective Time, and such successors shall serve and exercise the powers of the Stockholder Representatives hereunder.

                                  ARTICLE II
                     CONVERSION AND EXCHANGE OF SECURITIES

     2.1  Shares of the Surviving Corporation.  The authorized number and
          -----------------------------------
par value of shares of all classes of stock of the Company immediately prior to the Effective Time shall be the authorized number and par value of shares of the classes of stock of the Surviving Corporation from and after the Effective Time.

     2.2  Conversion of Company Common.  At the Effective Time, each
          ----------------------------
share of Common Stock, par value $.01 per share, of the Company issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into and represent one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

     2.3  Conversion of AnswerSoft Securities.
          -----------------------------------

          (a) At the Effective Time, each share of AnswerSoft Common and Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares of AnswerSoft Common and Preferred Stock (i) held in the treasury of AnswerSoft, which shall not be considered as outstanding for purposes of this Agreement, (ii) held by Davox or any subsidiary of Davox or AnswerSoft, or (iii) which are Dissenting Shares (as hereinafter defined)) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be cancelled and extinguished and converted into the right to receive the number of shares of Davox Common determined in accordance with Section 2.3(c).

          (b) At the Effective Time, each share of Preferred Stock and AnswerSoft Common held (i) in the treasury of AnswerSoft, or (ii) by Davox or any subsidiary of Davox or AnswerSoft, immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be cancelled and retired and all rights in respect thereof shall cease to exist.

          (c) The number of shares of Davox Common to be received for each share of Preferred Stock or AnswerSoft Common as provided in Section 2.3(a) (the "Exchange Ratios") shall be the applicable Adjustable Amount (as hereinafter defined).

          "Adjustable Amount" means: (i) for shares of Series A Convertible
           -----------------
Preferred Stock or shares of Series B Convertible Preferred Stock, the applicable Preference Amount plus the Participating Amount and (ii) for shares of AnswerSoft Common, the Participating Amount.

          "Preference Amount" means:  (i) for shares of Series A Convertible
           -----------------
Preferred Stock, the applicable Preference Amount shall be the quotient (determined to the seventh decimal place without rounding) obtained by dividing $1.00 by the Average Price; and (ii) for shares of Series B Convertible Preferred Stock, the applicable Preference Amount shall be the quotient (determined to the seventh decimal place without rounding) obtained by dividing $2.60 by the Average Price.

          "Participating Amount" means the quotient (determined to the seventh
           --------------------
decimal place without rounding) obtained by dividing (i) the excess of the Total Davox Common Shares over the Preference Shares (as hereinafter defined) by (ii) the Total AnswerSoft Securities.

          "Preference Shares" means the aggregate number of shares of Davox
           -----------------
Common equal to the sum of (i) the product determined by multiplying the Preference Amount applicable to shares of Series A Convertible Preferred Stock by 8,615,000; plus (ii) the product determined by multiplying the Preference Amount applicable to shares of Series B Convertible Preferred Stock by 2,060,047.

          "Total Davox Common Shares" means the number of shares of Davox Common
           -------------------------
as is determined by dividing $74,000,000 by the greater of (i) $30.75 and (ii) the average of the last reported sale price of the common stock of Davox on the Nasdaq National Market for the 20 trading days ending the fifth trading day immediately preceding March 9, 1998 (subject to appropriate adjustment in the event of a stock split or reverse stock split) (such price as determined in accordance with (i) and (ii) hereof being referred to as the "Average Price").

          "Total AnswerSoft Securities" means the sum of (i) all issued and
           ---------------------------
outstanding shares of AnswerSoft Common, (ii) all issued and outstanding shares of Preferred Stock and (iii) all Outstanding AnswerSoft Options (as defined in
Section 2.8).

     2.4  [INTENTIONALLY OMITTED].

     2.5  Exchange Agent.  American Stock Transfer and Trust Company, or
          --------------
such other national or state bank as is selected by Davox, shall act as the agent for the AnswerSoft stockholders for purposes of mailing and receiving transmittal letters and distributing consideration to the AnswerSoft stockholders (the "Exchange Agent").
                   --------------

     2.6  No Fractional Davox Common.  Notwithstanding any other
          --------------------------
provision of this Agreement, neither certificates nor scrip for fractional shares of Davox Common shall be issued to any holder of AnswerSoft Common or Preferred Stock in the Merger and the holder thereof shall not be entitled to any voting or other rights of a holder of shares or a fractional share interest. Each holder of shares of Preferred Stock or AnswerSoft Common who otherwise would have been entitled to receive a fraction of a share of Davox Common shall receive in lieu thereof cash, without interest, in an amount determined by multiplying such holder's fractional interest by the Average Price. All amounts of cash in respect of fractional interests which have not been claimed at the end of three years from the Effective Time by surrender of certificates for shares of Preferred Stock or AnswerSoft Common shall be repaid to the Surviving Corporation, subject to the provisions of applicable escheat or similar laws, for the account of the holders entitled thereto.

     2.7  Distribution of Davox Common.
          ----------------------------

          (a) As soon as practicable after the Effective Time, the Exchange Agent shall distribute the Davox Common as provided in this Section 2.7. Davox shall deliver to the Exchange Agent one or more certificates representing in the aggregate the number of shares of Davox Common issuable in the Merger in sufficient time for the Exchange Agent to make such distribution. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to any shares of Davox Common held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

          (b) Within five business days after the Effective Time, Davox shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Preferred Stock or AnswerSoft Common, whose shares were converted into the right to receive shares of Davox Common and cash (if any),
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Davox may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Davox Common and cash (if any). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Davox, with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Davox Common and payment in lieu of fractional shares which such holder has the right to receive (if any), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Preferred Stock and AnswerSoft Common will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the number of full shares of Davox Common into which such shares of Preferred Stock and AnswerSoft Common shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares (if any). All other rights as an AnswerSoft stockholder shall cease as of the Effective Time. Davox shall use its best efforts to effectuate this transfer of Preferred Stock and AnswerSoft Common into Davox Common on or prior to June 30, 1998; provided, however, that AnswerSoft acknowledges that Davox has no control over when the Certificates are presented to the Exchange Agent. Unless and until any such outstanding certificates for shares of Preferred Stock or AnswerSoft Common shall be so surrendered, no dividend (cash or stock) payable to holders of record of shares of Davox Common as of any date subsequent to the Effective Time shall be paid to the holder of any such outstanding certificate and his other rights as a stockholder of Davox shall be suspended, but upon such surrender of such outstanding certificate there shall be paid to the record holder of the certificate of shares of Davox Common issued in exchange therefor the amount of dividends, if any, without interest and less any taxes which may have been imposed thereon, that have theretofore become payable with respect to the number of those shares of Davox Common represented by such certificate issued upon such surrender and exchange, and his other rights as a stockholder of Davox shall thereafter be restored.

     2.8  AnswerSoft Stock Options.  At or prior to the Effective Time,
          ------------------------
Davox and AnswerSoft shall take all action necessary to cause the assumption by Davox as of the Effective Time of the options to purchase AnswerSoft Common (the "AnswerSoft Stock Plan Options") and the warrants to purchase Preferred Stock outstanding as of the Effective Time (the "AnswerSoft Warrants"), whether or not exercisable and whether or not vested (the AnswerSoft Stock Plan Options and the AnswerSoft Warrants are referred to collectively as the "Outstanding AnswerSoft Options"). Each of the Outstanding AnswerSoft Options shall be converted without any action on the part of the holder thereof into an option to purchase shares of Davox Common as of the Effective Time in such a manner that Davox (a) is, with respect to the AnswerSoft Stock Plan Options, "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (b) to the extent that Section 424 of the Code does not apply to any such Outstanding AnswerSoft Options, would be a transaction within
Section 424 of the Code. The number of shares of Davox Common that the holder of an assumed Outstanding AnswerSoft Option shall be entitled to receive upon the exercise of such option or warrant shall be a number of whole shares (rounded down to the nearest whole share) determined by multiplying the number of shares of AnswerSoft Common or Preferred Stock subject to such warrant or option, determined immediately before the Effective Time, by the applicable Exchange Ratio. The exercise price of each share of Davox Common subject to an assumed Outstanding AnswerSoft Option shall be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of AnswerSoft Common or Preferred Stock at which such warrant or option is exercisable immediately before the Effective Time by the Exchange Ratio applicable to shares of AnswerSoft Common or Preferred Stock, as the case may be, but shall be not less than $.10. The assumption and substitution of the Outstanding AnswerSoft Options as provided herein shall not give the holders of such warrants or options additional benefits which they did not have immediately prior to the Effective Time or relieve the holders of any obligations or restrictions applicable to their warrants or options or the shares obtainable upon exercise of the warrants or options. Each AnswerSoft Stock Plan Option assumed by Davox shall be exercisable upon the same terms and conditions as under AnswerSoft's 1994 Stock Plan and the applicable option agreement issued thereunder, except that (A) each such Outstanding AnswerSoft Option shall be exercisable for that whole number of shares of Davox Common as set forth above and (B) the exercise price per share of Davox Common shall be adjusted as set forth above. Davox shall (i) on or prior to the Effective Time, reserve out of its unissued shares of Common Stock sufficient shares to provide for the exercise of the Outstanding AnswerSoft Options, (ii) use all reasonable efforts to register under the Securities Act, within thirty (30) days after the Effective Time, those shares of Davox Common to be issued upon the exercise of the AnswerSoft Stock Plan Options for a period ending on the first date by which all AnswerSoft Stock Plan Options have been exercised, which registration shall initially be effective under a registration statement on Form S-8 or such other form as may be permitted under the Securities Act, (iii) as promptly as practicable after the Effective Time, but in any event not later than 15 business days after the Effective Time, issue to each holder of an Outstanding AnswerSoft Option a document evidencing the foregoing assumption by Davox, and
(iv) from and after the Effective Time, upon exercise of the assumed Outstanding AnswerSoft Options in accordance with the terms thereof, make available for issuance all shares of Davox Common covered thereby. It is the intention of the parties that the AnswerSoft Stock Plan Options assumed by Davox qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent permitted under Section 422 of the Code and to the extent the AnswerSoft Stock Plan Options qualified as incentive stock options prior to the Effective Time.

     2.9  Closing of Stock Transfer Books.  Except pursuant to the exercise of
          -------------------------------
options and warrants outstanding on the date of this Agreement, the stock transfer books of AnswerSoft shall be closed at the close of business on the tenth (10th) business day immediately preceding the Effective Time. In the event of a transfer of ownership of Preferred Stock or AnswerSoft Common which is not registered in the transfer records of AnswerSoft, the shares of Davox Common and cash (if any) to be issued in the Merger as provided herein may be delivered to a transferee, if the certificate representing such Preferred Stock or AnswerSoft Common is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes.

     2.10 Dissenting Shares.  Shares of Preferred Stock or AnswerSoft
          -----------------
Common that have not been voted for adoption of this Agreement and with respect to which appraisal rights shall have been properly perfected in accordance with
Section 262 of the Delaware Corporation Law (the "Dissenting Shares") shall not
                                                  -----------------
be converted into the right to receive shares of Davox Common and cash (if any) in accordance with this Agreement, at or after the Effective Time, unless and until the holder of such Dissenting Shares withdraws his demand for such appraisal in accordance with Section 262(k) of the Delaware Corporation Law or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw in accordance with Section 262(k) of the Delaware Corporation Law his demand for such appraisal or shall become ineligible for such appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive the shares of Davox Common and cash (if any) into which his Preferred Stock or AnswerSoft Common was converted as of the Effective Time pursuant to this Agreement. Any amounts to be paid to holders of Dissenting Shares with respect to such Dissenting Shares shall be paid by the Surviving Corporation.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF ANSWERSOFT

     AnswerSoft represents and warrants to Davox and the Company that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedules delivered by AnswerSoft to Davox prior to the execution and delivery of this Agreement (the "AnswerSoft Disclosure Schedules"). Any reference in this Article III to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

     3.1  Corporate Existence and Power.  AnswerSoft is a corporation
          -----------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted and currently proposed to be conducted by AnswerSoft. AnswerSoft is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect upon the financial condition, results of operations, business, properties, assets or operations of AnswerSoft and its subsidiaries taken as a whole (a "Material Adverse Effect on AnswerSoft"). All jurisdictions in which AnswerSoft is so qualified to do business are listed in Schedule 3.1. AnswerSoft has previously
                                       ------------
delivered to Davox and the Company true and complete copies of the certificate of incorporation and by-laws of AnswerSoft, as amended to date and as currently in effect, and all minutes of meetings (including actions in lieu thereof) of the board of directors (and each committee thereof) and stockholders of AnswerSoft.

     3.2  Corporate Authorization.  The execution, delivery and
          -----------------------
performance by AnswerSoft of this Agreement and the Participation Agreement and the consummation by AnswerSoft of the Merger and other transactions contemplated by this Agreement and the Participation Agreement are within AnswerSoft's corporate power and authority, and, subject to the adoption of this Agreement by the stockholders of AnswerSoft as required by law, have been duly authorized by all necessary corporate action. The Board of Directors of AnswerSoft has

(i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interest of AnswerSoft's stockholders, (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) unanimously resolved to recommend approval and adoption of this Agreement and the Merger by its stockholders. This Agreement has been duly authorized, executed and delivered by AnswerSoft and constitutes a valid and binding obligation of AnswerSoft, enforceable against AnswerSoft in accordance with its terms.

     3.3  Governmental Authorization.  The execution, delivery and
          --------------------------
performance by AnswerSoft of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by AnswerSoft, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any governmental or regulatory body, court, agency, official or authority (each, a "Governmental Authority"), other than (i) routine filings with the Secretary of State of the State of Delaware necessary to consummate the Merger and (ii) such other consents, approvals, actions, declarations, filings or registrations the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on AnswerSoft.

     3.4  Non-Contravention.  The execution, delivery and performance by
          -----------------
AnswerSoft of this Agreement and the Participation Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by AnswerSoft, do not and will not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with the certificate of incorporation or by-laws of AnswerSoft or any of its subsidiaries, (ii) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree currently in effect and binding upon or applicable to AnswerSoft or any of its subsidiaries, other than any contravention conflict or violation that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on AnswerSoft, (iii) require any consent, approval or other action by any person, contravene or conflict with or constitute a violation of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of AnswerSoft or any of its subsidiaries or to a loss of any benefit to which AnswerSoft or any of its subsidiaries is entitled, under any material provision of (A) except as set forth on Schedule 3.4(iii), any material agreement,
                              -----------------
contract, indenture, lease or other instrument binding upon AnswerSoft or any of its subsidiaries or (B) assuming compliance with the matters referred to in
Section 3.3, any license, franchise, permit or other similar authorization held by AnswerSoft or any of its subsidiaries other than any contravention, conflict or violation that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on AnswerSoft or (iv) except for the rights of any holders of Dissenting Shares, result in the creation or imposition of any mortgage, pledge, security interest, lien, claim, charge, restriction, encumbrance or assessment of any kind (each, a "Lien") on any asset of
                                                ----
AnswerSoft or any of its subsidiaries other than Liens that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on AnswerSoft.

     3.5  Capitalization.  The authorized capital stock of AnswerSoft
          --------------
consists of 45,000,000 shares of capital stock, (i) 20,000,000 shares of which have been designated as Common Stock, par value $.01 per share (the "AnswerSoft Common"), of which 1,356,845 shares are issued and outstanding and no shares are held in the treasury of AnswerSoft as of the date hereof, and (ii) 25,000,000 shares of which have been designated Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of which 10,000,000 shares have been designated Series A Convertible Preferred Stock (of which 8,555,000 shares are issued and outstanding as of the date hereof), 10,000,000 shares have been designated Series A-1 Convertible Preferred Stock (none of which shares are issued and outstanding), 2,060,047 shares have been designated Series B Convertible Preferred Stock (all of which are issued and outstanding as of the date hereof) and 2,060,047 shares have been designated Series B-1 Convertible Preferred Stock (none of which shares are issued and outstanding). There are no shares of Preferred Stock held in the treasury of AnswerSoft. All issued and outstanding shares of Preferred Stock and AnswerSoft Common are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive, first refusal or other subscription rights of any stockholder of AnswerSoft or any other person. Except as set forth on Schedule 3.5, there are
                                                        ------------
no outstanding (i) shares of capital stock or other voting securities of AnswerSoft, (ii) securities of AnswerSoft convertible into or exchangeable for shares of capital stock or voting securities of AnswerSoft or (iii) options, warrants, exchange rights, subscription rights or other agreements, commitments or rights to purchase or otherwise acquire from AnswerSoft, or agreements, commitments or obligations of AnswerSoft to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of AnswerSoft (the items in clauses (i), (ii) and (iii) being referred to collectively as the "AnswerSoft
                                                                   ----------
Securities"). Except as set forth on Schedule 3.5, there are no outstanding
------------                         ------------
obligations of AnswerSoft or any of its subsidiaries to sell, issue or deliver, or to repurchase, redeem or otherwise acquire, any AnswerSoft Securities.
Schedule 3.5 sets forth a true and complete list of the record, and, to the
------------
knowledge of AnswerSoft, the beneficial, owners of all AnswerSoft Securities.

     3.6  Subsidiaries.
          ------------

          (a)  Except as set forth on Schedule 3.6, AnswerSoft does not hold or
                                      ------------
own, directly or indirectly, any capital stock or other equity securities of any other corporation, or have any direct or indirect equity or ownership interest in any association, partnership, joint venture or other entity. Each of the entities listed on Schedule 3.6 that is a corporation is a corporation duly
                   ------------
incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each such entity that is a limited partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. Each such entity has all corporate, partnership or other power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted and currently proposed to be conducted by AnswerSoft, and is duly qualified to do business as a foreign corporation, partnership or other entity and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on AnswerSoft. All jurisdictions in which each such entity is qualified to do business are listed in Schedule 3.6. AnswerSoft has previously delivered
                             ------------
to Davox and the Company true and complete copies of the organizational documents of each entity listed on Schedule 3.6, each as amended to date and as
                                   ------------
currently in effect, and all minutes of meetings (or actions in lieu thereof) of the boards of directors (and each committee thereof), stockholders or partners of each such entity that is a subsidiary of AnswerSoft.

          (b)  Except as set forth on Schedule 3.6, all of the outstanding
                                      ------------
capital stock of, or other equity or ownership interests in, each of the entities listed on Schedule 3.6 is owned by AnswerSoft, directly or indirectly,
                   ------------
free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or ownership interests). There are no outstanding (i) securities of AnswerSoft or any such entity convertible into or exchangeable for shares of capital stock, voting securities or other equity or ownership interests in any such entity or (ii) options, warrants, exchange rights, subscription rights or other agreements, commitments or rights to purchase or otherwise acquire from AnswerSoft or any such entity, or agreements, commitments or obligations of AnswerSoft or any such entity to issue or sell, any capital stock, voting securities or other equity or ownership interests in, or any securities convertible into or exchangeable for any capital stock or voting securities of, or other equity or ownership interests in, any such entity (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). Except as listed in Schedule 3.6, there are no
                                               ------------
outstanding obligations of AnswerSoft or any entity listed in Schedule 3.6 to
                                                              ------------
sell, issue or deliver, or to repurchase, redeem or otherwise acquire, any outstanding Subsidiary Securities.

          3.7  Financial Statements.  AnswerSoft has previously delivered to
               --------------------
Davox and the Company the following financial statements (collectively, the "Financial Statements"): the audited consolidated balance sheets of AnswerSoft and its subsidiaries as of December 31, 1994, 1995, 1996 and 1997 and the related statements of operations, stockholders' equity and cash flows for each of the years ended December 31, 1994, 1995, 1996 and 1997, together with the notes thereto, in each case audited in accordance with generally accepted accounting principles applied on a consistent basis and accompanied by the report thereon of Ernst & Young. The audited consolidated balance sheet of AnswerSoft as of December 31, 1997 is hereinafter referred to as the "Audited Balance Sheet."

Each of the Financial Statements has been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); and fairly presents the financial position of AnswerSoft and its subsidiaries as of its date or the results of operations or changes in financial position, as is appropriate, of AnswerSoft and its subsidiaries for the periods then ended. Except as may be set forth in the Financial Statements, all of the revenues and expenses of AnswerSoft and its subsidiaries reflected in the Financial Statements were derived or incurred in the ordinary course of business of AnswerSoft and its subsidiaries. The account records underlying the Financial Statements accurately and fairly reflect, in reasonable detail, the transactions of AnswerSoft and its subsidiaries, and AnswerSoft's books of account have been maintained in accordance with generally accepted accounting practices applied on a consistent basis. All accounts, notes and other receivables of AnswerSoft and its subsidiaries are valid and enforceable, are not subject to any valid defense, set off, counterclaim or claim for returns or refunds, and are collectible in full in accordance with their terms in the ordinary and regular course of business of AnswerSoft and its subsidiaries, except to the extent of any reserves therefor reflected on the Audited Balance Sheet or taken in the ordinary course of business consistent with past practice which in the aggregate are not material to AnswerSoft and its subsidiaries. All amounts previously collected by AnswerSoft and its subsidiaries in respect of accounts, notes and other receivables of AnswerSoft and its subsidiaries are not subject to any valid defense, set off, counterclaim or claim for returns or refunds.

     3.8  Absence of Undisclosed Liabilities.  AnswerSoft and its
          ----------------------------------
subsidiaries have no liabilities or obligations, except those liabilities or obligations which are (a) fully reflected or adequately reserved against in the Audited Balance Sheet, (b) disclosed in this Agreement or in the Schedules hereto, or (c) incurred in the ordinary course of business consistent with past practice since December 31, 1997, which in the aggregate are not material to AnswerSoft and its subsidiaries. There is no known basis for any assertion against AnswerSoft or its subsidiaries of any material liability or obligation not (a) fully reflected or adequately reserved against in the Audited Balance Sheet, (b) disclosed in this Agreement or in the Schedules hereto, or (c) incurred in the ordinary course of business consistent with past practice since December 31, 1997, which in the aggregate are not material to AnswerSoft and its subsidiaries taken as a whole. For the purposes of this Agreement the phrase "liabilities or obligations" shall include any direct or indirect indebtedness, claim, loss, damage, deficiency (including deferred income tax and other net tax deficiencies), cost, expense, obligation, guarantee, or responsibility, whether accrued, absolute or contingent, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

     3.9  Title to Properties.  AnswerSoft owns no real property, nor has
          -------------------
it ever owned any real property.   Attached as Schedule 3.9(a) are copies of all
                                               ---------------
real property leases to which AnswerSoft is a party and each amendment thereto. All such leases are in full force and effect and there is not, under any such leases, any existing default or event of default (or event with which notice or lapse of time, or both, would constitute a default). Except as set forth on
Schedule 3.4, none of such leases require any consent to the transactions
------------
contemplated by this Agreement.  Except as set forth in Schedule 3.9(b), all of
                                                        ---------------
the assets and properties of AnswerSoft are reflected on the Audited Balance Sheet (except to the extent not required to be so reflected by generally accepted accounting principles), and AnswerSoft has good, valid and marketable title to, or, in the case of leased assets and properties, valid leasehold interests in, all of its tangible assets and properties, whether real or personal, that are material to the business of AnswerSoft, free and clear of all Liens, except (a) Liens for current taxes not delinquent or being contested in good faith by appropriate proceedings, (b) Liens in connection with workmen's compensation, unemployment insurance or other social security obligations, (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business,
(d) mechanic's, workman's, materialmen's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and (e) such imperfections of title, Liens, easements and encumbrances, if any, as are not substantial and do not materially detract from the value, or materially interfere with the present use, of any of the properties subject thereto or effected thereby, or otherwise have a Material Adverse Affect on AnswerSoft. The only intangible assets and properties owned by AnswerSoft or used in the conduct of its business are AnswerSoft Intellectual Property Rights (as defined in Section 3.12) and AnswerSoft Third Party Intellectual Property Rights.

     3.10 [INTENTIONALLY OMITTED]

     3.11 Condition of Tangible Assets.  Except as set forth on Schedule 3.11,
          ----------------------------                          --------------
all material tangible property, including the real property and structures thereon, of AnswerSoft and its subsidiaries is in good operating condition and the operation and use of such property in the businesses of AnswerSoft and its subsidiaries conform in all material respects to all applicable laws, ordinances, regulations, permits, licenses and certificates.

     3.12  Intellectual Property.
           ---------------------

          (a) AnswerSoft and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, trade secrets and any applications therefor, maskworks, formulae, net lists, designs, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used or proposed by AnswerSoft to be used in the business of AnswerSoft as currently conducted or as proposed by AnswerSoft to be conducted by AnswerSoft (excluding any of the foregoing validly licensed or purchased from third parties as set forth on Schedule 3.12(b)) (the "AnswerSoft Intellectual Property
                ----------------
Rights"). For purposes of the foregoing sentence, "proposed by AnswerSoft" shall refer solely to the projects and products described on Schedule
                                                             --------
3.12(a)(ii).  Schedule 3.12(a) sets forth a list of all trademarks, service
-----------   ----------------
marks, trade names, registered copyrights (and any applications for the registration thereof), patents, and patent applications owned or licensed (and specifically identified in the license agreement) and used or held for use by AnswerSoft that relate to or are part of AnswerSoft's products or products proposed by AnswerSoft or are used in the business of AnswerSoft, specifying as to each, as applicable: (i) the nature of such right; (ii) the owner of such right; and (iii) with respect to all trademarks, service marks, trade names, registered copyrights (and any applications for the registration thereof), patents, and patent applications owned by AnswerSoft, the jurisdictions by or in which such right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers. AnswerSoft has received executed assignments for each of AnswerSoft's patents and patent applications listed in

Schedule 3.12(a), and has recorded the assignments for each of AnswerSoft's
----------------
United States patents and patent applications in the United States Patent and Trademark Office. Where required, AnswerSoft has received executed assignments for all other AnswerSoft Intellectual Property Rights and has recorded such assignments with the appropriate domestic or foreign filing offices.

          (b)  Schedule 3.12(b) (i) and Schedule 3.12(b)(ii) sets forth a
               --------------------     --------------------
complete list of (i) all licenses, sublicenses and other agreements as to which AnswerSoft is a party and pursuant to which any person is authorized to use any AnswerSoft Intellectual Property Right (excluding object code use licenses and related maintenance and support agreements entered in the ordinary course of business) or any trade secret that is material to AnswerSoft, including the identity of all parties thereto; and (ii) all licenses, sublicenses and other agreements as to which AnswerSoft is a party and pursuant to which AnswerSoft is authorized to use (1) any third party patents, trademarks, trade secrets or copyrights (including software) (the "AnswerSoft Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of, any AnswerSoft product, or (2) any trade secret of a third party in or as to any AnswerSoft product including the identity of all parties thereto. To the knowledge of AnswerSoft, the AnswerSoft Third Party Intellectual Property Rights have been assigned to or licensed by the licensor of such right.

          (c)  Other than as set forth on Schedule 3.12, AnswerSoft is not, nor
                                          -------------
will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach or violation of any license, sublicense or agreement described on Schedule 3.12(b). No claims with respect
                                     ----------------
to AnswerSoft Intellectual Property Rights, any trade secret that is material to AnswerSoft, or AnswerSoft Third Party Intellectual Property Rights (to the extent arising out of any use, reproduction or distribution of such AnswerSoft Third Party Intellectual Rights by or through AnswerSoft), have been asserted or are threatened by any person. AnswerSoft does not know of any valid grounds for any bona fide claims against AnswerSoft (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by AnswerSoft infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by AnswerSoft of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in AnswerSoft's business as currently conducted or as proposed to be conducted by AnswerSoft;
(iii) challenging the ownership, validity, enforceability or effectiveness of any of the AnswerSoft Intellectual Property Rights or other trade secret that is material to AnswerSoft; or (iv) challenging AnswerSoft's license or legally enforceable right to use, or the validity, enforceability or effectiveness of, AnswerSoft Third Party Intellectual Property Rights.

          (d)  Other than as set forth on Schedule 3.12, all registered
                                          -------------
trademarks, service marks, and copyrights held by AnswerSoft are valid and subsisting. All patents held by AnswerSoft are valid, enforceable, and subsisting, and all patent applications held by AnswerSoft are pending in their respective patent office, and AnswerSoft is unaware of any facts that would form the basis for a refusal of, or of any defects in the prosecution of any such application that would irrevocably foreclose, the grant of patent rights under such application; provided, however, that AnswerSoft makes no representation, that any or all claims in such applications will be allowed. To the best knowledge of AnswerSoft, there has been and is no unauthorized use, disclosure, infringement or misappropriation of any of the AnswerSoft Intellectual Property Rights or any trade secret material to AnswerSoft, or any AnswerSoft Third Party Intellectual Property Right to the extent licensed by or through AnswerSoft, by any third party, including any employee or former employee of AnswerSoft. AnswerSoft (i) has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has not been threatened or charged in writing, orally or otherwise with infringement or violation of any patents, trademarks, service marks, copyrights or trade secrets or other proprietary right of any third party; and (iii) has no knowledge of valid grounds for any such threat or claim.

          (e) No AnswerSoft Intellectual Property Right or trade secret that is material to AnswerSoft is subject to any outstanding order, judgment, decree, legal or governmental proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by AnswerSoft. To the knowledge of AnswerSoft, no AnswerSoft Third Party Intellectual Property Right is subject to any outstanding order, judgment, decree, legal or governmental proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by AnswerSoft. Except for contracts licensing AnswerSoft's products executed in the ordinary course of business and in accordance with AnswerSoft's past practices, AnswerSoft has not entered into any agreement to indemnify any other person against any charge of infringement of any AnswerSoft Third Party Intellectual Property Right.

          (f) AnswerSoft has taken reasonable measures consistent with industry practice to protect and preserve (i) the validity and enforceability of trademarks included in the AnswerSoft Intellectual Property Rights, (ii) the validity and enforceability of copyrights and pending patent applications included in the AnswerSoft Intellectual Property Rights and the confidentiality of pending U.S. patent applications included in the AnswerSoft Intellectual Property Rights, (iii) the validity and enforceability of patents included in the AnswerSoft Intellectual Property Rights, and (iv) the confidentiality and validity and enforceability of its trade secrets and other confidential information it wishes to remain as confidential. Except as set forth on
Schedule 3.12(f), all employees, contractors, agents and consultants of
----------------
AnswerSoft have executed a nondisclosure and assignment of inventions agreement to protect the confidentiality and to vest in AnswerSoft exclusive ownership of such intellectual property rights. To the best knowledge of AnswerSoft, no material trade secret or confidential information of AnswerSoft has been used, divulged, appropriated or misappropriated for the benefit of any person other than AnswerSoft or otherwise to the detriment of AnswerSoft. To the best knowledge of AnswerSoft, no employee, contractor, agent or consultant of AnswerSoft has used any trade secrets or other confidential information of any other person in the course of their work for AnswerSoft. AnswerSoft has no written or oral agreements with employees, contractors, agents or consultants with respect to the ownership of inventions, trade secrets or other works created by them as a result of which any such employee, contractor, agent or consultant may have nonexclusive rights to the portions of AnswerSoft's Intellectual Property Rights so created by such individual.

          (g) To the knowledge of AnswerSoft, no officer, employee, contractor, agent or consultant of AnswerSoft is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer, employee, contractor, agent or consultant to be employed or engaged by AnswerSoft because of the nature of the business conducted or to be conducted by AnswerSoft or relating to the use of trade secrets or proprietary information of others, and to AnswerSoft's best knowledge and belief, the continued employment or retention of its officers, employees, contractors, agents or consultants does not subject AnswerSoft to any liability with respect to any of the foregoing matters.

     3.13 Absence of Certain Changes.  Except as disclosed in Schedule 3.13,
          --------------------------                          -------------
since December 31, 1997 the business of AnswerSoft and its subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

          (i) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to result in or have a Material Adverse Effect on AnswerSoft;

          (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of AnswerSoft, or any repurchase, redemption or other acquisition by AnswerSoft or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other equity or ownership interests in, AnswerSoft or any of its subsidiaries;

          (iii) any amendment of any material term of any outstanding security of AnswerSoft or any of its subsidiaries;

          (iv) any incurrence, assumption or guarantee by AnswerSoft or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices, but in any event not exceeding an aggregate of $10,000;

          (v) any creation or assumption by AnswerSoft or any of its subsidiaries of any Lien on any asset, other than Liens that do not in the aggregate materially detract from the value of such assets or materially impair the use thereof in the operation of the business of AnswerSoft and its subsidiaries;

          (vi) any making of any loan, advance or capital contributions to or investment in any person;

          (vii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of AnswerSoft or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to result in or have a Material Adverse Effect on AnswerSoft;

          (viii) any acquisition of any capital asset or any other investment for aggregate consideration in excess of $10,000;

          (ix) any sale, lease, pledge, transfer or other disposition of any capital asset for aggregate consideration in excess of $10,000;

          (x) any transaction or commitment made, or any contract or agreement entered into, by AnswerSoft or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) other than those transactions covered by any other subparagraphs of this Section
3.13 or any relinquishment by AnswerSoft or any of its subsidiaries of any contract or other right, in either case, material to AnswerSoft and its subsidiaries taken as a whole, other than transactions, commitments and relinquishments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (xi) any change in any method of accounting or accounting practice by AnswerSoft or any of its subsidiaries, except as required by competent accounting authority;

          (xii) any (A) grant of any severance or termination pay to any director, officer or employee of AnswerSoft or any of its subsidiaries, (B) entering into of any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of AnswerSoft or any of its subsidiaries, (C) change in benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements or (D) change in compensation, bonus or other benefits payable to directors, officers or employees of AnswerSoft or any of its subsidiaries;

          (xiii) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of AnswerSoft or any of its subsidiaries, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of AnswerSoft or any of its subsidiaries; or

          (xiv) any agreement, undertaking or commitment to do any of the foregoing.

     3.14 Litigation.  Except as disclosed in Schedule 3.14, there is no
          ----------                          -------------
action, suit, investigation or proceeding pending by or against or, to the best knowledge of AnswerSoft, threatened against or affecting, AnswerSoft or any of its subsidiaries or any of their respective properties or assets before any court or arbitrator or any Governmental Authority. Except as set forth in
Schedule 3.14, neither AnswerSoft nor any of its subsidiaries is subject to any
-------------
judgment, order or decree entered in any lawsuit or proceeding or issued by any Governmental Authority. The foregoing sentences include, without limiting their generality, actions pending or, to AnswerSoft's knowledge, threatened (or any basis therefor known to AnswerSoft) involving the prior employment or engagement of any of AnswerSoft's officers or key employees or their use in connection with AnswerSoft's business of any information or techniques allegedly proprietary to any of their former employers or to any other Person.

     3.15 Material Contracts.
          ------------------

          (a) Except for agreements, contracts, plans, leases, arrangements or commitments disclosed in Schedule 3.15 or any other Schedule to this Agreement,
                         -------------
neither AnswerSoft nor any of its subsidiaries has any outstanding obligations or liabilities under:

               (i)    any collective bargaining agreement;

               (ii) any agreements that contain any unpaid severance liabilities or obligations;

               (iii) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

               (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization not terminable by AnswerSoft on 30 days' notice without liability except to the extent applicable local law and/or general principles of wrongful termination law may limit AnswerSoft's ability to terminate such employees;

               (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (vi)   any fidelity or surety bond or completion bond;

               (vii) any lease of personal property having a remaining value individually in excess of $10,000;

               (viii) any agreement of indemnification or guaranty;

               (ix) any agreement, contract or commitment containing any covenant limiting the freedom of AnswerSoft to engage in any line of business or compete with any person;

               (x) any agreement, contract or commitment relating to capital expenditures involving future obligations in excess of $10,000;

               (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

               (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof;

               (xiii) any purchase order or contract for the purchase of raw materials or acquisition of assets involving $10,000 or more;

               (xiv)   any construction contracts ;

               (xv) any distribution, joint marketing, teaming or development agreement;

               (xvi) any distributor, dealer, franchise, original equipment manufacturer, value-added reseller, manufacturer's representative or sales agency contract or commitment;

               (xvii) any agreements pertaining to AnswerSoft's maintenance or support of its products, services or supplies; or

               (xviii) any other agreement, contract or commitment which involves $10,000 or more and is not cancelable without penalty within thirty
(30) days.

     AnswerSoft has not breached, or received any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment set forth in any of AnswerSoft's Schedules or any other material agreement, contract or commitment in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek damages from AnswerSoft that would have a Material Adverse Effect on AnswerSoft. Each agreement, plan, contract or commitment set forth in any of AnswerSoft's Schedules is a valid and binding agreement of AnswerSoft and, to AnswerSoft's knowledge, each other party thereto and is in full force and effect and is not subject to any default thereunder of which AnswerSoft is aware by any party obligated to AnswerSoft pursuant thereto. AnswerSoft has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals as are required in connection with the Merger under any of AnswerSoft's material agreements, contracts, licenses or leases.

          (b) There is no contract, agreement, commitment or obligation to which AnswerSoft or any of its subsidiaries is a party or is bound that at the time it was entered into or made was, or is currently, known or expected by AnswerSoft or any of its subsidiaries to result in any material loss to AnswerSoft or any of its subsidiaries upon completion or performance thereof, or any bid, offer or proposal which if accepted would result as such a contract, agreement, commitment or obligation.

          (c)  Except as disclosed in Schedule 3.15, AnswerSoft is not a party
                                      -------------
to any agreement with any of its securityholders or optionholders, or any affiliate thereof, nor, to the best of AnswerSoft's knowledge, is any securityholder or optionholder of AnswerSoft a party to any agreement with any other such securityholder or optionholder relating to AnswerSoft or any of its securities.

     3.16 Taxes.
          -----

          (a) The term "Taxes" as used herein means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs duties, unemployment insurance, environmental, worker's compensation, Pension Benefit Guaranty Corporation premiums and all other taxes, fees, assessments or other charges of any kind similar to Taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing taxes. The term "Returns" as used herein means all returns, declarations, reports, information returns, statements, claims for refund and other documents relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, and "Return" means any one of the foregoing returns. All citations to the Code, or the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto. For purposes of this Section 3.16, references to "AnswerSoft" shall be deemed to refer to each of AnswerSoft and its subsidiaries.

          (b)  Except as set forth on Schedule 3.16(b), AnswerSoft has timely
                                      ----------------
filed all Returns required to be filed by or on its behalf. All Returns filed by or on behalf of AnswerSoft were true, complete and correct in all material respects. None of such Returns contains or will contain a disclosure statement under former Section 6661 or Section 6662 of the Code or any similar provision of any state, local or foreign law.

          (c)  Except as set forth on Schedule 3.16(c), all Taxes shown to be
                                      ----------------
payable by AnswerSoft on any Return or on subsequent assessments with respect thereto have been paid in full on a timely basis, and all other Taxes payable by AnswerSoft have been paid or accrued as liabilities on the Audited Balance Sheet in accordance with generally accepted accounting principles. AnswerSoft has withheld and paid over all Taxes required to have been withheld and paid over by it, and complied in all respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no Liens on any of the assets of AnswerSoft with respect to Taxes, other than Liens for Taxes not yet due and payable, and, to the best of AnswerSoft's knowledge, no such Liens will arise as a result of the consummation of the transactions contemplated by this Agreement.

          (d) The amount of AnswerSoft's liability for unpaid Taxes for all periods ending on or before the date of the Audited Balance Sheet does not, in the aggregate, exceed the amount of the net liability accruals for Taxes set forth on the Audited Balance Sheet (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and AnswerSoft will incur no additional Taxes subsequent to the date of the Audited Balance Sheet until the Closing Date except (i) in the ordinary course of business (ii) as a result of the transactions contemplated by this Agreement or
(iii) on account of actions taken or caused to be taken by Davox or any of its Affiliates (including the Surviving Corporation) on or after the Closing Date.
Schedule 3.16(d) sets forth all Taxes that AnswerSoft will incur subsequent to
----------------
the Audited Balance Sheet Date until the Closing Date as a result of the transactions contemplated by this Agreement.

          (e) No issues have been raised (and are currently pending) or, to the best knowledge of AnswerSoft, threatened by any taxing authority in connection with any Returns filed by, or Taxes payable by, AnswerSoft. AnswerSoft is not currently the beneficiary of an extension of time within which to file any Return, and no waivers of statutes of limitation with respect to any of the Returns have been given by or requested from AnswerSoft that remain in effect. All deficiencies asserted or assessments made as a result of any examinations have been settled and fully paid, or are either fully reflected as a liability in the Financial Statements or reported in footnotes to the Financial Statements as a contingent liability. All elections with respect to Taxes affecting AnswerSoft, as of the date hereof, are set forth in the Returns, other than any such elections which are not required to be included in the Returns, copies of which have been made available to Davox. Except as set forth on Schedule
                                                                 --------
3.16(e), AnswerSoft is not a party to any agreement, contract, arrangement or
-------
plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions in Sections 280G(b)(4) or 280G(b)(5) of the Code) or (ii) any other amount for which a deduction would be disallowed under Section 162(a) by reason of being unreasonable in amount or Sections 162(b), (c), (d), (e) or (f) or Section 404 of the Code. AnswerSoft has not agreed to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, and AnswerSoft will not be required to make any such adjustment as a result of the transactions contemplated by this Agreement. AnswerSoft is not (and has not ever been) a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. Except as set forth on Schedule 3.16(e), to the
                                               ----------------
knowledge of

AnswerSoft, none of the stockholders of AnswerSoft nor any other holder of the capital stock of AnswerSoft is a "foreign person" as that term is defined in
Section 1445 of the Code. AnswerSoft is not (and has not ever been) a party to a Tax sharing agreement and has not assumed the liability of any other person for Taxes. Except as set forth on Schedule 3.16(e), AnswerSoft has not ever been a
                              ----------------
member of a group of corporations filing a consolidated, unitary or combined Return other than a group for which AnswerSoft is the common parent. AnswerSoft has not participated in or cooperated with any international boycott within the meaning of Section 999 of the Code. No claim has ever been received from a tax authority in a jurisdiction where AnswerSoft does not file Returns that it is or may be subject to Tax in that jurisdiction. Schedule 3.16(e) contains a list of
                                            ----------------
all jurisdictions (federal, foreign, state, local or other) to which any Tax is properly payable or where Returns are required to be filed. The transactions set forth in this Agreement are not subject to the Tax withholding provisions of
Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. Except as set forth on Schedule 3.16(e), AnswerSoft has
                                               ----------------
not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. AnswerSoft has never filed a consent pursuant to Section 341(f) of the Code (or any corresponding provision of state, local or foreign law), relating to collapsible corporations, or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign law) apply to the disposition of any asset owned by it. AnswerSoft shall have fully complied with all federal, state, local and foreign Tax withholding obligations arising in connection with the cancellation or exercise of AnswerSoft options, rights and warrants. Any adjustment of Taxes made by the Internal Revenue Service in any examination which is required to be reported to state, local, foreign or other taxing authorities has been so reported, and any additional Taxes due with respect thereto have been paid. No power of attorney has been granted by AnswerSoft, and is currently in force, with respect to any matter relating to Taxes. Schedule 3.16(e) sets forth the amount of AnswerSoft's net operating
       ----------------
losses, tax credits and other tax attributes subject to limitation under Sections 382, 383, 384 of the Code or the consolidated return regulations promulgated under Section 1502 of the Code (in each case, determined without regard to the transactions contemplated by this Agreement). AnswerSoft has not issued any shares of "Restricted Stock" (within the meaning of Section 11 of the AnswerSoft 1994 Stock Plan).

     3.17 Insurance Coverage.  Schedule 3.17 sets forth an accurate and
          ------------------   -------------
complete list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of AnswerSoft and its subsidiaries. There is no claim by AnswerSoft or any of its subsidiaries pending under any of such policies or bonds as to which, to AnswerSoft's knowledge, coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid, and AnswerSoft and its subsidiaries have otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) remain in full force and effect. AnswerSoft believes that such insurance is adequate to cover all reasonably foreseeable risks associated with the business of AnswerSoft and its subsidiaries and is in such amounts, with such deductibles and with such other terms as is prudent for a business such as that of AnswerSoft and its subsidiaries. Neither AnswerSoft nor any of its subsidiaries knows of any threatened termination of, or has received written notice of, any premium increase with respect to, any of such policies or bonds.

     3.18 Compliance with Laws; No Defaults.
          ---------------------------------

          (a)  Except as disclosed in Schedule 3.18, neither AnswerSoft nor any
                                      -------------
of its subsidiaries is in violation of, and since their respective inceptions has not violated, any applicable provisions of any law, statute, ordinance, regulation, judgment, order, injunction, permit, license, certificate or other authorization, or its governing instruments, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on AnswerSoft.

          (b) Neither AnswerSoft nor any of its subsidiaries is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any applicable law, statute, ordinance, regulation, judgment, order, injunction, permit, license, certificate or other authorization, or its governing instruments, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on AnswerSoft.

          (c)  Except as set forth on Schedule 3.18, AnswerSoft and its
                                      -------------
subsidiaries are in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice, failure to comply with which or engagement in which, as the case may be, has had, or could reasonably be expected to have, a Material Adverse Effect on AnswerSoft. There is no unfair labor practice complaint pending or, to the knowledge of AnswerSoft, threatened against AnswerSoft or any of its subsidiaries before the National Labor Relations Board.

     3.19 Finders' Fees'.  There is no investment banker, broker, finder
          --------------
or other intermediary that has been retained by or is authorized to act on behalf of AnswerSoft or any of its subsidiaries who might be entitled to any fee or commission from Davox, the Company, AnswerSoft or any other person upon consummation of the transactions contemplated by this Agreement.

     3.20 Employees.  Schedule 3.20 sets forth a true and complete list
          ---------   -------------
of (a) the names, titles, annual salaries and other compensation of all employees of AnswerSoft (the "Employees") as of the date of this Agreement and the location at which such Employees regularly perform services for AnswerSoft and (b) the wage rates for non-salaried Employees of AnswerSoft (by classification). Any agreements, commitments or understandings between AnswerSoft and any Employee concerning such Employee's future salary, compensation or terms of employment are summarized in Schedule 3.20. Except as
                                                      -------------
set forth on Schedule 3.20, as of the date of this Agreement none of such
             -------------
Employees has indicated to AnswerSoft that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise.

     3.21 Environmental Matters.
          ---------------------

          (a) AnswerSoft and each of its subsidiaries has materially complied with all applicable foreign, national, federal, state and/or local laws (including without limitation case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) that are intended to protect the environment and/or human health or safety (collectively, "Environmental Laws").

          (b) Neither AnswerSoft nor any of its subsidiaries has handled, generated, used, stored, transported or disposed of any material, substance or waste that is regulated by Environmental Laws, except for reasonable amounts of ordinary office supplies and/or office-cleaning supplies that have been handled in compliance with Environmental Laws.

          (c) To AnswerSoft's or any of AnswerSoft's subsidiaries' knowledge, there are no "Environmental Liabilities," which, for purposes of this Agreement, means any liabilities whatsoever which (y) arise out of or in any way relate to AnswerSoft or any of its subsidiaries or any real estate at any time owned, operated or leased by AnswerSoft or any of its subsidiaries, whether vested or unvested, contingent or fixed, actual or potential, and (z) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

     3.22 Intercompany Arrangements; Conflicts.
          ------------------------------------

          (a)  Except as set forth on Schedule 3.22, neither AnswerSoft nor any
                                      -------------
of its subsidiaries owns any note, bond, debenture or other indebtedness, or is otherwise a creditor, of any stockholder of AnswerSoft or any of its subsidiaries or any of their affiliates. Except as disclosed in Schedule 3.22,
                                                                 -------------
since December 31, 1997 there has not been any payment by AnswerSoft or any of its subsidiaries to any stockholder of AnswerSoft or any of its subsidiaries (except for compensation to employees of AnswerSoft or any of its subsidiaries in their capacities as such) or any of their affiliates, charge by any stockholder of AnswerSoft or any of its subsidiaries or any of their affiliates to AnswerSoft or any of its subsidiaries, or any other transaction between AnswerSoft or any of its subsidiaries and any stockholder of AnswerSoft or any of its subsidiaries or any of their affiliates.

          (b)  Except as set forth on Schedule 3.22, none of the officers or
                                     -------------
directors of AnswerSoft or any of its subsidiaries (i) has any direct or indirect interest in any entity which does business with AnswerSoft or any of its subsidiaries; (ii) has any direct or indirect interest in any property, asset or right which is used by AnswerSoft or any of its subsidiaries in the conduct of their business; or (iii) has any contractual relationship with AnswerSoft or any of its subsidiaries other than such relationships that arise from being an officer, director or stockholder of AnswerSoft or any of its subsidiaries.

     3.23 Other Information.  This Agreement and the Schedules hereto,
          -----------------
taken as a whole, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstance in which they were made, not misleading. The financial projections relating to AnswerSoft and its subsidiaries previously delivered to Davox constitute AnswerSoft's good faith estimate as of the date of this Agreement of the information purported to be shown therein, and AnswerSoft is not aware of any fact or information that would lead it to believe that such projections are incorrect or misleading in any material respect. Davox recognizes that such projections are based on the assumptions described therein and that such assumptions may not prove to be correct. As of the date of this Agreement, however, AnswerSoft has no reason to believe that any of such assumptions are incorrect or unreasonable as of the date of this Agreement.

     3.24 Year 2000 Compliant.  AnswerSoft warrants to Davox that the
          -------------------
occurrence of the date January 1, 2000 will not, by itself, cause the current version of the software owned by AnswerSoft and licensed by AnswerSoft to its customers in the regular course of business ("AnswerSoft Software") to materially fail to operate in accordance with the published specifications for such AnswerSoft Software, provided that all other software, scripts, hardware and products used in combination with the AnswerSoft Software properly exchange date data with the AnswerSoft Software. The foregoing warranty applies only to failures in operation of the AnswerSoft Software that are reproducible in standalone form and does not apply to (i) AnswerSoft Software that is modified, customized or altered by Davox or any third party; (ii) AnswerSoft Software that is otherwise operated in violation of any license agreement accompanying the AnswerSoft Software or other than in accordance with the end user documentation; or (iii) failures which are caused by other software, hardware or products not owned by AnswerSoft.

                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF DAVOX AND THE COMPANY

     Davox and the Company hereby represent and warrant to AnswerSoft as follows:

     4.1  Corporate Existence and Power.  Each of Davox and the Company
          -----------------------------
is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted and proposed to be conducted. Davox is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect upon the financial condition, results of operations, business, properties, assets or operations of Davox and its subsidiaries taken as a whole (a "Material Adverse Effect on Davox"). Davox has previously delivered to AnswerSoft true and complete copies of the certificates of incorporation and by-laws of Davox and the Company, as currently in effect.

     4.2  Corporate Authorization.  The execution, delivery and
          -----------------------
performance by Davox and the Company of this Agreement, and the consummation by Davox and the Company of the Merger and other transactions contemplated by this Agreement, are within the corporate power and authority of Davox and the Company, respectively, and, subject to the approval by the stockholders of Davox of the issuance of the shares of Davox Common contemplated by this Agreement, have been duly authorized by all necessary corporate action. This Agreement has been duly and validly authorized, executed and delivered by Davox and the Company and constitutes a valid and binding obligation of Davox and the Company, enforceable against Davox and the Company in accordance with its terms.

     4.3  Governmental Authorization.  The execution, delivery and
          --------------------------
performance by Davox and the Company of this Agreement, and the consummation of the Merger and other transactions contemplated by this

Agreement by Davox and the Company, do not and will not require any consent, approval or action by or in respect of, or any declaration, filing or registration with, any Governmental Authority, other than routine filings with the Secretary of State of the State of Delaware necessary to consummate the Merger, and compliance with the applicable requirements of the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") and any applicable state securities and blue sky laws in connection with the offering, sale and delivery of the shares of Davox Common to be issued in the Merger and the solicitation of proxies for approval of the transactions contemplated by this Agreement, and such other consents, approvals, actions, declarations, filings or registrations, the absence of which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Davox.

     4.4  Non-Contravention.  The execution, delivery and performance by
          -----------------
Davox and the Company of this Agreement, and the consummation of the Merger and other transactions contemplated by this Agreement by Davox and the Company, do not and will not, with or without the giving of notice, the lapse of time or both: (i) contravene or conflict with the certificates of incorporation or by-laws of Davox or the Company, (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to Davox or the Company, other than any contravention, conflict or violation that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Davox, (iii) require any consent, approval or other action by any person, contravene or conflict with or constitute a violation of or a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Davox or the Company or to a loss of any benefit to which Davox or the Company is entitled, under any material provision of (A) any material agreement, contract, indenture, lease or other instrument binding upon Davox or the Company or (B) any license, franchise, permit or other similar authorization held by Davox or the Company, other than any contravention, conflict or violation that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Davox or (iv) result in the creation or imposition of any Lien on any asset of Davox or the Company, other than Liens that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Davox.

     4.5  Finders' Fees.  Except for Piper Jaffray Inc., whose fees will
          -------------
be paid by Davox, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Davox or the Company who might be entitled to any fee or commission from AnswerSoft or any of its stockholders (or any of their affiliates) upon consummation of the transactions contemplated by this Agreement.

     4.6  Litigation.  There is no action, suit, investigation or
          ----------
proceeding pending against, or to the best knowledge of Davox threatened against, Davox or the Company before any court or arbitrator or any Governmental Authority that, if decided adversely to Davox, would result in a Material Adverse Effect on Davox.

     4.7  Capitalization.
          --------------

          (a) As of March 2, 1998, the authorized capital stock of Davox consists of 30,000,000 shares of Davox Common, of which 11,909,052 shares were issued and outstanding and 3,294 shares are held in the treasury of Davox. As of March 2, 1998, there were reserved for issuance under Davox's 1986 Stock Plan, 1996 Stock Plan and 1991 Employee Stock Purchase Plan, 878,527 shares, 1,750,000 shares and 150,000 shares of Davox Common, respectively. As of March 2, 1998, there were outstanding options to purchase 878,527 shares and 1,264,521 shares, respectively, of Davox Common under Davox's 1986 Stock Plan and 1996 Stock Plan. Except as set forth above, as of March 2, 1998, there were no outstanding (i) shares of capital stock or other voting securities of Davox,
(ii) securities of Davox convertible into or exchangeable for shares of capital stock or voting securities of Davox or (iii) options, warrants, exchange rights, subscription rights or other agreements, commitments or rights to purchase or otherwise acquire from Davox, or agreements, commitments or obligations of Davox to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Davox (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Davox Securities"). As of March 2, 1998, there were no outstanding obligations of Davox or any of its subsidiaries to sell, issue or deliver, or to repurchase, redeem or otherwise acquire, any Davox Securities.

          (b) The authorized capital stock of the Company consists of 100 shares of Common Stock, par value $.01 per share, all of which are issued and outstanding and owned of record by Davox. All issued and outstanding shares of Davox Common and Common Stock, par value $.01 per share, of the Company are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive, first refusal or other subscription rights of any stockholder of Davox, the Company or any other person.

     4.8  SEC Documents.  Davox has filed with the Commission and has
          -------------
made available to AnswerSoft a true and complete copy of the following Davox documents: (i) its annual report on Form 10-K for the fiscal year ended December 31, 1997; (ii) its quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; (iii) its current report on Form 8-K dated May 26, 1997; and (iv) the proxy statement dated March 21, 1997 (collectively, the "Davox SEC Documents"), which are all of the documents (other than preliminary material) that Davox was required to file with the Commission from December 31, 1996 through the date hereof. As of their respective dates, the Davox SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulation of the Commission thereunder applicable to such Davox SEC Documents, and none of the Davox SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Davox's subsidiaries is required to file any forms, reports or other documents with the Commission. The consolidated financial statements of Davox and its subsidiaries included in the Davox SEC Documents complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the Audited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly presented in accordance with applicable requirements of GAAP (subject, in the case of the Audited statements, to normal recurring adjustments, none of which will be material) the consolidated financial position of Davox and its subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Davox and its subsidiaries for the periods presented therein.

     4.9  Davox Common.  The shares of Davox Common to be issued and
          ------------
exchanged for shares of Preferred Stock and AnswerSoft Common in the Merger will, at the Effective Time, be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights and such shares will have been issued pursuant to an effective registration statement under the Securities Act.

     4.10 Compliance with Laws; No Defaults.
          ---------------------------------

          (a) Neither Davox nor any of its subsidiaries is in violation of any applicable provisions of any laws, statutes, ordinances or regulations, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Davox.

          (b) Neither Davox nor any of its subsidiaries is in default under, and no condition exists that, with notice or lapse of time or both, would constitute a default under, (i) any mortgage, loan agreement, indenture or evidence of indebtedness for borrowed money to which Davox or any of its subsidiaries is a party or by which any of their assets is bound, which defaults or potential defaults, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect on Davox or (ii) any judgment, order or injunction of any court, arbitrator or Governmental Authority.

     4.11 Absence of Certain Changes.  Since December 31, 1997, Davox
          --------------------------
has conducted its business in the ordinary course and there has not occurred (i) any amendments or changes in the Certificate of Incorporation or By-Laws of Davox, (ii) any damage to, destruction or loss of any assets of Davox that could have a Material Adverse Effect on Davox or (iii) any event, occurrence, development or state of circumstances or facts which have had or could reasonably be expected to result in or have a Material Adverse Effect on Davox.

                                   ARTICLE V

                                   COVENANTS

     5.1  Mutual Covenants and Agreements.  Each of the parties hereby
          -------------------------------
covenants and agrees with the other parties as follows:

          (a)  Cooperation.  It shall cooperate fully with the other parties
               -----------
hereto in furnishing any information or performing any action reasonably requested by any such party, which information or action is necessary to the speedy and successful consummation of the transactions contemplated by this Agreement or is necessary, appropriate or desirable for the corporate purposes of Davox. Subject to its further rights under this Agreement, it shall use all reasonable efforts to cause the Closing to occur at the earliest practicable time.

          (b)  Other Required Information.  It shall furnish to the other
               --------------------------
parties hereto any application or statement, and all information concerning itself and its subsidiaries as is required to be set forth in any application or statement, to be filed with any Governmental Authority in connection with the transactions contemplated by this Agreement, or otherwise.

          (c)  Confidentiality.  The parties acknowledge that Davox and
               ---------------
AnswerSoft have previously executed a non-disclosure agreement dated January 21, 1998, as amended (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

          (d)  Publicity.  Except as otherwise required by applicable law or
               ---------
stock exchange regulations, it shall not issue any press release or make any other public statement with respect to any matters discussed herein, without obtaining the prior approval of (i) Davox in the case of a proposed statement or release by AnswerSoft, or (ii) AnswerSoft in the case of a proposed release or statement by Davox or the Company, of the contents and the manner of presentation and publication thereof.

          (e)  Preparation of Registration Statement.  It shall cooperate with
               -------------------------------------
the other parties hereto in the preparation of a joint proxy statement to be mailed to Davox's and AnswerSoft's stockholders in connection with the transactions contemplated hereby (the "Proxy Materials") which will be included within a registration statement on the appropriate form (the "Registration Statement") to be filed by Davox with the Commission. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the dates of the meetings of the stockholders of Davox and AnswerSoft with respect to the transactions contemplated by this Agreement, such Registration Statement and Proxy Materials and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by any party with respect to itself or its affiliates, (i) will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated by the Commission thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. In no event, however, shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement and Proxy Materials made in reliance upon, and in conformity with, written information concerning any other party hereto furnished by such other party specifically for use in the Registration Statement and Proxy Materials. It shall advise the other parties hereto promptly of the happening of any event which makes untrue any statement of a material fact contained in the Registration Statement or Proxy Materials or any amendment or supplement thereto. Notwithstanding the foregoing, AnswerSoft makes no representation, warranty or covenant with respect to (A) any information supplied by Davox or the Company that is contained in any of the foregoing documents or (B) any of the statements made in subparagraph (i) of this Section 5.1(e). Subject to the provisions of Section 5.2(i), the Proxy Materials shall include the recommendation of the Board of Directors of AnswerSoft in favor of the Merger; provided that such recommendation may not be included or may be withdrawn if previously included if AnswerSoft's Board of Directors believes in good faith that a Superior Proposal (as defined in Section 5.2(i)) has been made and shall determine that to include such recommendation or not withdraw such recommendation if previously included would constitute a breach of the Board of Directors' fiduciary duty under applicable law.

          (f)  Miscellaneous Agreements and Consents.  Each party shall use its
               -------------------------------------
reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects. Subject to the terms and conditions provided in this Agreement, it shall use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. It will, and will cause each of its subsidiaries to, use their respective reasonable efforts to obtain consents of all third parties and Governmental Authorities necessary, appropriate or desirable for the consummation of the transactions contemplated by this Agreement.

          (g)  Certain Tax Matters.  It shall not, either before or after the
               -------------------
consummation of the Merger, take any action which would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Code.

          (h)  Pooling.  It shall use all reasonable efforts, shall cooperate
               -------
fully and shall take all actions as are reasonably necessary to allow the Merger and other transactions contemplated by this Agreement to be accounted for as a "pooling of interests" in accordance with United States generally accepted accounting principles which shall be acceptable to the Commission.

          (i)  Tax Opinions.  AnswerSoft and Davox shall each have received an
               ------------
opinion of its counsel in form and substance reasonably satisfactory to it to the effect that when the Merger is consummated in accordance with the terms of this Agreement, the Merger will be treated for Federal income tax purposes as a tax-free reorganization with the meaning of Section 368(a) of the Code. For purpose of rendering such opinion, such counsel shall be entitled to rely on reasonable assumptions and representations as to factual matters pertinent to such opinions, including the existence of a valid business purpose.

     5.2  Certain Covenants of AnswerSoft.  AnswerSoft hereby covenants and
          -------------------------------
agrees with Davox and the Company as follows:

          (a)  Preservation of Business Organization.  AnswerSoft shall use all
               -------------------------------------
reasonable efforts to preserve without material impairment the business organization of AnswerSoft and its subsidiaries and their goodwill as to payors, providers, suppliers, distributors, clients and others having business relations with AnswerSoft and its subsidiaries.

          (b)  Carry on in Regular Course.  AnswerSoft shall, and shall cause
               --------------------------
each of its subsidiaries to, carry on its business in the ordinary and usual course in a manner consistent with its past practices.

          (c)  Consents.  AnswerSoft shall use all reasonable efforts to obtain
               --------
consents in writing to the transactions contemplated by this Agreement and/or such amendments, assignments or modifications of such documents or instruments as may be required in order that the transactions contemplated by this Agreement shall not result in any default with respect to any law, rule, regulation, order, decree, license, agreement, contract, commitment or instrument to which AnswerSoft or any of its subsidiaries is a party or by which AnswerSoft, any of its subsidiaries or any of their assets is bound. AnswerSoft shall keep Davox informed as to its progress in obtaining such consents.

          (d)  Capital Stock.  Except pursuant to the exercise of options and
               -------------
warrants outstanding on the date of this Agreement and except pursuant to AnswerSoft's repurchase of AnswerSoft securities from AnswerSoft employees upon their departure from AnswerSoft (which repurchases shall be consistent with past practices and only with Davox's consent), AnswerSoft shall not issue or sell, or redeem, purchase or otherwise acquire, any AnswerSoft Securities, or agree to do any of the foregoing. AnswerSoft shall not, and shall cause its subsidiaries not to, issue or sell, or redeem, purchase or otherwise acquire, any Subsidiary Securities, or agree to do any of the foregoing. Except for any agreement by which AnswerSoft was bound immediately prior to the date hereof and specifically disclosed on the AnswerSoft Disclosure Schedules, AnswerSoft shall not accelerate, amend or change the period of exercisability of options or restricted stock granted under employee stock plans or authorize cash payments in exchange for any options granted under any of such plans.

          (e)  Other Actions.  Except as set forth on Schedule 5.2(e), without
               -------------                          ---------------
the prior written consent or approval of Davox, AnswerSoft shall not, and shall cause its subsidiaries not to: (i) amend their respective certificates of incorporation or by-laws; (ii) increase the rate of compensation of, or pay any bonus to, any of their respective directors, officers or employees of AnswerSoft and its subsidiaries; (iii) enter into or amend any employment, management, consulting, deferred compensation, severance or other similar contract or agreement; (iv) enter into or modify (except as may be required by applicable law) any Employee Plan, or any trust agreement or insurance contract related thereto, in respect of any of their respective present or former directors, officers or employees; (v) enter into any contract or commitment except in the ordinary course of business or as contemplated by this Agreement; (vi) incur any debt for borrowed money in any amount, or any liability or obligation other than in the ordinary course of business and in any event not in excess of $10,000 in the aggregate; (vii) discharge or satisfy any consensual Lien or any non-consensual Lien securing any liability in excess of $10,000 or pay any debt, liability or obligation other than in the ordinary course of business and in any event not in excess of $10,000 in the aggregate; (viii) mortgage, pledge or subject to any Lien any of their respective assets, tangible or intangible; (ix) dispose or discontinue any portion of their respective businesses or properties having a fair market value in excess of $10,000, or merge or consolidate with or acquire all or any substantial portion of, the business or properties of any other entity; (x) acquire or enter into any contract or agreement or make any commitment or obligation with respect to the lease or acquisition of any capital asset other than in the ordinary course of business and in any event not in excess of $10,000 in the aggregate; (xi) make any dividends, distributions or cash transfers to any of their respective stockholders or affiliates; (xii) enter into any transaction with any of their respective stockholders or any affiliates of any of their respective stockholders, other than in the ordinary course of, and pursuant to the reasonable requirements of, their respective businesses and upon terms that are no less favorable to AnswerSoft or the subsidiary than AnswerSoft or the subsidiary could obtain in a comparable transaction with a person who was not such a stockholder or an affiliate of such a stockholder or other than as contemplated by this Agreement; or (xiii) agree to do any of the foregoing.

          (f)  Access.  AnswerSoft shall, and shall cause each of its
               ------
subsidiaries to, permit officers, employees, agents, attorneys and accountants and other persons designated by Davox full access after reasonable notice during normal business hours to the properties, books, contracts, commitments, tax returns, examination reports of the Internal Revenue Service and other records of AnswerSoft and its subsidiaries and subject to the Confidentiality Agreement as discussed in Section 5.1(c). Unless prohibited by law or contract, such designees of Davox shall be furnished with true, accurate and complete copies of such contracts, commitments and other records and all other information with respect to the assets and business of AnswerSoft and its subsidiaries as such designees may reasonably request.

          (g)  Documents and Information to be Furnished.  AnswerSoft shall
               -----------------------------------------
deliver to Davox promptly after such documents are available AnswerSoft's unaudited monthly financial reports with respect to periods ending after the date hereof and all other documents, financial statements, budgets, proxy or information statements, reports, correspondence, notices and other items AnswerSoft delivers, or is required to deliver, to each of its classes of stockholders.

          (h)  Changes in Accounting Method.  Without the prior written consent
               ----------------------------
or approval of Davox, AnswerSoft shall not make any change in any method of financial or tax accounting or any financial or tax accounting practice or in its method of maintaining books and records, including, without limitation, accounting practices and books and records relating to depreciation, accruals for liabilities, bad debt reserves, amortization policies or rates, acceleration of collection of receivables or postponement of expenses.

          (i)  Other Negotiations.  AnswerSoft shall not, and shall not permit
               ------------------
its representatives to, directly or indirectly, initiate, solicit, encourage discussions with, provide information to, or approve a transaction with, any corporation, partnership, person or other entity or group concerning any merger, purchase or sale of all or substantially all of the assets or the sale of all or substantially all of the AnswerSoft Securities or Subsidiary Securities or similar transaction involving AnswerSoft or any of its subsidiaries (all such transactions being referred to herein as "Acquisition Transactions") provided,
                                                                     --------
however, that nothing contained in this Agreement shall prevent AnswerSoft or
-------
its Board of Directors from furnishing information to, or entering into discussions, negotiations or agreements with, any person or entity in connection with an unsolicited bona fide written proposal for an Acquisition Transaction by such person or entity or recommending an unsolicited bona fide written proposal for an Acquisition Transaction to the stockholders of AnswerSoft, if and only to the extent that
(i) the Board of Directors of AnswerSoft believes in good faith that such proposal for an Acquisition Transaction would, if consummated, result in a transaction more favorable to AnswerSoft's stockholders than the transaction contemplated by this Agreement (any such more favorable proposal for an Acquisition Transaction being referred to in this Agreement as a "Superior Proposal") and (ii) the Board of Directors of AnswerSoft determines in good faith that such action is necessary to comply with its fiduciary duties to stockholders under applicable law. AnswerSoft shall promptly communicate to Davox the terms of any written proposal which it may receive with respect to an Acquisition Transaction and any written request by or indication of interest on the part of any third party with respect to initiation of any Acquisition Transaction or discussions with respect thereto.

          (j)  Compliance with the Securities Act.  AnswerSoft shall attach to
               ----------------------------------
the Participation Agreement a schedule identifying all persons whom it believes to be, at the time this Agreement is submitted to a vote of the stockholders of AnswerSoft, "affiliates" of AnswerSoft as such term is used in and for the purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission, and defined in Rule 144(a)(1) of the Securities Act of 1933, as amended (each such person being referred to as an "AnswerSoft Affiliate"). AnswerSoft shall cause each AnswerSoft Affiliate who has not executed the Participation Agreement to deliver to Davox prior to the Closing a written agreement providing that such person will not sell, pledge, transfer or otherwise dispose of the shares of Davox Common to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder. If the Merger qualifies for pooling-of-interests accounting treatment, shares of Davox Common issued to AnswerSoft Affiliates in exchange for Preferred Stock or AnswerSoft Common shall not be transferable until such time as financial results covering at least 30 days of combined operations of Davox and AnswerSoft have been published.

          (k)  Distribution of Proxy Materials; Stockholders' Approval.
               -------------------------------------------------------
AnswerSoft shall take all action necessary in accordance with applicable law to convene a meeting of its stockholders to be held as soon as practical after the effective date of the Registration Statement for the purpose of approving and adopting this Agreement (including the transactions contemplated hereby). AnswerSoft shall submit the Proxy Materials to its stockholders, and its Board of Directors shall recommend to its stockholders the adoption of this Agreement; provided that such recommendation may be withdrawn, modified or amended to the
--------
extent the Board of Directors of AnswerSoft deems it necessary to do so in the exercise of its fiduciary obligations to the AnswerSoft stockholders. It shall, at such meeting of its stockholders, present this Agreement for adoption by its stockholders. Subject to its fiduciary obligations, it shall use all reasonable efforts to obtain all votes and approvals of its stockholders necessary for the approval and adoption of this Agreement under the Delaware Corporation Law, and its certificate of incorporation and by-laws.

          (l)  Notices of Certain Events. AnswerSoft shall promptly notify Davox
               -------------------------
of:

               (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

               (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

               (iii) any actions, suits, claims, investigations or proceedings commenced relating to or involving or otherwise affecting AnswerSoft or any of its subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article III or that relate to the consummation of the transactions contemplated by this Agreement.

          (m)  Termination of Agreements.  AnswerSoft shall use all reasonable
               -------------------------
efforts to terminate, effective immediately prior to the Effective Time, all agreements among AnswerSoft and any of its securityholders or optionholders, or among any AnswerSoft securityholders or optionholders, providing for registration rights, rights of first refusal, rights of co-sale, relating to the voting of AnswerSoft securities or requiring AnswerSoft to obtain the consent or approval of any such securityholders prior to taking or failing to take any action.

          (n)  Parachute Payments.  AnswerSoft shall use all reasonable efforts
               ------------------
to obtain the shareholder approval described in Section 280G(b)(5)(B) of the Code for all payments which, in the absence of such approval, would be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code.

     5.3  Covenants of Davox and the Company. Davox and the Company hereby
          ----------------------------------
covenant and agree with AnswerSoft as follows:

          (a)  Preservation of Business Organization.  Davox shall use all
               -------------------------------------
reasonable efforts to cause to preserve without material impairment the business organization of Davox and its subsidiaries and their goodwill as to payors, providers, suppliers, distributors, clients and others having business relations with Davox and its subsidiaries.

          (b)  Carry on in Regular Course.  Davox shall carry on its business in
               --------------------------
the ordinary and usual course, in a manner consistent with its past practices. Without the prior written consent or approval of AnswerSoft, Davox shall not amend its certificate of incorporation or by-laws.

          (c)  Consents.  Davox shall use all reasonable efforts to obtain
               --------
consents in writing to the transactions contemplated by this Agreement and/or such amendments, assignments or modifications of such documents or instruments as may be required in order that the transactions contemplated by this Agreement shall not result in any default with respect to any law, rule, regulation, order, decree, license, agreement, contract, commitment or instrument to which Davox is a party or by which Davox or any of its assets is bound.

          (d)  Access.  Davox shall permit officers, agents, attorneys and
               ------
accountants and other persons designated by AnswerSoft full access after reasonable notice during normal business hours to the properties, books, contracts, commitments, tax returns, examination reports of the Internal Revenue Service and other records of Davox and its subsidiaries. Unless prohibited by law or contract, such designees of AnswerSoft shall be furnished with true, accurate and complete copies of such contracts, commitments and other records and all other information with respect to the assets and business of Davox and its subsidiaries as such designees may reasonably request.

          (e)  Effectiveness of Registration Statement.  Davox shall: (i) advise
               ---------------------------------------
AnswerSoft, promptly after Davox receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, (ii) advise AnswerSoft of the issuance of any stop order or the suspension of the qualification of the Davox Common to be issued in connection with the Merger for the offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose and Davox shall use reasonable efforts to resolve such issues, (iii) advise AnswerSoft of any request by the Commission for the amendment or supplementation of the Registration Statement or for additional information, and (iv) respond to Commission comments and use reasonable efforts to have the Registration Statement declared effective, as promptly as practical.

          (f)  Documents and Information to be Furnished.  Davox shall furnish
               -----------------------------------------
to AnswerSoft promptly after such documents are available to Davox's stockholders its unaudited quarterly financial reports in the form filed with the Commission on Form 10-Q prescribed under the Exchange Act and such other reports, statements, documents and other items Davox delivers, or is required to deliver, to any of its stockholders.

          (g)  Distribution of Proxy Materials; Stockholders' Approval.  Davox
               -------------------------------------------------------
shall take all action necessary in accordance with applicable law to convene a meeting of its stockholders to be held at the earliest possible time after the effective date of the Registration Statement for the purpose of approving and adopting this Agreement (including the transactions contemplated hereby). It shall submit the Proxy Materials to its stockholders, and its Board of Directors shall recommend to its stockholders the adoption of this Agreement; provided
                                                                    --------
that such recommendation may be withdrawn, modified or amended to the extent the Board of Directors of Davox deems it necessary to do so in the exercise of its fiduciary obligations to the Davox stockholders. It shall, at such meeting of its stockholders, present this Agreement for adoption by its stockholders. Subject to its fiduciary obligations, it shall use all reasonable efforts to obtain all votes and approvals of its stockholders necessary for the approval and adoption of this Agreement under the Delaware Corporation Law, and its certificate of incorporation and by-laws.

          (h)  Notices of Certain Events. Davox shall promptly notify AnswerSoft
               -------------------------
of:

               (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

               (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

               (iii) any actions, suits, claims, investigations or proceedings commenced relating to or involving or otherwise affecting Davox or any of its subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article IV or that relate to the consummation of the transactions contemplated by this Agreement.

          (i)  Pooling.  If the Merger qualifies for pooling-of-interests
               -------
accounting treatment, Davox shall use all reasonable efforts to cause its affiliates to agree not to transfer shares of Davox Common owned by such affiliates until such time as financial results covering at least 30 days of combined operations of Davox and AnswerSoft have been published.

          (j)  Listing of Additional Shares.  Prior to the Effective Time, Davox
               ----------------------------
shall file with Nasdaq a Notification Form for Listing of Additional Shares with respect to the Davox Common.

          (k)  Blue Sky Laws.  Davox shall take such steps as may be necessary
               -------------
to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Davox Common in connection with the Merger. AnswerSoft shall use its best efforts to assist Davox as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Davox Common in connection with the Merger.

          (l)  Indemnification.
               ---------------

               (a) At all times, from and after the Effective Time, Davox and the Surviving Corporation jointly and severally shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of AnswerSoft or any of its subsidiaries (the "Indemnified Parties") in respect of acts or omissions, whether arising out of or pertaining to the transactions contemplated by this Agreement or otherwise, occurring on or prior to the Effective Time to the fullest extent permitted under AnswerSoft's Certificate of Incorporation, Bylaws and indemnification agreements in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

               (b) If Davox or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in each such case, proper provision shall be made so that such successors or assigns of Davox or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.3(l).

               (c) This section shall survive the consummation of the Merger at the Effective Time, is intended to benefit AnswerSoft, the Surviving Corporation and the Indemnified Parties, and shall be enforceable by the Indemnified Parties.

                                  ARTICLE VI

                               EMPLOYEE BENEFITS

     6.1 Employee Benefits Definitions. The following terms, as used herein, have the following meanings:

     "Benefit Arrangement" means each employment, severance or other
      -------------------
similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by AnswerSoft or any of its ERISA Affiliates and (iii) covers any employee or former employee of AnswerSoft.

     "Employee Plans" means each "employee benefit plan", as such term is
      --------------
defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by AnswerSoft or any of its ERISA Affiliates, as the case may be.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" of any entity means any other entity that, together
      ---------------
with such entity, would be treated as a single employer under Section 414 of the Code.

     "Multiemployer Plan" means each Employee Plan that is a multiemployer plan,
      ------------------
as defined in Section 3(37) of ERISA.

     6.2  ERISA Representations.  AnswerSoft hereby represents and warrants to
          ---------------------
Davox and the Company that:

          (a)  Schedule 6.2 lists each Employee Plan that covers any employee of
               ------------
AnswerSoft, copies or descriptions of all of which have previously been made available or furnished to Davox. With respect to each Employee Plan, AnswerSoft has provided the plan document and any related trust or insurance agreements, the three most recently filed Form 5500 and an accurate summary description of such plan.

          (b)  Schedule 6.2 also includes a list of each Benefit Arrangement of
               ------------
AnswerSoft, copies or descriptions of which have been made available or furnished previously to Davox.

          (c)  None of the Employee Plans or other arrangements listed on
Schedule 6.2 covers any non-United States employee or former employee of
------------
AnswerSoft.

          (d) No "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan.

          (e) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. AnswerSoft and its ERISA Affiliates have not incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

          (f)  Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. AnswerSoft has furnished to Davox copies of the most recent Internal Revenue Service determination letters with respect to each such plan.

          (g) Each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

          (h) With respect to the employees and former employees of AnswerSoft, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code or applicable state benefits continuation laws.

          (i) All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, will be discharged and paid on or prior to the Closing Date. Except as disclosed in writing to Davox prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by Seller or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

          (j)  Except as set forth on Schedule 6.2, there is no contract,
                                      ------------
agreement, plan or arrangement covering any employee or former employee of AnswerSoft that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

          (k) No tax under Section 4980B or Section 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

          (l) No employee of AnswerSoft will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

     6.3. No Third Party Beneficiaries.  No provision of this Agreement
          ----------------------------
or this Article VI shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of AnswerSoft in respect of continued employment (or resumed employment) with AnswerSoft and no provision of this Article VI shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by Davox or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any Employee Plan or Benefit Arrangement. Davox and AnswerSoft agree that Davox will provide benefits to AnswerSoft employees and officers following the Effective Time that are substantially identical to the benefits currently provided to similarly situated employees and officers of Davox. From and after the Effective Time, Davox shall grant all employees credit for all service (to the same extent as service with Davox is taken into account with respect to similarly situated employees of Davox) with AnswerSoft prior to the Effective Time for (i) eligibility and vesting purposes and (ii) for purposes of vacation accrual after the Effective Time as if such service with AnswerSoft was service with Davox. Davox and AnswerSoft agree that where applicable with respect to any medical or dental benefit plan of Davox, to the extent permitted under such plan, Davox shall waive any preexisting condition exclusion and actively-at-work requirements (provided, however, that no such waiver shall apply to a preexisting condition of any employee of AnswerSoft who was, as of the Effective Time, excluded from participation in a plan by virtue of such preexisting condition) and provided that any covered expenses incurred on or before the Effective Time by an employee or an employee's covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Davox.

                                  ARTICLE VII

                                CLOSING MATTERS

     7.1  The Closing.  The closing (the "Closing") shall be held at the
          -----------
offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110, on May 21, 1998 or as soon thereafter as practicable (the "Closing Date"). If any condition in Article VIII is not satisfied in any material respect (or is not duly waived) at the Closing, any party whose obligations are subject to such condition may extend the period in which the Closing must be consummated (during which period each other party shall use its respective reasonable efforts to cause all such conditions to be satisfied in all material respects). If all conditions are determined to be satisfied in all material respects (or are duly waived) at the Closing (whether or not delayed), the Closing shall be consummated by the making of all necessary filings with the Secretary of State of Delaware under the Delaware Corporation Law.

     7.2  Documents and Certificates.  Each of Davox, the Company and
          --------------------------
AnswerSoft shall use all reasonable efforts, on or prior to the Closing, to execute and deliver all such instruments, documents or certificates as may be necessary or advisable, on the advice of counsel, for the consummation at the Closing of the transactions contemplated by this Agreement or to cause the Effective Time, subject to consummation at the Closing, to occur as soon as practicable.



                                 ARTICLE VIII

                             CONDITIONS OF CLOSING



     8.1  Conditions to Obligations of Davox, the Company and AnswerSoft.
          --------------------------------------------------------------
The obligations of Davox, the Company and AnswerSoft under this Agreement to consummate the Merger are subject to the satisfaction of the following conditions:

          (a)  Stockholder Approvals.  The adoption of this Agreement and the
               ---------------------
transactions contemplated hereby shall have been approved by the stockholders of AnswerSoft and Davox as required by the Delaware Corporation Law, the certificates of incorporation and by-laws of AnswerSoft and Davox and the rules of the Nasdaq National Market.

          (b)  Governmental Approvals.  Davox, the Company and AnswerSoft shall
               ----------------------
have received all necessary approvals of Governmental Authorities of the transactions contemplated by this Agreement, and each of such approvals shall remain in full force and effect at the Closing Date.

          (c)  Registration Effective.  The Registration Statement shall have
               ----------------------
become effective for all of the Davox Common to be issued as of the Closing Date for all of the issued and outstanding shares of capital stock of AnswerSoft as of the Closing Date and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission.

          (d)  Litigation.  No action, suit, litigation, proceeding or
               ----------
investigation shall (i) have been formally instituted and be pending with regard to the Merger or (ii) be threatened by any Governmental Authority with regard to the Merger which, if resolved substantially in accordance with plaintiff's demand, would be reasonably likely to have a Material Adverse Effect on Davox. On the Closing Date, there shall not be in force any order or decree restraining or enjoining consummation of the Merger or placing any limitation upon such consummation or to invalidate, suspend or require modification of any provision of this Agreement.

          (e)  Nasdaq National Market Listing.  The shares of Davox Common to be
               ------------------------------
issued in the Merger shall have been accepted for listing on the Nasdaq National Market.

          (f)  Pooling.  Based on the written opinions of Arthur Andersen LLP
               -------
and Ernst & Young and such other advice as they may deem relevant, Davox and AnswerSoft shall have no basis for believing that the transactions contemplated by this Agreement will not be accounted for as a "pooling of interests" in accordance with United States generally accepted accounting principles and that such accounting treatment will not be accepted by the Commission.

     8.2  Conditions Applicable to Davox and the Company.  The obligations
          ----------------------------------------------
of Davox and the Company under this Agreement to cause the Merger to be consummated are, at their option, subject to the satisfaction of the following conditions, in addition to the conditions contained in Section 8.1:

          (a)  Performance of this Agreement.  All the terms, covenants and
               -----------------------------
conditions of this Agreement to be complied with and performed by AnswerSoft on or before the Closing Date shall have been fully complied with and performed in all material respects.

          (b)  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of AnswerSoft set forth in Article III shall be true and correct in all material respects both on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement.

          (c)  No Material Adverse Change.  Since the date of this Agreement,
               --------------------------
there shall have been no material adverse change in the financial condition, results of operations, business, properties, assets or operations of AnswerSoft and its subsidiaries, taken as a whole.

          (d)  Officers' Certificate Concerning this Agreement.  AnswerSoft
               -----------------------------------------------
shall have furnished to Davox and the Company a certificate dated the Closing Date, signed by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Sections 8.2(a) through 8.2(c) have been satisfied.

          (e)  Opinion of Counsel.  Davox and the Company shall have received
               ------------------
from counsel to AnswerSoft an opinion or opinions dated the Closing Date substantially in the form set forth in Exhibit C.
                                       ---------

          (f)  Auditor's Letters.  Davox and its directors and officers who sign
               -----------------
the Registration Statement shall have received from Ernst & Young letters, dated
(i) the date of the mailing of the Proxy Materials to the stockholders of Davox and AnswerSoft and (ii) the Closing Date with respect to AnswerSoft's financial condition and certain of the financial information in the Registration Statement, which letters shall be in a form customary for accountants' letters in respect of transactions such as those contemplated hereby and shall be based upon customary specified procedures undertaken by such firm.

          (g)  Required Consents.  The holders of any note, guarantee or other
               -----------------
evidence of indebtedness of AnswerSoft or any of its subsidiaries, the lessors of any material real or personal property or assets leased by AnswerSoft or any of its subsidiaries, the parties (other than AnswerSoft or any of its subsidiaries) to any other material contract, commitment or agreement to which AnswerSoft or any of its subsidiaries is a party, and any other person (other than Governmental Authorities) which owns or has authority to grant any franchise, license, permit, easement, rights or other authorization necessary for the business or operations of AnswerSoft or any of its subsidiaries, to the extent that their consent or approval of the Merger or any other transactions contemplated by this Agreement is required under the pertinent lease, contract, commitment or agreement or other document or instrument or under applicable laws, rules or regulations for the consummation of the transactions contemplated hereby in the manner herein provided, shall have granted such consent or approval.

          (h)  Appraisal Rights.  Holders of not more than 5% of the outstanding
               ----------------
shares of Preferred Stock and AnswerSoft Common shall have exercised appraisal rights pursuant to Section 262 of the Delaware Corporation Law.

          (i)  Performance of Participation Agreement.  All the terms, covenants
               --------------------------------------
and conditions of the Participation Agreement to be complied with and performed by AnswerSoft and the Major Stockholders on or before the Closing Date shall have been fully complied with and performed in all material respects.

          (j) Termination of Agreements.  All agreements among AnswerSoft and
              -------------------------
any of its securityholders or optionholders, or among any of the AnswerSoft securityholders or optionholders, providing for registration rights, rights of first refusal, rights of co-sale, relating to the voting of AnswerSoft securities or requiring AnswerSoft to obtain the consent or approval of any such securityholders prior to taking or failing to take any action, shall have been terminated in their entirety.

          (k)  Proceedings; Other Agreements.  All proceedings to be taken in
               -----------------------------
connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Davox, and Davox shall have received copies of all such documents (including but not limited to any documents or certificates required or reasonably requested by Arthur Andersen LLP) and other evidence as it may reasonably request to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

          (l)  Non-U.S. Real Property Holding Company Certification.  On or
               ----------------------------------------------------
before the Closing Date, Davox shall have received from AnswerSoft a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form acceptable to Davox.

          (m)  Closing Average Price.  The average of the last reported sale
               ---------------------
price of the common stock of Davox on the Nasdaq National Market for the 30 trading days ending the fifth trading day immediately preceding the Closing Date (the "Closing Average Price") shall not be more than 1.25 times the Average Price (as defined in Section 2.4).

          (n)  Stockholder and Optionholder List.  AnswerSoft shall have
               ---------------------------------
delivered to Davox, as of the Closing Date, a true and complete list of all holders of shares of capital stock of AnswerSoft and holders of options and warrants to purchase capital stock, certified as of the Closing Date by the Secretary of AnswerSoft.

          (o)  Employment Agreements.  Davox shall have received from some or
               ---------------------
all of the individuals listed on Exhibit 8.2(o)(i) hereto, such individuals to
                                 -----------------
be identified by Davox in its sole discretion, an executed copy of an Employment Agreement with Davox, a form of which is attached hereto as Exhibit 8.2(o)(ii),
                                                            ------------------
with such modifications as Davox shall reasonably request; provided, however, that such employees shall not be required to relocate from the Dallas, Texas area. AnswerSoft shall also use its best efforts to cause some or all of the individuals listed on Exhibit 8.2(o)(iii) hereto, such individuals to be
                      -------------------
identified by Davox in its sole discretion, to sign an Employment Agreement with Davox, a form of which is attached hereto as Exhibit 8.2(o)(ii), with such
                                             ------------------
modifications as Davox shall reasonably request.

          (p)  Escrow Agreement.  Davox shall have received from the Stockholder
               ----------------
Representatives and the Escrow Agent an executed copy of the Escrow Agreement.

     8.3  Conditions Applicable to AnswerSoft.  The obligations of
          -----------------------------------
AnswerSoft under this Agreement to cause the Merger to be consummated are, at its option, subject to the satisfaction of the following conditions, in addition to the conditions contained in Section 8.1:

          (a)  Performance of this Agreement.  All the terms, covenants and
               -----------------------------
conditions of this Agreement to be complied with and performed by Davox and the Company on or before the Closing Date shall have been fully complied with and performed in all material respects.

          (b)  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of Davox and the Company set forth in Article IV shall have been true and correct in all material respects on the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties were made anew at and as of the Closing Date, except: (i) to the extent such representations and warranties are by their express provisions made as of the date of this Agreement or another specified date; and (ii) for the effect of any activities or transactions which may have taken place after the date of this Agreement which are contemplated by this Agreement.

          (c)  No Material Adverse Change.  Since the date of this Agreement,
               --------------------------
there shall have been no material adverse change (other than as a result of the transactions contemplated by this Agreement) in the financial condition, results of operations, business, properties, assets or operations of Davox and its subsidiaries, taken as a whole.

          (d)  Officers' Certificate Concerning this Agreement.  Davox shall
               -----------------------------------------------
have furnished to AnswerSoft a certificate dated the Closing Date, signed by the chief executive officer and the chief financial officer of Davox, to the effect that, the conditions set forth in Sections 8.3(a) through 8.3(c) hereof have been satisfied.

          (e)  Opinion of Counsel.  AnswerSoft shall have received from counsel
               ------------------
to Davox an opinion or opinions dated the Closing Date substantially in the form set forth on Exhibit D.
             ---------

          (f)  Required Consents.  Davox shall have received all consents or
               -----------------
approvals of the Merger or any other transactions contemplated by this Agreement required under any material lease, contract, commitment, note, guaranty or other evidence of indebtedness of Davox or any of its subsidiaries, or any lease of any material real property of Davox and its subsidiaries, or under applicable law for the consummation of the transactions contemplated hereby.

          (g)  Closing Average Price. The Closing Average Price shall not be
               ---------------------
less than 0.75 times the Average Price.


                                  ARTICLE IX

                                  TERMINATION

     9.1  Grounds for Termination. This Agreement may be terminated at any time
          -----------------------
prior to the Effective Time:

          (a) by mutual written agreement duly authorized by the Board of Directors of Davox and AnswerSoft;

          (b) by either Davox or AnswerSoft if the Effective Time shall not have occurred on or before July 31, 1998; provided, however, that the right to
                                          --------  -------
terminate this Agreement under this clause (b) shall not be available to any party if such party's breach of any representation, warranty or agreement contained in this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

          (c) by either Davox or AnswerSoft, if such party is not in material breach of its obligations under this Agreement, in the event of (i) a material breach by the other party of any representation, warranty or agreement contained in this Agreement which is not cured within sixty (60) days after written notice of such breach is given to the party committing such breach or (ii) the failure of the stockholders of the other party to approve the Merger or any matter required to be approved by such stockholders in order to consummate the Merger;

          (d) by Davox in the event (i) of a material breach of the Participation Agreement by AnswerSoft or any of the Major Stockholders (provided, however, that it shall not be deemed to be a material breach of the Participation Agreement by any of the Major Stockholders if the Merger is approved by the AnswerSoft stockholders, notwithstanding such Major Stockholders' failure to vote in favor of the Merger) or (ii) Davox is advised by Arthur Andersen, LLP that it believes (or Davox is advised by the Commission) that the transactions contemplated by this Agreement will not be accounted for as a "pooling of interests" in accordance with United States generally accepted accounting principles; and

          (e) by either Davox or AnswerSoft if AnswerSoft shall have received a proposal for an Acquisition Transaction and the Board of Directors of AnswerSoft in connection therewith withdraws or adversely modifies its approval and recommendation of this Agreement and the transactions contemplated hereby after, in the case of termination by AnswerSoft, determining that to cause AnswerSoft to proceed with the transactions contemplated hereby would not be consistent with the Board of Directors' fiduciary duty to the stockholders of AnswerSoft.

     The party desiring to terminate this Agreement shall give notice of such termination to the other parties.

     9.2  Procedure Upon Termination.  In the event of the termination of
          --------------------------
this Agreement, the Board or Boards of Directors so terminating may direct its or their officers not to file the certificate of merger in the office of the Secretary of State of the State of Delaware, notwithstanding favorable action by the stockholders of Davox, the Company and AnswerSoft. In the event this Agreement is terminated, the agreements of AnswerSoft and Davox contained in Sections 5.1(c), 5.1(d), 5.3(l) and 9.3 shall survive such termination; provided, however, that Section 10.2 shall terminate in the event this Agreement is terminated under Section 9.1(a) or by AnswerSoft under Section 9.1(b) or 9.1(c).

     9.3  Certain Remedies Upon Termination.
          ----------------------------------

          (a) If this Agreement is terminated pursuant to Sections 9.1(c), 9.1(d)(i) or 9.1(e), then AnswerSoft (in the case of a termination by Davox (or termination by AnswerSoft pursuant to Section 9.1(e)) or Davox (in the case of a termination by AnswerSoft pursuant to Section 9.1(c)) shall pay the other all fees and expenses (including without limitation all accounting, legal and investment banking fees and expenses) incurred by the other in connection with this Agreement within 30 days after written demand therefor in consideration of the other's efforts in seeking to consummate the Merger and the other transactions contemplated by this Agreement. The preceding sentence shall not limit the right of either party to pursue any other remedy permitted by applicable law.

          (b) If this Agreement is terminated pursuant to Section 9.1(c) (with respect to a termination by Davox), 9.1(d)(i) or 9.1(e) and if AnswerSoft has consummated a change in control (as hereinafter defined) within six (6) months after such termination, other than one in which control of AnswerSoft is acquired by Davox, then AnswerSoft shall pay Davox (net of any fee paid or payable to Davox pursuant to Section 9.3(a)) $3,000,000 (the "Termination Fee") promptly after written demand therefor. A "change in control" shall mean the
                                            -----------------
(i) acquisition of 50% or more of the voting power of AnswerSoft by any person, entity or group (including via an initial public offering of AnswerSoft's capital stock in which 50% or more of the capital stock outstanding is issued in such offering), (ii) a merger or consolidation involving AnswerSoft as a result of which the stockholders of AnswerSoft as of the date of this Agreement hold less than 50% of the voting power of the surviving or resulting corporation,
(iii) a sale or other disposition by AnswerSoft of all or substantially all the assets of AnswerSoft, or (iv) an agreement with respect to any of the foregoing. Any payment made pursuant to this Section 9.3(b) shall be made in lieu of any other claim for damages or remedy that might be available to Davox, actual damages being impossible to calculate due, among other things, to the inability to calculate the benefits accruing to the stockholders of Davox as a result of the combination of AnswerSoft and Davox.


                                   ARTICLE X

                           SURVIVAL; INDEMNIFICATION

     10.1 Survival. The covenants, agreements, representations and
          --------
warranties of AnswerSoft contained in this Agreement shall survive the Closing until the earlier of (i) the delivery by Davox's independent auditor of its report on Davox's financial statements for the fiscal year ended December 31, 1998 or (ii) the one (1) year anniversary of the Closing Date. Notwithstanding the preceding sentence, any claim or liability regarding any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 10.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. The covenants, agreements, representations and warranties of AnswerSoft and the rights and remedies that may be exercised by any Indemnitee (as defined below) shall not be limited, diminished or otherwise affected by or as a result of any information that may have been provided, any investigation or examination that may have or be made by, or any knowledge of, any Indemnitee or any other party on behalf of any Indemnitee.

     10.2 Indemnification.  By their approval of this Agreement, the
          ---------------
stockholders of AnswerSoft agree that the Escrow Shares shall be available to the extent provided in this Article X and in the Escrow Agreement to compensate each of Davox and, effective at and as of the Effective Time, without duplication, AnswerSoft and each of their respective subsidiaries and affiliates (each in its capacity as an indemnified party, an "Indemnitee") at all times from and after the date of this Agreement for any and all losses, liabilities, damages, judgments, rulings, assessments and any and all amounts paid in settlement of or related to any claim or litigation or amounts mutually agreed to by Davox and the Stockholder Representatives (collectively, "Actual Damages"), and any and all costs and expenses, interest, penalties, reasonable attorneys' fees and any and all other expenses incurred in investigating, preparing, and defending against any litigation, commenced or threatened, and any claim whatsoever (collectively "Litigation Damages," together with "Actual Damages," "Damages") (Damages in each case shall be net of the amount of any insurance proceeds, indemnity or contribution actually recovered by such Indemnitee), incurred by such Indemnitee as a result of, arising out of or incident to any of the following with respect to which a claim for indemnification is brought by an Indemnitee within the applicable survival period described in Section 10.1: (i) any breach of any representation or warranty of AnswerSoft set forth herein, or in any certificate or other document delivered in connection herewith or therewith (except the Participation Agreement), or (ii) any breach or nonfulfillment by AnswerSoft, or any noncompliance by AnswerSoft with, any covenant, agreement, or obligation contained herein, or in any certificate or other document delivered in connection herewith (except the Participation Agreement) except to the extent waived by Davox.

     10.3 Third Person Claims.  Promptly after an Indemnitee has received
          -------------------
notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a
            ------------
Third Person, the Indemnitee shall, as a condition precedent to a claim with respect thereto being made against the Escrow Shares, give the Stockholder Representatives written notice of such claim or the commencement of such action or proceeding; provided, however that the failure to give such notice will not
               --------  -------
affect the Indemnitees' right to indemnification hereunder with respect to such claim, action or proceeding, except to the extent that the Stockholder Representatives has, or the AnswerSoft stockholders have, been actually prejudiced as a result of such failure. If the Stockholder Representatives notifies the Indemnitee within 30 days from the receipt of the foregoing notice that he wishes to defend against the claim by the Third Person and if the estimated amount of the claim, together with all other claims made against the Escrow Shares that have not been settled, is less than the remaining balance of the Escrow Shares, then the Stockholder Representatives shall have the right to assume and control the defense of the claim by appropriate proceedings with counsel reasonably acceptable to Indemnitee, and the Stockholder Representatives shall be entitled to reimbursement out of the Escrow Shares for such defense. The Indemnitee may participate in the defense, at its sole expense, of any such claim for which the Stockholder Representatives shall have assumed the defense pursuant to the preceding sentence, provided that counsel for the Stockholder Representatives shall act as lead counsel in all matters pertaining to the defense or settlement of such claims, suit or proceedings; provided, however,
                                                           --------  -------
that Indemnitee shall control the defense of any claim or proceeding that in Indemnitee's reasonable judgment could have a material and adverse effect on Indemnitee's business apart from the payment of money damages. The Indemnitee shall be entitled to indemnification under Section 10.2 (subject to the limitations set forth in Section 10.4) for the reasonable fees and expenses of its counsel for any period during which the Stockholder Representatives has not assumed the defense of any claim. Whether or not the Stockholder Representatives shall have assumed the defense of any claim, neither the Indemnitee nor the Stockholder Representatives shall make any settlement with respect to any such claim, suit or proceeding without the prior consent of the other, which consent shall not be unreasonably withheld or delayed. It is understood and agreed that in situations where failure to settle a claim expeditiously could have an adverse effect on the party wishing to settle, the failure of the party controlling the defense to act upon a request for consent to such settlement within five (5) business days of receipt of notice thereof shall be deemed to constitute consent to such settlement for purposes of this Article X.

     10.4 Method of Payment.  Upon consummation of the Merger, Davox or
          -----------------
the Surviving Corporation shall only be entitled to satisfy claims for indemnification pursuant to this Article X from the Escrow Shares. To the extent that Davox or the Surviving Corporation is entitled to indemnification hereunder, the Escrow Shares shall be valued in accordance with the provisions of Section 2.3 hereof. Davox may not receive any Escrow Shares from the Escrow Fund unless and until a Notice of Claim (as defined in the Escrow Agreement) identifying Actual Damages the aggregate amount of which equals or exceeds $100,000 has been delivered to the Escrow Agent as provided in the Escrow Agreement, and such amount is determined pursuant to this Article X and the Escrow Agreement to be payable, in which case Davox shall be entitled to receive Escrow Shares equal in value to the full amount of the Damages (including the first $100,000 of such Damages).

     10.6 No Contribution.  The stockholders of AnswerSoft acknowledge
          ---------------
and agree that they shall not have and shall not exercise or assert any right of contribution, indemnification, subrogation or other remedy or right against the Surviving Corporation in connection with any indemnification obligation or other liability to which they may become subject under or in connection with this Agreement, the Participation Agreement or any certificate or other document delivered in connection herewith or therewith.

     10.7 Maximum Liability and Remedies.  The rights of Davox to make
          ------------------------------
claims upon the Escrow Shares in accordance with this Article X shall be the sole and exclusive remedy of Davox and the Surviving Corporation after the Closing Date with respect to any representation, warranty, covenant or agreement made by AnswerSoft under this Agreement and no former stockholder, optionholder, warrantholder, director, officer, employee or agent of AnswerSoft shall have any personal liability to Davox or the Surviving Corporation after the Closing Date in connection with the Merger. Nothing in this Agreement shall limit the liability of AnswerSoft that may arise pursuant to Article IX.


                                  ARTICLE XI

                                 MISCELLANEOUS

     11.1 Specific Performance.  Each of the parties to this Agreement
          --------------------
hereby acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement. In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

     11.2 Expenses.  Except as set forth in Section 9.3, all fees and
          --------
expenses (including all accounting, legal and investment banking fees and expenses and all other expenses) incurred by Davox and the Company in connection with this Agreement and the transactions contemplated hereby will be borne by Davox. Except as set forth in Section 9.3, all fees and expenses (including without limitation all accounting, legal and investment banking fees and expenses) incurred by AnswerSoft in connection with this Agreement and the transactions contemplated hereby will be borne by AnswerSoft.

     11.3 Further Assurances.  If at any time after the Effective Time,
          ------------------
Davox or the Company shall consider it advisable that any further conveyance, agreements, documents, instruments and assurances of law or any other things are necessary or desirable to vest, perfect, confirm or record in the Company the title to any property, rights, privileges, powers and franchises of AnswerSoft, the officers of AnswerSoft last in office and such other persons, if any, as the Board of Directors of AnswerSoft last in office may authorize shall execute and deliver, upon Davox or the Company's request, any and all proper conveyances, agreements, documents, instruments and assurances of law, and do all things reasonably necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in the Company, and otherwise to carry out the provisions of this Agreement.

     11.4 Parties in Interest.  All the terms and provisions of this
          -------------------
Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto, their permitted successors or assigns, and their respective stockholders any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby, other than Section 5.3(l) which is intended to be for the benefit of the Indemnified Parties and may be enforced by the Indemnified Parties.

     11.5 Entire Agreement.  This Agreement, the Participation Agreement, the
          ----------------
Confidentiality Agreement and the Escrow Agreement, together with the Schedules and Exhibits hereto and thereto, which are incorporated into this Agreement by this reference, supersede any other agreement, whether written or oral, that may have been made or entered into by Davox and AnswerSoft (or by any officer or officers of such parties) relating to the matters contemplated hereby. This Agreement, the Participation Agreement, the Confidentiality Agreement and the Escrow Agreement, together with the Schedules and Exhibits hereto and thereto, constitute the entire agreement by the parties, and there are no agreements or commitments except as set forth herein and therein.

     11.6 Amendment or Modification.  At any time before or after the
          -------------------------
adoption of the Agreement by the stockholders of AnswerSoft or the approval of the matters submitted to the stockholders of Davox in the Proxy Materials, this Agreement may be amended or supplemented by additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or to modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby; provided, however, that all such agreements, articles or certificates must be in writing and signed by all parties hereto in order to be effective.

     11.7 Waiver.  Any party to this Agreement may, by written notice to
          ------
the other parties to this Agreement, (a) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement; or (d) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, conditions or agreements contained in this Agreement. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     11.8 Assignability.  This Agreement shall not be assignable by
          -------------
AnswerSoft, on the one hand, or Davox or the Company, on the other hand, without the prior written consent of Davox, on the one hand, or AnswerSoft, on the other hand, as the case may be.

     11.9 Certain Definitions.  For purposes of this Agreement, the
          -------------------
following terms shall have the meanings set forth below:

          (a)  "affiliate" shall mean, when used with respect to a specified
                ---------
person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified;

          (b)  "control" (including, with its correlative meanings, "controlled
                -------                                              ----------
by" and "under common control with") shall mean possession, directly or
--       -------------------------
indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise);

          (c)  "person" shall mean any individual, corporation, partnership,
                ------
limited liability company, trust, joint venture, unincorporated association, Governmental Authority or other entity; and

          (d)  "subsidiary" of any person shall mean a corporation, company or
                ----------
other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, limited liability company, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right to make decisions for such other entity is, now or hereafter owned or controlled, directly or indirectly, by such person.

     11.10 Headings and Interpretation.  The headings contained in this
           ---------------------------
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof" and "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Unless the context otherwise requires, (i) terms used in the plural include the singular, and vice versa, and (ii) words in the masculine gender include the feminine, and vice versa.

     11.10 Notices.  All notices and other communications under this
           -------
Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

           If to Davox or the Company:

                   Davox Corporation
                   6 Technology Park Drive
                   Westford, Massachusetts  01886
                   Telecopy:  (978) 952-0795
                   Attn:  President


           with a copy to:

                   Testa, Hurwitz & Thibeault, LLP
                   125 High Street
                   Boston, Massachusetts 02110
                   Telecopy:  (617) 248-7100
                   Attn:  Timothy C. Maguire, Esq.

           If to AnswerSoft:

                   AnswerSoft, Inc.
                   2201 N. Central
                   Expressway, Suite 200
                   Richardson, Texas 75080
                   Telecopy:  (972) 997-8310
                   Attn:  President
     with a copy to:
          If to AnswerSoft:
          Gunderson, Dettmer, Stough, Villeneuve, Franklin & Hachigian, LLP 8911 Capital of Texas Highway
          Suite 4140
          Austin, Texas  78759
          Telecopy: (512) 342-8181
          Attn:   Brian K. Beard, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sender, or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
Section 11.10 or in accordance with the latest unrevised direction from such party given in accordance with this Section 11.10.

     11.11 Law Governing.  This Agreement shall be governed by and
           -------------
construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     11.12 Invalidity of Provisions.  Each of the provisions contained
           ------------------------
in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

     11.13 Counterparts.  This Agreement may be executed simultaneously
           ------------
in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     11.14 Consent to Jurisdiction.  Each of AnswerSoft, Davox and the
           -----------------------
Company hereby irrevocably submits to the exclusive jurisdiction of any state or federal court in the State of Delaware over any suit, action or proceeding brought against it by any of the other parties hereto and arising out of or relating to this Agreement and the transactions contemplated hereby.

                 [Remainder of Page Intentionally Left Blank]

                       - Agreement and Plan of Merger -

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on the date first above written.

                                                 DAVOX CORPORATION


                                                 By: /s/ Alphonse M. Lucchese
                                                     --------------------------

                                                 DUKE ACQUISITION CORPORATION


                                                 By: /s/ Alphonse M. Lucchese
                                                     --------------------------


                                                 ANSWERSOFT, INC.


                                                 By: /s/ David W. Brandenburg
                                                     --------------------------

                                                                         Annex B
                             PARTICIPATION AGREEMENT

         This Participation Agreement dated as of March 9, 1998 (the "Agreement") by and among Davox Corporation, a Delaware corporation ("Davox"), Duke Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Davox (the "Company"), AnswerSoft, Inc., a Delaware corporation ("AnswerSoft"), the parties listed on Schedule 2.1(g) attached hereto (collectively, the "Major Stockholders"), each of which is a stockholder of AnswerSoft. Capitalized terms not defined herein have the meanings assigned to them in the Agreement and Plan of Merger (the "Merger Agreement") dated the date hereof by and among Davox, the Company and AnswerSoft.

                                   WITNESSETH:

         WHEREAS, pursuant to the Merger Agreement, Davox, the Company and AnswerSoft have agreed to merge the Company with and into AnswerSoft on the terms and conditions set forth therein (the "Merger"); and

         WHEREAS, to induce Davox to enter into the Merger Agreement, the Major Stockholders, as the major stockholders of AnswerSoft, have agreed to enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                                    COVENANTS

         1.1 Covenants and Agreements. Each of the Major Stockholders hereby covenants and agrees with AnswerSoft, Davox and the Company as follows:

                  1.1(a) Cooperation. It shall cooperate fully with AnswerSoft, Davox and the Company in furnishing any information or performing any action reasonably requested by any such party, which information or action is necessary for the speedy and successful consummation of the transactions contemplated by the Merger Agreement. It shall use all reasonable efforts to cause the Closing to occur at the earliest practical time.

                  1.1(b) Other Required Information. It shall furnish to AnswerSoft, Davox and the Company all information concerning itself and its subsidiaries and affiliates as is required to be set forth in any application or statement to be filed with any Governmental Authority in connection with the transactions contemplated by the Merger Agreement or otherwise.

                  1.1(c) Confidentiality. (i) All information furnished by one party (the "disclosing party") to any other party (the "receiving party") in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby shall be kept confidential by the receiving party (and shall be used by it only in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby; provided,
                                                                       --------
however, that in the event the transactions contemplated by this Agreement and
-------
the Merger Agreement shall fail to be consummated, Davox shall keep all such information confidential), except to the extent that such information (A) is or becomes generally available to the public other than as a result of disclosure by the receiving party (or any of its directors, officers, employees, agents or advisors (the "Agents")), (B) was within the possession of the receiving party prior to its being furnished to the receiving party by or on behalf of the disclosing party provided that the source of such information is not known by
                 --------
the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other party with respect to such information, (C) becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or any of its Agents, provided that such source is not
                                       --------
known by the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party with respect to such information, (D) is independently developed by the receiving party or any of its Agents who did not have access to or the ability to use such information or (E) is required to be disclosed in any document filed with the Commission or any other Governmental Agency.

                         (ii) If the receiving party or any of its Agents is
requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the confidential information, the receiving party shall use all reasonable efforts to provide the disclosing party with prompt written notice of any such request or requirement so that the disclosing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the disclosing party, the receiving party or any of its Agents are nonetheless, based on the advice of counsel, required to disclose confidential information to any tribunal or else stand liable for contempt or suffer other censure or penalty, the receiving party or its Agents may, without liability hereunder, disclose to such tribunal only that portion of the confidential information which such counsel advises the receiving party is legally required to be disclosed, provided that the receiving party exercise its best efforts to preserve the confidentiality of the confidential information, including, without limitation, by cooperating with the disclosing party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the confidential information by such tribunal.

                         (iii) If the transactions contemplated by this
Agreement and the Merger Agreement shall fail to be consummated, the receiving party shall promptly cause all copies of documents or extracts thereof containing information and data as to the disclosing party to be returned to the disclosing party or destroyed.

                  1.1(d) Publicity. With respect to any matters discussed
                         ---------
herein, and except as otherwise required by applicable law or stock exchange regulations, it shall not issue any press release or make any other public statement without obtaining the prior approval of Davox to the contents and the manner of presentation and publication thereof.

                  1.1(e) Certain Tax and Accounting Matters. It shall use its
                         -----------------------------------
best efforts to not, either before or after the consummation of the Merger, take any action that would prevent the Merger from qualifying as a tax-free reorganization under Section 368 of the Code.

                  1.1(f) Pooling. It shall use all reasonable efforts, shall
                         -------
cooperate fully and shall take all actions as are reasonably necessary to allow the Merger and other transactions contemplated by this Agreement to be accounted for as a "pooling of interests" in accordance with United States generally accepted accounting principles which shall be acceptable to the Commission.

                  1.1(g) Initial Restriction on Disposition. It shall not sell,
                         ----------------------------------
transfer, or otherwise dispose of its interests in, or reduce its risk relative to, any of the shares of Davox Common into which its shares of AnswerSoft Common or Preferred Stock are converted upon consummation of the Merger until such time as Davox notifies it that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. It understands that ASR 130 and 135 relate to publication of financial results covering at least 30 days of post-Merger combined operations of Davox and AnswerSoft. Davox, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates representing the Major Stockholders' shares of Davox Common in order to enforce the provisions of this Section 1.1(g).

                  1.1(h) Other Negotiations. It shall not, and shall use its
                         ------------------
reasonable efforts to not permit AnswerSoft or their respective representatives to, directly or indirectly, initiate, solicit, encourage discussions with or provide information to any corporation, partnership, person or other entity or group concerning any merger, purchase or sale of all or substantially all of the assets or the sale of all or substantially all of the capital stock (or securities convertible or exchangeable or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock) or similar transaction involving AnswerSoft or any of its subsidiaries (all such transactions being referred to herein as "Acquisition Transactions") provided, however, that nothing contained in this Agreement shall prevent AnswerSoft or its Board of Directors from furnishing information to, or entering into discussions, negotiations or agreements with, any person or entity in connection with an unsolicited bona fide written proposal for an Acquisition Transaction by such person or entity or recommending an unsolicited bona fide written proposal for an Acquisition Transaction to the stockholders of AnswerSoft, if and only to the extent that (i) the Board of Directors of AnswerSoft believes in good faith that such proposal for an Acquisition Transaction would, if consummated, result in a transaction more favorable to AnswerSoft's stockholders than the transaction contemplated by the Merger Agreement (any such more favorable proposal for an Acquisition Transaction being referred to in this Agreement as a "Superior Proposal") and (ii) the Board of Directors of AnswerSoft determines in good faith that such action is necessary to comply with its fiduciary duties to stockholders under applicable law. It shall promptly communicate to Davox the terms of any proposal which it may receive in respect of an Acquisition Transaction and any request by or indication of interest on the part of any third party with respect to the initiation of any Acquisition Transaction or discussions with respect thereto.

                  1.1(i) [INTENTIONALLY OMITTED]

                  1.1(j) No Purchases or Sales of Davox Shares. Neither it nor
                         -------------------------------------
any of its affiliates will, directly or indirectly, purchase, sell, borrow, lend or otherwise acquire or dispose of any shares of Davox Common or other securities of Davox, or other securities convertible into or exercisable for shares of Davox Common or such other Davox securities whenever acquired, or make any offer, solicitation, recommendation or agreement relating thereto at any time prior to the Expiration Date. "Expiration Date" shall mean the earlier of
(i) such time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such time as the Merger Agreement shall have been terminated pursuant to Article IX thereof.

                  1.1(k) Agreement to Vote Shares. At every meeting of the
                         ------------------------
stockholders of AnswerSoft called on or prior to the Expiration Date, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of AnswerSoft, it shall vote all shares of AnswerSoft capital stock owned by it in favor of approval and adoption of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger (including, but not limited to, approval of payments described on the attached Disclosure Schedule).

                  1.1(1) Agreement to Grant Proxy. It shall execute and deliver
                         ------------------------
to Davox within five days of Davox's written request therefor a valid and binding irrevocable proxy in any form reasonably proposed by Davox that grants Davox (or its designees) the authority to vote its shares of capital stock of AnswerSoft as Davox shall in its sole discretion determine to approve the transactions contemplated by the Merger Agreement.

                  1.1(m) No Proxy Solicitations. Except as required by law,
                         ----------------------
including actions which it determines upon the written advice of legal counsel are required pursuant to its fiduciary duties under applicable law, it shall not, and will not permit any person under its control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to any proposal made in opposition to or competition with consummation of the Merger (an "Opposing Proposal"); or (ii) initiate a stockholders' vote or action by consent of AnswerSoft stockholders with respect to an Opposing Proposal.

                  1.1(n) Receipt of Davox Common. The Davox Common received by
                         -----------------------
it as a result of the Merger will be taken for its own account and not for others, directly or indirectly, in whole or in part.

                  1.1(o) Restrictions on Resale. It has been informed by Davox
                         -----------------------
that any distribution by it of Davox Common has not been registered under the Securities Act and that shares of Davox Common received pursuant to the Merger can only be sold by the undersigned (1) following registration under the Securities Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the Commission as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the Securities Act might be available. It understands that Davox is under no
                                       -------------------------------------
obligation to file a registration statement with the Commission covering the
-----------------------------------------------------------------------------
disposition of its shares of Davox Common or to take any other action necessary
--------------------------------------------------------------------------------
to make compliance with an exemption from such registration available.
----------------------------------------------------------------------

                  1.1(p) No Transfer. During the 30 days immediately preceding
                         -----------
the Effective Time of the Merger, it has not sold, transferred, or otherwise disposed of its interests in, or reduced its risk relative to, any of the shares of AnswerSoft Common or Preferred Stock beneficially owned by it as of the record date for determination of shareholders entitled to vote at the Shareholders' Meeting of AnswerSoft held to approve the Merger.

                  1.1(q) Tax Status of Transaction. It is aware that Davox
                         -------------------------
intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. It agrees to treat the transaction in the same manner as Davox for federal income tax purposes.

                  1.1(r) Restrictions on Transfer. Stop transfer instructions
                         ------------------------
with respect to the shares of Davox Common received by it pursuant to the Merger will be given to Davox's transfer agent and there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

                  "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Davox ("Davox") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended,
         (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of Davox) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Davox) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for Davox that such sale or transfer is otherwise exempt from the registration requirements of such Act."


Such legend will also be placed on any certificate representing Davox securities issued subsequent to the original issuance of the Davox Common pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the Davox Common issued to it pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, Davox shall cause the certificates representing the shares of Davox Common issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rule 144 and 145 are amended to eliminate restrictions applicable to the Davox Common received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Davox, upon the request of the undersigned, will cause the certificates representing the shares of Davox Common issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Davox of an opinion of its counsel to the effect that such legend may be removed.

                  1.1(s) Consent and Waiver. Effective as of the Effective Time,
                         -------------------
to the extent that it, together with the other Major Stockholders, has the power to do so, it hereby terminates all rights of all of the purchasers of AnswerSoft Common and Preferred Stock named in the Series A Preferred Stock Sale and Exchange Agreement, dated as of March 10, 1994, among AnswerSoft, Computer Telephony Limited and the parties listed on the Schedule of Purchasers attached thereto as Exhibit A; the Preferred Stock Purchase Agreement, dated as of
           ---------
September 21, 1994, among AnswerSoft, the parties identified on Schedule 1
                                                                ----------
thereto and, solely for the purposes of certain sections, the Key Employees (as defined therein), as amended by Amendment No. 1 thereto, dated as of December 2, 1994; the Stock Purchase Agreement, dated as of February 9, 1996, between AnswerSoft and Taylor Winfield, Inc. for 75,0000 shares of Series A Preferred Stock; the Series B Preferred Stock Purchase Agreement, dated as of July 16, 1997, among AnswerSoft, the Purchasers, the Prior Investors and the Key Employees; the Amended and Restated Co-Sale Agreement, dated as of July 16, 1997, among AnswerSoft, the Key Employees and the parties listed on Schedules 1
                                                                    -----------
and 2 thereto and, to the extent any such rights are not so terminated, it
-----
hereby irrevocably waives any rights it may have under such agreements. In addition, it hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which it is a party or pursuant to any other rights it may have.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of Major Stockholders. Each of the
             ----------------------------------------------------
Major Stockholders hereby represents and warrants severally and not jointly to Davox and the Company as follows:

                  2.1(a) Existence and Power. If such Major Stockholder is a
                         -------------------
corporation, partnership or trust, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

                  2.1(b) Authorization; Binding Agreement. The execution,
                         --------------------------------
delivery and performance by such Major Stockholder, if it is a corporation, partnership or trust, of this Agreement are within its corporate, partnership or trust power and authority and have been duly authorized by all necessary corporate, partnership or trust action on the part of such Major Stockholder. This Agreement has been duly executed and delivered by such Major Stockholder and constitutes a valid and binding agreement of such Major Stockholder enforceable against such Major Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

                  2.1(c) Governmental Authorization. The execution, delivery and
                         ---------------------------
performance by it of this Agreement does not require any action by or in respect of, or declaration, filing or registration with, any Governmental Authority.

                  2.1(d) Non-Contravention. The execution, delivery and
                         ------------------
performance by it of this Agreement does not and will not (i) if it is a corporation, partnership or trust, contravene or conflict with its organizational documents, or (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to it.

                  2.1(e) Litigation. There is no action, suit, investigation or
                         ----------
proceeding (or any basis therefor) pending against or, to the knowledge of such Major Stockholder, threatened against or affecting, such Major Stockholder or any of its respective properties before any court or arbitrator or any governmental body, agency, official or authority that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Merger Agreement.

                  2.1(f) Finders' Fees. There is no investment banker, broker,
                         -------------
finder or other intermediary that has been retained by or is authorized to act on behalf of such Major Stockholder who might be entitled to any fee or commission from Davox, AnswerSoft or any of their affiliates upon consummation of the transactions contemplated by this Agreement or the Merger Agreement.

                  2.1(g)   Ownership of Stock.  Such Major Stockholder is the
                           ------------------
record and beneficial owner of the shares of Preferred Stock and/or AnswerSoft Common set forth after such Major Stockholder's name on Schedule 2.1(g), and
                                                        ---------------
owns all shares free and clear of any and all Liens or any rights of first refusal, voting trusts, proxies or other arrangements or understandings, whether written or oral, and such Major Stockholder has the sole and exclusive right and power to exercise all voting rights and other rights with respect to such shares.

                                  ARTICLE III

                                 MISCELLANEOUS

         3.1 Understanding of Restrictions on Dispositions. The undersigned has
             ---------------------------------------------
carefully read this Participation Agreement and discussed its requirements and impact upon its ability to sell, transfer, or otherwise dispose of the shares of Davox Common received by the undersigned, to the extent it believes necessary, with its counsel or counsel for AnswerSoft.

         3.2 Transfer Under Rule 145(d). If the undersigned desires to sell or
             --------------------------
otherwise transfer the shares of Davox Common received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for Davox Common together with such additional information as the transfer agent may reasonably request. If Davox's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Davox shall cause such counsel to provide such opinions as may be necessary to Davox's transfer agent so that the undersigned may complete the proposed sale or transfer.

         3.3 Acknowledgments. The undersigned recognizes and agrees that the
             ---------------
provisions included herein also apply to all shares of the capital stock of AnswerSoft and Davox that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of Davox or becomes a director or officer of Davox upon consummation of the Merger, among other things, any sale of Davox Common by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         3.4 Survival; Termination. (a) All representations and warranties in
             ---------------------
this Agreement shall survive the Closing. Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement, and the parties may rely on the representations and warranties in this Agreement irrespective of any information obtained by them by any investigation, examination or otherwise.

             (b) The covenants contained in Sections 1.1(a), 1.1(b), 1.1(d), 1.1(h), 1.1(i), 1.1(j), 1.1(k), 1.1(1), 1.1(m) and 1.1(p) (but not any liability for any breach thereof prior to the Effective Time) shall terminate at the Effective Time. All other covenants contained in this Agreement shall survive the Merger for a period of one (1) year after which time they shall be of no further force or effect. The foregoing to the contrary notwithstanding, the provisions of Section 1.1(c) hereof shall survive the Merger and the termination of the other covenants.

         3.5 Specific Performance. Each of the parties to this Agreement hereby
             --------------------
acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement. In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

         3.6 Expenses. All fees and expenses incurred by Davox and the Company
             ---------
in connection with this Agreement and the transactions contemplated hereby (including without limitation the fees and expenses of their financial, legal and accounting advisers) will be borne by Davox. All fees and expenses incurred by AnswerSoft in connection with this Agreement and the transactions contemplated hereby (including without limitation the fees and expenses of its financial, legal and accounting advisers) will be borne by AnswerSoft.

         3.7 Further Assurances. If at any time after the Effective Time, Davox
             ------------------
or the Company shall consider it advisable that any further conveyance, agreements, documents, instruments and assurances of law or any other things are necessary or desirable to best, perfect, confirm or record in the Company the title to any property, rights, privileges, powers and franchises of AnswerSoft, the officers of AnswerSoft last in office and such other persons, if any, as the Board of Directors of AnswerSoft last in office may authorize shall execute and deliver, upon Davox or the Company's request, any and all proper conveyances, agreements, documents, instruments and assurances of law, and do all things necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises of AnswerSoft in the Company, and otherwise to carry out the provisions of this Agreement to be performed by AnswerSoft.

         3.8 Parties in Interest. All the terms and provisions of this Agreement
             -------------------
shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto, their permitted successors or assigns, and their respective stockholders any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         3.9 Entire Agreement. This Agreement supersedes any other agreement,
             -----------------
whether written or oral, that may have been made or entered into by Davox, the Company, AnswerSoft and the Major Stockholders (or by any officers, directors or stockholders of any of such parties) relating to the matters contemplated hereby. This Agreement constitutes the entire agreement by the parties, and there are no agreements or commitments except as set forth herein.

         3.10 Amendment or Modification. At any time before or after the
              -------------------------
adoption of the Agreement by the stockholders of AnswerSoft or the approval of the proposals contained in the Proxy Statement by the stockholders of Davox and AnswerSoft, this Agreement may be amended or supplemented by additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or to modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or to effect or facilitate the filing or recording of the Agreement or the consummation of any of the transactions contemplated hereby or thereby.

         3.11 No Waiver. The failure of any party hereto to enforce at any time
              ---------
any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

         3.12 Assignability. This Agreement shall not be assignable by
              -------------
AnswerSoft and the Major Stockholders, on the one hand, or Davox and the Company, on the other hand, without the prior written consent of Davox and the Company, on the one hand, or AnswerSoft and the Major Stockholders, on the other hand.

         3.13 Headings and Interpretation. The headings contained in this
              ---------------------------
Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein", "hereof", "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Unless the context otherwise requires, (i) terms used in the plural include the singular, and vice versa, and (ii) words in the masculine gender include the feminine, and vice versa.

         3.14 Notices. All notices, requests, claims, demands and other
              --------
communications under this Agreement shall be in writing and shall be deemed to have been duly given when received at the addresses set forth in the Merger Agreement, in the case of Davox, the Company and AnswerSoft, and the books and records of AnswerSoft, in the case of the Major Stockholders, or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         3.15 Law Governing. This Agreement shall be governed by and construed
              -------------
and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         3.16 Invalidity of Provisions. Each of the provisions contained in this
              ------------------------
Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

         3.17 Counterparts. This Agreement may be executed simultaneously in one
              ------------
or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                          - Participation Agreement -

     IN WITNESS WHEREOF this Agreement has been duly executed and delivered by the parties on the date first above written.

                                      DAVOX:

                                      DAVOX CORPORATION

                                      By:  /s/ Alphonse M. Lucchese
                                         ---------------------------

                                      COMPANY:

                                      DUKE ACQUISITION CORPORATION

                                      By:  /s/ Alphonse M. Lucchese
                                         ---------------------------


                                      ANSWERSOFT:

                                      ANSWERSOFT, INC.

                                      By:  /s/ David W. Brandenburg
                                         ---------------------------


                                      MAJOR SHAREHOLDERS:

                                      See attached counterpart signature pages

                                Schedule 2.1(g)
                                ---------------

                              Major Stockholders
                              ------------------


---------------------------------------------------- ---------------------- ------------------------ ------------------
                                                             SERIES A              SERIES B
MAJOR STOCKHOLDER                                       PREFERRED STOCK         PREFERRED STOCK        COMMON STOCK
---------------------------------------------------- ---------------------- ------------------------ ------------------
JEANNE BAYLESS                                                                                            271,270
4317 Larkel
Plano, TX 75093
---------------------------------------------------- ---------------------- ------------------------ ------------------
DAVID BRANDENBURG                                                                   136,970               222,576
4545 Biltmoore Drive
Frisco, TX 75034
---------------------------------------------------- ---------------------- ------------------------ ------------------
JON W. BAYLESS                                              925,000                 210,337
c/o Sevin Rosen
Two Galleria Tower
13455 Noel Road, Suite 1670, LB-5
Dallas, TX 75240
---------------------------------------------------- ---------------------- ------------------------ ------------------
SVE STAR VENTURES ENTERPRISES NO. II, A GERMAN              252,928                 78,324
CIVIL LAW PARTNERSHIP
c/o Dr. Meir Barel
SVE Star Ventures Capital Management Ltd.
Possart Str. 9
D-81679 Munich
GERMANY
---------------------------------------------------- ---------------------- ------------------------ ------------------
SVE STAR VENTURES ENTERPRISES NO. III, A GERMAN             678,756                 210,189
CIVIL LAW PARTNERSHIP
c/o Dr. Meir Barel
SVE Star Ventures Capital Management Ltd.
Possart Str. 9
D-81679 Munich
GERMANY
---------------------------------------------------- ---------------------- ------------------------ ------------------
SVE STAR VENTURES ENTERPRISES NO. IIIA, A GERMAN            56,316                  17,439
CIVIL LAW PARTNERSHIP
c/o Dr. Meir Barel
SVE Star Ventures Capital Management Ltd.
Possart Str. 9
D-81679 Munich
GERMANY
---------------------------------------------------- ---------------------- ------------------------ ------------------
INTERSTOCK ANSTALT FUR BERMOGENS UND TRUST                  12,000                   3,716
VEWALTUNGEN
c/o Peter Gross
Herrengasse 21
FL-9490
Fuerstentum LIECHTENSTEIN
---------------------------------------------------- ---------------------- ------------------------ ------------------

---------------------------------------------------- ---------------------- ------------------------ ------------------
                                                             SERIES A              SERIES B
MAJOR STOCKHOLDER                                       PREFERRED STOCK         PREFERRED STOCK        COMMON STOCK
---------------------------------------------------- ---------------------- ------------------------ ------------------
BATTERY VENTURES III, L.P.                                 1,259,374
c/o Thomas Crotty
20 William Street
Wellseley, MA 02181
---------------------------------------------------- ---------------------- ------------------------ ------------------
RANDALL R. LUNN
TVM
101 Arch Street, Suite 1950
Boston, MA 02110
---------------------------------------------------- ---------------------- ------------------------ ------------------
TVM TECHNO VENTURE ENTERPRISES NO. II LIMITED               292,125                 65,423
PARTNERSHIP
c/o John DiBello
TVM
101 Arch Street, Suite 1950
Boston, MA 02110
---------------------------------------------------- ---------------------- ------------------------ ------------------
TVM INTERTECH LIMITED PARTNERSHIP                           194,750                 43,615
c/o John DiBello
TVM
101 Arch Street, Suite 1950
Boston, MA 02110
---------------------------------------------------- ---------------------- ------------------------ ------------------
TVM ZWEITE BETELIGUNG-US LIMITED PARTNERSHIP                292,126                 65,423
c/o John Dibello
TVM
101 Arch Street, Suite 1950
Boston, MA 02110
---------------------------------------------------- ---------------------- ------------------------ ------------------
TVM TECHNO VENTURE INVESTORS NO. 1 LIMITED                   7,500                   4,450
PARTNERSHIP
c/o John DiBello
TVM
101 Arch Street, Suite 1950
Boston, MA 02110
---------------------------------------------------- ---------------------- ------------------------ ------------------
TVM EUROTECH LIMITED PARTNERSHIP                            194,750                 43,615
c/o John DiBello
TVM
101 Arch Street, Suite 1950
Boston, MA 02110
---------------------------------------------------- ---------------------- ------------------------ ------------------

---------------------------------------------------- ---------------------- ------------------------ ------------------
                                                             SERIES A              SERIES B
MAJOR STOCKHOLDER                                       PREFERRED STOCK         PREFERRED STOCK        COMMON STOCK
---------------------------------------------------- ---------------------- ------------------------ ------------------
JOSEPH C. ARAGONA
c/o Austin Ventures
1300 Norwood Toiwer
114 West 7th Street
Austin, TX 78701
---------------------------------------------------- ---------------------- ------------------------ ------------------
AUSTIN VENTURES IV-A, L.P.                                  406,514                 125,884
c/o Joseph C. Aragona
1300 Norwood Toiwer
114 West 7th Street
Austin, TX 78701
---------------------------------------------------- ---------------------- ------------------------ ------------------
AUSTIN VENTURES IV-B, L.P.                                  852,861                 264,103
c/o Joseph C. Aragona
1300 Norwood Toiwer
114 West 7th Street
Austin, TX 78701
---------------------------------------------------- ---------------------- ------------------------ ------------------
RHO MANAGEMENT TRUST I                                     1,500,000                464,502
(f/k/a/ Gibraltar Trust)
c/o Joshua Ruch
Rho Management Company
767 Fifth Avenue, 43rd Floor
New York, NY 10153
---------------------------------------------------- ---------------------- ------------------------ ------------------
HABIB KAIROUZ
Rho Management Company
767 Fifth Avenue, 43rd Floor
New York, NY 10153
---------------------------------------------------- ---------------------- ------------------------ ------------------
RICHARD CONNELLY
AnswerSoft, Inc.
2201 N. Central Expressway
Suite 200
Richardson, TX  75080
---------------------------------------------------- ---------------------- ------------------------ ------------------
W. SUE BAYLESS                                              925,000                 210,337
---------------------------------------------------- ---------------------- ------------------------ ------------------
ROGER ROBERTS
---------------------------------------------------- ---------------------- ------------------------ ------------------
RICHARD DURAL
---------------------------------------------------- ---------------------- ------------------------ ------------------
ROBERT YOUNG
---------------------------------------------------- ---------------------- ------------------------ ------------------

                                                                        Annex C
                                                                        -------




                                                  March 9, 1998


The Board of Directors
Davox Corporation
Six Technology Park Drive
Westford, MA  01886
Attention:  Mr. Alphonse Lucchese, Chairman

Members of the Board:

     In connection with the proposed transaction (the "Transaction") in which Davox Acquisition Corporation, ("DAC"), a direct wholly-owned subsidiary of Davox Corporation ("Davox"), shall be merged with and into AnswerSoft, Inc. ("AnswerSoft"), pursuant to an Agreement and Plan of Merger (the "Agreement") to be entered into among Davox, DAC and AnswerSoft, and AnswerSoft shall thereupon be a wholly-owned subsidiary of Davox, you have requested our opinion as to the fairness, from a financial point of view, to Davox of the proposed consideration to be paid in the Transaction. Under the terms of the Agreement at the effective time of the Transaction, the outstanding shares of AnswerSoft Common and Preferred Stock, each as defined in the Agreement, will be exchanged for Davox Common, as defined in the Agreement. The Transaction is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and will be treated as a pooling-of-interests for accounting purposes.


     Piper Jaffray Inc., as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We will receive a fee for providing this opinion. This opinion fee is not contingent upon the consummation of the Transaction. Davox has also agreed to indemnify us against certain liabilities in connection with our services. Piper Jaffray makes a market in Davox Common and provides research coverage for Davox. In the ordinary course of our business, we and our affiliates may actively trade securities of Davox for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

     In arriving at our opinion, we have undertaken such review, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have reviewed (i) a draft copy of the Agreement and Plan of Merger dated March 8, 1998, (ii) certain financial, operating and business information related to AnswerSoft, (iii) certain internal financial information of AnswerSoft on a stand-alone basis prepared for financial planning purposes and furnished by the management of AnswerSoft and revised by Davox, (v) to the extent publicly available, financial terms of certain acquisition transactions involving companies operating in industries deemed similar to that in which AnswerSoft operates and selected public companies deemed comparable to AnswerSoft, (vi) certain publicly available information relative to Davox, (vii) certain internal financial information of Davox on a stand alone basis and as a combined company with AnswerSoft, prepared by Davox management for financial planning purposes and furnished by the management of Davox, and (viii) certain publicly available financial and securities data of Davox. We had discussions with members of the management of (a) Davox concerning the financial condition, current operating results and business outlook for both Davox and AnswerSoft on a stand-alone basis and the combined company resulting from the Transaction and Davox's plans relating to such combined company as well as the amount and timing of the revenue enhancements and cost savings expected to result from the Transaction, and (b) AnswerSoft concerning the financial condition, current operating results and business outlook for AnswerSoft and the combined company.

     We have relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to us by Davox, AnswerSoft or otherwise made available to us, and have not assumed responsibility for the independent verification of such information. Neither Davox nor AnswerSoft publicly disclose internal financial information of the type provided to Piper Jaffray in connection with Piper Jaffray's review of the Transaction. Such information was prepared for financial planning purposes and was not prepared with the expectation of public disclosure. We have relied upon the assurances of the managements of Davox and

AnswerSoft that the information provided to us as set forth above by Davox and AnswerSoft has been prepared on a reasonable basis, and, with respect to financial planning data and other business outlook information, reflects the best currently available estimates, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading.

     We have assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us, without modification or waiver of material terms or conditions by Davox or AnswerSoft. We have also assumed that the transactions contemplated by the Agreement will constitute a "reorganization" within the meaning of Section 368(a) of the Code and that the transaction will be treated as a pooling-of-interests for accounting purposes. In addition, in arriving at our opinion, we have assumed that, in the course of obtaining the necessary regulatory approvals for the Transaction, no restrictions, including any divestiture requirements, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction.

     In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities of Davox or AnswerSoft, and have not been furnished with any such appraisals or valuations. We express no opinion regarding the liquidation value of any entity. We have assumed that any Escrow Shares, as defined in the Agreement, will be issued to AnswerSoft shareholders. We have, with your consent, made no analysis of, or distinction between, any separate class of capital stock of AnswerSoft, and, accordingly, our opinion relates solely to the aggregate consideration to be paid by Davox in the Transaction in accordance with the Agreement for the AnswerSoft Common and Preferred Stock.

     This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Davox Common have traded or may trade at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

     This opinion is directed to the Board of Directors of Davox and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Transaction. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Transaction. This opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval. We hereby consent to the inclusion in its entirety of this opinion in a prospectus/proxy statement to be filed with the Securities and Exchange Commission and sent to all stockholders of Davox and AnswerSoft. Our consent shall not in any way constitute an admission that we are within the class of persons required to file a consent under Sections 7 or 11 of the Securities Act of 1933.

     Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the proposed consideration to be paid in the Transaction for the AnswerSoft Common and Preferred Stock taken as a whole is fair, from a financial point of view, to Davox as of the date hereof.



                                    Sincerely,

                                    PIPER JAFFRAY INC.


                                    By:  /s/ Piper Jaffray Inc.
                                         ------------------------------------

                                                                       Annex D
                                                                       -------


     262 APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)(S) 251 (other than a merger effected pursuant to (S) 251(g) of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2)  If the merger or consolidation was approved pursuant to (S) 228 or
(S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only to be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Delaware General Corporation Law and the Registrant's Charter and By-laws provide for indemnification of the Registrant' s directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnified party had no reasonable cause to believe were unlawful. Reference is made to the Registrant's Charter and By-laws filed as Exhibits 3.1 and 3.2 hereto, respectively.

  The Agreement provides that commencing with the effectiveness of the Merger, the Registrant will indemnify the current officers, directors and employees of AnswerSoft in respect of acts or omissions occurring on or prior to the effective time of the Merger.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) The following exhibits are filed herewith or incorporated by reference herein:

 EXHIBIT
 NUMBER                             DESCRIPTION OF EXHIBIT
 -------      -----------------------------------------------------------------
   2.1        Amended and Restated Agreement and Plan of Merger by and among the Registrant, Duke Acquisition Corp. and AnswerSoft, Inc.,
              dated as of April 6, 1998 (attached as Annex A to the Joint Proxy
              Statement/Prospectus contained in this Registration Statement).
   3.1(4)     Restated Certificate of Incorporation of the Registrant, as
              amended.
   3.2(4)     By-laws of the Registrant, as amended.
   4.1        Description of Capital Stock contained in the Registrant's
              Restated Certificate of Incorporation, as amended, filed as
              Exhibit 3.1.
   5.1        Opinion of Testa, Hurwitz & Thibeault, LLP regarding the legality of the securities being issued.
   8.1        Form of opinion of Testa, Hurwitz & Thibeault, LLP regarding certain tax matters.
   8.2        Form of opinion of Gunderson Dettmer Stough Villeneuve Franklin &
              Hachigian, LLP regarding certain tax matters.
   9.1        Participation Agreement by and among the Registrant and certain stockholders of AnswerSoft, Inc. dated as of March 9, 1998
              (attached as Annex B to the Joint Proxy Statement/Prospectus contained in this Registration Statement).
  10.1(1)     1986 Stock Plan of the Registrant, as amended.
  10.2(4)     Amended and Restated 1988 Non-Employee Director Stock Option Plan
              of the Registrant.
  10.3(4)     Form of Option Agreement under the Registrant's 1988 Non-Employee
              Director Stock Option Plan.
  10.4(5)     Special support services agreement between Registrant and
              Datapoint (UK) Ltd., dated August 1, 1997.
  10.5(4)     1991 Employee Stock Purchase Plan, as amended.
  10.6(1)     Common Stock Purchase Agreement dated September 23, 1994 between the Registrant and the purchasers named therein.

 EXHIBIT
 NUMBER                             DESCRIPTION OF EXHIBIT
 -------      -----------------------------------------------------------------
  10.7(1)     Letter agreement dated December 30, 1994 between the Registrant and Fleet Bank of Massachusetts, N.A.
  10.8(2)(5)  Third party service provider agreement between the Registrant and
              Grumman Systems Support Corporation.
  10.9(4)     1996 Stock Plan of the Registrant, as amended.
  10.10(3)    Form of Incentive Stock Option Agreement under the Registrant's
              1996 Stock Plan.
  10.11(3)    Form of Non-Qualified Stock Option Agreement under the
              Registrant's 1996 Stock Plan.
  10.12(3)    Executive Compensation Plan.
  10.13(4)    Lease agreement between Registrant and Michelson Farm Westford
              Technology Park VI Limited Partnership for Westford Technology
              Park Building Six.
  10.14(4)(5) Distribution agreement between Lucent Technologies Inc. (by and through its Business Communications Systems Division) and the
              Registrant, dated May 2, 1997.
  21(4)       Subsidiaries of the Registrant.
  23.1        Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
              5.1 and Exhibit 8.1).
  23.2        Consent of Arthur Andersen LLP with respect to Registrant's financial statements.
  23.3        Consent of Ernst & Young, LLP with respect to AnswerSoft's financial statements.
  23.4        Consent of Gunderson Dettmer Stough Villeneuve Franklin &
              Hachigian, LLP (included in Exhibit 8.2).
  24.1        Power of Attorney (see page II-4).
  99.1        Form of proxy to be used in soliciting the Registrant's
              stockholders for its annual meeting.
  99.2        Form of proxy to be used in soliciting AnswerSoft's stockholders for its special meeting.
  99.3        Consent of Piper Jaffray Inc.

--------
(1) Previously filed as an exhibit to Form 10-K for the fiscal year ended December 31, 1994.

(2) Previously filed as an exhibit to Form 10-K for the fiscal year ended December 31, 1995.

(3) Previously filed as an exhibit to Form 10-K for the fiscal year ended December 31, 1996.

(4) Previously filed as an exhibit to Form 10-K for the fiscal year ended December 31, 1997.

(5) Confidential treatment has been previously granted for certain portions of these exhibits.

  (b) FINANCIAL STATEMENT SCHEDULES

Davox Schedule II Valuation and Qualifying Accounts

ITEM 22. UNDERTAKINGS.

  (1) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (2) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  (3) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (4) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (5) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (6) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westford, Commonwealth of Massachusetts, on the 6th day of April 1998.

                                          DAVOX CORPORATION

                                              /s/ Alphonse M. Lucchese
                                          By: _________________________________
                                              Alphonse M. Lucchese
                                              Chief Executive Officer and
                                              Chairman

                               POWER OF ATTORNEY

  We, the undersigned officers and directors of Davox Corporation, hereby severally constitute and appoint Alphonse M. Lucchese and Timothy C. Maguire, and each of them singly, our true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution in each of them, to sign for us and in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to said Registration Statement, or a registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Davox Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them.

  Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

          SIGNATURE                         TITLE                     DATE

/s/ Alphonse M. Lucchese         Chief Executive Officer          April 6, 1998
-----------------------------    and Chairman (principal
Alphonse M. Lucchese             executive officer)

/s/ John J. Connolly             Chief Financial Officer          April 6, 1998
-----------------------------    (principal financial
John J. Connolly                 officer)

/s/ R. Scott Asen                Director                         April 6, 1998
-----------------------------
R. Scott Asen

/s/ Michael D. Kaufman           Director                         April 6, 1998
-----------------------------
Michael D. Kaufman

/s/ Walter J. Levison            Director                         April 6, 1998
-----------------------------
Walter J. Levison

                                     DAVOX

                                  SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS

                                    ACCOUNTS RECEIVABLE RESERVES
                      ---------------------------------------------------------
                      BEG. OF YEAR COST/EXPENSE RESERVES DEDUCTIONS END OF YEAR
                      ------------ ------------ ------------------- -----------
DEC. 31, 1995
  Davox..............     638          242              215              665
DEC. 31, 1996
  Davox..............     665           98               64              699
DEC. 31, 1997
  Davox..............     699          463              114            1,048

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                             DESCRIPTION OF EXHIBIT
 -------      -----------------------------------------------------------------
   2.1        Amended and Restated Agreement and Plan of Merger by and among the Registrant, Duke Acquisition Corp. and AnswerSoft, Inc.,
              dated as of April 6, 1998 (attached as Annex A to the Joint Proxy
              Statement/Prospectus contained in this Registration Statement).
   3.1(4)     Restated Certificate of Incorporation of the Registrant, as
              amended.
   3.2(4)     By-laws of the Registrant, as amended.
   4.1        Description of Capital Stock contained in the Registrant's
              Restated Certificate of Incorporation, as amended, filed as
              Exhibit 3.1.
   5.1        Opinion of Testa, Hurwitz & Thibeault, LLP regarding the legality of the securities being issued.
   8.1        Form of opinion of Testa, Hurwitz & Thibeault, LLP regarding certain tax matters.
   8.2        Form of opinion of Gunderson Dettmer Stough Villeneuve Franklin &
              Hachigian, LLP regarding certain tax matters.
   9.1        Participation Agreement by and among the Registrant and certain stockholders of AnswerSoft, Inc. dated as of March 9, 1998
              (attached as Annex B to the Joint Proxy Statement/Prospectus contained in this Registration Statement).
  10.1(1)     1986 Stock Plan of the Registrant, as amended.
  10.2(4)     Amended and Restated 1988 Non-Employee Director Stock Option Plan
              of the Registrant.
  10.3(4)     Form of Option Agreement under the Registrant's 1988 Non-Employee
              Director Stock Option Plan.
  10.4(5)     Special support services agreement between Registrant and
              Datapoint (UK) Ltd., dated August 1, 1997.
  10.5(4)     1991 Employee Stock Purchase Plan, as amended.
  10.6(1)     Common Stock Purchase Agreement dated September 23, 1994 between the Registrant and the purchasers named therein.
  10.7(1)     Letter agreement dated December 30, 1994 between the Registrant and Fleet Bank of Massachusetts, N.A.
  10.8(2)(5)  Third party service provider agreement between the Registrant and
              Grumman Systems Support Corporation.
  10.9(4)     1996 Stock Plan of the Registrant, as amended.
  10.10(3)    Form of Incentive Stock Option Agreement under the Registrant's
              1996 Stock Plan.
  10.11(3)    Form of Non-Qualified Stock Option Agreement under the
              Registrant's 1996 Stock Plan.
  10.12(3)    Executive Compensation Plan.
  10.13(4)    Lease agreement between Registrant and Michelson Farm Westford
              Technology Park VI Limited Partnership for Westford Technology
              Park Building Six.
  10.14(4)(5) Distribution agreement between Lucent Technologies Inc. (by and through its Business Communications Systems Division) and the
              Registrant, dated May 2, 1997.
  21(4)       Subsidiaries of the Registrant.
  23.1        Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
              5.1 and Exhibit 8.1).

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 ------- ---------------------------------------------------------------------
  23.2   Consent of Arthur Andersen LLP with respect to Registrant's financial statements.
  23.3   Consent of Ernst & Young, LLP with respect to AnswerSoft's financial statements.
  23.4   Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
         LLP (included in Exhibit 8.2).
  24.1   Power of Attorney (see page II-4).
  99.1   Form of proxy to be used in soliciting the Registrant's stockholders for its annual meeting.
  99.2   Form of proxy to be used in soliciting AnswerSoft's stockholders for its special meeting.
  99.3   Consent of Piper Jaffray Inc.

--------
(1) Previously filed as an exhibit to Form 10-K for the fiscal year ended December 31, 1994.

(2) Previously filed as an exhibit to Form 10-K for the fiscal year ended December 31, 1995.

(3) Previously filed as an exhibit to Form 10-K for the fiscal year ended December 31, 1996.

(4) Previously filed as an exhibit to Form 10-K for the fiscal year ended December 31, 1997.

(5) Confidential treatment has been previously granted for certain portions of these exhibits.